  As filed with the Securities and Exchange Commission on June 19, 2001.


                                                Registration No. 333-60066

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                            Amendment No. 1 to

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                --------------
                                  ABC BANCORP
            (Exact name of registrant as specified in its charter)
                                --------------

               Georgia                             6022                         58-1456434
    (State or Other Jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
   of Incorporation or Organization)    Classification Code Number)       Identification Number)

                              24 2nd Avenue, S.E.
                            Moultrie, Georgia 31768
                                (229) 890-1111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Kenneth J. Hunnicutt

            Chairman of the Board and Chief Executive Officer

                              24 2nd Avenue, S.E.
                            Moultrie, Georgia 31768
                                (229) 890-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                  Copies to:

             Steven E. Fox, Esq.                          Edward J. Harrell, Esq.
             Rogers & Hardin LLP                     Martin, Snow, Grant & Napier, LLP
          2700 International Tower                           240 Third Street
           229 Peachtree Street NE                       Macon, Georgia 31202-1606
         Atlanta, Georgia 30303-1601                          (478) 749-1700
               (404) 522-4700

                                --------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                          Proposed
                                           Proposed       maximum
 Title of each class of      Amount        maximum       aggregate      Amount of
    securities to be         to be      offering price    offering     registration
       registered        Registered(1)    per share       price(2)        fee(3)
-----------------------------------------------------------------------------------
Common Stock, par value    1,241,204
 $1.00 per share.......      shares          N/A       $23,026,281.25   $5,756.57
-----------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Represents the maximum number of shares of common stock, $1.00 par value per share, of ABC Bancorp issuable in the merger described herein to holders of shares of common stock, no par value per share, of Golden Isles Financial Holdings, Inc. ("Golden Isles").
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rule 457(f)(1) promulgated under the Securities Act by multiplying (i) $8.75, the average of the high and low sales prices of a share of Golden Isles common stock as quoted on The NASDAQ Small Cap Market on April 27, 2001, and (ii) the maximum number of shares of Golden Isles common stock, assuming the exercise of all options to acquire shares of Golden Isles common stock which are exercisable prior to the effective time of the merger (2,631,575 shares).

(3) Registration fee was paid in connection with a previous filing of this Registration Statement.

                                --------------

  THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(a) OF THE SECURITIES ACT OF 1933.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                  GOLDEN ISLES FINANCIAL HOLDINGS, INC.


                           3811 FREDERICA ROAD


                     ST. SIMONS ISLAND, GEORGIA 31522


                 MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

To our Shareholders:

  The boards of directors of ABC Bancorp and Golden Isles Financial Holdings, Inc. have unanimously agreed to a merger that will result in Golden Isles merging with and into ABC. This transaction provides Golden Isles with growth and strategic opportunities that would not be available to Golden Isles on a stand-alone basis.

  If the merger is completed, each Golden Isles shareholder and optionholder will receive a pro-rata share of an aggregate of $10,159,349 in cash and 1,241,204 shares of stock of ABC for the shares of Golden Isles that they own just before the merger, subject to adjustment as described in the merger agreement. The actual price to be paid in the merger for each Golden Isles share will depend upon the average closing price of ABC's stock during a specific period before the merger.


  For example, if the average closing price of ABC's stock was $11.875 per share, which was the closing price of the ABC common stock on the date the merger agreement was executed, each Golden Isles share would be exchanged in the merger for $4.08 in cash and approximately 0.4982 of a share of ABC stock valued at $11.875 per share (or an aggregate merger consideration of $10.00 per Golden Isles share).


  ABC common stock trades on The Nasdaq National Market under the symbol
"ABCB."

  A special meeting of shareholders of Golden Isles is scheduled to be held on July 23, 2001 at 11:00 a.m., local time, at the Comfort Inn, 5308 New Jesup Highway, Brunswick, Georgia 31523, so that the Golden Isles shareholders may consider and vote upon a proposal to adopt the merger agreement which is attached as APPENDIX A to this proxy statement/prospectus. We cannot complete the merger unless the shareholders of Golden Isles adopt the merger agreement. Golden Isles' board of directors unanimously recommends that Golden Isles' shareholders vote FOR the merger.


  Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal submitted at the special meeting. If you fail to return your proxy card or do not vote in person at the Golden Isles shareholders' special meeting, the effect will be a vote against the proposal.

  If the merger is completed, shareholders of Golden Isles who dissent from the merger will be entitled to be paid the "fair value" of their shares if they follow certain statutory provisions of Article 13 of the Georgia Business Corporation Code. A copy of the dissenters' rights provisions under Georgia law is attached as APPENDIX B to this proxy statement/prospectus.


  Golden Isles' board of directors has unanimously approved the merger agreement. Golden Isles' board of directors believes that the merger is fair to, and in the best interest of, Golden Isles and its shareholders and strongly encourages you to vote "FOR" the proposal. The Carson Medlin Company, Golden Isles' financial advisor, has issued its opinion to Golden Isles' board of directors that the consideration to be paid by ABC pursuant to the merger agreement is fair, from a financial point of view, to Golden Isles and its shareholders.

                                    J. Thomas Whelchel
                                    Chairman of the Board and Chief Executive
                                    Officer,
                                    Golden Isles Financial Holdings, Inc.

  SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE APPROVING THE MERGER.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense.

  The shares of ABC Bancorp common stock are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of any of the parties, and they are not insured by The Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other Governmental Agency.


  The date of this proxy statement/prospectus is June 21, 2001, and it is being mailed or otherwise delivered to Golden Isles shareholders on or about June 25, 2001.


  This Proxy Statement/Prospectus incorporates important business and financial information about ABC Bancorp that is not included in or delivered with this Proxy Statement/Prospectus. This information is available at no charge upon written or oral request at the following address:

                                  ABC Bancorp
                              24 2nd Avenue, S.E.
                            Moultrie, Georgia 31768
                           Attention: Cindi H. Lewis
                           Telephone: (229) 890-1111

  In order to receive timely delivery of this information, you must request this information no later than July 16, 2001.

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                              3811 FREDERICA ROAD
                       ST. SIMONS ISLAND, GEORGIA 31522

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

  NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Golden Isles Financial Holdings, Inc. will be held at the Comfort Inn, 5308 New Jesup Highway, Brunswick, Georgia 31523 at 11:00 a.m., local time, on July 23, 2001, for the following purposes:


     1. To consider and vote upon a proposal to approve the agreement and plan of merger between ABC Bancorp and Golden Isles Financial Holdings, Inc. In the merger, all of the issued and outstanding shares of Golden Isles common stock and all outstanding options to purchase shares of Golden Isles common stock on the effective date of the merger will be converted into an aggregate of $10,159,349 in cash and 1,241,204 shares of the common stock of ABC Bancorp, subject to adjustment. You can find a copy of the agreement and plan of merger attached as APPENDIX A to this proxy statement/prospectus.


     2. To transact such other business, if any, that may properly come before the special shareholders' meeting or any adjournment or postponement of the special shareholders' meeting.

  Only shareholders of record at the close of business on June 18, 2001, are entitled to receive notice of and vote at the special shareholders' meeting or any adjournment or postponement of the special shareholders' meeting. Approval of the merger agreement requires the affirmative vote of at least a majority of all of the votes entitled to be cast at the special shareholders' meeting.


  Dissenters' rights are available under Georgia law to the Golden Isles shareholders with respect to the merger. Please see the section entitled "Statutory Provisions for Dissenting Shareholders" on page 49 of the accompanying proxy statement/prospectus for a discussion of the availability of dissenters' rights and the procedures required to be followed to assert dissenters' rights in connection with the merger.


  We look forward to seeing you at the special shareholders' meeting. Your vote is important. Please mark, sign and return your proxy card, whether or not you plan to attend the special shareholders' meeting.

  GOLDEN ISLES' BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER.

                                      By Order of the board of directors,


                                      /s/ J. Thomas Whelchel

                                      J. Thomas Whelchel
                                      Chairman of the Board of Directors

Enclosures

June 19, 2001


  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL SHAREHOLDERS' MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE SPECIAL SHAREHOLDERS' MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

  IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE GOLDEN ISLES THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE SPECIAL SHAREHOLDERS' MEETING. A SELF-ADDRESSED POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1
A WARNING ABOUT FORWARD-LOOKING STATEMENTS................................   3
SUMMARY...................................................................   4
  Information About ABC and Golden Isles..................................   4
  The Merger..............................................................   4
  Reasons for the Merger..................................................   5
  Golden Isles Special Shareholders' Meeting..............................   5
  Golden Isles Record Date and Voting.....................................   5
  Golden Isles' Board Unanimously Recommends Shareholder Approval.........   6
  ABC's Dividend Policy Following the Merger..............................   6
  Interests of Golden Isles' Management and Directors in the Merger.......   6
  Comparative Rights of Shareholders......................................   6
  Certain Federal Income Tax Considerations...............................   6
  Accounting Treatment....................................................   7
  Fairness Opinion of Golden Isles' Financial Advisor.....................   7
  Fairness Opinion of ABC's Financial Advisor.............................   7
  Conditions to the Merger................................................   7
  Termination of the Merger Agreement.....................................   7
  New ABC Shares to be Listed on NASDAQ...................................   7
  Regulatory Approvals....................................................   8
  Golden Isles Share Ownership............................................   8
  Dissenting Shareholders' Rights.........................................   8
SELECTED CONSOLIDATED FINANCIAL INFORMATION...............................   8
COMPARATIVE PER SHARE DATA................................................  11
COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA............................  11
COMPARATIVE STOCK PRICES AND DIVIDENDS....................................  12
  ABC Stock Information...................................................  12
  Golden Isles Stock Information..........................................  13
RISK FACTORS..............................................................  14
  ABC's operating costs after the merger and other recent acquisitions may be greater than expected, and ABC's costs savings from the merger and other recent acquisitions may be less than expected, and may not be achieved as soon as expected...........................................  14
  ABC may be unable to successfully integrate Golden Isles and other acquired businesses or may have more trouble integrating acquired businesses than expected...............................................  14
  Changes in ABC's allowance for loan losses could affect ABC's profitability..........................................................  14
  The trading volume in ABC Stock has been low............................  15
  Changes in interest rates could have an adverse effect on ABC's income..  15
  Competition in the banking industry is intense..........................  15
  Success of ABC depends upon local economic conditions...................  15
  ABC and its subsidiary banks operate in a regulated environment.........  15
  ABC is affected by recent bank reform legislation.......................  16
  The merger consideration is fixed.......................................  16
  ABC heavily dependent on its Chairman of the Board and Chief Executive
   Officer................................................................  16
  ABC directors and executive officers own a significant portion of the
   ABC stock..............................................................  17
  Future sales of ABC stock can affect its price..........................  17
  ABC's quarterly operating results may fluctuate.........................  17
  ABC subject to certain "anti-takeover" provisions.......................  17
GOLDEN ISLES SPECIAL SHAREHOLDERS' MEETING................................  17
  Date, Time and Place....................................................  17

                                                                            Page
                                                                            ----
  Matters to be Considered at the Special Shareholders' Meeting............  17
  Record Date; Shares Outstanding; Quorum..................................  18
  Vote Required............................................................  18
  Voting of Proxies........................................................  18
  Effect of Abstentions and Broker Non-Votes...............................  18
  Revocability of Proxies..................................................  19
  Solicitation of Proxies..................................................  19
THE MERGER.................................................................  19
  Overview.................................................................  19
  Background of the Merger.................................................  20
REASONS FOR THE MERGER.....................................................  21
  ABC's Reasons for the Merger.............................................  21
  Golden Isles' Reasons for the Merger.....................................  22
  Recommendation of the Golden Isles Board of Directors....................  23
OPINION OF FINANCIAL ADVISOR TO GOLDEN ISLES...............................  23
  Valuation Methodologies..................................................  25
  Summary of Merger and Analysis...........................................  25
  Industry Comparative Analysis............................................  26
  Comparable Transaction Analysis..........................................  27
  Present Value Analysis...................................................  28
  Historical Stock Performance Analysis....................................  28
OPINION OF FINANCIAL ADVISOR TO ABC........................................  29
  Financial Performance Overview...........................................  30
  Valuation Multiples......................................................  31
  Similar Actual Transactions..............................................  31
  Contribution Analysis....................................................  31
  Financial Impact Analysis................................................  32
  Market Share Analysis....................................................  32
  Selected Peer Group Analysis.............................................  32
  Net Present Value Analysis...............................................  33
EXCHANGE OF GOLDEN ISLES STOCK CERTIFICATES................................  34
EFFECTIVE TIME OF THE MERGER...............................................  34
TERMS OF THE MERGER........................................................  35
  Fractional Shares........................................................  35
  Representations and Warranties...........................................  36
  Conduct of Business Pending the Merger...................................  36
  Steering Committee.......................................................  37
  Conditions to the Merger.................................................  37
  Required Regulatory Approvals............................................  38
  NASDAQ Listing...........................................................  38
  Waiver, Amendment and Termination........................................  38
  Expenses and Fees in Connection with the Merger..........................  39
  Management and Operations After the Merger...............................  39
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION........................  40
CERTAIN IMPORTANT FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER............  47
  Consequences to Golden Isles' Shareholders...............................  47
  Consequences to Golden Isles and ABC.....................................  49
  Dissenting Shareholders..................................................  49
  Backup Withholding.......................................................  49
ACCOUNTING TREATMENT.......................................................  49
STATUTORY PROVISIONS FOR DISSENTING SHAREHOLDERS...........................  49

                                                                           Page
                                                                           ----
RESTRICTIONS ON RESALES BY AFFILIATES.....................................  51
INTERESTS OF CERTAIN PERSONS IN THE MERGER................................  51
  General.................................................................  51
  Employment Agreement of Michael D. Hodges...............................  51
  Agreement with J. Thomas Whelchel.......................................  52
  Sale of Promissory Note.................................................  52
  Employee Benefits.......................................................  52
  Shares Owned by Management and the Golden Isles Board...................  52
DESCRIPTION OF THE ABC STOCK..............................................  53
  General.................................................................  53
  Common Stock............................................................  53
  Preferred Stock.........................................................  53
  Limitation of Directors' Liability......................................  53
  Certain Antitakeover Provisions of ABC's Articles of Incorporation......  54
  Transfer Agent..........................................................  54
SUPERVISION AND REGULATION................................................  54
  General.................................................................  54
  Payment of Dividends....................................................  56
  Financial Relationship Between ABC and Golden Isles and their
   Subsidiaries...........................................................  57
  Capital Adequacy........................................................  57
  Prompt Corrective Action................................................  58
  Community Reinvestment Act..............................................  59
  Privacy.................................................................  59
  Legislative and Regulatory Changes......................................  59
  Fiscal and Monetary Policy..............................................  60
INFORMATION ABOUT ABC.....................................................  60
INFORMATION ABOUT GOLDEN ISLES............................................  60
  General.................................................................  60
  The First Bank of Brunswick.............................................  61
  Market Area and Competition.............................................  61
  Deposits................................................................  62
  Loan Portfolio..........................................................  62
  Community Reinvestment Act..............................................  63
  Correspondent Banking...................................................  63
  Facilities..............................................................  63
  Data Processing.........................................................  65
  Employees...............................................................  65
  Monetary Policies.......................................................  65
  Legal Proceedings.......................................................  65
  Golden Isles Security Ownership.........................................  66
GOLDEN ISLES' MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...  68
  Forward-Looking Statements..............................................  68
  General.................................................................  68
  Results From Operations for Years Ended December 31, 2000 and 1999 .....  68
  Net Interest Income.....................................................  69
  Allowance for Loan Losses...............................................  69
  Noninterest Income......................................................  70
  Noninterest Expense.....................................................  70
  Results of Operations for the Three Month Periods ended March 31, 2001 and 2000...............................................................  70
  Liquidity and Capital Resources.........................................  71
SELECTED STATISTICAL INFORMATION OF GOLDEN ISLES..........................  73
  Average Balances and Net Income Analysis From Continuing Operations.....  73

                                                                           Page
                                                                           ----
  Rate and Volume Analysis From Continuing Operations.....................  74
  Asset/Liability Management..............................................  74
GOLDEN ISLES' INVESTMENT PORTFOLIO........................................  76
  Types of Investments....................................................  76
  Maturities..............................................................  76
GOLDEN ISLES' LOAN PORTFOLIO..............................................  77
  Types of Loans..........................................................  77
  Nonperforming Loans.....................................................  78
  Commitments and Lines of Credit.........................................  78
SUMMARY OF GOLDEN ISLES' LOAN LOSS EXPERIENCE.............................  79
  Allocation of the Allowance for Loan Losses.............................  79
GOLDEN ISLES' DEPOSITS....................................................  80
GOLDEN ISLES' RETURN ON ASSETS AND STOCKHOLDERS' EQUITY...................  80
DIRECTORS OF GOLDEN ISLES.................................................  81
  Board Committees........................................................  81
  Members of the Golden Isles' Board of Directors.........................  81
  Director Compensation...................................................  82
GOLDEN ISLES' EXECUTIVE COMPENSATION......................................  83
  Golden Isles 401(K) Profit Sharing Plan.................................  84
  Option Grants Table.....................................................  84
  Option Exercise and Fiscal Year-End Option Value Table..................  84
  Restricted Stock and Stock Options Granted Under Plans..................  85
  Certain Transactions....................................................  85
COMPARISON OF THE RIGHTS OF HOLDERS OF GOLDEN ISLES STOCK AND ABC STOCK...  85
  Liquidity and Marketability.............................................  86
  Reporting Requirements..................................................  86
  Preemptive, Voting and Liquidation Rights...............................  86
  Mergers, Consolidations and Sales of Assets.............................  86
  Dissenters' Rights......................................................  86
  Taxation................................................................  87
  Distributions...........................................................  87
  Liability...............................................................  87
  Assessments.............................................................  87
  Fiduciary Duties........................................................  88
  Indemnification.........................................................  88
  Management..............................................................  88
  Special Meetings........................................................  88
  Right to Compel Dissolution.............................................  89
  Continuity of Existence.................................................  89
  Certain Legal Rights....................................................  89
  Right to List of Holders and Inspection of Books and Records............  89
LEGAL MATTERS.............................................................  90
EXPERTS...................................................................  90
SHAREHOLDER PROPOSALS AND OTHER MATTERS...................................  90
WHERE YOU CAN GET MORE INFORMATION........................................  90
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  91
INDEX TO FINANCIAL STATEMENTS............................................. F-1
APPENDIX A: AGREEMENT AND PLAN OF MERGER.................................. A-1
APPENDIX B: GEORGIA DISSENTERS' RIGHTS STATUTES........................... B-1
APPENDIX C: OPINION OF THE CARSON MEDLIN COMPANY.......................... C-1
APPENDIX D: OPINION OF STERNE, AGEE & LEACH, INC. ........................ D-1

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  Why are we proposing that Golden Isles be acquired by ABC?

A: We believe that the proposed acquisition of Golden Isles by ABC will provide our shareholders with substantial benefits and will enable us to better serve our customers. Our products and markets generally are complementary. The combined company should be in a better position to take advantage of opportunities within our market. To review the reasons for the merger in more detail, see "Reasons for the Merger" at page 21.

Q:  What do I need to do now?

A: Carefully read this document, then indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the merger.

    You may attend the special shareholders' meeting and vote your shares in person rather than completing and returning your proxy card. If you do complete and return your proxy card, you may revoke it at any time prior to the vote at the shareholders' meeting by following the directions described under "Golden Isles Special Shareholders' Meeting--Revocability of Proxies" at page 19.

    THE BOARD OF DIRECTORS OF GOLDEN ISLES HAS UNANIMOUSLY VOTED TO RECOMMEND THAT YOU VOTE IN FAVOR OF THE MERGER PROPOSAL.

Q:  My shares are held in my broker's name. How do I go about voting?

A: Copies of this proxy statement/prospectus have been sent to your broker, who must forward one to you. The broker will request instructions from you as to how you want your shares to be voted, and the broker will vote your shares according to your instructions. Your broker cannot vote your shares without your instructions.

Q:  Please explain the exchange ratio in the transaction.

A: The aggregate merger price will be fixed at an amount somewhere between $20.1 million and $25.2 million, depending upon the average closing price per share of ABC's common stock for the 30 highest-volume trading days during the 60 calendar-day period ending five calendar days prior to the merger, and will be paid approximately 41% in cash and approximately 59% in shares of ABC's common stock. If the average closing price of the ABC common stock during this defined period is less than or equal to $12.00 per share, then each Golden Isles shareholder and each Golden Isles optionholder (after giving effect to a hypothetical cashless exercise of his or her options) will receive $4.08 in cash and approximately 0.4982 of a share of ABC common stock for each share of Golden Isles common stock. If the average price of the ABC stock during the applicable period is more than $12.00 per share, then the number of shares of ABC common stock and the amount of cash consideration to be paid in the merger will be proportionally reduced such that the total cash consideration and the total value of the ABC common stock paid for each share of Golden Isles common stock will not be more than $10.06 in the aggregate. By way of illustration only, if the average closing price per share of the ABC common stock for the applicable period were $11.875, which was the closing price of the ABC common stock on the date the merger agreement was executed, the total merger price would be $24,898,646.50 (which price is subject to reduction under certain circumstances as described under "Terms of the Merger" at page 35), and each share of Golden Isles common stock would be exchanged for $4.08 in cash and approximately 0.4982 of a share of ABC common stock for each share of Golden Isles common stock (or an aggregate per share merger consideration of $10.00). The actual merger price may be higher or lower than the price shown in this example. Golden Isles has the right to terminate the merger agreement in the event that the average closing price of ABC's common stock during the applicable period falls below $8.00 per share or rises above $14.00 per share.

    We will not issue fractional shares. Golden Isles shareholders who would otherwise be entitled to receive a fractional share of ABC common stock instead will receive cash based on the average price of the ABC common stock over the above-mentioned period immediately preceding the merger.

Q:  Will ABC pay dividends to shareholders?

A: After the merger, ABC anticipates paying dividends at the current quarterly rate of $0.12 per share. However, the directors of ABC will use their discretion to decide whether to declare dividends and the amount of any dividends.

Q:  What are the tax consequences to Golden Isles shareholders?

A: Generally, the exchange of shares by Golden Isles shareholders for shares of ABC common stock will be tax-free to Golden Isles' shareholders for federal income tax purposes, except for taxes on cash received for fractional shares. The cash received by Golden Isles' shareholders generally will be taxable to the extent of any gain realized. Please see "Certain Important Federal Income Tax Consequences of the Merger" at page 47 for a description of certain federal income tax consequences of the merger.

Q:  What will happen if I don't send in my proxy card?

A: If you don't send in your proxy card, your shares will not be voted unless you attend the special shareholders' meeting and vote in person. If a significant number of shareholders do not return their proxy cards, there may not be enough shares represented at the special shareholders' meeting to approve the merger even if all those present are in favor of approval. In that case, the merger could not take place at that time. The failure to return your proxy card or vote in person at the special shareholders' meeting will have the same effect as a vote against the merger.

Q:  Should I send in my stock certificates now?

A: No. After the merger is completed, we will send all Golden Isles shareholders written instructions for exchanging their share certificates.

Q:  If I lost my Golden Isles stock certificate, can I still get my new stock?

A: Yes. However, you will have to provide a paid surety bond that will protect ABC against a loss in the event someone finds or has your lost certificate and is able to transfer it. To avoid having to pay for a surety bond, you should do everything you can to find your Golden Isles certificate before the time comes to send it in.

Q:  When do you expect to complete the merger?

A: We are working toward completing the merger as quickly as possible. In addition to Golden Isles shareholder approval, we must also obtain regulatory approvals. We hope the merger will be completed immediately following the special shareholders' meeting.

Q:  Who should I call with questions about the merger?

A: You should call Cindi H. Lewis at ABC at (229) 890-1111 if you have any questions.

                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS

  We have made forward-looking statements in this document, and in documents that we incorporate by reference, that are subject to risks and uncertainties. These forward-looking statements include the information concerning possible or assumed future results of operations of ABC or Golden Isles or the combined company. When we use words such as "believes," "expects," "estimates," "projects," "anticipates," "should" or similar expressions, we are making forward-looking statements.

  You should note that many factors, some of which are discussed elsewhere in this document, could affect our future financial results and performance. THESE FACTORS COULD CAUSE THOSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OUR FORWARD-LOOKING STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT. You should consider these important factors when you vote on the merger agreement. These factors include the following:

  . integrating the businesses and technologies of ABC and Golden Isles and retaining key personnel may be more difficult than we expect;

  . our revenues after the merger may be lower than we expect, and our operating costs may be higher than we expect;

  . expected cost savings from the merger may not be fully realized or may not be realized when expected;

  .  we may lose business and customers after the merger;

  . competition among depository and other financial institutions may increase significantly;

  .  changes in the interest rate environment may reduce interest margins;

  . increases in interest rates generally may reduce loan demand and the values of our assets and assets securing loans;

  . general economic conditions, either nationally or where the combined company will be doing business, and conditions in securities markets, may be less favorable than we anticipate;

  .  legislation and regulatory changes may adversely affect our business;
     and

  . technological changes may increase competitive pressures and increase our costs.

                                    SUMMARY

  THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. EACH ITEM IN THIS SUMMARY REFERS TO A PAGE WHERE THAT SUBJECT IS DISCUSSED IN MORE DETAIL. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN GET MORE INFORMATION" AT PAGE 90 AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" AT PAGE 91. IN ADDITION, THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS. WE URGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY; IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. UNLESS THE CONTEXT REQUIRES OTHERWISE, THE TERMS "WE," "OUR," AND "US" REFER TO ABC AND GOLDEN ISLES TOGETHER.


Information about ABC (page 60) and Golden Isles (page 60)

  ABC BANCORP, 24 2nd AVENUE, S.E., MOULTRIE, GEORGIA 31768, (229) 890-
1111. ABC is a Georgia bank holding company headquartered in Moultrie, Georgia. It owns all of the outstanding capital stock of ten subsidiary banks: American Banking Company, Heritage Community Bank, Bank of Thomas County, Citizens Security Bank, Cairo Banking Company, Southland Bank, Central Bank and Trust Company, First National Bank of South Georgia, Merchants & Farmers Bank and Tri-County Bank. As of March 31, 2001 and December 31, 2000, ABC had total consolidated assets of $828.6 million and $826.6 million, respectively.


  American Banking Company conducts operations through four full service branches in Colquitt County, Georgia. Heritage Community Bank conducts operations through two full service branches in Brooks County, Georgia. Bank of Thomas County conducts operations through one full service branch in Thomas County, Georgia. Citizens Security Bank conducts operations through four full service branches in Tift, Irwin and Coffee Counties, Georgia. Cairo Banking Company conducts operations through three full service branches in Grady and Thomas Counties, Georgia. Southland Bank conducts operations through seven full service branches in Houston, Henry and Barbour Counties, Alabama. Central Bank and Trust Company conducts operations through two full service branches in Crisp County, Georgia. First National Bank of South Georgia conducts operations through two full service branches in Dougherty and Lee Counties, Georgia. Merchants & Farmers Bank conducts operations through two full service branches in Seminole County, Georgia. Tri-County Bank conducts operations through one full service branch in Gilchrist County, Florida. All ten banks engage in commercial and retail banking. ABC, through its subsidiary banks, is engaged in a full range of traditional banking, mortgage banking, investment and insurance services to individual and corporate customers through its 30 locations.

  GOLDEN ISLES FINANCIAL HOLDINGS, INC., 3811 FREDERICA ROAD, ST. SIMONS ISLAND, GEORGIA 31522, (912) 634-1270. Golden Isles is a Georgia bank holding company headquartered in St. Simons Island, Georgia. It owns all of the outstanding capital stock of The First Bank of Brunswick. As of March 31, 2001 and December 31, 2000, Golden Isles had total assets of $151.3 million and $146.6 million, respectively.


  The First Bank of Brunswick conducts operations through four full service banking locations in Glynn County, Georgia. Golden Isles, through it wholly-owned bank subsidiary, is engaged in the business of providing a full range of traditional and mortgage banking services to individual and corporate customers.

The Merger (page 19)

  The acquisition of Golden Isles by ABC is governed by a merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, Golden Isles will merge with and into ABC, ABC will be the surviving corporation after the merger and The First Bank of Brunswick will be a wholly-owned subsidiary of ABC.

  When the merger is complete, all of the issued and outstanding shares of the Golden Isles common stock and all outstanding options to purchase shares of Golden Isles common stock will be converted into the right to receive an aggregate merger consideration of between $20.1 million and $25.2 million, depending upon the average closing price per share of the ABC common stock during the 30 highest-volume trading days during the 60 calendar-day period ending five calendar days prior to the closing date of the merger, payable in cash and whole shares of ABC common stock. If this average closing price per share is less than or equal to $12.00, then each Golden Isles shareholder and optionholder (after giving effect to a hypothetical cashless exercise of his or her options) will receive $4.08 in cash and approximately 0.4982 of a share of ABC common stock for each share of Golden Isles common stock. If this average closing price per share exceeds $12.00, then the total cash consideration and the total value of the ABC common stock to be paid in the merger will be proportionately reduced such that the total cash consideration per share and the total value of the ABC common stock per share paid in exchange for each share of Golden Isles common stock will not be more than $10.06 in the aggregate.


  All of Golden Isles' outstanding stock options will be converted at the effective time of the merger into the right to receive a portion of the aggregate merger consideration equal to the pro-rata portion of such merger consideration that each option holder would have received had such holder converted all of his or her outstanding options into shares of Golden Isles common stock on a cashless basis and then participated in the merger with the other Golden Isles shareholders.

  Cash payments will be made instead of issuing fractional shares. For example, if you would be entitled to receive less than one full share of ABC common stock as a result of the merger, you will receive instead cash equal to that fractional share interest multiplied by the average price referred to above at the time of the merger.

  Following the merger, Golden Isles' existing shareholders will own approximately 12% of the total outstanding shares of ABC common stock.

  We encourage you to read the merger agreement, which is attached as APPENDIX A to this proxy statement/prospectus, in its entirety.

Reasons for the Merger (page 21)

  We believe that by becoming part of a larger organization with greater resources, we will be able to serve our customers and communities better and provide more competitive services. The merger provides ABC with a natural extension of its central and south Georgia community bank franchise into the Glynn County, Georgia market area.

Golden Isles Special Shareholders' Meeting (page 17)

  Golden Isles will hold its special shareholders' meeting on July 23, 2001 at 11:00 a.m. local time, at the Comfort Inn, 5308 New Jesup Highway, Brunswick, Georgia 31523. At the special shareholders' meeting, the Golden Isles shareholders will be entitled to vote on the merger.


Golden Isles Record Date and Voting (page 18)

  If you owned shares of Golden Isles common stock at the close of business on June 18, 2001, the record date, you are entitled to vote on the merger agreement and any other matters considered at the special shareholders' meeting. On the record date, there were 2,456,300 shares of Golden Isles common stock outstanding. You will have one vote at the special shareholders' meeting for each share of Golden Isles common stock you owned on the record date. The affirmative vote of shareholders owning at least a majority of the outstanding Golden Isles common stock is required to approve the merger agreement. As of the close of business on the record date for the special shareholders' meeting, directors and executive officers of Golden Isles and their respective affiliates may be deemed to be the beneficial owners of shares of Golden Isles common stock representing approximately 28% of the outstanding voting power of Golden Isles. Each of the directors and executive officers of Golden Isles has indicated that such person intends to vote or direct the vote of all the shares of Golden Isles common stock over which such person has voting control in favor of the merger proposal. In addition, concurrently with the execution of the merger agreement, Golden Isles directors (who beneficially own approximately 28% of the outstanding shares of Golden Isles common stock) entered into an Irrevocable Proxy Agreement pursuant to which the Golden Isles directors granted to ABC the right to vote all voting securities of Golden Isles held by the Golden Isles directors in favor of the merger proposal.


Golden Isles' Board Unanimously Recommends Shareholder Approval (page 23)

  The Golden Isles board of directors believes that the merger is in the best interest of Golden Isles and its shareholders and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

ABC's Dividend Policy Following the Merger (page 12)

  ABC currently pays quarterly dividends of $0.12 per share of common stock. Depending upon the final exchange ratio in the merger, this could be equivalent to a quarterly dividend of $0.06 per share, or an annual dividend of $0.24 per share, on the Golden Isles common stock. Golden Isles currently pays an annual dividend, which was $.08 per share on the Golden Isles common stock in 2001. ABC expects that it will continue to pay the per share amount in quarterly dividends that it is currently paying, but it may change that policy based on business conditions, its financial condition or other factors.


Interests of Golden Isles' Management and Board of Directors in the Merger (page 51)

  When considering the recommendation of the Golden Isles board of directors, you should be aware that certain directors and officers have interests in the merger that may differ from the interests of other shareholders.

  Upon consummation of the merger, ABC will enter into an employment agreement with Michael D. Hodges. Also upon consummation of the merger, J. Thomas Whelchel will be paid a one-time fee of $13,611 for his services to Golden Isles in connection with the merger. The Golden Isles board was aware of these and other interests and considered them before adopting the merger agreement.


Comparative Rights of Shareholders (page 85)


  Both ABC and Golden Isles are incorporated under the laws of the State of Georgia and are subject to the Georgia Business Corporation Code and the Georgia Financial Institutions Code. Upon consummation of the merger, the shareholders of Golden Isles will become shareholders of ABC, and the Articles of Incorporation and Bylaws of ABC will govern their rights. ABC's Articles of Incorporation and Bylaws differ somewhat from the Articles of Incorporation and Bylaws of Golden Isles.

Certain Federal Income Tax Considerations (page 47)

  Golden Isles' shareholders will not recognize gain or loss for federal income tax purposes on the receipt of shares of ABC common stock that they receive in the merger in exchange for shares of Golden Isles common stock surrendered. Golden Isles' shareholders will, however, recognize any gain realized for federal income tax purposes on the receipt of cash in exchange for shares of Golden Isles common stock surrendered and in lieu of any fractional shares. ABC's attorneys will issue a legal opinion to this effect. In addition, Golden Isles' shareholders who properly exercise their right to dissent from the merger will generally be taxed on the cash that they receive in excess of the adjusted basis in their Golden Isles common stock. Tax matters are complicated, and the tax consequences of the merger may vary among shareholders. We urge you to contact your own tax advisor to fully understand how the merger will affect you.

Accounting Treatment (page 49)

  We expect to account for the merger as a "purchase" transaction under generally accepted accounting principles.

Fairness Opinion of Golden Isles' Financial Advisor (page 23)

  The Carson Medlin Company has given an opinion to Golden Isles' board of directors that, as of the date of the merger agreement, the consideration to be received in the merger was fair, from a financial point of view, to Golden Isles' shareholders. This opinion is attached as APPENDIX C to this proxy statement/prospectus. Golden Isles shareholders should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by The Carson Medlin Company.

Fairness Opinion of ABC's Financial Advisor (page 29)

  Sterne, Agee & Leach, Inc. has given an opinion to ABC's board of directors that, as of the date of the merger agreement, the consideration to be paid in the merger to the Golden Isles shareholders was fair, from a financial point of view, to ABC's shareholders. This opinion is attached as APPENDIX D to this proxy statement/prospectus.

Conditions to the Merger (page 37)

  We will complete the merger only if several conditions are satisfied, including the following:

  . at least a majority of Golden Isles' outstanding shares are voted in favor of the merger agreement and no more than 5% of Golden Isles' outstanding shares exercise dissenters' rights under Article 13 of the Georgia Business Corporation Code;


  . the representations and warranties made by ABC and Golden Isles in the merger agreement are materially true and correct as of the effective date of the merger;

  . we receive all necessary regulatory approvals and any waiting periods required by law have passed; and

  . ABC's counsel delivers an opinion that Golden Isles' shareholders will not recognize gain or loss for federal income tax purposes on the receipt of shares of ABC common stock that they receive in the merger.

Termination of the Merger Agreement (page 38)

  Notwithstanding the approval of the merger agreement by Golden Isles' shareholders at the special shareholders' meeting, our boards of directors can jointly agree to terminate the merger agreement at any time. In addition, either company can terminate the merger agreement if:

  .  we do not complete the merger by September 1, 2001;

  . the other party materially breaches its representations, warranties or covenants it made or obligations it has under the merger agreement and fails to cure the breach;

  .  the conditions to completing the merger are not satisfied; or

  .  any applicable regulatory agency denies approval of the merger.

New ABC Shares to be Listed on NASDAQ (page 38)

  The shares of ABC common stock to be issued in the merger will be listed on The Nasdaq National Market.

Regulatory Approvals (page 38)

  We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance. ABC has filed applications with the Federal Reserve and the Georgia Department of Banking for approval of the merger. We cannot be certain when or if we will obtain the regulatory approvals. However, we do not know of any reason why we should not obtain them in a timely manner.

Golden Isles Share Ownership (page 66)

  As of the close of business on the record date for the special shareholders' meeting, directors and executive officers of Golden Isles and their respective affiliates may be deemed to be the beneficial owners of shares of Golden Isles common stock representing approximately 28% of the outstanding voting power of Golden Isles. Each of the directors and executive officers of Golden Isles has indicated that such person intends to vote or direct the vote of all the shares of Golden Isles common stock over which such person has voting control in favor of the merger proposal. In addition, concurrently with the execution of the merger agreement, Golden Isles directors (who together beneficially own approximately 28% of the outstanding shares of Golden Isles common stock) entered into an Irrevocable Proxy Agreement pursuant to which the Golden Isles directors granted to ABC the right to vote all voting securities of Golden Isles held by the Golden Isles directors in favor of the merger proposal.


Dissenting Shareholders' Rights (page 49)

  Golden Isles shareholders may dissent from the merger and, upon following the requirements of Georgia law, receive cash in the amount of the fair value of their Golden Isles shares instead of the cash and shares of ABC stock offered pursuant to the merger agreement.

  Any Golden Isles shareholder who wishes to exercise dissenters' rights:

  .  must file a written notice of intent to dissent prior to the vote;

  .  must not vote in favor of the merger agreement; and

  .  must strictly comply with the procedural requirements of Georgia law.

  A copy of the dissenters' rights statutes is attached as APPENDIX B to this proxy statement/prospectus. We encourage you to read the statutes carefully and to consult with legal counsel if you desire to exercise your dissenters' rights.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

  We are providing the following information to help you analyze the financial aspects of the merger. We derived this information from audited consolidated financial statements for 1996 through 2000 and unaudited financial data for the three months ended March 31, 2000 and 2001. The information has been adjusted to reflect all stock splits and stock dividends declared through the date of this proxy statement/prospectus. This information is only a summary, and you should read it in conjunction with the historical financial statements and related notes included in this document for Golden Isles and in ABC's historical financial statements and quarterly reports which are incorporated by reference into this document and which are on file with the SEC. See "Where You Can Get More Information" at page 90 and "Golden Isles Financial Holdings, Inc. Financial Statements" at page F-2.

                          ABC BANCORP AND SUBSIDIARIES


                            Three Months
                           Ended March 31,              Year Ended December 31,
                          ------------------  ------------------------------------------------
                            2001      2000      2000      1999      1998      1997      1996
                          --------  --------  --------  --------  --------  --------  --------
                                  (Dollars in Thousands, except per share data)
Selected Balance Sheet
 Data:
 Total assets...........  $828,570  $772,153  $826,197  $789,460  $724,946  $691,886  $673,162
 Total loans............   606,286   553,235   587,381   530,225   477,194   490,244   452,844
 Total deposits.........   688,482   652,878   679,885   640,658   633,325   600,711   577,905
 Investment securities..   149,824   148,790   162,105   143,538   154,546   123,219   135,266
 Shareholders' equity...    83,474    75,515    80,656    76,016    71,834    68,153    62,970

Selected Income
 Statement Data:
 Interest income........  $ 17,796  $ 16,163  $ 68,976  $ 59,781  $ 59,894  $ 58,649  $ 50,586
 Interest expense.......     8,245     6,575    30,805    24,400    26,444    25,950    22,324
                          --------  --------  --------  --------  --------  --------  --------
    Net interest
     income.............     9,551     9,588    38,171    35,381    33,450    32,699    28,262

 Provision for loan
  losses................       493       378     1,712     2,154     5,505     2,731     1,919
 Other income...........     2,175     2,016     8,215     7,962     9,699     7,736     6,532
 Other expenses.........     7,844     7,684    30,233    27,942    27,996    27,139    22,878
                          --------  --------  --------  --------  --------  --------  --------
 Income before tax......     3,389     3,542    14,441    13,247     9,648    10,565     9,997
 Income tax expense.....     1,091     1,137     4,343     4,291     2,735     3,119     2,839
                          --------  --------  --------  --------  --------  --------  --------
    Net income..........  $  2,298  $  2,405  $ 10,098  $  8,956  $  6,913  $  7,446  $  7,158
                          ========  ========  ========  ========  ========  ========  ========
Per Share Data:
 Net income--basic......  $   0.27  $   0.28  $   1.19  $   1.03  $   0.79  $   0.86  $   0.85
 Net income--diluted....      0.27      0.28      1.19      1.03      0.79      0.85      0.84
 Book value.............      9.93      8.80      9.66      8.71      8.29      7.83      7.24
 Tangible book value....      9.14      7.93      8.84      7.84      7.32      6.76      6.41
 Dividends..............      0.12      0.10      0.46      0.35      0.33      0.32      0.27

Profitability Ratios:
 Net income to average
  total assets..........      1.11%     1.26%     1.27%     1.23%     0.99%     1.10%     1.21%
 Net income to average
  shareholders' equity..     11.18%    12.76%    13.19%    11.93%    10.07%    11.35%    12.19%
 Net interest margin....      4.99%     5.44%     5.14%     5.28%     5.25%     5.36%     5.24%
 Efficiency ratio.......     66.89%    66.22%    65.18%    64.47%    64.88%    67.12%    65.75%

Loan Quality Ratios:
 Net charge-offs to
  total loans...........      0.01%     0.01%     0.30%     0.46%     0.62%     0.48%     0.39%
 Reserve for loan losses
  to total loans and
  OREO..................      1.69%     1.84%     1.67%     1.86%     2.13%     1.55%     1.60%
 Nonperforming assets to
  total loans and OREO..      1.09%     1.11%     0.95%     1.15%     1.99%     2.41%     1.39%
 Reserve for loan losses
  to nonperforming
  loans.................    183.52%   179.98%   202.18%   178.26%   116.25%    75.86%   135.34%
 Reserve for loan losses
  to total nonperforming
  assets................    156.02%   165.95%   175.38%   162.59%   107.25%    64.38%   115.59%

Liquidity Ratios:
 Loans to total
  deposits..............     88.06%    84.74%    86.39%    82.76%    75.35%    81.61%    78.36%
 Loans to average
  earning assets........     79.21%    78.43%    79.05%    79.17%    74.85%    80.43%    84.04%
 Noninterest-bearing
  deposits to total
  deposits..............     12.66%    13.85%    13.96%    16.12%    15.78%    15.00%    15.06%

Capital Adequacy Ratios:
 Common shareholders'
  equity to total
  assets................     10.07%     9.78%     9.76%     9.63%     9.91%     9.85%     9.35%
 Avg. total
  shareholders' equity
  to total assets.......      9.97%     9.87%     9.59%    10.29%     9.81%     9.70%     9.95%
 Dividend payout ratio..     44.44%    35.71%    38.66%    33.98%    41.77%    37.21%    31.76%

           GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY


                            Three Months
                           Ended March 31,               Year Ended December 31,
                          ------------------   ------------------------------------------------
                            2001      2000       2000      1999      1998      1997      1996
                          --------  --------   --------  --------  --------  --------  --------
                                  (Dollars in Thousands, except per share data)
Selected Balance Sheet
 Data:
 Total assets...........  $151,267  $134,738   $146,617  $132,397  $122,233  $115,533  $112,648
 Total loans............   115,995   103,294    113,403    98,246    90,774    89,252    84,293
 Total deposits.........   125,029   112,925    120,815   112,743   101,272    90,791    82,808
 Investment securities..    20,444    20,067     18,931    19,245    23,043    16,788    10,079
 Shareholders' equity...    14,282    13,453     14,002    13,215    13,463    10,750     9,749

Selected Income
 Statement Data:
 Interest income........  $  3,073  $  2,781   $ 12,085  $ 10,239  $ 10,070  $ 10,949  $  9,267
 Interest expense.......     1,749     1,452      6,594     5,331     5,326     5,337     4,440
                          --------  --------   --------  --------  --------  --------  --------
    Net interest
     income.............     1,324     1,329      5,491     4,908     4,744     5,612     4,827

 Provision for loan
  losses................        75        75        335     1,470       886       540       975
 Other income...........       237       191        856       698       776     1,281     1,738
 Other expenses.........     1,190       977      4,419     3,705     3,326     5,278     7,237
                          --------  --------   --------  --------  --------  --------  --------
 Income from continuing
  operations before
  tax...................       296       468      1,593       431     1,308     1,075    (1,647)
 Income tax expense.....       101       159        511       156       452        87      (438)
                          --------  --------   --------  --------  --------  --------  --------
 Income (loss) from
  continuing
  operations............  $    195  $    309   $  1,082  $    275  $    856  $    988  $ (1,209)
  Loss from operations
   net of income tax
   benefit..............       --        --         --        --       (128)      --        --
  Gain from disposal of
   business segment.....       --        --         --        --        357       --        --
                          --------  --------   --------  --------  --------  --------  --------
    Net income (loss)...  $    195  $    309   $  1,082  $    275  $  1,085  $    988  $ (1,209)
                          ========  ========   ========  ========  ========  ========  ========
Per Share Data:
 Basic earnings (loss):
  Income (loss) from
   continuing operations
   before tax...........  $   0.08  $   0.12   $   0.44  $   0.11  $   0.35  $   0.43  $  (0.52)
  Net income (loss)--
   basic................      0.08      0.12       0.44      0.11      0.45      0.43     (0.52)
 Diluted earnings
  (loss):
  Income (loss) from
   continuing
   operations...........      0.08      0.12       0.44      0.11      0.35      0.42     (0.51)
  Net income (loss)--
   diluted..............      0.08      0.12       0.44      0.11      0.44      0.42     (0.51)
 Book value.............      5.87      5.38       5.75      5.27      5.44      4.65      4.16
 Tangible book value....      5.87      5.38       5.75      5.27      5.44      4.65      4.16
 Dividends..............      0.00      0.00       0.08      0.08      0.00      0.00      0.00

Profitability Ratios:
 Net income to average
  total assets..........      0.53%     0.94 %     0.77%     0.22%     0.93%     0.89%    (1.19)%
 Net income to average
  shareholders' equity..      5.51%     9.28 %     8.03%     2.05%     8.76%     9.64%   (11.48)%
 Net interest margin....      3.79%     4.26 %     4.09%     4.11%     4.32%     5.44%     5.52 %
 Efficiency ratio.......     76.23%    64.28 %    69.62%    66.09%    60.25%    76.57%   110.24 %

Loan Quality Ratios:
 Net charge-offs to
  total loans...........      0.05%    (0.03)%     0.61%     0.75%     0.29%     0.53%     0.84 %
 Reserve for loan losses
  to total loans and
  OREO..................      1.89%     2.55 %     1.93%     2.58%     2.01%     1.69%     1.71 %
 Nonperforming assets to
  total loans and OREO..      3.17%     2.60 %     3.56%     3.24%     1.56%     1.84%     1.23 %
 Reserve for loan losses
  to nonperforming
  loans.................     82.79%   157.17 %    70.70%   116.27%   130.73%    95.04%   141.67 %
 Reserve for loan losses
  to total nonperforming
  assets................     59.71%    98.23 %    54.11%    79.47%   129.16%    91.92%   139.34 %

Liquidity Ratios:
 Loans to total
  deposits..............     92.77%    91.47 %    93.87%    87.14%    89.63%    98.30%   101.79 %
 Loans to average
  earning assets........     83.03%    82.77 %    84.44%    82.22%    82.59%    86.48%    96.33 %
 Noninterest-bearing
  deposits to total
  deposits..............      9.51%    10.16 %    10.56%     9.15%     9.62%     7.99%     8.64 %

Capital Adequacy Ratios:
 Common shareholders'
  equity to total
  assets................      9.44%     9.98 %     9.55%     9.98%    11.01%     9.30%     8.65 %
 Avg. total
  shareholders' equity
  to Avg. total assets..      9.55%    10.13 %     9.56%    10.69%    10.57%     9.22%    10.32 %
 Dividend payout ratio..      0.00%     0.00 %    18.18%    72.73%     0.00%     0.00%     0.00 %

                           COMPARATIVE PER SHARE DATA

  The table below presents the high and low sales prices per share of ABC common stock on The Nasdaq National Market and Golden Isles common stock on The Nasdaq Small Cap Market on February 20, 2001, the last full trading day immediately preceding the public announcement of the proposed merger, and on June 18, 2001 or ABC and June 12, 2001 for Golden Isles, the most recent practicable date before this proxy statement/prospectus was printed and mailed, as well as the "equivalent stock price" of shares of Golden Isles common stock on those dates. The "equivalent stock price" of shares of Golden Isles common stock represents the per share sales price for ABC's common stock on The Nasdaq National Market at the specified date, multiplied by 0.4982, plus $4.08, which is the number of shares of ABC common stock and cash that a Golden Isles shareholder would receive for each share of Golden Isles common stock, assuming that the average closing price per share of the ABC common stock during the 30 highest-volume trading days during the 60 calendar-day period ending five calendar days prior to the closing date of the merger is less than or equal to $12.00. If this average closing price per share exceeds $12.00, then the total cash consideration and the total value of the ABC common stock to be paid in the merger will be proportionately reduced such that the total cash consideration per share and the total value of the ABC common stock per share paid in exchange for each share of Golden Isles common stock will not be more than $10.06 in the aggregate. Keep in mind that because of market price fluctuations the "equivalent stock price" may be higher than or lower than the value of the ABC common stock and cash in lieu of fractional shares that a Golden Isles shareholder will receive for each share of Golden Isles common stock in connection with the merger. Shareholders should obtain current market quotations for shares of ABC common stock and Golden Isles common stock before making any decision with respect to the merger.



                               ABC        Golden Isles
                           Common Stock   Common Stock  Golden Isles Equivalent
                            (price per     (price per         Stock Price
                              share)         share)        (price per share)
                         ---------------- ------------- ------------------------
                          High     Low     High    Low      High         Low
                         ------- -------- ------- ----- ------------ -----------
February 20, 2001....... $11.875 $11.1875 $8.1875 $7.50 $      10.00 $      9.65
June 18, 2001 for
 ABC/June 12, 2001 for
 Golden Isles........... $ 11.50 $  11.35 $  9.25 $9.00 $       9.81 $      9.73


  Following consummation of the merger, shares of Golden Isles common stock will cease to be traded on The Nasdaq Small Cap Market. An application has been filed with Nasdaq to include the additional shares of ABC common stock to be issued in the merger on The Nasdaq National Market.


                 COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

  The following tables present unaudited selected historical, pro forma combined and equivalent Golden Isles per share data for ABC on a pro forma basis, as if the merger transaction between ABC's wholly-owned subsidiary, Tri-County Merger Sub, Inc., and Tri-County Bank had been consummated on the dates indicated. The information is based on the historical financial statements of ABC, Tri-County and Golden Isles. The pro forma data does not purport to be indicative of the results of operations or the actual results that would have occurred had the ABC mergers been consummated at the beginning of the periods presented. The pro forma data gives effect to the ABC mergers based on numerous assumptions and estimates. If the Golden Isles merger is consummated as anticipated, it will be accounted for as a purchase. The information presented below should be read in conjunction with, and is qualified in its entirety by, the separate consolidated financial statements, including applicable notes, of ABC and Golden Isles, and the Unaudited Pro Forma Condensed Consolidated Financial Data, and notes thereto, appearing elsewhere herein.


                                As of and for the Year Ended December 31, 2000
                         -------------------------------------------------------------
                         ABC/Tri-County               Pro Forma       Equivalent
                          Pro Forma(3)  Golden Isles Combined(1) Golden Isles Share(2)
                         -------------- ------------ ----------- ---------------------
Net income per common
 share..................     $1.18         $0.44        $1.03            $0.91
Dividends per common
 share..................      0.44          0.08         0.41             0.36
Book value per common
 share..................      9.74          5.75         9.96             8.75

                              As of and for the Three Months Ended March 31, 2001
                         -------------------------------------------------------------
                         ABC/Tri-County               Pro Forma       Equivalent
                          Pro Forma(3)  Golden Isles Combined(1) Golden Isles Share(2)
                         -------------- ------------ ----------- ---------------------
Net income per common
 share..................     $0.27         $0.08       $ 0.22            $0.19
Dividends per common
 share..................      0.12          0.00         0.10             0.09
Book value per common
 share..................      9.93          5.87        10.17             8.94

--------
(1) See unaudited Pro Forma Condensed Consolidated Financial Data included elsewhere in this proxy statement/prospectus.
(2) The equivalent share information for Golden Isles in the above table is computed assuming an exchange ratio of 1,241,204 shares of ABC common stock (with an assumed market value of $11.50) per share) and cash for all of the shares of Golden Isles common stock determined in the following manner:
    (a) approximately 42% of the shares of Golden Isles common stock (including shares with respect to which dissenters' rights have been perfected) will be converted into cash; and (b) approximately 58% of the shares of Golden Isles common stock will be converted into shares of ABC common stock, plus cash in lieu of any fractional shares.

(3) Represents ABC on a pro forma basis to give effect to the Tri-County merger as if it had been consummated as of January 1, 2000 and assumes that ABC issued an aggregate of 347,405 shares of ABC common stock for 55% of Tri-County shares and cash for 45% of Tri-County shares in connection therewith.


                     COMPARATIVE STOCK PRICES AND DIVIDENDS

ABC Stock Information

  As of December 31, 2000, there were approximately 1,530 holders of record of ABC common stock. The following table sets forth the quarterly range of high and low closing sale prices per share of the ABC common stock from January 1, 1999 through June 18, 2001, as reported on The Nasdaq National Market, together with the amount of cash dividends per share declared by ABC during each such quarter. For a discussion of ABC's policies concerning the declaration of dividends and regulatory restrictions on such declaration, see "Description of the ABC Stock--Common Stock" at page 53. The per share information presented below and elsewhere in this proxy statement/prospectus has been adjusted to reflect all stock splits and stock dividends of ABC.



                                                          Prices of
                                                        Common Stock
                                                       ---------------   Cash
2001                                                    High     Low   Dividends
----                                                   ------- ------- ---------
Second Quarter (through June 18, 2001)................ $ 12.62 $ 11.00   $ .12
First Quarter......................................... $ 12.00 $ 9.125   $ .12

2000
----
First Quarter......................................... $11.125 $ 9.625   $ .10
Second Quarter........................................   11.00    9.50     .12
Third Quarter.........................................   10.75    8.50     .12
Fourth Quarter........................................   10.50    8.00     .12

1999
----
First Quarter......................................... $10.828 $ 9.797   $.083
Second Quarter........................................   12.50  10.109    .083
Third Quarter.........................................  11.766  10.672    .083
Fourth Quarter........................................  12.125   10.25     .10


  After the merger, ABC intends to pay dividends at its current rate of $0.12 per share per quarter. However, the payment of any future dividends will be subject to ABC's earnings, capital adequacy, liquidity and other factors that the ABC board of directors deems appropriate.

  On June 18, 2001, the last day on which ABC common stock was traded prior to the mailing of this proxy statement/prospectus, the last reported sales price of ABC common stock as reported on The Nasdaq National Market was $11.45 per share. On February 20, 2001, the date immediately prior to the public announcement of the merger with Golden Isles, the last reported sales price of ABC common stock as reported on The Nasdaq National Market was also $11.875 per share.


  Because the amount of merger consideration payable to the Golden Isles shareholders in the merger is subject to adjustment based on an average of the closing price per share of the ABC common stock over a defined period immediately preceding the merger, and because the closing price of the ABC common stock is subject to fluctuation, the market value of the shares of ABC common stock that you may receive in the merger may increase or decrease prior to or following the merger. You are urged to obtain current market quotations for ABC common stock.

Golden Isles Stock Information

  As of December 31, 2000, there were approximately 730 holders of record of Golden Isles common stock. The following table sets forth the quarterly range of high and low closing sale prices per share of the Golden Isles common stock from January 1, 1999 through June 12, 2001, the date of the last reported sale of Golden Isles common stock before the mailing of this proxy statement/prospectus, as reported on The Nasdaq Small Cap Market, together with the amount of cash dividends per share declared by Golden Isles during each such quarter. The per share information presented below and elsewhere in this proxy statement/prospectus has been adjusted to reflect all stock splits and stock dividends of Golden Isles.



                                               Prices of Common Stock
                                               ----------------------   Cash
2001                                              High        Low     Dividends
----                                           ----------- ---------- ---------
Second Quarter (through June 12, 2001)........ $      9.25 $    7.875   $.08
First Quarter................................. $      9.25 $    6.125   $ --

2000
----
First Quarter................................. $     6.875 $     6.00   $ --
Second Quarter................................        8.00     6.0312    .08
Third Quarter.................................       7.125       6.00     --
Fourth Quarter................................        7.00       5.50     --

1999
----
First Quarter................................. $   10.1875 $   9.0625   $ --
Second Quarter................................      9.5625       8.75    .08
Third Quarter.................................        9.25      8.375     --
Fourth Quarter................................      8.4375       6.50     --


  On June 12, 2001, the last day on which Golden Isles common stock was traded prior to the mailing of this proxy statement/prospectus, the last reported sales price of Golden Isles common stock as reported on The Nasdaq Small Cap Market was $9.25 per share. On February 20, 2001, the date immediately prior to the public announcement of the merger with ABC, the last reported sales price of Golden Isles common stock as reported on The Nasdaq Small Cap Market was $7.50 per share.

                                 RISK FACTORS

  In addition to the other information contained or incorporated by reference in this Proxy Statement/ Prospectus, we urge you to consider the following factors before deciding how to vote at the Golden Isles special shareholders' meeting.

ABC's operating costs after the merger and other recent acquisitions may be greater than expected, and ABC's costs savings from the merger and other recent acquisitions may be less than expected and may not be achieved as soon as expected.


  ABC's rapid growth over the last several years resulting from acquisitions it has made--as well as the possibility of future growth from acquisitions-- produces risks of unknown liabilities that may cause costs after the merger and other past and potential future acquisitions to be higher than expected. Expectations concerning future earnings depend in part on ABC being able to combine the operations of acquired institutions with ABC's own operations promptly and efficiently and also on ABC being correct in its assumptions about the financial impact of its acquisitions. ABC expects that it can achieve cost savings as a result of its acquisition of Golden Isles and its other recently completed acquisitions. There is a risk that the anticipated savings may not be realized or that they may be less than ABC expects.

ABC may be unable to successfully integrate Golden Isles and other acquired businesses or may have more trouble integrating acquired businesses than expected


  There is a risk that ABC will be unable to maintain an acquired institution's--including Golden Isles'--key customers and personnel and that the conversion of its systems and procedures to ABC's systems and procedures may not be possible or completed on schedule or may be more difficult and costly than expected, which could cause the acquired operations to perform below expectations. Maintaining an acquired institution's key customers and personnel and converting its systems and procedures to ABC's systems and procedures are important parts of ABC's acquisition program. Prior to acquiring an institution, ABC frequently estimates that it will be able to maintain most of the institution's key customers and personnel and convert its systems and procedures. There is a risk that integrating Golden Isles and other acquired businesses may take more resources than ABC expects.

Changes in ABC's allowance for loan losses could affect ABC's profitability


  In originating loans, there is a substantial likelihood that credit losses will be experienced. The risk of loss varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan. ABC's management maintains an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Based upon these factors, management makes various assumptions and judgments about the ultimate chance of collection of ABC's loan portfolio and provides an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate chance of being collected is considered questionable. Because certain lending activities involve greater risks, the percentage applied to specific loan types may vary. Historically, agricultural-related loans have been more risky than real estate mortgage loans. In recent years, the banking industry has experienced significant credit losses with respect to agricultural-related loans. As of March 31, 2001 and December 31, 2000, ABC had approximately $95.0 million and $92.0 million, respectively, in agricultural-related loans, of which $35.9 million and $34.8 million, respectively, were either loans to finance crop production expenses or to finance the purchase of farm-related equipment, and $59.1 million and $57.2 million, respectively, were loans secured by mortgages on farmland. In addition, ABC's management believes that, due to the predominance of the agricultural industry in its market area, a significant portion of its commercial and industrial loans should be considered to be agricultural-related.


  As of March 31, 2001, and December 31, 2000, ABC's allowance for loan losses was approximately $10.3 million and $9.8 million, respectively, which represented 1.70% and 1.67%, respectively, of the total amount of loans. As of March 31, 2001, non-performing loans were approximately $5.6 million and non-performing assets were approximately $6.6 million. As of December 31, 2000, non-performing loans were approximately $4.9 million and total non-performing assets were approximately $5.6 million. The allowance for loan losses provides coverage of 184% of total non-performing loans and 156% of total non-performing assets at March 31, 2001 and 200% of total non-performing loans and 175% of total non-performing assets at December 31, 2000. ABC actively manages its non-performing loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate loan loss allowance. Although management believes that its allowance for loan losses is adequate, there can be no assurance that the allowance will prove sufficient to cover future loan losses. Further, although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to ABC's non-performing or performing loans. Material additions to ABC's allowance for loan losses would result in a decrease in ABC's net income and, possibly, its capital and could result in its inability to pay dividends, among other adverse consequences.


The trading volume in ABC Stock has been low


  The trading volume in ABC stock on The Nasdaq National Market has been relatively low when compared with larger companies listed on The Nasdaq National Market or other stock exchanges. We cannot say with any certainty that a more active and liquid trading market for ABC stock will develop. Because of this, it may be more difficult for you to sell a substantial number of shares for the same price at which you could sell a smaller number of shares.

Changes in interest rates could have an adverse effect on ABC's income


  The combined company's profitability depends to a large extent upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Our net interest income will be adversely affected if market interest rates change such that the interest the combined company has to pay on deposits and borrowings increases faster than the interest we earn on loans and investments. See "Supervision and Regulation--Fiscal and Monetary Policy" at page 60.

Competition in the banking industry is intense


  Competition in the banking and financial services industry is intense. In their primary market areas, ABC's subsidiary banks compete with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than ABC's subsidiary banks and may offer certain services that ABC's subsidiary banks do not or cannot provide. The profitability of ABC depends upon its subsidiary banks' continued ability to compete in their market areas.

Success of ABC depends upon local economic conditions


  ABC's success is dependent to a certain extent upon the general economic conditions in the geographic markets served by ABC's subsidiary banks, primarily including south central and southwestern Georgia, southeastern Alabama, north central Florida and the immediate surrounding areas. Although ABC expects that economic conditions will continue to improve in these market areas, ABC cannot assure you that favorable economic development will occur or that ABC's expectation of corresponding growth will be achieved. Adverse changes in the geographic markets that ABC's subsidiary banks serve would likely impair their ability to collect loans and could otherwise have a negative effect on the financial condition of ABC. Examples of potential unfavorable changes in economic conditions which could affect south central and southwestern Georgia, southeastern Alabama and north central Florida include, among other things, the adverse effects of weather on agricultural production and a substantial decline in agricultural commodity prices.

ABC and its subsidiary banks operate in a regulated environment


  Bank holding companies and banks operate in a highly regulated environment and are subject to the supervision and examination by several federal and state regulatory agencies. ABC is subject to The Bank

Holding Company Act of 1956 and to regulation and supervision by the Federal Reserve. ABC's subsidiary banks are also subject to the regulation and supervision of the Federal Deposit Insurance Corporation (or the "FDIC"), the Office of the Comptroller of the Currency (or the "OCC"), the Georgia Department of Banking and Finance, the Alabama State Banking Department and the Florida Department of Banking and Finance. Federal and state laws and regulations govern matters ranging from the regulation of certain debt obligations, changes in control of bank holding companies and the maintenance of adequate capital for the general business operations and financial condition of ABC's subsidiary banks, including permissible types, amounts and terms of loans and investments, the amount of reserves against deposits, restrictions on dividends, establishment of branch offices, and the maximum rate of interest that may be charged by law. The Federal Reserve also possesses cease and desist powers over bank holding companies to prevent or remedy unsafe or unsound practices or violations of law. These and other restrictions limit the manner by which ABC and its subsidiary banks may conduct their businesses and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of commercial banks. Changes in monetary or legislative policies may affect the ability of ABC's subsidiary banks to attract deposits and make loans.

ABC is affected by recent bank reform legislation


  In November 1999, the Gramm-Leach-Bliley Financial Services Modernization Act of 1999 was enacted. The Gramm-Leach-Bliley Act is intended to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. Since the Gramm-Leach-Bliley Act now permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in the establishment and proliferation in ABC's market areas of a number of larger financial institutions and other corporations that offer a wider variety of financial services than ABC currently offers and that can aggressively compete in the markets ABC currently serves, which could hurt ABC's profitability.

The merger consideration is fixed


  Each share of Golden Isles common stock owned by you will be converted into the right to receive a pro-rata share of cash and shares of ABC common stock based on a formula that fixes the aggregate merger consideration at $10,159,349 in cash and 1,241,204 shares of ABC common stock, unless the per share closing price of the ABC common stock averaged over a certain period prior to the merger rises above $12.00. Accordingly, there is a risk that you will receive fewer shares of ABC common stock if ABC's average closing price increases. In addition, if the price of the ABC common stock falls, the value of the ABC common stock you will receive in the merger will also fall. The price of ABC common stock prior to the consummation of the merger may vary from its price at the date of this proxy statement/prospectus and at the date of Golden Isles' special shareholders' meeting. Such variations in the price of ABC common stock may result from changes in the business, operations or prospects of ABC, regulatory considerations, general market and economic conditions and other factors. At the time of Golden Isles' special shareholders' meeting, you will not know the exact value of the consideration you will receive when the merger is completed.


ABC heavily dependent on its Chairman of the Board and Chief Executive Officer


  The continued success of ABC is dependent in large part upon the services of Kenneth J. Hunnicutt, Jr., Chairman of the Board and Chief Executive Officer of ABC. If the services of Mr. Hunnicutt were to become unavailable for any reason, the operation of ABC could be adversely affected. The successful development of ABC's business will depend, in part, on its ability to attract and retain qualified officers and employees, including a successor to Mr. Hunnicutt.

ABC directors and executive officers own a significant portion of the ABC stock


  ABC's directors and executive officers, as a group, beneficially owned approximately 10% of the outstanding ABC common stock as of March 22, 2001, the record date for ABC's 2001 annual meeting. There are no agreements or understandings between or among any of ABC's directors or executive officers to vote their ABC common stock. As a result of their ownership, however, the directors and executive officers will have the ability, by voting their shares in concert, to significantly influence the outcome of all matters submitted to ABC's shareholders for approval, including the election of directors.


Future sales of ABC Stock can affect its price


  ABC cannot predict the effect, if any, that future sales of outstanding ABC common stock or the availability of ABC common stock for sale will have on its market price from time to time. Sales of substantial amounts of ABC common stock in the public market following the merger, or the perception that such sales could occur, could adversely affect prevailing market prices of ABC common stock.

ABC's quarterly operating results may fluctuate


  ABC's quarterly operating results have varied in the past and are expected to do so in the future. As changes occur in outside market forces, such as the weather, the general economy and the agricultural industry in the southeastern United States, the regulation of banks and the financial services industry and other similar forces, ABC's future quarterly operating results may vary significantly. In response to competitive pressures or new product or service introductions, ABC may take certain pricing or marketing actions that could adversely affect ABC's quarterly operating results. ABC's expense levels are based, in part, on ABC's expectations as to margins and fee revenues from its subsidiary banks' customers. If such margins and fees are below expectations, then ABC may be unable to adjust spending sufficiently in a timely manner to compensate for the unexpected shortfall. In future quarters, ABC's operating results may be below the expectations of public market analysts and investors. In such event, the price of ABC common stock would likely fall.

ABC subject to certain "anti-takeover" provisions


  Certain provisions of ABC's Articles of Incorporation, as amended, restated Bylaws and the Georgia Business Corporation Code could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control of ABC. Those provisions include a classified board of directors, special provisions for notice to ABC of nominations for director and the authorization to issue up to 5,000,000 shares of preferred stock and up to 30,000,000 shares of ABC common stock. Authorized and unissued preferred stock and common stock, while providing desirable flexibility for possible acquisitions and for other corporate purposes, could delay, discourage, hinder or preclude an unsolicited acquisition of ABC, could make it less likely that the ABC shareholders receive a premium for their shares as a result of any such attempt and could adversely affect the market price of, and the voting and other rights of, the holders of outstanding ABC common stock.


                  GOLDEN ISLES SPECIAL SHAREHOLDERS' MEETING

Date, Time and Place

  The Golden Isles special shareholders' meeting will be held at the Comfort Inn, 5308 New Jesup Highway, Georgia 31523 at 11:00 a.m., local time, on July 23, 2001.


Matters to be Considered at the Special Shareholders' Meeting

  At the Golden Isles special shareholders' meeting, holders of Golden Isles stock will be asked to consider and vote upon the approval and adoption of the merger agreement. Shareholders may also consider such other matters as may properly be brought before the meeting. Finally, Golden Isles shareholders may be asked to vote on a proposal to adjourn or postpone the shareholders' meeting, which could be used to allow more time for soliciting additional votes to approve the merger agreement.

  THE BOARD OF DIRECTORS OF GOLDEN ISLES HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

Record Date; Shares Outstanding; Quorum

  Only shareholders of record of Golden Isles common stock at the close of business on June 18, 2001, will be entitled to notice of, and to vote at, the Golden Isles special shareholders' meeting. On June 18, 2001, Golden Isles had outstanding 2,456,300 shares of Golden Isles common stock. There is no other class of Golden Isles common stock outstanding. Each share of Golden Isles common stock entitles the holder to one vote. The presence at the Golden Isles special shareholders' meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the special shareholders' meeting will constitute a quorum. There must be a quorum present in order for the vote on the merger agreement to occur.


Vote Required

  The approval of the merger agreement will require the affirmative vote of at least a majority of the outstanding shares of Golden Isles (i.e., at least 1,228,151 shares). As of the record date for the Golden Isles special shareholders' meeting, directors, executive officers and their affiliates of Golden Isles, who together beneficially own approximately 683,230 shares, or approximately 28%, of the outstanding Golden Isles common stock, have granted to ABC an irrevocable proxy to vote their Golden Isles common stock in favor of the merger.


Voting of Proxies

  All executed proxies received at or prior to the special shareholders' meeting will be voted at the meeting in the manner specified, unless the proxy is revoked prior to the vote. Properly executed proxies that do not contain voting instructions will be voted "FOR" the proposal to approve the merger agreement.

  It is not expected that any other matter will be brought before the special shareholders' meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

  If a quorum is not obtained, the special shareholders' meeting may be adjourned for the purpose of obtaining additional proxies. At any reconvening of the meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the meeting (except for any proxies which have been revoked or withdrawn).

Effect of Abstentions and Broker Non-Votes

  You may abstain from voting on the merger agreement. Abstentions will be considered shares present and entitled to vote at the special shareholders' meeting but will not be counted as votes cast at the meeting. Broker non-votes with respect to the merger agreement also will not be counted as votes cast at the meeting.

  BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF ALL SHARES ENTITLED TO VOTE AT THE GOLDEN ISLES SPECIAL SHAREHOLDERS' MEETING, ABSTENTIONS BY GOLDEN ISLES SHAREHOLDERS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE MERGER AGREEMENT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Revocability of Proxies

  The grant of a proxy on the enclosed Golden Isles form does not preclude you from voting in person or otherwise revoking a proxy. You may revoke a proxy at any time prior to its exercise by:

  . filing with the secretary of Golden Isles a duly executed revocation of proxy;

  .  submitting a duly executed proxy bearing a later date; or

  . appearing at the special shareholders' meeting and voting in person at the meeting.

  Attendance at the special shareholders' meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to: Golden Isles Financial Holdings, Inc., 3811 Frederica Road, St. Simons Island, Georgia 31522, Attention: Secretary.

Solicitation of Proxies

  Golden Isles will bear one-half of the cost of the solicitation of proxies from its shareholders and one-half of the costs associated with filing the registration statement with the SEC, of which this proxy statement/prospectus is a part. In addition to solicitation by mail, the directors, officers and employees of Golden Isles may solicit proxies from Golden Isles' shareholders by telephone or telegram or in person without compensation other than reimbursements of their actual and reasonable expenses. Golden Isles will reimburse any custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with forwarding proxy solicitation material to beneficial owners of the stock they hold.

  GOLDEN ISLES SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE CAPTION "EXCHANGE OF GOLDEN ISLES STOCK CERTIFICATES," AT PAGE 34, EACH GOLDEN ISLES SHAREHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING SHARES OF GOLDEN ISLES AS PROMPTLY AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

                                  THE MERGER

  THE FOLLOWING INFORMATION DESCRIBES INFORMATION PERTAINING TO THE MERGER. THE DESCRIPTIONS OF THE TERMS AND CONDITIONS OF THE MERGER, THE MERGER AGREEMENT AND ANY RELATED DOCUMENTS IN THIS PROXY STATEMENT/PROSPECTUS ARE NOT COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY THE MORE DETAILED APPENDICES TO THIS PROXY STATEMENT/PROSPECTUS WHICH ARE INCORPORATED BY REFERENCE, INCLUDING THE MERGER AGREEMENT ATTACHED AS APPENDIX A. WE URGE YOU TO READ THE APPENDICES IN THEIR ENTIRETY.

Overview

  The merger agreement provides for a transaction in which Golden Isles will merge with and into ABC. ABC will be the surviving corporation resulting from the merger, and The First Bank of Brunswick, a wholly-owned subsidiary of Golden Isles, will become a wholly-owned subsidiary of the ABC after the merger. At the effective time of the merger, all of the issued and outstanding shares of the Golden Isles common stock (excluding shares held by ABC or Golden Isles or any wholly-owned subsidiary of either of them and shares held by shareholders who have perfected dissenters' rights) and all outstanding options to purchase shares of Golden Isles common stock will cease to be outstanding and will be converted into the right to receive an aggregate merger consideration of between $20.1 million and $25.2 million, depending upon the average closing price per share of the ABC common stock during the 30 highest-volume trading days during the 60 calendar-day period ending five calendar days prior to the closing date of the merger, payable in cash and whole shares of ABC common stock. If this average closing price per share is less than or equal to $12.00, then each Golden Isles shareholder and optionholder (after giving effect to a hypothetical cashless exercise of his or her options) will receive $4.08 in cash and approximately 0.4982 of a share of ABC common stock for each share of Golden Isles common stock. If this average closing price per share exceeds $12.00, then the total cash consideration and the total value of the ABC common stock to be paid in the merger will be proportionately reduced such that the total cash consideration per share and the total value of the ABC common stock per share paid in exchange for each share of Golden Isles common stock will not exceed $10.06 in the aggregate.


  All of Golden Isles' outstanding stock options shall be converted at the effective time of the merger into the right to receive a portion of the aggregate merger consideration equal to the pro-rata portion of such merger consideration that each option holder would have received had such holder converted all of his or her outstanding options into shares of Golden Isles common stock on a cashless basis and then participated in the merger with the other Golden Isles shareholders.

Background of the Merger

  During the past several years, there has been a trend toward consolidation in the banking industry. This trend has enabled participants in business combinations to benefit from the economies of scale and greater efficiencies resulting from the shared services, technology and purchasing power of the combined entities. Banks have increasingly sought suitable acquisition candidates as a means of utilizing excess capital and obtaining the benefits described above.

  Since 1994, ABC has been reviewing and analyzing possible acquisition opportunities in the southern Georgia, southeastern Alabama and north central Florida areas. ABC's strategic plan has been to enhance shareholder value by creating a larger organization in that area. ABC's goal has been to provide broader and more comprehensive services to its customers, create efficiencies in the administration and service functions and provide a larger shareholder base with a more liquid security trading in a national market.

  Over the past several years, various regional bank holding companies have approached Golden Isles with inquiries of interest regarding a possible merger with or other acquisition of Golden Isles. These inquiries resulted only in informal discussions because it was the opinion of the Golden Isles board of directors that it was not in the best interest of the Golden Isles shareholders to expand those preliminary inquiries at that time. One of the companies making such inquiry was ABC.

  During the last quarter of 2000, Golden Isles' management was contacted by and held discussions with the management or representatives of management of two regional bank holding companies. Both bank holding companies were interested in the possible acquisition of Golden Isles. In consultation with the Golden Isles board, management negotiated confidentiality agreements with both bank holding companies and exchanged financial and other information. The President of Golden Isles met with the Chief Financial Officer and President of one of the interested bank holding companies on or about November 7, 2000 to discuss the financial condition of both organizations. The Chairman, President, and a majority of the Golden Isles board met with management and several board members of the same bank holding company on or about November 20, 2000 to discuss general company philosophy and the possible terms under which Golden Isles might be acquired. The President of Golden Isles met with management of the second interested bank holding company on or about December 27, 2000 to discuss the financial conditions of both organizations.

  Prior to those discussions, ABC's management had made initial inquiries concerning Golden Isles' interest in a possible acquisition. The President and the Senior Credit Officer of ABC had met with the Chairman, President and one other board member of Golden Isles on or about July 14, 2000 at an informal luncheon. ABC's President expressed ABC's desire to have a coastal Georgia presence. During late October 2000, ABC's President contacted Golden Isles' Chairman to reiterate ABC's interest. In light of the other bank holding companies' interest, the Golden Isles Chairman invited discussions between management of both ABC and

Golden Isles to explore the desirability of a merger of Golden Isles with and into ABC in light of their respective goals. The conclusion of those initial talks was that such a merger could offer substantial growth opportunities for the shareholders of both ABC and Golden Isles. In light of this perceived opportunity, management of ABC and Golden Isles informed their respective boards of directors that they believed further discussion was appropriate, and a confidentiality agreement was negotiated. Financial and other information was then exchanged between ABC and Golden Isles, and numerous conversations followed between the Chairman and President of Golden Isles and various senior officers of ABC. The Chairman and President of Golden Isles met with the Senior Credit Officer of ABC on or about December 11, 2000 to discuss possible procedures for due diligence. During the course of these discussions, it became apparent to Golden Isles' management and board of directors that discussions with the other two regional bank holding companies had not progressed as successfully as had talks with ABC. The Golden Isles board met on January 15, 2001 to discuss the status of all negotiations.

  The board, after much discussion, voted to engage The Carson Medlin Company to render a fairness opinion in connection with a merger with ABC and for guidance in continuing negotiations. The Golden Isles board decided that it would consider an offer and ABC determined that it would execute a definitive agreement only after due diligence matters were concluded. Subsequent to that board meeting, a due diligence agreement was negotiated with ABC and signed on January 18, 2001. The due diligence process began on January 22, 2001 with a team of ABC management visiting Golden Isles' Brunswick and St. Simons Island offices. The due diligence period ended January 30, 2001.

  A meeting was held between ABC management and the Golden Isles board of directors on February 7, 2001 on Jekyll Island, Georgia to negotiate a final definitive agreement. An agreement was reached and the final draft of the merger agreement was distributed to Golden Isles' board of directors on February 16, 2001.

  At the February 20, 2001 meeting of ABC's board of directors, the board considered a financial analysis of the merger. ABC's legal counsel presented a discussion of the legal aspects of the merger agreement, its ancillary documents and the proposed employment agreement with Michael D. Hodges. Sterne, Agee & Leach, Inc., ABC's financial advisor, also delivered its oral opinion that, as of the date of the merger agreement, the merger consideration to be paid in the merger was fair, from a financial point of view, to the shareholders of ABC. ABC's board of directors thoroughly reviewed the information provided, and there was a full discussion by the board of directors and its financial and legal advisors regarding the specific effects of the merger proposal, including the employment agreement for Mr. Hodges. Following this discussion, the board of directors of ABC voted unanimously to approve the merger agreement. Approval by the shareholders of ABC is not required under Georgia law.

  On February 20, 2001, Golden Isles' board of directors met to consider the merger agreement. Golden Isles' legal counsel presented to Golden Isles' board of directors a summary of the merger agreement. At that meeting, the board of directors reviewed the terms of the merger agreement with its legal counsel and received The Carson Medlin Company's written opinion that, as of the date of the merger agreement, the consideration to be paid to the Golden Isles shareholders by ABC was fair, from a financial point of view, to Golden Isles' shareholders. After extensive discussion, the board of directors of Golden Isles unanimously approved the merger agreement.

  The definitive merger agreement was executed on February 20, 2001 following the meetings of the boards of directors of ABC and Golden Isles.

                            REASONS FOR THE MERGER

ABC's Reasons for the Merger

  In deciding whether to enter into the merger agreement, ABC's board of directors considered a number of factors, including the following:

  .  the financial condition and operating results of ABC and Golden Isles;

  . a comparison of the terms of the proposed merger with comparable transactions, both in the southeastern United States and elsewhere;

  . the fact that the merger provides ABC with a natural extension of its existing south Georgia community bank franchises by expanding its presence into Glynn County, Georgia; and

  . the opinion rendered by Sterne, Agee & Leach, Inc. to ABC's board of directors that, as of the date of the merger agreement, the merger consideration to be paid by ABC in the proposed merger was fair to ABC from a financial point of view.

  In approving the transaction, ABC's board of directors did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors.

Golden Isles' Reasons for the Merger

  Golden Isles' board of directors, with the assistance of outside financial and legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the merger. The terms of the merger, including the aggregate merger consideration to be received for the shares of Golden Isles common stock and options to purchase Golden Isles common stock, are the result of arm's-length negotiations between representatives of Golden Isles and ABC. In reaching its conclusion that the merger agreement is in the best interest of Golden Isles and its shareholders, Golden Isles' board of directors considered, without assigning any relative or specific values, a number of factors, including:

  . the fact that the ABC common stock is traded on The Nasdaq National Market and has enjoyed a consistent dividend payout;

  . alternatives to the merger, including continuing to operate Golden Isles on a stand-alone basis, considering the breadth of its product line, economic conditions and the prospects for community banking and competition in the financial services area;

  . the merger consideration to be received in the proposed merger, including the fact that although the cash received generally will be taxable, the Golden Isles shareholders will not recognize any gain or loss for federal income tax purposes on the receipt of ABC's common stock in the merger;

  . a comparison of the terms of the proposed merger with comparable transactions, both in the southeastern United States and elsewhere;

  . information concerning the business, financial condition, results of operations and prospects of Golden Isles and ABC;

  . competitive factors and trends toward consolidation in the banking industry; and

  . the opinion rendered by The Carson Medlin Company to Golden Isles' board of directors that, as of the date of the merger agreement, the merger consideration to be received in the proposed merger was fair, from a financial point of view, to the holders of Golden Isles' common stock.

  Golden Isles' board of directors believes that by becoming part of a larger organization with greater resources, Golden Isles will be able to serve its customers and communities better and to provide services that will be competitive in the combined company's market and elsewhere. Similarly, a larger organization will be able to provide greater career opportunities for Golden Isles' employees.

  Golden Isles' board of directors also considered the separate agreements and benefits proposed for employees and management and concluded that those terms were reasonable. See "Interests of Certain Persons in the Merger" on page 51.

  The foregoing discussion of the information and factors considered by Golden Isles' board of directors is not intended to be exhaustive. Golden Isles' board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors. Golden Isles' board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger is in the best interest of Golden Isles' shareholders.

Recommendation of the Golden Isles Board of Directors

  THE BOARD OF DIRECTORS OF GOLDEN ISLES BELIEVES THAT THE TERMS OF THE MERGER ARE IN THE BEST INTEREST OF GOLDEN ISLES AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF GOLDEN ISLES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF GOLDEN ISLES APPROVE THE MERGER AGREEMENT.

                 OPINION OF FINANCIAL ADVISOR TO GOLDEN ISLES

  Golden Isles has retained The Carson Medlin Company to act as its financial advisor in connection with the merger. Golden Isles engaged Carson Medlin on January 10, 2001 to serve as its financial advisor in its negotiations with ABC and to render its opinion as to the fairness, from a financial point of view, of the consideration received by the shareholders of Golden Isles in the merger. Golden Isles selected Carson Medlin as its financial adviser on the basis of Carson Medlin's historical relationship with Golden Isles and Carson Medlin's experience and expertise in representing community banks in similar transactions. Carson Medlin is an investment banking firm which specializes in the securities of financial institutions located in the southeastern and western United States. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of financial institutions and transactions relating to their securities, including mergers and acquisitions.

  Representatives of Carson Medlin participated in a meeting of Golden Isles' board of directors held on February 20, 2001. At that meeting Carson Medlin delivered its written opinion to the effect that, as of such date, the consideration provided for in the merger agreement was fair, from a financial point of view, to the shareholders of Golden Isles. Carson Medlin subsequently confirmed its opinion in writing as of the date of this proxy statement/prospectus.

  THE FULL TEXT OF THE CARSON MEDLIN COMPANY'S WRITTEN OPINION IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C. GOLDEN ISLES SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY THE CARSON MEDLIN COMPANY IN CONNECTION THEREWITH.

  The Carson Medlin Company's opinion is directed to the Golden Isles board of directors only and is directed only to the merger consideration and merger agreement terms and does not constitute a recommendation to any Golden Isles shareholder regarding how such shareholders should vote at the special shareholders' meeting. Carson Medlin neither established nor recommended the amount of consideration payable under the merger agreement.

  You should consider the following when reading the discussion of the Carson Medlin opinion in this document:

  . The summary of the opinion of Carson Medlin set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion that is attached as APPENDIX C to this proxy statement/prospectus. You should read the opinion in its entirety for a full discussion to the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by Carson Medlin in connection with its opinion.

  . Carson Medlin's opinion does not address the merits of the merger relative to other business strategies, whether or not considered by Golden Isles' board, nor does it address the decision by Golden Isles' board to proceed with the merger.

  . Carson Medlin's opinion to Golden Isles' board of directors rendered in connection with the merger does not constitute a recommendation to any Golden Isles shareholder as to how he or she should vote at the special shareholders' meeting.

  No limitations were imposed by Golden Isles' board of directors or its management upon Carson Medlin with respect to the investigations made or the procedures followed by Carson Medlin in rendering its opinion.

  The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is therefore not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of its analyses and the facts considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Carson Medlin's opinion.

  In performing its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of ABC and Golden Isles, and may not be realized. Any estimates contained in Carson Medlin's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Carson Medlin was assigned a greater significance by Carson Medlin than any other. The relative importance or weight given to these analyses by Carson Medlin is not necessarily reflected by the order of presentation of the analyses herein (and the corresponding results). The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

  Carson Medlin has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of ABC or Golden Isles, nor was it furnished with any appraisals.

  Carson Medlin is not an expert in the evaluation of loan portfolios, including under-performing or non-performing assets, charge-offs or the allowance for loan losses; it has not reviewed any individual credit files of ABC or Golden Isles; and it has assumed that the allowances of ABC and Golden Isles are in the aggregate adequate to cover losses. Carson Medlin's opinion is necessarily based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it which is not necessarily indicative of current market conditions.

  In rendering its opinion, Carson Medlin made the following assumptions:

  . that the merger will be accounted for as a purchase in accordance with generally accepted accounting principles;

  . that all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Golden Isles, ABC or on the anticipated benefits of the merger;

  . that Golden Isles had provided it with all of the information prepared by Golden Isles or its other representatives that might be material to Carson Medlin in its review; and

  . that the financial projections it reviewed were reasonably prepared on a basis reflecting the best currently available estimates and judgement of the management of Golden Isles as to the future operating and financial performance of Golden Isles.

  In connection with its opinion dated February 20, 2001, Carson Medlin reviewed:

  .  the merger agreement;

  . the annual reports to shareholders of ABC, including the audited financial statements of ABC for the five years ended December 31, 2000;

  . the audited financial statements of Golden Isles for the five years ended December 31, 2000; and

  . financial and operating information with respect to the business, operations and prospects of ABC and Golden Isles.

  In addition, Carson Medlin:

  . held discussions with members of management of ABC and Golden Isles regarding the historical and current business operations, financial condition and future prospects of their respective companies;

  . reviewed the historical market prices and trading activity for the common stock of ABC, as well as the Golden Isles common stock;

  . compared the results of operations of ABC and Golden Isles with those of certain financial institutions which it deemed to be relevant;

  . compared the financial terms of the merger with the financial terms, to the extent publicly available, of certain other recent business combinations of financial institutions; and

  . conducted such other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.

Valuation Methodologies

  The following is a summary of all material analyses performed by Carson Medlin in connection with its opinion provided to Golden Isles' board of directors as of February 20, 2001. The summary does not purport to be a complete description of the analyses performed by Carson Medlin.

Summary of Merger and Analysis

  Carson Medlin reviewed the terms of the proposed merger, including the form of consideration, and the resulting price per share of Golden Isles common stock pursuant to the proposed merger. Under the terms of the merger agreement, ABC will pay up to $10,237,960 in cash and issue up to 1,241,204 shares of ABC common stock for all outstanding common stock and options of Golden Isles. The aggregate merger price will be fixed at an amount between $20,167,592 and $25,132,408. Carson Medlin assumed that each Golden Isles common shareholder would receive approximately $4.13 per share in cash and 0.5 shares of ABC common stock.


  Based on the ABC stock price of $11.50 per share on February 16, 2001 (the last trading day prior to the date of the merger agreement), the aggregate merger price would be $24,511,806, and Golden Isles common shareholders would receive cash and stock with an aggregate value of $9.88 per share as of such date.

  Carson Medlin calculated that the indicated value on February 20, 2001 represented:

  . a 54.9% premium to Golden Isles' market value one day prior to announcement and a 67.9% premium to Golden Isles' market value three months prior to announcement;

  .  175.1% of stated book value at December 31, 2000;

  .  22.7 times earnings for the twelve months ending December 31, 2000;

  .  20.3% of total deposits at December 31, 2000;

  .  a 10.8% core deposit premium at December 31, 2000; and

  .  16.7% of total assets of Golden Isles at December 31, 2000.

  Carson Medlin also analyzed the same pricing indicators for the minimum and maximum merger price as shown below.


                                                       Minimum      Maximum
                                                        Price        Price
                                                    ($20,167,592) ($25,132,408)
                                                    ------------- ------------
   Stock Price Premium--One Day....................      27.5%        58.9%
   Three Months....................................      38.1%        72.1%
   Price to Earnings...............................      18.6x        23.2x
   Price to Book Value.............................     144.0%       179.5%
   Price to Total Deposits.........................      16.7%        20.8%
   Core Deposit Premium............................       6.3%        11.5%
   Price to Total Assets...........................      13.8%        17.1%


Industry Comparative Analysis

  In connection with rendering its opinion, Carson Medlin compared selected operating results of both Golden Isles and ABC to those of 59 publicly-traded community commercial banks in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia, which appear in the Southeastern Independent Bank Review, a proprietary research publication prepared by Carson Medlin quarterly since 1991. The banks reviewed by Carson Medlin range in asset size from $155 million to $5.1 billion and in shareholders' equity from approximately $12 million to $477 million. Carson Medlin considers this group of financial institutions more comparable to Golden Isles and ABC than larger, more widely traded regional financial institutions. Carson Medlin compared, among other factors, profitability, capitalization and asset quality of Golden Isles and ABC to these financial institutions. Carson Medlin noted the following returns based on results at or for the nine months ended September 30, 2000 (most recent available) for the banks reviewed and for the 12 months ended December 31, 2000 for Golden Isles and ABC:

                                                       Golden        Average for
                                                       Isles   ABC   Peer Group
                                                       ------ -----  -----------
   Return on Average Assets...........................  0.77%  1.27%     1.12%
   Return on Average Equity...........................  8.03% 13.19%    12.00%
   Equity to Assets...................................  9.56%  9.75%     9.50%
   Efficiency Ratio...................................  69.6%  65.2%     60.3%
   Non-Performing Assets* to Total Loans,
    net of unearned income and other real estate......  3.61%  0.95%     0.92%

--------
*  Defined as 90 days past due, nonaccrual loans and other real estate.

  This comparison indicated that Golden Isles financial performance, with the exception of capitalization, was below the peer group for each factor analyzed. Carson Medlin noted that ABC's financial performance was at or above the peer group for each factor analyzed.

Comparable Transaction Analysis

  Carson Medlin reviewed certain information relating to the following selected merger transactions involving commercial banks in certain coastal markets in the southeast United States, including Florida, Georgia and South Carolina, announced since January 1, 1999:

           Seller                                    Buyer
----------------------------- ---------------------------------------------------
Citizens First National
 Bank                      FL Carolina First Corporation                       SC
Grady Holding Company      GA Capital City Bank Group, Inc.                    FL
Exchange Bank of South
 Carolina                  SC First Citizens Bancorporation of South Carolina  SC
First Bancorporation,
 Inc.                      SC First National Corp.                             SC
Ready Bank of Fort
 Walton Beach HC           FL Synovus Financial Corp.                          GA
South Carolina Community
 Bancshares, Inc.          SC Union Financial Bancshares, Inc.                 SC
Horizon Bancshares, Inc.   FL Synovus Financial Corp.                          GA
First Banking Company of
 Southeast Georgia         GA BB&T Corporation                                 NC
Friendship Community
 Bank                      FL PAB Bankshares, Inc.                             GA
First Bank Holding
 Company                   FL SouthTrust Corporation                           AL
Peoples State Bank of
 Groveland                 FL Alabama National BanCorporation                  AL
Tri-County Bank            FL ABC Bancorp                                      GA

  In evaluating these factors, Carson Medlin considered, among other factors, the earnings, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices at the time of announcement to the stated book value, earnings, total and core deposits and total assets of the acquired institutions.

      Purchase Price as a Percentage of Stated Book
      Value                                               Low    High   Average
      ---------------------------------------------      -----  ------  -------
   Comparable Transactions.............................. 103.8%  436.1%  224.1%
   Range of Values (based on Golden Isles' stated book
    value
    of $5.75 per share at December 31, 2000)............ $5.97  $25.08  $12.89

  The implied consideration of the merger based on ABC's February 16, 2000 stock price of $11.50 per share was approximately $9.88 per share, or 175.1% of stated book value, which is below the average of the range for the comparable transactions.

       Purchase Price as a Multiple of Earnings             Low   High  Average
       ----------------------------------------            ----- ------ -------
   Comparable Transactions................................  12.5   47.9   22.6
   Range of Values (based on Golden Isles' earnings per
    share of $0.44 for 12 months ended December 31,
    2000)................................................. $5.50 $21.08  $9.94

  The implied consideration of the merger based on ABC's February 16, 2000 stock price of $11.50 per share was approximately $9.88 per share, or 22.7 times earnings for the twelve months ended December 31, 2000, is just above the average for the comparable transactions.

                                                                Comparable
                                                               Transactions
                                                Golden Isles -------------------
      Other Pricing Multiples                    Indicator   Low   High  Average
      -----------------------                   ------------ ---   ----  -------
   Purchase Price % of Total Deposits..........     20.3%    16.0% 39.8%  26.6%
   Core Deposit Premium........................     10.8%     1.9% 30.1%  15.4%
   Purchase Price % of Total Assets............     16.7%    13.3% 34.7%  22.8%

  The purchase price as a percentage of total deposits implied by the merger is 20.3%, which is slightly below the average of the range for the comparable transactions. The core deposit premium, which is the aggregate transaction value minus stated book value divided by core deposits, is 10.8% and also slightly below the average of the range for the comparable transactions. The purchase price as a percentage of total assets implied by the merger is 16.7%, which is also below the average of the range for the comparable transactions.

  No company or transaction used in Carson Medlin's analyses is identical to Golden Isles or the proposed merger. Accordingly, the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Golden Isles and other factors that could affect the value of the companies to which they have been compared.

Present Value Analysis

  Carson Medlin calculated the present value of Golden Isles assuming that Golden Isles remained an independent bank. For purposes of this analysis, Carson Medlin utilized certain projections of Golden Isles' future growth of assets, earnings and dividends and assumed that Golden Isles' common stock would be sold at the end of five years at a price ranging from 180% to 220% of book value. These values were then discounted to present value utilizing discount rates of 14% to 16%. These rates were selected because, in Carson Medlin's experience, they represent the rates that investors in securities such as Golden Isles' common stock would demand in light of the potential appreciation and risks.

                                  Present Value Analysis
                -------------------------------------------------------------------------------
                 1.80              1.90              2.00              2.10              2.20
                -------           -------           -------           -------           -------
                                      ($ in millions)
     14%        $22.203           $23.361           $24.519           $25.677           $26.835
     15%        $21.275           $22.384           $23.493           $24.601           $25.710
     16%        $20.395           $21.457           $22.518           $23.580           $24.642

  On the basis of these assumptions, Carson Medlin calculated that the present value of Golden Isles as an independent bank ranged from $20.395 million to $26.835 million. The consideration implied by the terms of the merger agreement based on ABC's stock price on February 16, 2001 was $24.512 million, which is just below the high end of the range indicated under the present value analysis. Carson Medlin also noted that was the aggregate merger price will be fixed at an amount between $20.168 million and $25.132 million, which Carson Medlin considers within the range indicated under present value analysis.

  Carson Medlin noted that it included present value analysis because it is a widely used valuation methodology, but also noted that the results of this methodology are highly dependent upon the numerous assumptions that must be made, including assets and earnings growth rates, dividend payout rates, terminal values and discount rates.

Historical Stock Performance Analysis

  Carson Medlin reviewed and analyzed the historical trading prices and volumes of ABC common stock since 1996. Carson Medlin noted that ABC's stock traded as high as $17.00 per share in early 1998 and had declined since then and traded as low as $8.00 per share in late 2000. Carson Medlin noted that most financial institution stocks peaked in mid-1998 and had been declining over the same period. ABC's stock price has generally been rising in 2001 and traded at $11.50 per share on February 16, 2001. ABC's volume has remained steady over the period analyzed with trading volume of approximately 7,500 shares per day.

  Carson Medlin compared the recent trading prices of ABC's stock to the recent market values of the comparable financial institutions. This comparison showed that:

  . at February 16, 2001, ABC's price to trailing 12 months earnings was 9.7 times (range of 7.2 to 22.8 times) compared to a mean of 12.0 times for the banks reviewed by Carson Medlin at December 31, 2000; and

  . at February 16, 2001, ABC's price was 119% of book value compared to a mean of 133% (range of 49% to 302%) for the banks reviewed by Carson Medlin at December 31, 2000.

  Carson Medlin noted that ABC's common stock currently trades, and has over the past several years traded, at a discount based on earnings and book value multiples compared to the banks reviewed by Carson Medlin.

  Carson Medlin also examined the trading prices and volumes of Golden Isles' common stock, which has traded on The Nasdaq Small Cap Market since 1996. Carson Medlin noted that the consideration to be received in the merger represented a premium over the recent trading price for Golden Isles' common stock.

  The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including, but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Golden Isles or ABC, could materially affect the assumptions used in preparing the opinion. In addition, Carson Medlin did not consider changes in the cash consideration payable to the Golden Isles shareholders since the date of its opinion. In the opinion of Carson Medlin, these changes have no meaningful effect on Carson Medlin's analysis.


  In connection with its opinion, dated as of the date of this proxy statement/prospectus, Carson Medlin confirmed the appropriateness of its reliance on the analyses used to render its February 20, 2001 opinion by performing procedures to update certain of such analyses and reviewing the assumptions on which its analyses were based and the factors considered in connection therewith.

  Golden Isles has agreed to pay Carson Medlin a fee equal to $40,000, payable upon Carson Medlin's delivery of its opinion to Golden Isles, regardless of whether the merger is consummated. In addition to the foregoing fee, Golden Isles has agreed to reimburse Carson Medlin for its reasonable out-of-pocket expenses, including counsel, incurred in connection with its retention and has agreed to indemnify Carson Medlin against certain liabilities, including liabilities under federal securities laws.

                      OPINION OF FINANCIAL ADVISOR TO ABC

  ABC retained Sterne, Agee & Leach, Inc. to advise the ABC board of directors in connection with the merger. ABC selected Sterne Agee to serve as its financial advisor because Sterne Agee is a recognized regional investment banking firm with expertise in financial institutions. As part of its investment banking business, Sterne Agee is regularly involved in the valuation of financial institutions and their securities. On February 20, 2001, Sterne Agee rendered its oral opinion to the board of directors of ABC that, as of such date, subject to certain assumptions, factors and limitations, the consideration proposed to be paid by ABC pursuant to the Merger Agreement was fair, from a financial point of view, to the shareholders of ABC. Sterne Agee reconfirmed its opinion dated February 20, 2001, by delivering a written opinion to the board of directors of ABC dated the date of this proxy statement/prospectus.

  A copy of Sterne Agee's opinion letter is included in this document as Appendix D and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix
D. Sterne Agee's opinion is provided exclusively for the information and benefit of the board of directors of ABC.

  In rendering its opinion, Sterne Agee reviewed, analyzed and relied upon certain materials relating to the financial and operating condition of ABC and Golden Isles, including, among other things, the following:

  . the Merger Agreement dated February 20, 2001, and certain related documents;

  . Annual Reports to shareholders and Annual Reports on Form 10-K of ABC and Golden Isles for the three years ended December 31, 1999;

  . certain interim reports to shareholders of ABC and Golden Isles, including quarterly reports on Form 10-Q and certain other communications;

  . other financial information concerning the businesses and operations of ABC and Golden Isles furnished to Sterne Agee by the respective companies for purposes of Sterne Agee's analysis, including certain internal financial analyses and forecasts for ABC and Golden Isles prepared by the senior managements of the respective companies;

  . certain publicly-available information concerning the historical price, price/earnings and price/book ratios as well as the trading activity for the common stocks of ABC and Golden Isles;

  . certain publicly-available information with respect to banking companies and the types and terms of other transactions that Sterne Agee considered relevant to its analysis; and

  . certain deposit data available as of June 30, 2000, published by the FDIC with regard to the deposits and market shares held by the bank subsidiaries of ABC and Golden Isles.

  Sterne Agee also held discussions with the senior management of ABC and Golden Isles regarding their past, current and prospective operations, financial condition, regulatory examinations, audits and other matters and considered such other financial factors as Sterne Agee deemed appropriate under the circumstances, including general economic, market and financial conditions, its knowledge of similar transactions and its experience in securities valuation of financial institutions. Sterne Agee's opinion was based upon conditions as they existed on the date of the opinion and the information made available up to such date.

  In conducting its review and arriving at its opinion, Sterne Agee relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information provided to it or publicly available. Sterne Agee relied upon the management of ABC and Golden Isles as to the reasonableness and achievability of the financial and operating budgets and forecasts (and the related assumptions and bases underlying such forecasts) provided to Sterne Agee and assumed that such budgets and forecasts reflected the best available estimates and judgments of such management and that such budgets and forecasts will be realized in the amounts and in the time periods estimated by such management. Sterne Agee also assumed, without independent verification, that the aggregate allowances for loan losses for ABC and Golden Isles are adequate to cover such losses. Sterne Agee did not make or obtain any evaluations or appraisals of the property of ABC or Golden Isles, nor did Sterne Agee examine any loan credit files. Sterne Agee was informed by ABC and assumed in rendering its opinion that the merger would be accounted for as a purchase under generally accepted accounting principles.

  The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. In arriving at their fairness opinion, Sterne Agee did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevancy of each analysis and factor. None of the analyses performed by Sterne Agee was assigned a greater significance by Sterne Agee than any other and, therefore, you should not attribute any greater importance to one analysis versus another as a result of the order in which they are discussed herein. Accordingly, Sterne Agee believes that their analyses must be considered as a whole and that a review of selected portions of such analyses and the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying Sterne Agee's opinion. In its analyses, Sterne Agee made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond ABC's control. Any estimates contained in Sterne Agee's analyses are not indicative of actual values or predictive of future results or values that may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold.

  The following is a brief summary of the material financial analyses reviewed by Sterne Agee in connection with its opinion; it does not purport to be a complete description of all analyses performed.

Financial Performance Overview

  Sterne Agee reviewed financial performance ratios, stock trading history, income statement and balance sheet information, per share financial results and other information for both ABC and Golden Isles and the combined company before and after acquisition adjustments, cost savings and revenue enhancements. Sterne Agee also relied upon unaudited pro forma financial information as provided by the management of ABC with respect to ABC's then-pending acquisition of Tri-County Bank in performing its financial analyses.

Valuation Multiples

  Sterne Agee calculated the merger consideration to be paid pursuant to the exchange ratio of shares of ABC common stock per share of Golden Isles common stock and the cash consideration per share of Golden Isles common stock as a multiple of Golden Isles' stock price on February 16, 2001, the last trading day before Sterne Agee rendered its oral opinion to the board of directors of ABC; as a multiple of latest twelve months earnings per share and estimated earnings per share for the year ended December 31, 2001; as a multiple of book value and tangible book value as of December 31, 2000; and as a percentage of assets as of December 31, 2000. Assuming a price per share of ABC common stock of $11.50 and of Golden Isles common stock of $6.50 (the closing prices per share, respectively, on February 16, 2001) and an exchange ratio of 0.5 shares of common stock of ABC and $4.13 in cash for each share of common stock of Golden Isles, or $9.89 for each share of Golden Isles common stock held, such amount would represent 152.1% of Golden Isles' stock price on February 16, 2001; 22.7 times latest twelve months earnings per share, 25.9 times estimated earnings per share for the year ended December 31, 2001; 1.72 times book value and 1.72 times tangible book value as of December 31, 2000; 16.7% of total assets on December 31, 2000 and 20.12% of total deposits as of December 31, 2000.


Similar Actual Transactions

  Sterne Agee analyzed certain financial data related to 32 acquisitions of banks in the Southeast with assets between approximately $40 million and $1 billion, from January 1, 2000 through February 2, 2001.

  Sterne Agee calculated average valuation multiples for the Southeast bank acquisitions as follows: 22.2 times trailing twelve months earnings per share;
1.97 times prior quarter-end book value; 1.99 times prior quarter-end tangible book value; 20.0% of quarter-end assets; and 24.1% of quarter-end deposits. Sterne Agee calculated median valuation multiples for the Southeast bank acquisitions as follows: 20.4 times trailing twelve months earnings per share;
1.81 times prior quarter-end book value; 1.82 times prior quarter-end tangible book value; 19.5% of quarter-end assets; and 23.7% of quarter-end deposits.

  Sterne Agee analyzed certain financial data related to 28 acquisitions of bank and thrift institutions in Georgia from January 1, 1999 through February 2, 2001.

  Sterne Agee calculated average valuation multiples for the Georgia bank and thrift acquisitions as follows: 23.3 times trailing twelve months earnings per share; 2.57 times prior quarter-end book value; 2.64 times prior quarter-end tangible book value; 26.2% of quarter-end assets; and 31.4% of quarter-end deposits. Sterne Agee calculated median valuation multiples for the Georgia bank and thrift acquisitions as follows: 22.5 times trailing twelve months earnings per share; 2.54 times prior quarter-end book value; 2.55 times prior quarter-end tangible book value; 26.7% of quarter-end assets; and 32.1% of quarter-end deposits.

  In calculating the average valuation multiples, Sterne Agee made certain statistical adjustments to make the averages more meaningful for comparison purposes.

Contribution Analysis

  Sterne Agee analyzed the relative contribution of ABC and Golden Isles to certain balance sheet and income statement items, including assets, deposits, common equity and latest twelve months net income. Sterne Agee then compared the relative contribution of such balance sheet and income statement items with the estimated pro forma ownership of 12.2% for Golden Isles shareholders based on an exchange ratio of 0.5 shares of ABC common stock and $4.13 in cash for each share of Golden Isles common stock. The contribution analysis showed that Golden Isles would contribute approximately 15.0% of the combined assets, 14.8% of the combined deposits, 14.8% of the combined common equity and 9.7% of the combined latest twelve months net income (before cost savings, revenue enhancements and merger-related charges).

Financial Impact Analysis

  Sterne Agee reviewed pro forma income statement and balance sheet and certain pro forma financial information contained in analyses prepared by the management of ABC and Golden Isles. Such pro forma financial information was discussed with the management of both ABC and Golden Isles. The actual results achieved by the combined company after the merger may vary from the projected results and the variations may be material.

  Sterne Agee calculated the pro forma effects of the merger on ABC's earnings per share estimates for 2001 and 2002 based on earnings estimates for ABC and Golden Isles as supplied by the management of each of the companies, because no earnings estimates were available from Zacks, First Call or the Institutional Brokers Estimate System. Such pro forma effects included after-tax benefits from cost savings and revenue enhancements and excluded merger-related charges. Sterne Agee calculated that the pro forma fully diluted earnings per share would result in dilution of $0.01 per share, or 0.9%, to ABC's estimated 2001 earnings per share. The estimated accretion represented by pro forma earnings per share was estimated to be $0.03, or 1.6%, for earnings per share in 2002.

  Sterne Agee also reviewed ABC's pro forma combined book value per share for December 31, 2000, of $9.90, which compared with the actual December 31, 2000, book value of $9.66. The accretion represented by the pro forma figure equaled 2.5%.

Market Share Analysis

  Sterne Agee calculated the effect on ABC's deposit market share in Glynn County, Georgia that would result from the merger. Based on FDIC deposit data as of June 30, 2000, Sterne Agee calculated that ABC's deposit market share in Glynn County would represent a 13.6% share, behind SunTrust Bank, Inc. at 21.0%, First Georgia Holding, Inc. at 18.5% and Bank of America Corp. at 16.1%, and ahead of Synovus Financial Corporation at 12.8% and three other depository institution competitors.

Selected Peer Group Analysis

  Sterne Agee compared the financial performance and market performance of Golden Isles based on selected measures of profitability, asset quality, capital adequacy, liquidity, efficiency and various measures of market performance, including price/earnings ratios, price/book ratios and dividend yields to those of a group of comparable banks. For purposes of this analysis, the financial data used by Sterne Agee was compiled for the latest twelve months ended December 31, 2000 (if available), and the market data was compiled as of February 16, 2001. The peer group, which consists of banks headquartered in the southeastern United States with total assets ranging from approximately $75 million to approximately $250 million, included the following: Admiralty Bancorp, Inc., Bank of South Carolina Corporation, BOE Financial Services of VA, Britton & Koontz Capital Corporation, CCF Holding Company, Central Virginia Bankshares, Inc., Commonwealth Bankshares, Inc., Crescent Banking Company, Eufaula BancCorp, Inc., Fauquier Bankshares, Inc., First West Virginia Bancorp, Inc., Pinnacle Bancshares, Inc., Premier Commercial Bankshares, Inc., RHBT Financial Corporation, Shore Financial Corporation, Southwest Georgia Financial Corporation, Summit Financial Corporation and United Financial Holdings, Inc.

  Sterne Agee's analysis showed the following concerning Golden Isles' relative performance:

  . that its return on equity of 7.5% compared with an average of 11.1% for the peer group;

  . that its return on assets of 0.74% compared with an average of 1.01% for the peer group;

  . that its net interest margin of 4.10% compared with an average of 4.68% for the peer group;

  . that its net chargeoffs to average loans were 0.64% compared with an average of 0.22% for the peer group;

  . that its ratio of loan loss reserve to total loans was 1.94% compared with an average of 1.17% for the peer group;

  . that its ratio of nonperforming assets and loans 90 days past due to total loans and other real estate owned was 3.35% compared with an average of 0.74% for the peer group;

  . that its ratio of equity to assets of 9.6% compared with an average of 9.0% for the peer group;

  . that its ratio of loans to deposits of 93.9% compared with an average of 82.5% for the peer group; and

  . that its efficiency ratio of 69.6% compared with an average of 65.4% for the peer group.

  Sterne Agee's analysis further showed the following regarding Golden Isles' market performance:

  . that its price/earnings multiple, based on the latest twelve months fully diluted earnings per share of $0.44, was a multiple of 14.9 compared to an average multiple of 13.5 for the peer group;

  . that its price/book ratio, based on December 31, 2000 book value of $5.75, was a multiple of 1.13 compared to an average multiple of 1.25 for the peer group;

  . that its price/tangible book ratio, based on December 31, 2000 tangible book value of $5.75, was a multiple of 1.13 compared to an average multiple of 1.30 for the peer group; and

  . that its dividend yield was 1.2% compared to an average of 2.6% for the peer group.

Net Present Value Analysis

  Sterne Agee performed a discounted cash flow analysis to determine a range of net present values per share of Golden Isles. In its calculations, Sterne Agee used net income growth rates as provided by Golden Isles' management, terminal price-to-earnings multiples from 9.0 to 12.0 times, and discount rates ranging from 10.0% to 15.0%. This analysis produced net present values of Golden Isles' share price that ranged from $8.07 to $13.75.

  In connection with its written opinion as of the date of this proxy statement/prospectus, Sterne Agee confirmed the appropriateness of its reliance on the analyses used to render its February 20, 2001 oral opinion to the board of directors of ABC by performing procedures to update certain of its analyses and by reviewing the assumptions on which the analyses were based and the factors considered in connection with them.

  Sterne Agee's opinion, dated as of June 19, 2001, a copy of which is attached as APPENDIX D to this proxy statement/prospectus, is based solely upon the information available to Sterne Agee and the economic, market and other circumstances as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusions contained in Sterne Agee's opinion. Sterne Agee has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after the date of its opinion.


  Sterne Agee was retained by the board of directors of ABC to act as its financial advisor with respect to the merger. ABC and Sterne Agee entered into a letter agreement dated January 29, 2001 relating to the services to be provided by Sterne Agee in connection with the merger. ABC agreed to pay Sterne Agee a nonrefundable retainer of $25,000 at the time of the execution of the letter agreement and an additional fee of $75,000 at the time of any public dissemination of Sterne Agee's opinion. In addition, ABC agreed to reimburse Sterne Agee for out-of-pocket expenses incurred in connection with its engagement and to indemnify Sterne Agee against certain liabilities, including liabilities under the federal securities laws.

  In the ordinary course of business, Sterne Agee trades the equity securities of ABC and Golden Isles for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Sterne Agee and its officers, employees, consultants and agents may have long or short positions in the securities of ABC and Golden Isles. Sterne Agee has regularly followed and provided research concerning ABC to its clients.

                  EXCHANGE OF GOLDEN ISLES STOCK CERTIFICATES

  As soon as practicable after the consummation of the merger, a letter of transmittal furnishing instructions for exchanging Golden Isles stock certificates (and for replacing any lost, stolen or destroyed certificates) will be mailed to each Golden Isles shareholder of record as of the close of business on the effective date of the merger. Each Golden Isles shareholder will be urged to return this letter of transmittal, as soon as possible, together with his or her stock certificates to SunTrust Bank, the exchange agent for ABC. As soon as practicable after receipt by the exchange agent of your Golden Isles stock certificates, you will be mailed the cash and ABC common stock (including cash for any fractional share interest or dividends or distributions) to which you are entitled pursuant to the merger agreement.

  As of the effective date of the merger, each Golden Isles stock certificate will be deemed for all corporate purposes only to evidence the right to receive cash and certificates representing shares of ABC common stock pursuant to the merger agreement. Until your Golden Isles stock certificate is surrendered (or suitable arrangements made for any lost, stolen or destroyed certificate) you:

  . will not be issued a certificate representing the shares of ABC common stock which you are otherwise entitled to receive;

  .  will not be paid the cash which you are otherwise entitled to receive;
     and

  . will not be paid dividends or other distributions in respect of the shares of ABC common stock which you are otherwise entitled to receive.

  Any dividends or distributions or other cash payable to you will be retained, without interest, for your account until you surrender your stock certificate in accordance with the letter of transmittal.

  If any certificates for shares of ABC common stock are to be issued in a name other than that for which a Golden Isles share certificate surrendered or exchanged is issued, the Golden Isles share certificate so surrendered must be properly endorsed and otherwise in proper form for transfer, and the person requesting the exchange must affix any requisite stock transfer tax stamps to such certificate surrendered, provide funds for their purchase, or establish to the satisfaction of the exchange agent that such taxes are not payable.

  To the extent permitted by law, former Golden Isles shareholders will be entitled to vote after the effective time of the merger at any meeting of ABC's shareholders the number of shares of ABC common stock into which their Golden Isles stock are converted, regardless of whether they have exchanged certificates representing their Golden Isles stock for certificates representing ABC common stock.

  There will be no transfers of shares of Golden Isles common stock on Golden Isles' stock transfer books after the effective time of the merger. Golden Isles common stock certificates presented for transfer after the effective time of the merger will be canceled and exchanged for cash and shares of ABC common stock certificates.

  Existing ABC shareholders will keep their existing stock certificates and should not deliver any certificates for ABC common stock.

                         EFFECTIVE TIME OF THE MERGER

  The merger will be consummated if it is approved by the shareholders of Golden Isles and if ABC and Golden Isles obtain all required consents and approvals, including the approvals of the Federal Reserve and the Georgia Department of Banking and Finance, and satisfy the other conditions to the obligations of the parties to consummate the merger. The merger will become effective on the date and at the time that a certificate of merger is issued by the Secretary of State of Georgia. We presently expect that the effective date will occur in the third quarter of 2001.

                              TERMS OF THE MERGER

  Upon completion of the merger, the separate legal existence of Golden Isles will cease. All property, rights, powers, duties, obligations, debts and liabilities of Golden Isles will automatically be transferred to ABC. The Articles of Incorporation of ABC will govern the combined entities.

  Upon the consummation of the merger, all outstanding shares of Golden Isles common stock and all options to purchase shares of Golden Isles common stock will be automatically converted into, and become a right to receive, an aggregate merger consideration of between $20.1 million and $25.2 million, payable in cash and whole shares of stock of ABC (subject to adjustment as described in the merger agreement). This is the "aggregate merger price" or "aggregate merger consideration." Existing shares of ABC held by ABC shareholders immediately prior to the merger will not be converted and will continue to be issued and outstanding.

  In addition, upon the consummation of the merger, all of Golden Isles' outstanding stock options will be converted at the effective time of the merger into the right to receive a portion of the aggregate merger consideration equal to the pro-rata portion of such merger consideration that each option holder would have received had such holder converted all of his or her outstanding options into shares of Golden Isles common stock on a cashless basis and then participated in the merger with the other Golden Isles shareholders.


  The aggregate merger consideration will be adjusted at the effective time of the merger if the average closing price per share of the ABC common stock for the 30 highest-volume trading days during the 60 calendar-day period ending five calendar days prior to the closing date of the merger is higher than $12.00. If this average closing price is higher than $12.00 per share, then the aggregate merger consideration will be adjusted by (i) reducing the cash portion by an amount equal to one-half of the difference between the value of the stock consideration at the average price described above and the value of such stock at $12.00 per share, and (ii) reducing the stock portion by the number of shares equal to one-half of the difference between the value of such stock at the average price described above and the value of such stock at $12.00 per share, divided by such average price. In addition, the cash portion of the aggregate merger consideration will be reduced at the effective time of the merger by an amount equal to:


  . $13,611.00, which represents fees payable to J. Thomas Whelchel, the Chairman of the board of directors of Golden Isles;


  . all fees in excess of $40,000.00 and all costs and expenses in excess of $2,500.00 of The Carson Medlin Company;

  . all fees, costs and expenses of Martin, Snow, Grant & Napier, LLP, Golden Isles' legal counsel, in excess of $30,000.00; and

  . $65,000.00, which represents all payments made by Golden Isles to Fleet Mortgage Corp. in respect of recently-settled litigation involving Golden Isles in excess of $25,000.00.


  The merger agreement provides that the $65,000.00 reduction in the aggregate merger consideration referred to above will itself be reduced (resulting in a corresponding increase in the cash paid to the Golden Isles shareholders) by the amount of any cash received by Golden Isles prior to the effective time of the merger from the sale or collection of a promissory note executed in favor of First Bank Mortgage Corporation. If Golden Isles cannot sell or collect such promissory note prior to the effective time of the merger, then certain of Golden Isles' directors may choose to purchase the promissory note, provided that a committee of disinterested members of the Golden Isles board of directors approves such transaction.


Fractional Shares

  ABC will not issue any fractional shares of ABC common stock to former Golden Isles shareholders. Instead, you will receive cash, without interest, for any fractional share interest. The amount of cash received will be determined by multiplying the fraction by the average of the closing sales prices of ABC common stock on The Nasdaq National Market for the 30 highest-volume trading days during the 60 calendar-day period ending on the date that is five calendar days prior to the closing date of the merger. You will not be entitled to dividends, voting rights or any other shareholder rights with respect to any fractional share interest.

Representations and Warranties

  The merger agreement contains customary representations and warranties relating to, among other things:

  .  the organization and capital structures of ABC and Golden Isles;

  . the contracts, employees, employee benefits, labor relations, litigation, real property, intangible assets and environmental compliance of Golden Isles;

  . the due authorization, execution, delivery, performance and enforceability of the merger agreement;

  . consents or approvals of regulatory authorities and third parties necessary to complete the merger;

  . certain financial statements through the period ended December 31, 2000 fairly presenting the financial condition and results of operations of the respective parties in conformity with generally accepted accounting principles applied on a consistent basis; and

  . the absence of material adverse changes, since December 31, 2000, in the consolidated assets, business, liabilities, financial condition and results of operations of ABC (and its subsidiaries) or Golden Isles (and its subsidiaries) or in any of their respective relationships with customers, employees, lessors or others.

Conduct of Business Pending the Merger

  Pursuant to the merger agreement, ABC and Golden Isles have each agreed to use reasonable efforts to preserve their business organizations intact and to maintain satisfactory relationships with its customers, suppliers, regulators and employees. In addition, ABC and Golden Isles agreed to conduct their businesses and to engage in transactions only in the ordinary course of business as conducted at the date of the merger agreement and in compliance in all material respects with all applicable laws and regulations and all contracts to which either is a party.

  Among other things, without ABC's prior written consent (which will not unreasonably withheld or delayed), Golden Isles has agreed not to:

  . amend its Articles of Incorporation, Bylaws or other governing instruments;

  . repurchase, redeem or otherwise acquire or declare or pay any dividend or make any other distribution in respect of the capital stock of Golden Isles, except that Golden Isles may declare and pay a dividend in cash to its shareholders during the second quarter of 2001 in an amount in the aggregate equal to the lesser of (i) Golden Isles' net income for the first calendar quarter of 2001, and (ii) the aggregate dividend paid to its shareholders during calendar year 2000;

  . engage in certain activities such as selling, leasing, mortgaging or otherwise disposing of property having a book value exceeding $50,000 or incur indebtedness (except in the ordinary course of business for reasonable and adequate consideration);

  . enter into any compensation agreements or increase salaries, employee benefits, directors' fees or bonuses, except to the extent consistent with past practices;

  . increase any compensation or benefits payable to Golden Isles' officers and employees, pay any bonuses, enter into or amend any severance protection agreements or pay or grant bonuses to any of the directors of Golden Isles;

  . adopt or change employee benefit plans unless required by law, regulation or judicial interpretation or as deemed necessary or advisable, in the opinion of counsel, to maintain its tax status;

  . acquire direct control of any other person or entity except under certain circumstances;

  .  modify or amend any material contracts;

  . adjust, split, combine or reclassify any of the capital stock of Golden Isles or sell, lease, dispose of or otherwise encumber any shares of the capital stock of Golden Isles or any asset with a book value in excess of $50,000; or

  . commence or settle any litigation with a potential liability to Golden Isles in excess of $50,000.

  Golden Isles has agreed, among other things:

  . subject to the terms of the merger agreement, to take all actions necessary to complete the transactions contemplated by the merger agreement;

  .  to maintain accurate books and records;

  .  to file all reports required to be filed with regulatory agencies; and

  . to operate its business in the usual, regular and ordinary course and to preserve intact its business organization and assets.

Steering Committee

  The merger agreement provides for a steering committee consisting of three individuals designated by the Chairman of the board of directors of ABC and three individuals designated by the Chairman of the board of directors of Golden Isles. As of the date of this document, the steering committee consists of W. Edwin Lane, Jr., Jon C. Edwards and either Kenneth J. Hunnicutt or Mark
D. Thomas from time to time as designees of ABC and Michael D. Hodges, Robert Cable and Donna Gowen as designees of Golden Isles. The purpose of the steering committee is to facilitate the full exchange of information concerning the business, operations, capital spending, budgets and financial results of ABC and Golden Isles until the closing of the merger and to facilitate the efficient transition and combination of the two businesses. ABC chairs the steering committee, and all material decisions of the steering committee, which will be dissolved at the effective time of the merger, must be approved by ABC and Golden Isles.

Conditions to the Merger

  The obligations of Golden Isles and ABC to consummate the merger are subject to various conditions, which include the following:

  . the merger agreement shall have been duly approved by the Golden Isles shareholders;

  . all necessary governmental approvals for the merger shall have been obtained, and all waiting periods required by law or imposed by any governmental authority with respect to the merger shall have expired (see "Terms of the Merger-Required Regulatory Approvals" at page 38);

  . no action, suit, proceeding or claim shall have been instituted, made or threatened relating to the merger;

  . Golden Isles shall have received an opinion of ABC's tax counsel dated as of the effective date of the merger to the effect that, among other things, the merger will be treated for federal income tax purposes as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (see "Certain Important Federal Income Tax Consequences of the Merger" at page 47);

  . the aggregate number of shares of Golden Isles stock dissenting from the merger shall not exceed 5% of the total number of issued and outstanding shares of Golden Isles stock;

  . the accuracy in all material respects as of February 20, 2001 and as of the effective date of the merger of the representations and warranties made, except as otherwise contemplated by the merger agreement;

  . the performance by ABC and Golden Isles in all material respects of all covenants and obligations required to be performed by each at or prior to the effective date of the merger;

  . the registration statement registering the shares of ABC common stock to be received by Golden Isles shareholders, of which this proxy statement/prospectus is a part, shall have been declared effective by the SEC, no stop order suspending the effectiveness of the registration statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement shall have been initiated and be continuing and all necessary approvals under federal and state securities laws relating to the issuance or trading of shares of ABC common stock issuable pursuant to the merger shall have been received; and

  . other conditions which are customary for transactions of the type contemplated by the merger agreement.

  See "Terms of the Merger--Representations and Warranties" at page 36 and "Terms of the Merger-- Conduct of Business Pending the Merger" at page 36.

Required Regulatory Approvals

  The merger may not proceed unless we receive the required regulatory approvals. We know of no reason why such approvals will not be obtained, but we cannot assure you that such regulatory approvals will be obtained or when we will obtain them. Applications for the approvals described in this section were filed with the Federal Reserve and with the Georgia Department of Banking and Finance on April 24, 2001. We are not aware of any other regulatory approvals or actions that are required for consummation of the merger. Should any other approval or action be required, we presently contemplate that such approval or action would be sought.

  In evaluating the merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the merger if:

  . it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

  . its effect in any section of the country could be to lessen substantially competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the Federal Reserve should find that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

  The merger may not be consummated until the fifteenth day following the date of approval by the Federal Reserve, during which time the United States Department of Justice will be afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action will stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise.

  The Georgia Department of Banking and Finance also must approve the merger. In its evaluation of the merger, the Georgia Department of Banking and Finance will take into account considerations similar to those taken into account by the Federal Reserve.

NASDAQ Listing

  The ABC common stock is currently listed on The Nasdaq National Market, and the shares to be issued to Golden Isles shareholders will also be listed on The Nasdaq National Market.

Waiver, Amendment and Termination

  We may agree to amend the merger agreement. However, after approval of the merger agreement by the Golden Isles shareholders, we cannot enter into any amendment that decreases the merger consideration payable in exchange for the Golden Isles shares without the approval of the Golden Isles shareholders. One party may waive any breach of the merger agreement by the other party or the failure of the other party to meet any conditions or terms of the merger agreement.

  The merger agreement may be terminated and the merger abandoned at any time prior to the effective date, even though we have received the approval of Golden Isles shareholders:

  .  by our mutual consent;

  . by either one of us if, without the fault of the terminating party, the closing of the merger does not occur on or before September 1, 2001;

  . by either of us (if the terminating party is not in material breach) if regulatory approval is denied;

  . by either of us if: (i) the other party materially breaches its representations, warranties or covenants under the merger agreement and the breach is not corrected within 30 days after notice; (ii) an event or circumstance arises as a result of which the other party will be unable to satisfy certain conditions of the merger agreement; or (iii) if, at the closing of the merger, any condition to the obligations of such party is not met;

  . by Golden Isles if it has entered into a definitive agreement to be acquired by another party, so long as Golden Isles complies with the terms of the merger agreement and pays ABC the fee described in "Terms of the Merger--Expenses and Fees in connection with the Merger" at page 39; or

  . by Golden Isles if the average closing price of the ABC common stock for the 30 highest-volume trading days during the 60 calendar-day period ending five calendar days prior to the closing date of the Merger is less than $8.00 per share or more than $14.00 per share.

  If the merger is terminated as described above, the merger agreement will have no effect, except for certain provisions of the merger agreement, including those relating to the obligations to maintain the confidentiality of certain information and to return all documents obtained from the other party under the merger agreement.

Expenses and Fees in Connection with the Merger

  Golden Isles and ABC each will bear their respective costs and expenses incurred in connection with the merger, including the fees, expenses and disbursements of their respective counsel and auditors and one-half of the printing expenses and filing fees in connection with this proxy statement/prospectus, whether or not the merger is consummated. However, in the event that the merger agreement is terminated by Golden Isles upon execution of a definitive agreement with a third party or in the event that, prior the termination of the merger agreement, Golden Isles receives a takeover proposal and, within one year of such termination, enters into, approves, recommends or takes action with respect to a merger, consolidation or other business combination with any other person, then Golden Isles will have to pay to ABC the sum of $400,000. Also, if the merger agreement is terminated because either ABC or Golden Isles materially breaches its representations, warranties or covenants thereunder, the non-breaching party is entitled to receive $300,000 as liquidated damages.

Management and Operations After the Merger

  After the merger, the ABC board of directors and management will remain unchanged, and the board of directors will have 10 members.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

  The unaudited pro forma condensed consolidated financial data included herein give effect to the merger. Golden Isles' information is combined in this proxy statement/prospectus with ABC using the purchase method of accounting.

  The historical amounts of ABC were derived from the consolidated financial statements of ABC incorporated herein by reference, and the historical amounts of Golden Isles were derived from the consolidated financial statements of Golden Isles included herein.


  The unaudited pro forma condensed consolidated financial data do not purport to present the financial position of ABC had the various transactions indicated above actually been consummated on the dates indicated. In addition, the unaudited pro forma condensed consolidated financial data are not necessarily indicative of the future results of operations of ABC and should be read in conjunction with the historical financial statements of Golden Isles, including the notes thereto, included herein and with the historical financial statements of ABC, including the notes thereto, incorporated herein by reference. See "Where You Can Get More Information" at page 90 and "Golden Isles Financial Holdings, Inc. Financial Statements" at page F-2.

                         ABC BANCORP AND SUBSIDIARIES
                         COMBINED WITH TRI-COUNTY BANK
                       PRO FORMA CONDENSED BALANCE SHEET

                              MARCH 31, 2001

                                  (Unaudited)
                            (Dollars in Thousands)

  The following unaudited pro forma condensed balance sheet as of March 31, 2001 has been prepared to reflect the acquisition by ABC of 100% of Tri-County Bank after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this proxy statement/prospectus.



                                                         Pro Forma
                                   ABC     Tri-County   Adjustments   Pro Forma
                                Historical Historical (Notes A and B) Combined
                                ---------- ---------- --------------- ---------
Assets
------
Cash and due from banks........  $ 29,207   $ 2,015       $   --      $ 31,222
Interest bearing deposits in
banks..........................    11,684       --            --        14,760
Federal funds sold.............       --      4,331        (3,229)(1)    1,102
Investment securities..........   149,824     9,716           --       159,540
Loans, net.....................   595,998    28,125           --       624,123
Premises and equipment.........    19,461       268           --        19,729
Investment in Tri-County.......       --        --          7,188 (1)      --
                                      --        --         (7,188)(2)      --
Excess cost over fair value of
assets acquired................     6,631       --          2,109 (2)    8,740
Other assets...................    15,765     1,136           --        16,901
                                 --------   -------       -------     --------
                                 $828,570   $48,667       $(1,120)    $876,117
                                 ========   =======       =======     ========

Liabilities and Equity
----------------------
Deposits.......................  $688,482   $43,153       $   --      $731,635
Federal funds purchased and
securities sold under
 agreements to repurchase......     3,937       --            --         3,937
Other borrowings...............    45,464       --            --        45,464
Other liabilities..............     7,213       435           --         7,648
                                 --------   -------       -------     --------
  Total liabilities............   745,096    43,558           --       788,684
                                 --------   -------       -------     --------

Equity
------
Common stock...................     9,200       --           348 (1)     9,548
Capital surplus................    29,828       --         3,611 (1)    33,439
Retained earnings..............    49,699       --            --        49,699
Other comprehensive income.....     2,110       --            --         2,110
Unearned compensation..........    (1,143)      --            --        (1,143)
Treasury stock.................    (6,220)      --            --        (6,220)
Equity of Tri-County Bank......       --      5,079        (5,079)(2)      --
                                 --------   -------       -------     --------
  Total equity.................    83,474     5,079        (1,120)      87,433
                                 $828,570   $48,667       $(1,120)    $876,117
                                 ========   =======       =======     ========

                         ABC BANCORP AND SUBSIDIARIES
                         COMBINED WITH TRI-COUNTY BANK

                 PRO FORMA CONDENSED STATEMENTS OF INCOME

                                  (Unaudited)
                 (Dollars in Thousands, Except Per Share Data)

  The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Tri-County Bank after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this proxy statement/prospectus.



                                        Three Months Ended March 31, 2001
                                   --------------------------------------------
                                                          Pro Forma
                                      ABC     Tri-County Adjustments  Pro Forma
                                   Historical Historical  (Note B)    Combined
                                   ---------- ---------- -----------  ---------
Interest income..................   $17,796     $  963      $ (34)(4)  $18,725
Interest expense.................     8,245        564        --         8,809
                                    -------     ------      -----      -------
Net interest income..............     9,551        399        (34)       9,916
Provision for loan loss..........       493        --         --           493
                                    -------     ------      -----      -------
Net interest income after
 provision for loan losses.......     9,058        399        (34)       9,423
Other income.....................     2,175         63        --         2,238
Other expense....................     7,844        282         35 (3)    8,161
                                    -------     ------      -----      -------
Income from continuing operations
 before income taxes.............     3,389        180        (69)       3,500
Income taxes.....................     1,091         58        (12)(5)    1,137
                                    -------     ------      -----      -------
Income from continuing
 operations......................   $ 2,298     $  122      $ (57)     $ 2,363
                                    =======     ======      =====      =======
Income per share from continuing
 operations......................                                      $  0.27
                                                                       =======

                                          Year Ended December 31, 2000
                                   --------------------------------------------
                                                          Pro Forma
                                      ABC     Tri-County Adjustments  Pro Forma
                                   Historical Historical  (Note B)    Combined
                                   ---------- ---------- -----------  ---------
Interest income..................   $68,976     $3,858      $(192)(4)  $72,642
Interest expense.................    30,805      2,015        --        32,820
                                    -------     ------      -----      -------
Net interest income..............    38,171      1,843       (192)      39,822
Provision for loan loss..........     1,712         58        --         1,770
                                    -------     ------      -----      -------
Net interest income after
 provision for loan losses.......    36,459      1,785       (192)      38,052
Other income.....................     8,215        283        --         8,498
Other expense....................    30,233      1,095        150 (3)   31,478
                                    -------     ------      -----      -------
Income from continuing operations
 before income taxes.............    14,441        973       (342)      15,072
Income taxes.....................     4,343        393        (65)(5)    4,671
                                    -------     ------      -----      -------
Income from continuing
 operations......................   $10,098     $  580      $(277)     $10,401
                                    =======     ======      =====      =======
Income per share from continuing
 operations......................                                      $  1.18
                                                                       =======

                         ABC BANCORP AND SUBSIDIARIES
                         COMBINED WITH TRI-COUNTY BANK
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

A. The pro forma condensed balance sheet has been prepared assuming the Tri-County Bank merger transaction was consummated on March 31, 2001. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of the periods indicated.


B. The following pro forma adjustments have been applied to give effect to the Tri-County Bank merger transaction:

Balance Sheet:

  (1) Payment of $3,229,000 in cash (representing approximately 45% of total consideration) and issuance of 347,504 shares of ABC common stock in exchange for 100% of the equity of Tri-County for a total consideration of $7,188,000.


  (2) Elimination of investment in Tri-County and allocation of purchase price as follows:

      The excess of purchase price over the fair value of net assets acquired amounting to $2,109,000 has been allocated to goodwill. Upon consummation of the merger, portions of the excess of the purchase price over the fair value of net assets acquired may be allocated to specific assets based on the fair market value of these assets on the effective date of the merger.


Statement of Income:

  (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Tri-County as follows:

      Amortization of goodwill using the straight-line method over a period of 15 years.

  (4) Loss of interest on federal funds used to fund the acquisition using an average rate of 4.25% for the three months ended March 31, 2001 and 6.00% for the year ended December 31, 2000.


  (5) Tax effect of pro forma adjustment for reduction in interest income using a tax rate of 34%. No tax effect has been recorded for amortization of goodwill because ABC is acquiring the stock of Tri-County and will not be allowed any tax benefit for the amortization of goodwill.

C. Based on the assumption that the excess purchase price over the fair value of the net assets acquired will be allocated to goodwill, the effect of the purchase adjustments described in Note B(3) above would result in a decrease in net income for each of the next five years of $141,000 assuming that the transaction was consummated at the beginning of the three months ended March 31, 2001 and $150,000 assuming that the transaction was consummated at the beginning of the year ended December 31, 2000.

               ABC BANCORP AND SUBSIDIARIES AND TRI-COUNTY BANK
              COMBINED WITH GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                       PRO FORMA CONDENSED BALANCE SHEET

                              MARCH 31, 2001

                                  (Unaudited)
                            (Dollars in Thousands)

  The following unaudited pro forma condensed balance sheet as of March 31, 2001 has been prepared to reflect the acquisition by ABC (after the acquisition of Tri-County Bank) of 100% of Golden Isles after giving effect to the adjustments described in the notes to the pro forma condensed financial statements, the acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this proxy statement/prospectus.



                                ABC
                                Tri-      Golden      Pro Forma
                               County     Isles      Adjustments    Pro Forma
                              Combined  Historical (Notes A and B)   Combined
                              --------  ---------- ---------------  ----------
Assets
------
Cash and due from banks.....  $ 31,222   $  6,104     $    --       $   37,326
Interest bearing deposits in
 banks......................    14,760        142      (10,238)(1)       4,664
Federal funds sold..........     1,102      3,259          --            4,361
Investment securities.......   159,540     20,444          --          179,984
Loans, net..................   624,123    113,782          --          737,905
Premises and equipment......    19,729      4,621          --           24,350
Investment in Golden Isles..       --         --        24,512 (1)         --
                                   --         --       (24,512)(2)         --
Excess cost over fair value
 of assets acquired.........     8,740        --        10,230 (2)      18,970
Other assets................    16,901      2,915          --           19,816
                              --------   --------     --------      ----------
                              $876,117   $151,267     $     (8)     $1,027,376
                              ========   ========     ========      ==========

Liabilities and Equity
----------------------
Deposits....................  $731,635   $125,029     $    --       $  856,664
Federal funds purchased and
 securities sold under
 agreements to repurchase...     3,937        --           --            3,937
Other borrowings............    45,464     11,240          --           56,704
Other liabilities...........     7,648        716          --            8,364
                              --------   --------     --------      ----------
  Total liabilities.........   788,684    136,985          --          925,669
                              --------   --------     --------      ----------

Equity
------
Common stock................     9,548        --         1,241 (1)      10,789
Capital surplus.............    33,439        --        13,033 (1)      46,472
Retained earnings...........    49,699        --           --           49,699
Other comprehensive income..     2,110        --           --            2,110
Unearned compensation.......    (1,143)       --           --           (1,143)
Treasury stock..............    (6,220)       --           --           (6,220)
Equity of Golden Isles......       --      14,282      (14,282)(2)         --
                              --------   --------     --------      ----------
  Total equity..............    87,433     14,282           (8)        101,707
                              --------   --------     --------      ----------
                              $876,117   $151,267     $     (8)     $1,027,376
                              ========   ========     ========      ==========

               ABC BANCORP AND SUBSIDIARIES AND TRI-COUNTY BANK
              COMBINED WITH GOLDEN ISLES FINANCIAL HOLDINGS, INC.

                 PRO FORMA CONDENSED STATEMENTS OF INCOME

                                  (Unaudited)
                 (Dollars in Thousands, Except Per Share Data)

  The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the acquisition of Tri-County Bank) of 100% of Golden Isles after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this proxy statement/prospectus.



                                      Three Months Ended March 31, 2001
                                ----------------------------------------------
                                   ABC                   Pro Forma
                                Tri-County Golden Isles Adjustments  Pro Forma
                                 Combined   Historical   (Note B)    Combined
                                ---------- ------------ -----------  ---------
Interest income................  $18,725      $3,073       $(109)(4)  $21,689
Interest expense...............    8,809       1,749         --        10,558
                                 -------      ------       -----      -------
Net interest income............    9,916       1,324        (109)      11,131
Provision for loan loss........      493          75         --           568
                                 -------      ------       -----      -------
Net interest income after
 provision for loan losses.....    9,423       1,249        (109)      10,563
Other income...................    2,238         237         --         2,475
Other expense..................    8,161       1,190         171 (3)    9,522
                                 -------      ------       -----      -------
Income from continuing
 operations before income
 taxes.........................    3,500         296        (280)       3,516
Income taxes...................    1,137         101         (37)(5)    1,201
                                 -------      ------       -----      -------
Income from continuing
 operations....................  $ 2,363      $  195       $(243)     $ 2,315
                                 =======      ======       =====      =======
Income per share from
 continuing operations.........                                       $  0.22
                                                                      =======



                                       Year Ended December 31, 2000
                               -----------------------------------------------
                                  ABC                   Pro Forma
                               Tri-County Golden Isles Adjustments   Pro Forma
                                Combined   Historical   (Note B)     Combined
                               ---------- ------------ -----------   ---------
Interest income...............  $72,642     $12,085      $  (665)(4)  $84,062
Interest expense..............   32,820       6,594          --        39,414
                                -------     -------      -------      -------
Net interest income...........   39,822       5,491         (665)      44,648
Provision for loan loss.......    1,770         335          --         2,105
                                -------     -------      -------      -------
Net interest income after
 provision for loan losses....   38,052       5,156         (665)      42,543
Other income..................    8,498         856          --         9,354
Other expense.................   31,478       4,419          701 (3)   36,598
                                -------     -------      -------      -------
Income from continuing
 operations before income
 taxes........................   15,072       1,593       (1,366)      15,299
Income taxes..................    4,671         511         (226)(5)    4,956
                                -------     -------      -------      -------
Income from continuing
 operations...................  $10,401     $ 1,082      $(1,140)     $10,343
                                =======     =======      =======      =======
Income per share from
 continuing operations........                                        $  1.03
                                                                      =======

               ABC BANCORP AND SUBSIDIARIES AND TRI-COUNTY BANK
              COMBINED WITH GOLDEN ISLES FINANCIAL HOLDINGS, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

A. The pro forma condensed balance sheet has been prepared assuming the proposed merger transaction was consummated on March 31, 2001. The pro forma condensed statements of income have been prepared assuming the proposed merger transaction was consummated at the beginning of the periods indicated.


B. The following pro forma adjustments have been applied to give effect to the proposed merger transaction described in this proxy statement/prospectus.

Balance Sheet:

  (1) Payment of $10,238,000 in cash (representing approximately 42% of total consideration) and issuance of 1,241,204 shares of ABC common stock in exchange for 100% of the equity of Golden Isles for a total consideration of $24,512,000.

  (2) Elimination of investment in Golden Isles and allocation of purchase price as follows:

       The excess of purchase price over the fair value of net assets acquired amounting to $10,230,000 has been allocated to goodwill. Upon consummation of this transaction, portions of the excess of the purchase price over the fair value of net assets acquired may be allocated to specific assets based on the fair value of these assets on the day of acquisition.


Statement of Income:

  (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Golden Isles as follows:

       Amortization of goodwill using the straight-line method over a period of 15 years.

  (4) Loss of interest on investment securities used to fund the acquisition using an average rate of 4.25% for the three months ended March 31, 2001 and 6.00% for the year ended December 31, 2000.


  (5) Tax effect of pro forma adjustment for reduction in interest income using a tax rate of 34%. No tax effect has been recorded for amortization of goodwill because ABC is acquiring the stock of Tri-County Bank and will not be allowed any tax benefit for the amortization of goodwill.

C. Based on the assumption that the excess purchase price over the fair value of the net assets acquired will be allocated to goodwill, the effect of the purchase adjustments described in Note B (3) above and in Note B (3) of Notes to Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Tri-County would result in a decrease in net income for each of the next five years of $823,000 assuming that the transaction was consummated at the beginning of the three months ended March 31, 2001 and $851,000 assuming that the transaction was consummated at the beginning of the year ended December 31, 2000.

        CERTAIN IMPORTANT FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  The following is a summary of the material anticipated federal income tax consequences of the merger. This summary is based on the federal income tax laws now in effect and as currently interpreted. This summary does not take into account possible changes in these laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not address all aspects of the possible federal income tax consequences of the merger and is not intended as tax advice to any person.

  In particular, this summary does not address the federal income tax consequences of the merger to Golden Isles shareholders in light of their particular circumstances or status. For example, this summary does not address the federal income taxation of the merger to Golden Isles shareholders who are foreign persons, tax-exempt entities, dealers in securities, insurance companies or corporations, among others. Nor does this summary address any consequences of the merger under any state, local or foreign laws, or the tax treatment of shares of Golden Isles or options or other rights to purchase shares of Golden Isles stock that are or have been received as compensation. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

  In connection with the filing of the registration statement of which this document is a part, Rogers & Hardin LLP, counsel to ABC, delivered a tax opinion to Golden Isles to the effect that, on the basis of certain representations, and subject to certain assumptions and limitations as stated therein, the merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code and that a Golden Isles shareholder will not recognize gain on the exchange of shares of Golden Isles common stock in the merger in excess of the amount of cash received by the shareholder in the merger. It is a condition to Golden Isles' and ABC's obligations to effect the merger that such tax opinion shall have been reissued in substantially the same form as of the effective date of the merger. Although the condition to receive the tax opinion at the closing of the merger is waivable, if such condition is waived by both Golden Isles and ABC, then the Golden Isles shareholders shall be re-solicited with respect to the merger.

  The tax opinion of Rogers & Hardin LLP is based upon the Internal Revenue Code of 1986, the applicable regulations promulgated or proposed thereunder, current rulings of the Internal Revenue Service and judicial decisions as in effect on the date of such opinion, all of which are subject to modification or challenge at any time and perhaps with retroactive effect.

Consequences to Golden Isles' Shareholders

  Each Golden Isles shareholder who receives a combination of ABC common stock and cash pursuant to the merger will realize gain or loss equal to the difference between (i) the sum of the cash plus the fair market value of the ABC common stock received and (ii) such shareholder's adjusted tax basis in the shares of Golden Isles common stock surrendered. Any such gain will only be recognized to the extent of the cash received. However, any such loss will not be recognized, but will be reflected in the tax basis of the ABC common stock received. Accordingly, a Golden Isles shareholder generally will be able to recognize any such loss as an offset to the amount realized upon a subsequent sale or exchange of such ABC common stock. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss recognized on one block of shares of Golden Isles common stock cannot be used to offset a gain recognized on another block of shares of Golden Isles common stock.

  Any gain recognized by a Golden Isles shareholder in the merger will be eligible for capital gain treatment (assuming the Golden Isles shareholder's shares of Golden Isles common stock are held as a capital asset by the shareholder) unless the receipt of cash has "the effect of the distribution of a dividend" (within the meaning of

Section 356 of the Internal Revenue Code taking into account the constructive ownership rules of Section 318 of the Internal Revenue Code), in which case such gain will be taxable as ordinary income to the extent of the shareholder's ratable share of Golden Isles' undistributed earnings and profits. The principles applicable under Section 302 of the Internal Revenue Code and the United States Supreme Court decision in Clark v. Commissioner, 109 S. Ct. 1455, 89-1 U.S.T.C. (P) 9230 (1989), will serve as guidelines in determining whether the receipt of cash has the effect of the distribution of a dividend under Section 356 of the Internal Revenue Code. Under those principles, the distribution to a shareholder will not be considered to have the effect of the distribution of a dividend if it is "substantially disproportionate" with respect to the shareholder or if it is "not essentially equivalent to a dividend" to the shareholder. For purposes of these tests and under Clark, a Golden Isles shareholder will be treated as if he or she received solely ABC common stock pursuant to the merger and then received cash through a redemption by ABC of a number of such shares having a value equal to the cash amount.

  Under Clark and Section 302(b)(2) of the Internal Revenue Code, a distribution will be "substantially disproportionate" with respect to a Golden Isles shareholder if the shareholder's proportionate interest in ABC common stock actually held by the shareholder after the merger is less than 80% of what the shareholder's proportionate interest in the ABC common stock would have been if solely ABC common stock had been distributed in the merger. In applying this test for purposes of Section 356 of the Internal Revenue Code, any shares of ABC common stock already owned by a Golden Isles shareholder (i.e., shares acquired outside of the merger and held at the effective time of the merger) are taken into account. In addition, the constructive ownership rules of Section 318 of the Internal Revenue Code (under which shareholders are treated as holding not only their own shares but also shares held by certain related persons and entities) are applicable. Accordingly, even if a Golden Isles shareholder receives less than 80% of his or her respective aggregate merger consideration in the form of ABC common stock (and thus more than 20% in cash), the shareholder may not satisfy the "substantially disproportionate" test if such shareholder or a related person or entity already owns any shares of ABC common stock prior to the merger.

  Even if the merger distribution does not satisfy the "substantially disproportionate" test with respect to a particular Golden Isles shareholder, the distribution still may be "not essentially equivalent to a dividend" to the shareholder within the meaning of Section 302(b)(1) of the Internal Revenue Code (and thus may nevertheless qualify for capital gain treatment) if, given the shareholder's particular facts and circumstances, the merger distribution results in a "meaningful reduction" in the shareholder's deemed percentage stock ownership of ABC. The Internal Revenue Service has ruled that a reduction in the percentage stock ownership of a minority stockholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs constitutes a "meaningful reduction".

  A Golden Isles shareholder who receives ABC common stock and cash will receive a basis in the ABC common stock equal to the basis of the Golden Isles stock surrendered in the exchange, decreased by the amount of cash received, and increased by the amount of any gain recognized on the exchange. The holding period of the ABC common stock received by such a shareholder will include the holding period of the shares of Golden Isles stock surrendered in the exchange, provided the surrendered shares were held as a capital asset as of the effective time of the merger.

  The payment of cash to Golden Isles shareholders in lieu of fractional shares of ABC common stock will be treated as if such fractional shares were distributed as part of the exchange and then redeemed for cash. That means that, in general, gain or loss will be recognized, measured by the difference between the amount of cash received for such fractional shares and the basis of the Golden Isles stock allocable to such fractional shares. In general, such gain or loss will constitute capital gain or loss if the shares of Golden Isles stock were held as capital assets immediately prior to the effective time of the merger, which gain or loss will be long-term in nature if the shares of Golden Isles stock exchanged therefor have been held (or are deemed to have been held) for more than one year.

Consequences to Golden Isles and ABC

  If, in accordance with the tax opinion of Rogers & Hardin LLP referred to above, the merger is treated as a reorganization within the meaning of Section 368(a) of the Code, then no gain or loss will be recognized by ABC or Golden Isles in the merger.

Dissenting Shareholders

  Any stockholder who dissents from the merger and receives solely cash in exchange for such shareholder's Golden Isles common stock will realize gain or loss equal to the difference between the cash received (other than amounts, if any, which are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and the shareholder's adjusted tax basis in the Golden Isles common stock surrendered. Any such gain or loss generally should be capital in nature, although any dissenting shareholder who will directly or constructively (under the attribution rules of Section 318 of the Internal Revenue Code) own any shares of ABC common stock immediately after the merger should consult his own tax advisor to determine whether any such gain could constitute dividend income in whole or in part.

Backup Withholding

  Absent an applicable exemption, ABC's exchange agent must withhold 31% of the cash consideration to which any Golden Isles shareholder is entitled in the merger, unless the shareholder provides his or her tax identification number and certifies, under penalties of perjury, that such number is correct. Accordingly, if requested by the exchange agent, each Golden Isles shareholder should complete an IRS Form W-9 or substitute form to provide the information and certification necessary to avoid this "backup withholding". This information will be distributed to the Golden Isles shareholders with the letter of transmittal.

                             ACCOUNTING TREATMENT

  It is anticipated that the merger will be accounted for as a purchase transaction under accounting principles generally accepted in the United States. The unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the purchase method of accounting.

               STATUTORY PROVISIONS FOR DISSENTING SHAREHOLDERS

  THE FOLLOWING DISCUSSION IS NOT A COMPLETE DESCRIPTION OF THE LAW RELATING TO APPRAISAL RIGHTS AVAILABLE UNDER GEORGIA LAW AND IS QUALIFIED BY THE FULL TEXT OF ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE. ARTICLE 13 IS REPRINTED IN ITS ENTIRETY AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. IF YOU DESIRE TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD REVIEW CAREFULLY ARTICLE 13 AND ARE URGED TO CONSULT A LEGAL ADVISOR BEFORE ELECTING OR ATTEMPTING TO EXERCISE THESE RIGHTS.

  Any holder of record of Golden Isles stock who objects to the merger, and who fully complies with all of the provisions of Article 13 of the Georgia Business Corporation Code (but not otherwise), shall be entitled to demand and receive payment for all (but not less than all) of his or her shares of Golden Isles stock if the proposed merger is consummated.

  A shareholder of Golden Isles who objects to the merger and desires to receive payment of the "fair value" of his or her Golden Isles stock:

  . must file a written objection to the merger with Golden Isles either prior to the Golden Isles special shareholders' meeting or at the meeting but before the vote is taken, and the written objection must contain a statement that the shareholder intends to demand payment for his or her shares if the merger is approved; AND

  .  must not vote his or her shares in favor of the merger agreement; AND

  . must demand payment and deposit his or her certificate(s) in accordance with the terms of the dissenters' notice sent to the dissenting shareholder by Golden Isles following approval of the merger.

  A VOTE AGAINST THE MERGER ALONE WILL NOT CONSTITUTE THE SEPARATE WRITTEN NOTICE AND DEMAND FOR PAYMENT REFERRED TO IMMEDIATELY ABOVE. DISSENTING SHAREHOLDERS MUST SEPARATELY COMPLY WITH ALL THREE CONDITIONS.

  Any notice required to be given to Golden Isles must be forwarded to Golden Isles Financial Holdings, Inc., 3811 Frederica Road, St. Simons Island, Georgia 31522, Attention: Corporate Secretary.

  If the merger is approved, Golden Isles will mail, no later than 10 days after the approval, by certified mail to each shareholder who has complied with the three conditions above, written notice of such approval, addressed to the shareholder at such address as the shareholder has furnished Golden Isles in writing or, if none, at the shareholder's address as it appears on the records of Golden Isles. Golden Isles will set a date by which it must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the dissenters' notice is delivered. The shareholder must make the written election to dissent and demand for payment described in the third condition above by the payment demand date as set by Golden Isles.

  If all three conditions above are satisfied in full, Golden Isles is required to make a written offer within 10 days of receiving the payment demand, or within 10 days after the consummation of the merger, whichever is later, to each dissenting shareholder to purchase all of such shareholder's shares of Golden Isles stock at a specific price. If Golden Isles and any dissenting shareholder are unable to agree on the fair value of the shares within 60 days, Golden Isles will commence a proceeding in superior court of the county where its main office is located to determine the rights of the dissenting shareholders and the fair value of his or her shares. If Golden Isles does not commence the proceeding within the 60-day period, it must pay each dissenter whose demand remains unsettled the amount demanded.

  In the event of a court proceeding, the court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court will assess these costs against Golden Isles, except that the court may assess these costs against all or some of the dissenters in amounts the court finds equitable to the extent the court finds the dissenters acted arbitrarily or not in good faith in demanding payment under the dissenters' provisions. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable: (a) against Golden Isles and in favor of any or all dissenters if the court finds Golden Isles did not substantially comply with the dissenters' provisions; or (b) against Golden Isles or a dissenter in favor of any other party if the court finds that the party against whom fees and expenses are assessed acted arbitrarily or not in good faith with respect to the rights provided by the dissenters' provisions. If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against Golden Isles, the court may award these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

  One of the conditions to the merger is that the aggregate number of shares of Golden Isles stock dissenting from the merger shall not exceed five percent of the outstanding Golden Isles stock. If this condition is not satisfied, ABC will not be required to consummate the merger, in which event the dissenters' rights described in this section would also terminate.

  Upon compliance with the statutory procedures, dissenting shareholders will not have any rights as shareholders of Golden Isles or of ABC, including, among other things, the right to receive dividends and the right to vote on matters submitted for shareholder consideration.

  Golden Isles' shareholders should note that cash paid to dissenting shareholders in satisfaction of the fair value of their shares will be recognized as gain or loss for federal income tax purposes.

  FAILURE BY A GOLDEN ISLES SHAREHOLDER TO FOLLOW THE STEPS REQUIRED BY THE GEORGIA BUSINESS CORPORATION CODE FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS AND THE REQUIREMENT THAT THEY BE STRICTLY COMPLIED WITH, IF YOU HOLD GOLDEN ISLES COMMON STOCK AND ARE CONSIDERING DISSENTING FROM THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND EXERCISING YOUR APPRAISAL RIGHTS UNDER THE GEORGIA BUSINESS CORPORATION CODE, YOU SHOULD CONSULT YOUR LEGAL ADVISORS.

                     RESTRICTIONS ON RESALES BY AFFILIATES

  The shares of ABC common stock to be issued in the merger will be freely transferable under the Securities Act of 1933. However, this will not be the case for shares issued to any shareholder who may be deemed to be an "affiliate" of Golden Isles for purposes of Rule 145 under the Securities Act of 1933 as of the date of the special shareholders' meeting. Affiliates may resell their ABC common stock only in transactions registered under the Securities Act of 1933 or permitted by the resale provisions of Rule 145 under the Securities Act of 1933 or as otherwise permitted thereby. These rules also apply to ABC common stock owned by affiliates of ABC. Affiliates generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by or are under common control with ABC or Golden Isles and include directors, certain executive officers and principal shareholders. The restrictions on resales by an affiliate extend also to certain related parties of the affiliate, including spouses, relatives and spouse's relatives who in each case have the same home as the affiliate.

  The merger agreement requires Golden Isles to use its best efforts to cause each of its affiliates to deliver a written agreement to ABC to the effect generally that the affiliate will not offer or otherwise dispose of any shares of ABC stock owned by the affiliate, except in compliance with the Securities Act of 1933 and the rules and regulations issued thereunder.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

General

  Some of Golden Isles' employees and directors may be deemed to have interests in the merger in addition to their interests as shareholders generally. These interests include, among others, an employment agreement with Michael D. Hodges, President and Chief Operating Officer of Golden Isles, an agreement with J. Thomas Whelchel, Chairman of the Board and Chief Executive Officer of Golden Isles, relating to certain services rendered by him in connection with the merger, proposed employee benefits for those who become employees of an ABC subsidiary after the merger and directors and officers insurance coverage.

Employment Agreement of Michael D. Hodges

  Upon consummation of the merger, The First Bank of Brunswick, which will at that time and thereafter be a wholly-owned subsidiary of ABC, will enter into an employment agreement with Michael D. Hodges. Mr. Hodges will be employed as the President and Chief Executive Officer of The First Bank of Brunswick. His term of employment will be for a period of one year and, on the first anniversary and on each anniversary thereafter, the term will be extended for an additional one-year period, provided that either party, by providing 90 days advance written notice to the other, may cause the term of employment to cease to extend automatically. Once either party provides such notice, the employment relationship will terminate when the current term, including any prior extensions, ends.

  Mr. Hodges' initial annual base salary will be $130,000, subject to annual increases as may be approved by the Compensation Committee of the board of directors of ABC in its sole discretion. Mr. Hodges will also be eligible for an annual bonus based on performance criteria established from year to year by the Compensation

Committee of the board of directors of ABC. If Mr. Hodges terminates the employment agreement for "good reason" within a period of one year after a "change of control" of ABC occurs, then ABC will:


  . pay to Mr. Hodges for three more years his base salary at the time plus an annual bonus equal to 40% of his base salary at the time;

  . continue to provide Mr. Hodges with the employee benefits he received at termination and make the maximum contributions allowable under ABC's Money Purchase Pension Plan and 401(k) Profit Sharing Plan for a period of three years after termination; and

  . reimburse Mr. Hodges for reasonable relocation expenses within 500 miles of St. Simons Island, Georgia if such relocation occurs within 180 days after termination.

  The employment agreement also contains restrictions on the ability of Mr. Hodges to compete with The First Bank of Brunswick for a period of two years following the date of termination for cause, as defined in the employment agreement, or by Mr. Hodges without good reason. He is also restricted with respect to the disclosure and use of The First Bank of Brunswick's confidential information and trade secrets. In addition, he is restricted for a period of two years in his ability to solicit the bank's customers with whom he had material contact during his employment with the bank.

Agreement with J. Thomas Whelchel

  In March 2001, Golden Isles' board of directors agreed to compensate Mr. Whelchel for his time spent in connection with exploring Golden Isles' possibilities for merger and for time spent in negotiating and consummating the merger over and above his time spent serving Golden Isles as a director. The Golden Isles board of directors agreed to pay Mr. Whelchel $13,611.00. Mr. Whelchel will receive no further compensation in connection with his services to Golden Isles in connection with the merger.


  Upon consummation of the merger, Mr. Whelchel will remain as a director of The First Bank of Brunswick, but will resign his position as Chief Executive Officer.

Sale of Promissory Note


  The merger agreement provides that the cash portion of the aggregate merger consideration will be reduced by the amount of all payments made by Golden Isles to Fleet Mortgage Corp. in respect of recently-settled litigation involving Golden Isles in excess of $25,000.00 and the amount of any cash received by Golden Isles prior to the effective time of the merger from the sale or collection of a promissory note executed in favor of First Bank Mortgage Corporation. Accordingly, at the effective time of the merger, the cash portion of the aggregate merger consideration will be reduced by $65,000.00 unless Golden Isles can sell or collect such promissory note prior to the merger. If Golden Isles cannot sell or collect such promissory note prior to the merger, then certain of Golden Isles' directors may choose to purchase the promissory note prior to the merger, provided that a committee of disinterested members of the Golden Isles board of directors approves such transaction.


Employee Benefits

  The merger agreement generally provides that ABC will allow Golden Isles employees who remain employees after the effective time of the merger to participate in employee benefit plans and policies on terms that, when taken as a whole, are substantially similar to those currently provided by Golden Isles to employees in comparable positions. For purposes of calculating an employee's accrual of sick time, vacation time, eligibility for and vesting under any ABC employee benefit plans, service with Golden Isles prior to the effective time of the merger will be treated as service with ABC.

Shares Owned by Management and the Golden Isles Board

  As of the record date, the directors and executive officers of Golden Isles beneficially own approximately 683,230 shares, or approximately 28%, of the issued and outstanding Golden Isles common stock.


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

                         DESCRIPTION OF THE ABC STOCK

General

  ABC's authorized capital stock consists of 30,000,000 shares of common stock, $1.00 par value per share, of which 8,638,902 shares were issued and outstanding as of the record date for the Golden Isles special shareholders' meeting, and 5,000,000 shares of preferred stock, none of which are issued and outstanding. ABC has reserved 637,500 shares of ABC common stock for issuance pursuant to outstanding options to purchase such shares.


Common Stock

  The holders of ABC common stock are entitled to receive dividends when, as and if declared by ABC's board of directors and paid by ABC out of funds legally available therefor and to share ratably in the assets of ABC available for distribution after the payment of all prior claims in the event of any liquidation, dissolution or winding-up of ABC. All outstanding shares of ABC common stock are duly authorized and validly issued, fully paid and nonassessable.

  Under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each such bank. Consistent with this policy, the Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends, unless the available net income of the bank holding company is sufficient to fully fund the dividends and the prospective rate of earnings retention appears to be consistent with its capital needs, asset quality and overall financial condition.

  The ability of ABC to pay cash dividends is currently influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend on, among other things, future earnings, the financial condition of ABC and each of its subsidiary banks, the amount of cash on hand at the holding company level, outstanding debt obligations, if any, and the requirements imposed by regulatory authorities.

  Holders of ABC common stock are entitled to one vote per share on all matters requiring a vote of shareholders. The ABC common stock does not have cumulative voting rights, which means that the holders of more than 50% of the outstanding ABC common stock voting for the election of directors can elect 100% of the directors if they choose to do so. In such event, the holders of the remaining ABC common stock will not be able to elect any of the directors.

Preferred Stock

  No shares of ABC's preferred stock have been issued. ABC's board of directors is authorized to issue the preferred stock, without shareholder approval, in one or more series and to fix and determine, among other things: the dividend payable with respect to such shares of preferred stock, including whether and in what manner such dividend shall be accumulated; whether such shares shall be redeemable and, if so, the prices, terms and conditions of such redemption; the amount payable on such shares in the event of voluntary or involuntary liquidation; the nature of any purchase, retirement or sinking fund provisions; the nature of any conversion rights with respect to such shares; and the extent of the voting rights, if any, of such shares. Certain of such rights may, under certain circumstances, adversely affect the rights or interests of holders of ABC common stock. In addition, the preferred stock may be issued as a defensive device to thwart an attempted hostile takeover of ABC.

Limitation of Directors' Liability

  ABC's Articles of Incorporation provide that no director of ABC shall be liable to ABC or its shareholders for monetary damages for breach of the duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of the director's duties, of any business opportunity of ABC, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of ABC and its shareholders (through shareholders' derivative suits on behalf of ABC) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ABC pursuant to the foregoing, ABC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Certain Antitakeover Provisions of ABC's Articles of Incorporation

  The issuance of shares of ABC common stock or preferred stock may place ABC in a position to deter a future takeover attempt that some shareholders may favor. In the event of a proposed merger, tender offer or other attempt to gain control of ABC, it will be possible for the board of directors to authorize the issuance of ABC's preferred stock to impede completion of the proposed merger, tender offer or other attempt to gain control. The ABC board of directors, however, did not consider the potential deterrent as a reason for establishing the number of its authorized shares.

  ABC's Articles of Incorporation provide that the board of directors of ABC be divided into three classes of directors as nearly equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a three-year term. Classification of directors has the effect of making it more difficult for shareholders to change the composition of the ABC board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in the majority of the board of directors of ABC. Such classification provisions, therefore, could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of ABC.

  On February 23, 1998, the board of directors of ABC declared a dividend distribution of one preferred share purchase right on each outstanding share of its common stock. The purchase rights are designed to assure that all of ABC's shareholders receive fair and equal treatment in the event of any proposed takeover of ABC and to guard against partial tender offers, squeeze-outs, open market accumulations and other abusive tactics to gain control of ABC without paying all ABC shareholders the full value of their investment. The purchase rights will not prevent a takeover; however, they should encourage anyone seeking to acquire ABC to negotiate with ABC's board of directors prior to attempting a takeover.

Transfer Agent

  SunTrust Bank, Atlanta currently acts as the transfer agent for the ABC common stock.

                          SUPERVISION AND REGULATION

  The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information relevant to ABC and Golden Isles. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of ABC.

General

  ABC and Golden Isles are both bank holding companies registered with the Federal Reserve and the Georgia Department of Banking and Finance under The Bank Holding Company Act and The Georgia Bank Holding Company Act, respectively. As a result, our companies are subject to the supervision, examination and reporting requirements of these acts and the regulations of the Federal Reserve and the Georgia Department of Banking and Finance issued under these acts. ABC's subsidiary banks are Georgia, Alabama, Florida and Federally chartered commercial banks, and The First Bank of Brunswick is a Georgia chartered bank. Each of our bank subsidiaries is insured by the FDIC to the full extent permitted by law. As a result, our banks are subject to the supervision, examination and reporting requirements of the Georgia Department of Banking and Finance, the Alabama State Banking Department, the Florida Department of Banking and Finance, the FDIC and the OCC.

  The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

  . it may acquire direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% percent of the voting shares of the bank;

  . it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or

  .  it may merge or consolidate with any other bank holding company.

  The Bank Holding Company Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or that would substantially lessen competition in the banking business, unless the public interest in meeting the needs of the communities to be served outweighs the anti-competitive effects. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks involved and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues focuses, in part, on the performance under The Community Reinvestment Act of 1977, both of which are discussed in more detail below.

  The Bank Holding Company Act generally prohibits a bank holding company from engaging in activities other than:

  .  banking;

  .  managing or controlling banks or other permissible subsidiaries; and

  . acquiring or retaining direct or indirect control of any company engaged in any activities other than activities closely related to banking or managing or controlling banks.

  The activities in which holding companies and their affiliates are permitted to engage were substantially expanded by The Gramm-Leach-Bliley Act, which then-President Clinton signed on November 12, 1999. The Gramm-Leach-Bliley Act repeals the anti-affiliation provisions of The Glass-Steagall Act to permit the common ownership of commercial banks, investment banks and insurance companies. The Gramm-Leach-Bliley Act also amends The Bank Holding Company Act to permit a financial holding company to, among other things, engage in any activity that the Federal Reserve determines to be (i) financial in nature or incidental to such financial activity or (ii) complementary to a financial activity and not a substantial risk to the safety and soundness of depository institutions or the financial system generally. The Federal Reserve must consult with the Secretary of the Treasury in determining whether an activity is financial in nature or incidental to a financial activity. Holding companies may continue to own companies conducting activities which had been approved by federal order or regulation on the day before The Gramm-Leach-Bliley Act was enacted. Effective August 24, 2000, pursuant to a previously-filed election with the Federal Reserve, ABC became a financial holding company.

  In determining whether a particular activity is permissible, the Federal Reserve considers whether performing the activity can be expected to produce benefits to the public that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Federal Reserve has the power to order a bank holding company or its subsidiaries to terminate any activity or control of any subsidiary when the continuation of the activity or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.

  Our banks are also subject to numerous state and federal statutes and regulations that affect their business, activities and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies. Our subsidiary banks are subject to regulation, supervision and examination by the FDIC, the OCC, the Georgia Department of Banking and Finance, the Alabama State Banking Department and the Florida Department of Banking and Finance. The FDIC, the OCC, the Georgia Department of Banking and Finance, the Alabama State Banking Department and the Florida Department of Banking and Finance regularly examine the operations of our banks and are given the authority to approve or disapprove mergers, consolidations, the establishment of branches and similar corporate actions. The FDIC, the OCC, the Georgia Department of Banking and Finance, the Alabama State Banking Department and the Florida Department of Banking and Finance also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

Payment of Dividends

  ABC and Golden Isles are legal entities separate and distinct from their bank subsidiaries. Substantially all of ABC's and Golden Isles' revenues result from amounts paid as dividends to ABC and Golden Isles by their subsidiary banks. Our banking subsidiaries are subject to statutory and regulatory limitations on the payment of dividends to ABC and Golden Isles. ABC and Golden Isles are also subject to statutory and regulatory limitations on dividend payments to their shareholders.

  If, in the opinion of the federal banking regulators, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulatory authority may require, after notice and hearing, that the institution cease and desist from the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. See "Prompt Corrective Action" at page 58.

  The Georgia Financial Institutions Code and the Georgia Department of Banking and Finance's regulations provide:

  . that dividends of cash or property may be paid only out of the bank's retained earnings;

  . that dividends may not be paid if the banks' paid-in capital and retained earnings which are set aside for dividend payment and other distributions do not, in combination, equal at least 20% of the bank's capital stock; and

  . that dividends may not be paid without prior approval of the Georgia Department of Banking and Finance if

    . the bank's total classified assets at its most recent examination exceed 80% of its equity capital;

    . the aggregate amount of dividends to be declared exceeds 50% of the bank's net profits after taxes but before dividends for the previous calendar year; or

    . the ratio of equity capital to total adjusted assets is less than 6%.

  Applying these dividend restrictions, and without prior approval of the Georgia Department of Banking and Finance, and (in the case of ABC) applying similar rules of the Alabama State Banking Department and without its prior approval, as of December 31, 2000, all of ABC's bank subsidiaries paid cash dividends to ABC, and The First Bank of Brunswick paid cash dividends to Golden Isles.

  The payment of dividends by our bank holding companies and our subsidiaries may also be affected or limited by other factors, such as a requirement by a regulatory agency to maintain adequate capital above regulatory guidelines.

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

Financial Relationship Between ABC and Golden Isles and their Subsidiaries

  There are also various legal restrictions on the extent to which ABC or Golden Isles can borrow or otherwise obtain credit from their banking subsidiaries. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited to 10% of any banking subsidiary's capital stock and surplus.

  Under Federal Reserve policy, ABC and Golden Isles are expected to act as a source of financial strength to their banking subsidiaries and to commit resources to support each banking subsidiary. This support may be required at times when, absent such Federal Reserve policy, ABC or Golden Isles may not find itself willing or able to provide it.

  Any capital loans by a bank holding company to a subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Capital Adequacy

  ABC and Golden Isles must comply with the Federal Reserve's established capital adequacy standards, and our subsidiary banks are required to comply with the capital adequacy standards established by the FDIC and the OCC. The Federal Reserve has promulgated two basic measures of capital adequacy for bank holding companies: a risk-based measure and a leverage measure. A bank holding company must be satisfy all applicable capital standards to be considered in compliance.

  The risk-based capital standards are designed to:

  . make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies;

  .  account for off-balance-sheet exposure; and

  .  minimize disincentives for holding liquid assets.

  Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

  The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. At least half of total capital must be comprised of Tier 1 Capital, which is common stock, undivided profits, minority interests in the equity accounts of consolidated subsidiaries and noncumulative perpetual preferred stock, less goodwill and certain other intangible assets. The remainder may consist of Tier 2 Capital, which is subordinated debt, other preferred stock and a limited amount of loan loss reserves. At March 31, 2001, ABC's total risk-based capital ratio and its Tier 1 risk-based capital ratio were 14.50% and 13.25%, respectively. On an ABC and Golden Isles combined basis, such ratios at December 31, 2000, would have been 12.75% and 11.46%, respectively.


  In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3% for bank holding companies that meet specified criteria. All other bank holding companies generally are required to maintain a minimum leverage ratio of 4%. ABC's ratio at December 31, 2000 was 9.89%. On an ABC and Golden Isles combined basis, such ratio at December 31, 2000 would have been 8.24%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" and other indicia of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not advised ABC of any specific minimum leverage ratio or tangible Tier 1 Capital leverage ratio applicable to it.

  ABC's and Golden Isles' subsidiary banks are subject to risk-based and leverage capital requirements adopted by the FDIC and the OCC which are substantially similar to those adopted by the Federal Reserve for bank holding companies. Our banks were in compliance with applicable minimum capital requirements as of December 31, 2000.

  Neither of our bank holding companies nor any of our bank subsidiaries has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

  Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on taking brokered deposits, and certain other restrictions on its business. As described below, the FDIC can impose substantial additional restrictions upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "Prompt Corrective Action", below.

Prompt Corrective Action

  The Federal Deposit Insurance Act, among other things, requires the federal regulatory agencies to take "prompt corrective action" if a depository institution does not meet minimum capital requirements. The FDI Act establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized". A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

  The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the Total Capital ratio, Tier 1 Capital ratio and the leverage ratio. Under the regulations, a FDIC-insured bank will be:

  . "well capitalized" if it has a Total Capital ratio of 10% or greater, a Tier 1 Capital ratio of 6% or greater and a leverage ratio of 5% or greater and is not subject to any order or written directive by the appropriate regulatory authority to meet and maintain a specific capital level for any capital measure;

  . "adequately capitalized" if it has a Total Capital ratio of 8% or greater, a Tier 1 Capital ratio of 4% or greater and a leverage ratio of 4% or greater (3% in certain circumstances) and is not "well capitalized";

  . "undercapitalized" if it has a Total Capital ratio of less than 8%, a Tier 1 Capital ratio of less than 4% or a leverage ratio of less than 4% (3% in certain circumstances);

  . "significantly undercapitalized" if it has a Total Capital ratio of less than 6%, a Tier 1 Capital ratio of less than 3% or a leverage ratio of less than 3%; and

  . "critically undercapitalized" if its tangible equity is equal to or less than 2% of average quarterly tangible assets.

  An institution may be downgraded to, or deemed to be in, a capital category that is lower than is indicated by its capital ratios if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters. As of March 31, 2001 and December 31, 2000, ABC's subsidiary banks had capital levels that qualify each as being "well capitalized", and The First Bank of Brunswick had a capital level that qualifies it as "well-capitalized" under such regulations.


  The FDI Act generally prohibits an FDIC-insured bank from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the bank would thereafter be "undercapitalized". "Undercapitalized" banks are subject to growth limitations and are required to submit a capital restoration plan. The federal regulators may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the bank's capital. In addition, for a capital restoration plan to be acceptable, the bank's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to 5% of the bank's total assets at the time it became "undercapitalized"; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized".

  "Significantly undercapitalized" insured banks may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized", requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator. A bank that is not "well capitalized" is subject to certain limitations relating to so-called "brokered" deposits.

Community Reinvestment Act

  The Community Reinvestment Act requires federal bank regulatory agencies to encourage financial institutions to meet the credit needs of low- and moderate-income borrowers in their local communities. An institution's size and business strategy determines the type of examination that it will receive. Large, retail-oriented institutions are examined using a performance-based lending, investment and service test. Small institutions are examined using a streamlined approach. All institutions may opt to be evaluated under a strategic plan formulated with community input and pre-approved by the bank regulatory agency.

  The Community Reinvestment Act regulations provide for certain disclosure obligations. Each institution must post a notice advising the public of its right to comment to the institution and its regulator on the institution's Community Reinvestment Act performance and to review the institution's Community Reinvestment Act public file. Each lending institution must maintain for public inspection a public file that includes a listing of branch locations and services, a summary of lending activity, a map of its communities and any written comments from the public on its performance in meeting community credit needs. The Community Reinvestment Act requires public disclosure of a financial institution's written Community Reinvestment Act evaluations. This promotes enforcement of Community Reinvestment Act requirements by providing the public with the status of a particular institution's community reinvestment record.

  The Gramm-Leach-Bliley Act makes various changes to The Community Reinvestment Act. Among other changes, Community Reinvestment Act agreements with private parties must be disclosed and annual Community Reinvestment Act reports must be made to a bank's primary federal regulator. A bank holding company will not be permitted to become a financial holding company and no new activities authorized under the Gramm-Leach-Bliley Act may be commenced by a holding company or by a bank financial subsidiary if any of its bank subsidiaries received less than a "satisfactory" Community Reinvestment Act rating in its latest Community Reinvestment Act examination.

Privacy

  Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties which market the institutions' own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic mail to consumers.

Legislative and Regulatory Changes

  The Gramm-Leach-Bliley Act allows bank holding companies that are "well managed" and "well capitalized" and whose depositor subsidiaries have "satisfactory" or better Community Reinvestment Act ratings to become financial holding companies that may engage in a substantially broader range of nonbanking activities than are currently permissible, including insurance underwriting and securities activities.

Fiscal and Monetary Policy

  Banking is a business which depends on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings, and the interest received by a bank on its loans and securities holdings, constitutes the major portion of a bank's earnings. Thus, the earnings and growth of ABC will be subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve regulates the supply of money through various means, including open market dealings in United States government securities, the discount rate at which banks may borrow from the Federal Reserve and the reserve requirements on deposits. The nature and timing of any changes in such policies and their effect on ABC cannot be predicted.

  Current and future legislation and the policies established by federal and state regulatory authorities will affect ABC's future operations. Banking legislation and regulations may limit our growth and the return to our investors by restricting certain of our activities.

  In addition, capital requirements could be changed and have the effect of restricting our activities or requiring additional capital to be maintained. We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on ABC's business.

                             INFORMATION ABOUT ABC

  Financial and other information relating to ABC, including information relating to ABC's current directors and executive officers, are set forth in ABC's 2000 Annual Report on Form 10-K, ABC's Proxy Statement for the 2001 Annual Meeting of Shareholders filed on April 6, 2001, ABC's 2000 and 2001 Quarterly Reports on Form 10-Q and ABC's 2000 and 2001 Current Reports on Form 8-K, which are incorporated by reference herein and copies of which may be obtained from ABC as indicated under "Where You Can Get More Information" at page 90. See "Incorporation of Certain Documents by Reference" at page 91.

  ABC is a ten-bank holding company that engages through its subsidiaries, American Banking Company, Heritage Community Bank, Bank of Thomas County, Citizens Security Bank, Cairo Banking Company, Southland Bank, Central Bank and Trust Company, First National Bank of South Georgia, Merchants & Farmers Bank and Tri-County Bank, in providing full banking services to customers of the subsidiary banks. ABC is engaged in a full range of traditional banking, mortgage banking, investment and insurance services to individual and corporate customers through its 30 banking locations.

                        INFORMATION ABOUT GOLDEN ISLES

General

  Golden Isles Financial Holdings, Inc. was incorporated under the laws of Georgia on September 8, 1987, but conducted only organizational activities until its initial public offering closed on January 31, 1990. Upon the approval of its application by the Federal Reserve under The Bank Holding Company Act, Golden Isles became a bank holding company. Golden Isles used the proceeds of its initial public offering to acquire all of the capital stock of The First Bank of Brunswick, a de novo bank chartered by the State of Georgia.

  The First Bank of Brunswick opened for business on July 2, 1990, to engage in a general commercial banking business in its office in Brunswick (Glynn County), Georgia. Since that date, The First Bank of

Brunswick has engaged in a general commercial banking business, emphasizing the banking needs of individuals and small-to medium sized businesses in its primary service area. In 1995, The First Bank of Brunswick opened a second full service office in St. Simons Island, Georgia.

  In September 1993, Golden Isles received approval from the Federal Reserve to establish and operate First Bank Mortgage Corporation as a wholly-owned subsidiary of Golden Isles to engage in originating, making, acquiring and servicing mortgage loans. On January 1, 1996, First Bank Mortgage Corporation had offices in St. Simons Island, Georgia, Savannah (Chatham County), Georgia and Blairsville (Union County), Georgia. In January 1996, First Bank Mortgage Corporation opened a fourth office in Memphis, Tennessee. Until 1996, First Bank Mortgage Corporation engaged in various aspects of the mortgage loan business. As discussed below, in the second half of 1996, Golden Isles decided to discontinue certain of First Bank Mortgage Corporation's activities and incorporate the remaining function within the real estate lending function of The First Bank of Brunswick. As of December 31, 1996, First Bank Mortgage Corporation had only two offices on St. Simons Island, Georgia and in Memphis, Tennessee. The Memphis office closed on March 1, 1997. The St. Simons Island office closed in April, 1997. Golden Isles completed its restructuring of its mortgage banking activities in 1998 by reorganizing all mortgage banking activities within the bank, liquidating the assets of First Bank Mortgage Corporation and discontinuing its operations.

  In September, 1993, Golden Isles received approval from the Federal Reserve to establish and operate First Credit Service Corporation as a wholly-owned subsidiary of Golden Isles to engage in originating, making, acquiring and servicing consumer loans, as well as offering credit-related insurance on such loans. First Credit Service Corporation has, since then, engaged in the consumer loan business. As of December 31, 1996, First Credit Service Corporation had six Georgia offices, in Brunswick, Kingsland, Savannah, Waycross, Martinez and Garden City. The Waycross and Garden City offices of First Credit Service Corporation were closed in December and September, respectively, 1997, and First Credit Service Corporation continued to conduct its operations from its Brunswick, Savannah, Martinez and Kingsland, Georgia, offices. In August, 1998, substantially all of the assets of First Credit Service Corporation were sold, and Golden Isles discontinued its operations.

  Golden Isles continues to own all of the outstanding capital stock of The First Bank of Brunswick, First Bank Mortgage Corporation and First Credit Service Corporation.

The First Bank of Brunswick

  The First Bank of Brunswick conducts a general commercial and retail banking business, emphasizing in its marketing its local management and ownership. The First Bank of Brunswick accepts demand, savings and time deposits of individuals, partnerships and corporations and offers commercial and retail checking accounts, Super NOW accounts, money market accounts, individual retirement accounts and certificates of deposit. The First Bank of Brunswick makes various types of level term and installment loans, both personal and commercial, and makes and services long-term mortgage loans and individual and business loans. The First Bank of Brunswick acts as an issuing agent for U.S. savings bonds, traveler's checks, money orders and cashier's checks and offers collection teller services, including wire transfer services. The First Bank of Brunswick also offers safe deposit boxes and a night depository facility. During 2000, The First Bank of Brunswick began offering the sale of nondeposit investment and annuity products through Raymond James Financial Services, Inc. and currently provides these services from its main office and branches in North Glynn County, Jekyll Island and St. Simons Island, Georgia. Bank deposits are insured by the FDIC up to applicable limits.

Market Area and Competition

  The primary service area of Golden Isles is the Brunswick area banking market, consisting of Brantley, Glynn and McIntosh Counties, Georgia, which is approximately 75 miles south of Savannah, Georgia and 80 miles north of Jacksonville, Florida. Golden Isles encounters competition in its primary service area and in surrounding areas from eight other commercial banks. These competitors offer a full range of banking services and vigorously compete for all types of services, especially deposits.

  While Golden Isles experiences competition from financial institutions headquartered in Glynn County, it also encounters competition from banks outside of Glynn County, including Internet-only banks, seeking to make loans in, and obtain deposits from, Golden Isles' primary service area. In addition, in certain aspects of its banking business, Golden Isles also competes with credit unions, small loan companies, consumer finance companies, brokerage houses, insurance companies, money market funds and other financial institutions which have recently entered the traditional banking markets.

  The extent to which other types of financial institutions compete with commercial banks has increased significantly within the past few years as a result of federal and state legislation which has, in several respects, deregulated financial institutions. See "Supervision and Regulation" at page
54. The full impact of this legislation and subsequent laws that will continue to deregulate the financial services industry even further cannot be fully assessed or predicted.


Deposits

  Golden Isles offers a wide range of commercial and consumer interest bearing and non-interest bearing deposit accounts, including checking accounts, money market accounts, negotiable order of withdrawal (or "NOW") accounts, individual retirement accounts, certificates of deposit and regular savings accounts. The sources of deposits are residents, businesses and employees of businesses within Golden Isles' market area, obtained through the personal solicitation of Golden Isles' officers and directors, direct mail solicitation and advertisements published in the local media. Golden Isles pays competitive interest rates on time and savings deposits. In addition, Golden Isles has implemented a service charge fee schedule competitive with other financial institutions in Golden Isles' market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and the like.

Loan Portfolio

  Golden Isles engages in a full complement of lending activities, including commercial, consumer/ installment and real estate loans.

  Lending is directed principally towards individuals and businesses whose demands for funds fall within Golden Isles' legal lending limits and which are potential deposit customers of Golden Isles. This category of loans includes loans made to individual, partnership or corporate borrowers and obtained for a variety of business purposes. Particular emphasis is placed on small and middle market commercial loans and owner-occupied commercial and residential real estate loans. Golden Isles has no foreign loans outstanding.

  Golden Isles may originate loans and participate with other banks with respect to loans which exceed Golden Isles' lending limits. Management of Golden Isles does not believe that loan participations necessarily pose any greater risk of loss than loans which Golden Isles originates.

  No material portion of Golden Isles' outstanding loans was concentrated within a single industry or group of related industries, with the exception of residential and commercial mortgage loans. As of December 31, 2000, 81% of Golden Isles' outstanding loans consisted of residential and commercial mortgage loans. There are no material seasonal factors that would have an adverse impact on Golden Isles' outstanding loans. However, because Golden Isles derives a substantial portion of its business from mortgage loans, to the extent that fluctuations and changes occur in the housing industry, Golden Isles' business could fluctuate as well.

  The following is a description of each of the major categories of loans in Golden Isles' loan portfolio:

  Commercial and Financial. These loans are customarily granted to local business customers on a fully collateralized basis to meet local credit needs. The risks of these types of loans depend on the general business conditions of the local economy and the local business borrower's ability to sell its products and services in order to generate sufficient business profits to repay Golden Isles under the agreed upon terms and conditions. The value of the collateral held by Golden Isles as a measure of safety against loss is most volatile in this loan category.

  Real Estate-Construction. These loans are made for the construction of single family residences in Golden Isles' market area. The loans are granted to qualified individuals with down payments of at least 20% of the appraised value or contract price, whichever is less. These loans generally command higher rates and fees commensurate with the risk warranted in the construction lending field. The risk in construction lending is dependent upon the performance of the builder in building the project to the plans and specifications of the borrower and Golden Isles' ability to administer and control all phases of the construction disbursements. Upon completion of the construction period, the mortgage is converted to a permanent loan and normally sold to an investor in the secondary mortgage market.

  Real Estate-Mortgage. Golden Isles' adjustable rate mortgages include lifetime interest rate caps. All such loans are qualified and underwritten to meet FHLMC guidelines, and no negative amortized loans are offered. No loans carry a prepayment penalty clause and, therefore, can be paid out or refinanced at a fixed rate, thus reducing the default risk. These loans are priced according to proper index and margin and should not lag behind funding costs.

  Installment Loans. These loans are granted to individuals for the purchase of personal goods such as automobiles, recreational vehicles, mobile homes and for the improvement of single family real estate in the form of second mortgages. Golden Isles obtains a lien against the item purchased by the consumer and holds title until the loan is repaid in full. Loss or decline of income by the borrower due to layoffs, divorce or unexpected medical expenses represent unplanned occurrences that may represent risk of default to Golden Isles. In the event of default, a shortfall in the value of the collateral may pose a loss to Golden Isles in this loan category.

  Home Equity Loans. Golden Isles also offers home equity loans to qualified borrowers. Golden isles requires a first or second mortgage position and loans are made on principal residences only.

Community Reinvestment Act

  Golden Isles and The First Bank of Brunswick are subject to the provisions of the Community Reinvestment Act and the federal banking agencies' regulations issued thereunder. Interagency CRA regulations provide that an institution evaluated under a given test will receive one of five ratings:
(i) outstanding; (ii) high satisfactory; (iii) low satisfactory; (iv) needs to improve; and (v) substantial noncompliance. An institution will receive a certain number of points for its rating on each test, and points are combined to produce an overall composite rating. Evidence of discriminatory or other illegal credit practices would adversely affect an institution's overall rating. As a result of The First Bank of Brunswick's most recent CRA examination, The First Bank of Brunswick received a "satisfactory" CRA rating.

Correspondent Banking

  Correspondent banking involves the providing of services by one bank to another bank which cannot provide that service for itself from an economic or practical standpoint. Golden Isles is required to purchase correspondent services offered by larger banks, including check collections, purchase of Federal Funds, security safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations and sales of loans to or participations with correspondent banks.

  Golden Isles may sell loan participations to correspondent banks with respect to loans which exceed Golden Isles' lending limit. As of March 31, 2001 and December 31, 2000, $5.5 million and $4.9 million, respectively, in principal amount had been sold to other banks.


Facilities

  As of July 1997, Golden Isles relocated its executive offices to the second floor of The First Bank of Brunswick's St. Simons branch at 3811 Frederica Road, St. Simons Island, Georgia. Golden Isles leases this space from the bank on a month-to-month basis. Previously, Golden Isles' executive offices were housed in a two-story, freestanding building which was part of an office condominium complex at 200 Plantation Chase, St. Simons Island, Georgia 31522. Golden Isles purchased the building in February 1996 and sold it in July 1997.

  The following table sets forth the distribution of the repricing of Golden Isles' earning assets and interest-bearing liabilities as of December 31, 2000, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitive liabilities) and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of The First Bank of Brunswick's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

                                          At December 31, 2000
                          -----------------------------------------------------
                                          Maturing or Repricing
                          -----------------------------------------------------
                          Within Zero Within Three Within One   Over
                           to Three    Months to     Year to    Three
                            Months      One Year   Three Years  Years   Total
                          ----------- ------------ ----------- ------- --------
                                         (Dollars in Thousands)
Earning assets:
 Interest-bearing
  deposits in banks.....    $    98     $    --      $   --    $   --  $     98
 Federal funds sold.....      4,303          --          --        --     4,303
 Investment securities..      2,430          501       6,232     9,768   18,931
 Loans..................     52,092       18,144      19,730    23,437  113,403
                            -------     --------     -------   ------- --------
                             58,923       18,645      25,962    33,205  136,735
                            -------     --------     -------   ------- --------
Interest-bearing
 liabilities:
 Interest-bearing demand
  deposits..............     26,678          --          --        --    26,678
 Savings................      2,911          --          --        --     2,911
 Certificates less than
  $100,000..............     12,330       33,144       4,566       325   50,365
 Certificates, $100,000
  and over..............      5,631       17,098       5,263       111   28,103
 Other borrowings.......      3,046          444       2,268     5,527   11,285
                            -------     --------     -------   ------- --------
                             50,596       50,686      12,097     5,963  119,342
                            -------     --------     -------   ------- --------
Interest rate
 sensitivity gap........    $ 8,327     $(32,041)    $13,865   $27,242 $ 17,393
                            =======     ========     =======   ======= ========
Cumulative interest rate
 sensitivity gap........    $ 8,327     $(23,714)    $(9,849)  $17,393
                            =======     ========     =======   =======
Interest rate
 sensitivity gap ratio..       1.16         0.37        2.15      5.57
                            =======     ========     =======   =======
Cumulative interest rate
 sensitivity gap ratio..       1.16         0.77        0.91      1.15
                            =======     ========     =======   =======

  Golden Isles manages the mix of asset and liability maturities in an effort to control the effects of changes in the general level of interest rates on net interest income. Except for its effect on the general level of interest rates, inflation does not have a material impact on Golden Isles due to the rate variability and short-term maturities of its earning assets. In particular, approximately 62% of its loan portfolio is comprised of loans which mature or reprice within one year or less. Mortgage loans, primarily with five to 15 year maturities, are also made on a variable rate basis with rates being adjusted every one to five years.

  The First Bank of Brunswick owns the building which houses its main branch and support service facilities. It is located at 3440 Cypress Mill Road, Brunswick, Georgia, adjacent to the Cypress Mill Square. The one and one-half story free-standing structure is configured for retail banking operations as well as for executive offices for officers of The First Bank of Brunswick. In addition, The First Bank of Brunswick owns a building located at 3811 Frederica Road, St. Simons Island, Georgia, and operates a full service branch in this building. As noted above, The First Bank of Brunswick also leases space within the St. Simons branch to Golden Isles for use as executive offices.

  Management of Golden Isles believes that all of its properties are suitable and adequate for their intended purposes and that Golden Isles has adequate insurance in place as would be considered prudent for their uses. Management further believes that all of the properties leased for terms, as well as those occupied on a month-to- month basis, could be replaced with other suitable and adequate facilities available from time to time in the market place.

  In November 1999, The First Bank of Brunswick purchased 1.3 acres of property in north Glynn County located at 5340 New Jesup Highway. During December 1999, The First Bank of Brunswick applied for consent to establish a full-service branch office. Approval for the branch application was obtained from the FDIC and the Georgia Department of Banking and Finance in January 2000. The First Bank of Brunswick opened a temporary banking facility on the site in September 2000. The total cost of establishing this branch was approximately $1.5 million.

  During July 2000, The First Bank of Brunswick successfully bid to provide banking services for the Jekyll Island Authority at a leased facility on Jekyll Island, Georgia and obtained approval from the necessary regulatory authorities in August 2000. A full service branch was opened in the leased location on Jekyll Island in October 2000. The lease is for a period of five years at a rate of $28,000 annually.

Data Processing

  Golden Isles handles all of its data processing needs in-house and has no agreements for data processing services with any third-party service companies.

Employees

  Golden Isles employs the equivalent of 51 full-time employees. Golden Isles hires additional persons as needed on a full-time or part-time basis, including additional tellers and customer service representatives. Golden Isles' employees are not represented by a collective bargaining unit. Golden Isles' management believes that Golden Isles' relationship with its employees is good.

Monetary Policies

  The results of operations of Golden Isles are affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve, no prediction can be accurately made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of Golden Isles.

Legal Proceedings

  In the ordinary course of operations, Golden Isles is a party to various legal proceedings relating to claims arising in the ordinary course of its business. In the opinion of Golden Isles' management, there are no proceedings pending, or to its knowledge, threatened in which an adverse decision would have a material adverse effect on Golden Isles' financial condition or results of operations.

Golden Isles Security Ownership

  The following table sets forth certain information as of the record date with respect to ownership of the outstanding common stock of Golden Isles by
(i) all persons known to Golden Isles to own beneficially more than 10% of the outstanding shares of common stock of Golden Isles; (ii) each director of Golden Isles; and (iii) all directors and executive officers of Golden Isles as a group.


Name and Address of Beneficial Owner         Number of Shares Percent of Class
------------------------------------         ---------------- ----------------
L. McRee Harden(1)..........................      24,745            1.01%
P.O. Box 2369
Darien, GA 31305

Michael D. Hodges(2)........................      93,838            3.82%
207 Dunbarton Drive
St. Simons Island, GA 31522

Russell C. Jacobs, Jr.(3)...................      24,769            1.01%
308 Oak Grove Island Drive
Brunswick, GA 31525

C. Kermit Keenum(4).........................      23,687             .96%
100 Old Mountain Road
Powder Springs, GA 30073

Michael J. Kistler(5).......................     165,000            6.72%
109 Modena Island Drive
Savannah, GA 31411

Jimmy D. Veal(6)............................      92,458            3.76%
290 Osprey
Brunswick, GA 31525

J. Thomas Whelchel(7).......................      59,999            2.44%
22 Boundary Lane
St. Simons Island, GA 31522

Charles R. Acosta(8)........................      36,173            1.47%
226 Medinah St.
Simons Island, GA 31522

James M. Fiveash(9).........................      16,167             .66%
605 King Cotton Row
Brunswick, GA 31525

Charles K. Werk(10).........................     148,394            6.04%
203 Medinah
St. Simons Island, GA 31522

All Directors and Executive Officers as a
 Group (9 persons)..........................     683,230           27.81%

--------
  * Information relating to beneficial ownership of Golden Isles common stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934. Under such rule, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(Footnotes continued)

 (1) Includes 1,250 shares owned by Mr. Harden's wife, as to which he disclaims beneficial ownership. Also includes the right to acquire 9,745 shares pursuant to vested options, for which Mr. Harden will receive, upon the cashless exercise of these options pursuant to the terms of the merger agreement, 1,190.534 equivalent shares of Golden Isles common stock that will be exchanged for cash and ABC common stock pursuant to
     Section 3.7 of the merger agreement.

 (2) Includes 14,500 shares owned by Mr. Hodges' wife, as to which he disclaims beneficial ownership. Also includes the right to acquire 23,410 shares pursuant to vested options, for which Mr. Hodges will receive, upon the cashless exercise of these options pursuant to the terms of the merger agreement, 6,084.604 equivalent shares of Golden Isles common stock that will be exchanged for cash and ABC common stock pursuant to
     Section 3.7 of the merger agreement.

 (3) Includes the right to acquire 9,269 shares pursuant to vested options, for which Mr. Jacobs will receive, upon the cashless exercise of these options pursuant to the terms of the merger agreement, 1,124.479 equivalent shares of Golden Isles common stock that will be exchanged for cash and ABC common stock pursuant to Section 3.7 of the merger agreement.
 (4) Includes the right to acquire 8,187 shares pursuant to vested options, for which Mr. Keenum will receive, upon the cashless exercise of these options pursuant to the terms of the merger agreement, 999.5 equivalent shares of Golden Isles common stock that will be exchanged for cash and ABC common stock pursuant to Section 3.7 of the merger agreement.
 (5) Includes 3,000 shares deemed beneficially owned by Mr. Kistler in custodian accounts for minor children.
 (6) Includes the right to acquire 12,518 shares pursuant to vested options and 18,875 shares owned by Mr. Veal's two adult sons as to which he disclaims beneficial ownership, for which Mr. Veal will receive, upon the cashless exercise of these options pursuant to the terms of the merger agreement, 1,693.755 equivalent shares of Golden Isles common stock that will be exchanged for cash and ABC common stock pursuant to Section 3.7 of the merger agreement. Also includes 18,875 shares owned by Mr. Veal's two adult sons, as to which he disclaims beneficial ownership.
 (7) Includes 25 shares owned by Mr. Whelchel's daughter and 1,500 owned by his wife as to which he disclaims beneficial ownership, and 26,221 shares pursuant to vested options, for which Mr. Whelchel will receive, upon the cashless exercise of these options pursuant to the terms of the merger agreement, 3,110.257 equivalent shares of Golden Isles common stock that will be exchanged for cash and ABC common stock pursuant to Section 3.7 of the merger agreement.
 (8) Includes the right to acquire 5,547 shares pursuant to vested options, for which Mr. Acosta will receive, upon the cashless exercise of these options pursuant to the terms of the merger agreement, 436.692 equivalent shares of Golden Isles common stock that will be exchanged for cash and ABC common stock pursuant to Section 3.7 of the merger agreement.
 (9) Includes 8,000 shares owned individually by Mr. Fiveash and 1,250 shares deemed beneficially owned by him in custodian accounts for a minor child. Also includes the right to acquire 6,917 shares pursuant to vested options, for which Mr. Fiveash will receive, upon the cashless exercise of these options pursuant to the terms of the merger agreement, 568.343 equivalent shares of Golden Isles common stock that will be exchanged for cash and ABC common stock pursuant to Section 3.7 of the merger agreement.
(10) Includes the right to acquire 1,264 shares pursuant to vested options, for which Mr. Werk will receive, upon the cashless exercise of these options pursuant to the terms of the merger agreement, 264.184 equivalent shares of Golden Isles common stock that will be exchanged for cash and ABC common stock pursuant to Section 3.7 of the merger agreement. Also includes 1,000 shares owned by Mr. Werk's wife, as to which he disclaims beneficial ownership.

    GOLDEN ISLES' MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  The following is a discussion of Golden Isles' financial condition at December 31, 2000 and 1999 and the results of operations for the two year period ended December 31, 2000 and the three months ended March 31, 2001 and 2000. The purpose of this discussion is to focus on information about Golden Isles' financial condition and results of operations which are not otherwise apparent from the audited financial statements. Reference should be made to those statements and the selected financial data presented elsewhere in this proxy statement/prospectus for an understanding of the following discussion and analysis.


Forward-Looking Statements

  The following discussion contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and our expectations. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, legislation and regulation, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve, the quality or composition of our loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area and accounting principles and guidelines. You should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We will not publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

General

  Golden Isles' principal asset is its ownership of The First Bank of Brunswick. Accordingly, Golden Isles' results of operations are primarily dependent upon the results of operations of The First Bank of Brunswick. The First Bank of Brunswick's activities consist of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans collateralized by real estate). The First Bank of Brunswick's profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid and earned on these balances. Net interest income is dependent upon The First Bank of Brunswick's interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximates or exceeds interest-bearing liabilities, any positive interest rate spread will generate interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. Additionally, and to a lesser extent, The First Bank of Brunswick's profitability is affected by such factors as the level of noninterest income and expenses, the provision for loan losses and the effective tax rate. Noninterest income consists primarily of service charges on deposit accounts and loan origination fees and other fees charged to bank customers. Noninterest expenses consist of compensation and benefits, occupancy-related expenses and other operating expenses.

Results From Operations for Years Ended December 31, 2000 and 1999

  Golden Isles' results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of Golden Isles, the ability to generate net interest income is dependent upon The First Bank of Brunswick's ability to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is net interest income divided by average earning assets.

Net Interest Income

  The primary component of consolidated earnings is net interest income, or the difference between interest income on interest-earning assets and interest paid on interest-bearing liabilities. The net interest margin is net interest income expressed as a percentage of average interest-earning assets. Interest-earning assets consist of loans, investment securities and Federal funds sold. Interest-bearing liabilities consist of deposits and other borrowings.

  Golden Isles' net interest margin decreased by two basis points to 4.09% in 2000 as compared to 4.11% in 1999. The yield on average interest-earning assets increased 43 basis points, or 5.02%, to 9.00% in 2000 as compared to 8.57% in 1999. The interest rate paid on average interest-bearing liabilities increased 46 basis points, or 8.76%, to 5.71% in 2000 as compared to 5.25% in 1999. As a result of the disproportionate increase in the average interest paid on interest-bearing liabilities as compared with the average rate earned on interest-earning assets, the interest rate spread decreased three basis points to 3.29% in 2000 as compared to 3.32% in 1999. A significant increase in volume of interest-earning assets and interest-bearing liabilities resulted in an increase in net interest income of $583,000, or 11.88%, to $5,491,000 in 2000 as compared to $4,908,000 in 1999, representing an increase of $708,000, or 14.43%, due to volume and a decrease of $125,000, or 2.55%, due to changes in interest rates.

  Average interest-earning assets increased $14,801,000, or 12.39%, to $134,293,000 in 2000 from $119,492,000 in 1999. Average loans increased
$17,850,000; average investments decreased $1,504,000; average Federal funds sold decreased $1,734,000; and average interest-bearing deposits in banks increased $189,000. The increase in average interest-earning assets was funded by an increase of $11,915,000 or 11.33% in average deposits to $117,049,000 in 2000 from $105,134,000 in 1999. Approximately 90% of the total increase in deposits represented an increase in time deposits for which the average interest rate paid on such deposits increased 61 basis points, or 10.68%, over the average rate paid in 1999. This shift in time deposits with increased interest rates contributed to the overall increase in average interest rate paid on interest-bearing deposits of 46 basis points, or 8.76%, in 2000 over 1999. Approximately 9.67% and 9.43% of the average deposits were noninterest-bearing deposits in 2000 and 1999, respectively.

Allowance for Loan Losses

  The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on nonaccruing, past due and other loans that management believes require attention.

  The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management has determined to be adequate. The provision for loan losses charged to earnings amounted to $335,000 in 2000 as compared to $1,470,000 in 1999, representing a decrease of 77% in the provision. The significant provision charged to earnings in 1999 resulted from the replenishment of $736,000 for net charge-offs during the year and the addition of $886,000 to cover an increase in average loans during the year and to cover an increase in nonperforming loans of approximately $938,000 in 1999. The allowance for loan losses as a percentage of total loans outstanding amounted to 1.94% at December 31, 2000 as compared to 2.60% at December 31, 1999.

  The determination of the amounts allocated for loan losses is based upon Golden Isles' management's judgment concerning factors affecting loan quality and assumptions about the local and national economy. Golden Isles' management considers the year-end allowances adequate to cover potential losses in the loan portfolio.

Noninterest Income

  Noninterest income amounted to $856,000 and $698,000 for the years ended December 31, 2000 and 1999, respectively. As a percent of total average assets, noninterest income increased to .61% in 2000 from .56% in 1999.

  Following is a summary of noninterest income for the years ended December 31, 2000 and 1999.

                                                                2000     1999
                                                              -------- --------
Noninterest income
 Income from origination of mortgage loans, less related
  expenses................................................... $169,000 $170,000
 Service charges on deposit accounts.........................  475,000  440,000
 Net realized gain on sales of securities....................      --     8,000
 Other.......................................................  212,000   80,000
                                                              -------- --------
    Total noninterest income................................. $856,000 $698,000
                                                              ======== ========

  The increase in service charges on deposit accounts of $35,000, or 7.95%, to $475,000 in 2000 from $440,000 in 1999 resulted from an increase in average deposits on which service charges are earned. The increase in other noninterest income was attributable primarily to other real estate owned transactions.

Noninterest Expense

  Noninterest expense amounted to $4,419,000 and $3,704,000 for the years ended December 31, 2000 and 1999, respectively, representing an increase of $715,000, or 19.30%. As a percent of total average assets, noninterest expense amounted to 3.14% in 2000 as compared to 2.95% in 1999.

  Following is a summary of noninterest expense for the years ended December 31, 2000 and 1999.

                                                             2000       1999
                                                          ---------- ----------
Noninterest expense
 Salaries and employee benefits.......................... $2,440,000 $2,085,000
 Equipment and occupancy expense.........................    659,000    559,000
 Advertising and business development....................    176,000    160,000
 Legal and professional..................................    252,000    220,000
 Supplies and printing...................................    231,000    154,000
 Other operating expenses................................    661,000    526,000
                                                          ---------- ----------
    Total noninterest expense............................ $4,419,000 $3,704,000
                                                          ========== ==========

  Salaries and employee benefits increased $355,000 to $2,440,000 in 2000 from $2,085,000 in 1999, representing an increase of 17.03%. The increase in salaries and employee benefits is the result of an increase in the average number of full-time equivalent employees of The First Bank of Brunswick from 50 in 1999 to 65 in 2000, a 30% increase. Equipment and occupancy expense increased $100,000, or 17.89%, to $659,000 in 2000 as compared to $559,000 in
1999. The increase in occupancy expense was attributable to the opening of two new branches in 2000. The opening of the two new branches also accounted for increases in supplies and printing expense. All other noninterest expenses increased $151,000 during 2000.

  For the year ended December 31, 2000, Golden Isles realized net income from operations of $1,082,000 as compared to net income from operations of $275,000 for the year ended December 31, 1999. Net income for 1999 was adversely affected by the significant provision for loan losses charged against income in the amount of $1,470,000.

Results of Operations for the Three-Month Periods ended March 31, 2001 and
2000


  The net interest margin was 3.85% and 4.19% during the three months ended March 31, 2001 and 2000, respectively, representing a decrease of 34 basis points. The decrease is due to an increase in the cost of funds and a decrease in yield on loans. Average loans increased from $99.4 million for the first quarter 2000 with a yield of 9.64% to $114.3 million for the first quarter 2001 with a yield of 9.40%. The yield on average earning assets was 8.84% and 8.87% during the three months ended March 31, 2001 and 2000, respectively. Cost of funds increased to 5.69% for the three months ended March 31, 2001 as compared to 5.45% for the three months ended March 31, 2000. This increase in cost of funds is due to competition and high cost of funds in the local market area.


  Net interest income decreased $6,000 or 4.14% during the three months ended March 31, 2001 as compared to the three months ended March 31, 2000. This decrease is due primarily to the decrease in yield on average loans.


  Noninterest income for the three months ended March 31, 2001 and 2000 amounted to $237,000 and $191,000, respectively. Service charges on deposit accounts increased by $11,000 or 9.32%. This increase in service charges is reflective of the increase in balances of non-interest bearing deposits which increased 3.66% from $11,468,000 at March 31, 2000 to $11,888,000 at March 31,
2001.


  Noninterest expense for the three months ended March 31, 2001 increased 21.68% to $1,190,000 as compared to $978,000 for the three months ended March 31, 2000. Salaries and employee benefits increased due to the increase in the number of full-time equivalent employees of 57 at March 31, 2000 to 61 at March 31, 2001. Additional operating expenses were incurred during the first quarter 2001 as a result of the opening of two new branches in 2000 which were not in operation during the first quarter of 2000. Depreciation expenses increased in 2001 over 2000 as a result of additional equipment purchases to accommodate the two new branches.


Liquidity and Capital Resources

  Liquidity management involves the matching of the cash flow requirements of customers who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs and the ability of Golden Isles to meet those needs. Golden Isles seeks to meet liquidity requirements primarily through management of short-term investments (principally federal funds sold) and monthly amortizing loans. Another source of liquidity is the repayment of maturing single payment loans. The First Bank of Brunswick also maintains relationships with correspondent banks that can provide funds on short notice, if needed.

  The liquidity and capital resources of Golden Isles and The First Bank of Brunswick are monitored on a periodic basis by state and federal regulatory authorities. As determined under guidelines established by these regulatory authorities, The First Bank of Brunswick's liquidity ratio at December 31, 2000 was considered satisfactory. At that date, The First Bank of Brunswick's short-term investments were adequate to cover any reasonable anticipated immediate need for funds. Golden Isles was aware of no events or trends likely to result in a material change in its liquidity. During 2000, Golden Isles' capital increased $787,000 to $14,002,000 at December 31, 2000 as compared to $13,215,000 at December 31, 1999. After the payment of cash dividends of $198,000, Golden Isles retained $884,000 of its net earnings for 2000 as equity capital. After recording an increase in capital of $36,000 from the vesting of restricted stock, an increase in capital of $342,000 from unrealized gains on securities available for sale and a decrease in capital of $475,000 for the purchase of treasury stock, total capital increased by $787,000.

  The March 31, 2001 consolidated financial statements evidence a fair liquidity position as total cash, interest-bearing deposits and federal funds sold amounted to $9.5 million, representing 6.3% of total assets. Investment securities amounted to $20.4 million, representing 13.5% of total assets. These securities provide a secondary source of liquidity because they can be converted into cash in a timely manner. For the three-month period ended March 31, 2001, total deposits increased $4.2 million, from $120.8 million to $125.0 million, and borrowings from the Federal Home Loan Bank decreased slightly.


  At March 31, 2001 and December 31, 2000, Golden Isles had no binding commitments for capital expenditures.

  In accordance with risk capital guidelines issued by the Federal Reserve Board, Golden Isles is required to maintain a minimum standard of total capital to weighted risk assets of 8%. Additionally, all member banks must maintain "core" or "Tier 1" capital of at least 4% of total assets ("leverage ratio"). Member banks operating at or near the 4% capital level are expected to have well-diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, and well managed on- and off-balance sheet activities; and, in general, be considered strong banking organizations with a composite 1 rating under the CAMEL rating system of banks. For all but the most highly rated banks meeting the above conditions, the minimum leverage ratio is 4% plus an additional 100 to 200 basis points.

  The following table summarizes the regulatory capital levels of Golden Isles at December 31, 2000.

                                       Actual         Required        Excess
                                   --------------- -------------- --------------
                                   Amount  Percent Amount Percent Amount Percent
                                   ------- ------- ------ ------- ------ -------
                                              (Dollars in Thousands)
Leverage capital.................. $14,034  10.0%  $5,636   4.0%  $8,398   6.0%
Risk-based capital:
Core capital......................  14,034  13.8    4,083   4.0    9,951   9.8
    Total capital.................  15,321  15.0    8,165   8.0    7,156   7.0

  The First Bank of Brunswick also met its individual regulatory capital requirements at March 31, 2001.

               SELECTED STATISTICAL INFORMATION OF GOLDEN ISLES

  The following statistical information should be read in conjunction with "Golden Isles' Management's Discussion and Analysis or Plan of Operation" at page 68 and the financial statements and related notes included elsewhere in this proxy statement/prospectus and in the documents incorporated herein by reference.

Average Balances and Net Income Analysis From Continuing Operations

  The following tables set forth the amount of Golden Isles' interest income or interest expense from continuing operations for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets. Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 34% federal tax rate.

                                          Year Ended December 31,
                          ---------------------------------------------------------
                                     2000                         1999
                          ---------------------------- ----------------------------
                                    Interest  Average            Interest  Average
                          Average   Income/   Yield/   Average   Income/   Yield/
                          Balance   Expense  Rate Paid Balance   Expense  Rate Paid
                          --------  -------- --------- --------  -------- ---------
                                          (Dollars in Thousands)
Assets
Interest-earning assets:
 Loans, net of unearned
  interest..............  $108,615  $10,480    9.65%   $ 90,765  $ 8,569    9.44%
 Investment securities,
  taxable...............    20,513    1,276    6.22      22,017    1,334    6.06
 Federal funds sold.....     4,852      310    6.39       6,586      329    5.00
 Interest-bearing
  deposits in banks.....       313       19    6.07         124        7    5.65
                          --------  -------            --------  -------
    Total interest-
     earning assets.....   134,293   12,085    9.00     119,492   10,239    8.57
                          --------  -------            --------  -------
Noninterest-earning
 assets:
 Cash...................     2,983                        3,022
 Allowance for loan
  losses................    (2,669)                      (2,007)
 Unrealized gain (loss)
  on available for sale
  securities............      (567)                        (120)
 Other assets...........     6,901                        5,117
                          --------                     --------
                             6,648                        6,012
                          --------                     --------
    Total assets........  $140,941                     $125,504
                          ========                     ========
Liabilities and
 Stockholders' Equity
Interest-bearing
 liabilities:
 Savings and interest-
  bearing demand
  deposits..............  $ 28,087  $ 1,080    3.85%   $ 28,154  $ 1,136    4.03%
 Time deposits..........    77,640    4,905    6.32      67,065    3,828    5.71
 Other borrowings.......     9,789      609    6.22       6,237      367    5.88
                          --------  -------            --------  -------
    Total interest-
     bearing
     liabilities........   115,516    6,594    5.71     101,456    5,331    5.25
                          --------  -------            --------  -------
Noninterest-bearing
 liabilities and
 stockholders' equity:
 Demand deposits........    11,322                        9,915
 Other liabilities......       623                          719
 Stockholders' equity...    13,480                       13,414
                          --------                     --------
    Total noninterest-
     bearing liabilities
     and stockholders'
     equity.............    25,425                       24,048
                          --------                     --------
    Total liabilities
     and stockholders'
     equity.............  $140,941                     $125,504
                          ========                     ========
Interest rate spread....                       3.29%                        3.32%
                                               ====                         ====
Net interest income.....            $ 5,491                      $ 4,908
                                    =======                      =======
Net interest margin.....                       4.09%                        4.11%
                                               ====                         ====

Rate and Volume Analysis From Continuing Operations

  The following table reflects the changes in net interest income from continuing operations resulting from changes in interest rates and from asset and liability volume. Federally tax-exempt interest is presented on a taxable-equivalent basis assuming a 34% federal tax rate. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in the later year. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume have been consistently attributed to rate.

                                         Year Ended December 31,
                             --------------------------------------------------
                                  2000 vs. 1999             1999 vs. 1998
                             ------------------------  ------------------------
                                        Changes Due               Changes Due
                                             To                        To
                              Increase  -------------   Increase  -------------
                             (Decrease) Rate   Volume  (Decrease) Rate   Volume
                             ---------- -----  ------  ---------- -----  ------
                                         (Dollars in Thousands)
Increase (decrease) in:
 Income from earning assets:
  Interest and fees on
   loans....................  $ 1,911   $ 226  $1,685    $  53    $(636) $ 689
  Interest on taxable
   securities...............      (58)     33     (91)      80      (21)   101
  Interest on federal
   funds....................      (19)     68     (87)      53      (23)    76
  Interest on deposits in
   banks....................       12       1      11      (17)     --     (17)
                              -------   -----  ------    -----    -----  -----
    Total interest income...    1,846     328   1,518      169     (680)   849
                              -------   -----  ------    -----    -----  -----
Expense from interest-
 bearing liabilities:
 Interest on savings and
  interest-bearing demand
  deposits..................      (56)    (53)     (3)     404       20    384
 Interest on time deposits..    1,077     473     604     (275)    (169)  (106)
 Interest on other
  borrowings................      242      33     209       15      (11)    26
 Interest on debt...........      --      --      --      (140)     --    (140)
                              -------   -----  ------    -----    -----  -----
    Total interest expense..    1,263     453     810        4     (160)   164
                              -------   -----  ------    -----    -----  -----
    Net interest income.....  $   583   $(125) $  708    $ 165    $(520) $ 685
                              =======   =====  ======    =====    =====  =====

Asset/Liability Management

  It is the objective of Golden Isles to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan investment, borrowing and capital policies. Certain of the officers of Golden Isles are responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of Golden Isles' management to support asset growth primarily through growth of core deposits of all categories made by individuals, partnerships and corporations. Management of Golden Isles seeks to invest the largest portion of Golden Isles' assets in commercial, consumer and real estate loans.

  Golden Isles' asset/liability mix is monitored on a daily basis. A monthly report reflecting interest-sensitive assets and interest-sensitive liabilities is prepared and presented to Golden Isles' board of directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on Golden Isles' earnings.

  As of December 31, 2000, Golden Isles' cumulative one-year interest rate sensitivity gap ratio was 77%. This indicates that Golden Isles' interest-bearing liabilities will reprice during this period at a rate slightly faster than Golden Isles' interest-earning assets. Certain assumptions regarding the interest sensitivity of these assets and liabilities have been incorporated into this analysis. Golden Isles believes that it has positioned itself to maintain its net interest margin in the event of changes in interest rates. There can be no assurance, however, that this strategy will be successful.

  The following table sets forth the distribution of the repricing of Golden Isles' earning assets and interest-bearing liabilities as of December 31, 2000, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitive liabilities) and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of The First Bank of Brunswick's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

                                          At December 31, 2000
                          -----------------------------------------------------
                                          Maturing or Repricing
                          -----------------------------------------------------
                          Within Zero Within Three Within One   Over
                           to Three    Months to     Year to    Three
                            Months      One Year   Three Years  Years   Total
                          ----------- ------------ ----------- ------- --------
                                         (Dollars in Thousands)
Earning assets:
 Interest-bearing
  deposits in banks.....    $    98     $    --      $   --    $   --  $     98
 Federal funds sold.....      4,303          --          --        --     4,303
 Investment securities..      2,430          501       6,232     9,768   18,931
 Loans..................     52,092       18,144      19,730    23,437  113,403
                            -------     --------     -------   ------- --------
                             58,923       18,645      25,962    33,205  136,735
                            -------     --------     -------   ------- --------
Interest-bearing
 liabilities:
 Interest-bearing demand
  deposits..............     26,678          --          --        --    26,678
 Savings................      2,911          --          --        --     2,911
 Certificates less than
  $100,000..............     12,330       33,144       4,566       325   50,365
 Certificates, $100,000
  and over..............      5,631       17,098       5,263       111   28,103
 Other borrowings.......      3,046          444       2,268     5,527   11,285
                            -------     --------     -------   ------- --------
                             50,596       50,686      12,097     5,963  119,342
                            -------     --------     -------   ------- --------
Interest rate
 sensitivity gap........    $ 8,327     $(32,041)    $13,865   $27,242 $ 17,393
                            =======     ========     =======   ======= ========
Cumulative interest rate
 sensitivity gap........    $ 8,327     $(23,714)    $(9,849)  $17,393
                            =======     ========     =======   =======
Interest rate
 sensitivity gap ratio..       1.16         0.37        2.15      5.57
                            =======     ========     =======   =======
Cumulative interest rate
 sensitivity gap ratio..       1.16         0.77        0.91      1.15
                            =======     ========     =======   =======

  Golden Isles manages the mix of asset and liability maturities in an effort to control the effects of changes in the general level of interest rates on net interest income. Except for its effect on the general level of interest rates, inflation does not have a material impact on Golden Isles due to the rate variability and short-term maturities of its earning assets. In particular, approximately 62% of its loan portfolio is comprised of loans which mature or reprice within one year or less. Mortgage loans, primarily with five to 15 year maturities, are also made on a variable rate basis with rates being adjusted every one to five years.

                       GOLDEN ISLES' INVESTMENT PORTFOLIO

Types of Investments

  The amortized cost and fair value of investments in securities available for sale at the dates indicated are summarized as follows:

                                                    Gross      Gross
                                        Amortized Unrealized Unrealized  Fair
                                          Cost      Gains      Losses    Value
                                        --------- ---------- ---------- -------
                                                (Dollars in Thousands)
December 31, 2000:
 U.S. Government and agency
  securities...........................  $15,130     $24       $ (76)   $15,078
 Mortgage-backed securities............    3,266      13          (9)     3,270
 Restricted equity securities..........      583      --         --         583
                                         -------     ---       -----    -------
                                         $18,979     $37       $ (85)   $18,931
                                         =======     ===       =====    =======
December 31, 1999:
 U.S. Government and agency
  securities...........................  $16,646     $ 3       $(534)   $16,115
 Mortgage-backed securities............    2,800      --         (36)     2,764
 Restricted equity securities..........      366      --         --         366
                                         -------     ---       -----    -------
                                         $19,812     $ 3       $(570)   $19,245
                                         =======     ===       =====    =======

Maturities

  The amounts of investments in securities in each category as of December 31, 2000 are shown in the following table according to contractual maturity classifications (i) one year or less, (ii) after one year through five years,
(iii) after five years through ten years, and (iv) after ten years.

                              U. S. Treasury and Other
                                  U. S. Government             State and
                             Agencies and Corporations   Political Subdivisions
                             --------------------------- -----------------------
                                Amount       Yield(1)      Amount       Yield
                             ------------- ------------- -----------  ----------
                                          (Dollars in Thousands)
   Maturity:
     One year or less......     $ 2,076         6.54%        $ --          --%
     After one year through
      five years...........      10,568         6.29           --          --
     After five years
      through ten years....       6,287         6.24           --          --
     After ten years.......         --           --            --          --
                             -------------  -----------   -----------  ----------
                                $18,931         6.30%        $ --          --%
                             =============  ===========   ===========  ==========

--------
(1) Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the acquisition price of each security in that range.

                         GOLDEN ISLES' LOAN PORTFOLIO

Types of Loans

  Golden Isles' management believes that Golden Isles' loan portfolio is adequately diversified. The loan portfolio contains no foreign or energy-related loans or significant concentrations in any one industry, with the exception of real estate mortgage loans, which constituted approximately 81% of Golden Isles' loan portfolio as of December 31, 2000. The amount of loans outstanding at the indicated dates is shown in the following table according to type of loans.

                                                             December 31,
                                                        ------------------------
                                                           2000         1999
                                                        -----------  -----------
                                                        (Dollars in Thousands)
   Commercial, financial and agricultural.............. $    14,067  $   15,197
   Real estate--construction...........................      10,319       7,472
   Real estate--mortgage...............................      81,456      70,302
   Consumer installment................................       7,412       5,166
   Other...............................................         149         109
                                                        -----------  ----------
                                                            113,403      98,246
   Allowance for loan losses...........................      (2,201)     (2,559)
                                                        -----------  ----------
   Loans, net..........................................    $111,202     $95,687
                                                        ===========  ==========

  Total loans as of December 31, 2000 are shown in the following table according to maturity or repricing opportunities (i) one year or less, (ii) after one year through three years, and (iii) after three years.

                                                                       (Dollars
                                                                          in
                                                                      Thousands)
                                                                      ----------
   Maturity or Repricing:
     Within one year or less.........................................  $ 70,236
     After one year through three years..............................    19,730
     After three years...............................................    23,437
                                                                       --------
                                                                       $113,403
                                                                       ========

  Records were not available to present the above information in each category listed in the first paragraph above and could not be reconstructed without undue burden.

  The following table summarizes loans at December 31, 2000 with the due dates after one year which (i) have predetermined interest rates and (ii) have floating or adjustable interest rates.

                                                                       (Dollars
                                                                          in
                                                                      Thousands)
                                                                      ----------
   Maturity or Repricing:
     Predetermined interest rates....................................  $43,167
     Floating or adjustable interest rates...........................      --
                                                                       -------
                                                                       $43,167
                                                                       =======

Nonperforming Loans

  The following table presents, at the dates indicated, the aggregate of nonperforming loans for the categories indicated from continuing operations.

                                                              December 31,
                                                         -----------------------
                                                            2000        1999
                                                         ----------- -----------
                                                         (Dollars in Thousands)
   Loans accounted for on a nonaccrual basis...........  $     2,899 $     1,809

   Installment loans and term loans contractually past
    due ninety days or more as to interest or principal
    payments and still accruing........................          214         392

   Loans, the terms of which have been renegotiated to
    provide a reduction or deferral of interest or
    principal because of deterioration in the financial
    position of the borrower...........................          216         632

  In the opinion of Golden Isles' management, any loans classified by regulatory authorities as doubtful, substandard or special mention that have not been disclosed above do not (i) represent or result from trends or uncertainties which Golden Isles' management reasonably expects will materially impact future operating results, liquidity or capital resources, or
(ii) represent material credits about which Golden Isles' management is aware of any information which causes Golden Isles' management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.

Commitments and Lines of Credit

  In the ordinary course of business, The First Bank of Brunswick has granted commitments to extend credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for seasonal or inventory requirements and have been approved by The First Bank of Brunswick's board of directors. The First Bank of Brunswick has also granted commitments to approved customers for standby letters of credit. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. The First Bank of Brunswick uses the same credit policies for these off balance sheet commitments as it does for financial instruments that are recorded in the consolidated financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

  Following is a summary of the commitments outstanding at December 31, 2000 and 1999.

                                                           2000        1999
                                                        ----------- -----------
                                                        (Dollars in Thousands)
   Commitments to extend credit........................ $    14,350 $    12,304
   Standby letters of credit...........................         610         705
                                                        ----------- -----------
                                                            $14,960     $13,009
                                                        =========== ===========

                 SUMMARY OF GOLDEN ISLES' LOAN LOSS EXPERIENCE

  The provision for possible loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence Golden Isles' management's judgment in determining the amount charged to operating expense are past loan experience, composition of the loan portfolio, evaluation of possible future losses, current economic conditions and other relevant factors. Golden Isles' allowance for loan losses was approximately $2,201,000 at December 31, 2000, representing 1.94% of year end total loans outstanding, compared with $2,559,000 at December 31, 1999, which represented 2.60% of year end total loans outstanding. The allowance for loan losses is reviewed monthly based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Golden Isles' management considers the allowance for loan losses adequate to cover possible loan losses on the loans outstanding.

Allocation of the Allowance for Loan Losses

  The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. Golden Isles' management believes the allowance can be allocated only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                At December 31,
                                -----------------------------------------------
                                         2000                    1999
                                ----------------------- -----------------------
                                       Percent of Loans        Percent of Loans
                                        in Category to          in Category to
                                Amount   Total Loans    Amount   Total Loans
                                ------ ---------------- ------ ----------------
                                            (Dollars in Thousands)
Commercial, financial,
 Industrial and agricultural..  $1,430        12%       $1,756        16%
Real estate...................     594        81           688        79
Consumer......................     110         7           115         5
Unallocated...................      67       --            --        --
                                ------       ---        ------       ---
                                $2,201       100%       $2,559       100%
                                ======       ===        ======       ===

  The following table presents an analysis of Golden Isles' loan loss experience for the periods indicated:

                                                               December 31,
                                                             -----------------
                                                               2000     1999
                                                             --------  -------
                                                               (Dollars in
                                                                Thousands)
Average amount of loans outstanding........................  $108,615  $90,765
                                                             ========  =======
Balance of reserve for possible loan losses at beginning of
 period....................................................  $  2,559  $ 1,825
                                                             --------  -------
Charge-offs:
  Commercial, financial and agricultural...................      (613)    (460)
  Real estate..............................................       --      (210)
  Consumer.................................................      (252)    (134)
Recoveries:
  Commercial, financial and agricultural...................       112       21
  Real estate..............................................       --        14
  Consumer.................................................        59       33
                                                             --------  -------
    Net charge-offs........................................      (694)    (736)
                                                             --------  -------
Additions to reserve charged to operating expenses.........       335    1,470
                                                             --------  -------
    Balance of reserve for possible loan losses............  $  2,200  $ 2,559
                                                             --------  -------
Ratio of net loan charge-offs to average loans.............      0.64%    0.81%
                                                             ========  =======

                            GOLDEN ISLES' DEPOSITS

  Average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the periods indicated are presented below.

                                                    Year Ended December 31,
                                                  ----------------------------
                                                      2000           1999
                                                  -------------  -------------
                                                   Amount  Rate   Amount  Rate
                                                  -------- ----  -------- ----
                                                    (Dollars in Thousands)
Noninterest-bearing demand deposits.............. $ 11,322  -- % $  9,915  -- %
Interest-bearing demand and savings deposits.....   28,087 3.85    28,154 4.03
Time deposits....................................   77,640 6.32    67,065 5.71
                                                  --------       --------
    Total deposits............................... $117,049       $105,134
                                                  ========       ========

  The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 2000, are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through twelve months and (iii) over twelve months.

                                                                     (Dollars in
                                                                     Thousands)
                                                                     -----------
   Three months or less.............................................   $ 5,631
   Over three through twelve months.................................    17,098
   Over twelve months...............................................     5,374
                                                                       -------
       Total........................................................   $28,103
                                                                       =======

            GOLDEN ISLES' RETURN ON ASSETS AND STOCKHOLDERS' EQUITY

  The following rate of return information for the periods indicated is presented below.

                                                                  Year Ended
                                                                 December 31,
                                                                 --------------
                                                                  2000    1999
                                                                 ------  ------
   Return on assets(1)..........................................   0.77%   0.22%
   Return on equity(2)..........................................   8.03    2.05
   Dividend payout ratio(3).....................................  18.26   72.35*
   Equity to assets ratio(4)....................................   9.56   10.69

--------
(1) Net income divided by average total assets.
(2) Net income divided by average equity.
(3) Dividends declared per share divided by net income per share.
(4) Average equity divided by average total assets.
 * The 1999 dividends of $.08 per share were based on the 1998 earnings of $1,085,000, or $.45 per share

                           DIRECTORS OF GOLDEN ISLES

Board Committees

  The business and affairs of Golden Isles are managed by or under the direction of its board of directors. Golden Isles' board of directors has five standing committees, consisting of the Asset and Liability Committee, the Audit Committee, the Committee on Directors, the Electronic Data Processing Steering Committee and the Loan Committee. Golden Isles has no separate Nominating Committee, and the board of directors of Golden Isles serves as the Nominating Committee for the purpose of nominating persons to serve on the board of directors.

  Asset and Liability Committee. The Asset and Liability Committee assists the Board in adopting policies regarding the pricing, maturity and makeup of Golden Isles' deposits, loans and investments. Messrs. Jacobs (Chairman), Hodges, Veal and Whelchel were members of this Committee and met two times during the 2000 fiscal year.

  Audit Committee. The Audit Committee reviews with our independent accountants the scope and results of their audit engagement and management letter, consults with management concerning our accounting methods and the adequacy of our internal controls, and oversees and reviews our internal auditing procedures. The objective of the Audit Committee is to prevent losses by Golden Isles from fraud, defalcation and/or operating deficiencies. Messrs. Harden (Chairman), Jacobs and Fiveash were members of this committee during the 2000 fiscal year. This committee met three times during the 2000 fiscal year.

  Committee on Directors. The Committee on Directors is charged with the responsibility for oversight of, nominations for, and compensation of, Golden Isles' directors and senior officers. Messrs. Acosta, Jacobs, Veal, Hodges, Whelchel and Keenum (Chairman) were members of this committee during the 2000 fiscal year, during which this committee met one time.

  Electronic Data Processing Steering Committee. The Electronic Data Processing Steering Committee is responsible for approving Golden Isles' major purchases of equipment. Messrs. Harden, Werk, Hodges, Whelchel and Fiveash (Chairman) were members of this committee during the 2000 fiscal year, during which this committee met four times.

  Loan Committee. The Loan Committee is responsible for reviewing loan applications. Messrs. Fiveash, Werk, Acosta, Hodges, Whelchel and Veal (Chairman) were members of this committee during the 2000 fiscal year. This committee met 35 times during the 2000 fiscal year.

Members of the Golden Isles' Board of Directors

  Set forth below are the names, ages and business experience for the past five years of each member of the Golden Isles board of directors.

  Charles R. Acosta (age 60). Mr. Acosta has been employed by Georgia Power Company since 1964. He has been Region Manager for the Coastal Region, a 10-county service area, since 1993. Prior to that time, he was District Manager for the Brunswick District from 1977 to 1993. Mr. Acosta is Past President and Campaign Chairman of the United Way of Brunswick and Glynn County, and past Chairman of the Brunswick and Glynn County Development Authority. Mr. Acosta was one of the original directors of Golden Isles and served as a director of Golden Isles from 1987 to 1994. He also served as a director of The First Bank of Brunswick from 1990 to 1994. Mr. Acosta was reelected as a director of Golden Isles at the 1997 Annual Meeting of Shareholders.

  James M. Fiveash (age 70). Mr. Fiveash initially served as a director of Golden Isles from 1989 until his resignation in 1994, and was elected as a director of Golden Isles at the 1997 Annual Meeting of Shareholders. Mr. Fiveash is retired and serves as part-time president of The Fiveash Company, which is in the business of renting trucking terminals.

  L. McRee Harden (age 45). Mr. Harden has been a director of Golden Isles since July 1988, a director of The First Bank of Brunswick since February 1990. Mr. Harden is the Secretary and Treasurer of Friendly Express, Inc., a company which operates a chain of approximately 65 convenience stores in south Georgia and Florida.

  Michael D. Hodges (age 47). Mr. Hodges has been a director of Golden Isles since 1991 and a director of The First Bank of Brunswick since June 1990. On February 20, 1997, Mr. Hodges became President and Chief Executive Officer of The First Bank of Brunswick. He is also President and Chief Operating Officer of Golden Isles. Prior to that time, he had been Senior Vice President of The First Bank of Brunswick since June 1990, with principal responsibilities for its loan portfolio.

  Russell C. Jacobs, Jr. (age 65). Mr. Jacobs has been a director of Golden Isles since July 1988, a director of The First Bank of Brunswick since February 1990. He also has been a Vice Chairman of The First Bank of Brunswick since July 1995. Mr. Jacobs is self-employed as an agent for the Equitable Financial Companies, and as a registered representative with Equico Securities, Inc. Mr. Jacobs holds both the Chartered Life Underwriter ("CLU") and Chartered Financial Consultant ("CHFC") designations.

  Claude Kermit Keenum (age 65). Mr. Keenum has been a director of Golden Isles since July 1988, a director of The First Bank of Brunswick since February 1990. He was the Superintendent of the Glynn County School System from 1980 to 1989 and the Superintendent of the Cobb County School System in metropolitan Atlanta from 1989 to 1992. Mr. Keenum was most recently President of Southeastern Communication Systems, Inc. and Keenum's Educational Services, Inc., and is now retired.

  Michael J. Kistler (age 49). Mr. Kistler, a director of Golden Isles since July 2000, obtained his Juris Doctorate from the Thomas M. Cooley Law School in Lansing, Michigan in 1976 and practiced law until 1980. Mr. Kistler currently develops real estate with a company he formed in 1982, Development Associates, Inc., located in Savannah, Georgia. Development Associates, Inc. focuses on conventional investment property acquisitions, acquiring properties in Georgia and Alabama.

  Jimmy D. Veal (age 52). Mr. Veal has been a Vice Chairman of Golden Isles since July 1995. He has been a director of Golden Isles since June 1987 and Secretary/Treasurer of Golden Isles since September 1992. He has been a Vice Chairman of The First Bank of Brunswick since July 1995 and a director of The First Bank of Brunswick since July 1990. He is owner of a hotel on Jekyll Island, Georgia.

  Charles K. Werk (age 50). Mr. Werk is the Chief Executive Officer of Coastal Sleeve Label, Inc., located in Brunswick, Georgia. Additionally, Mr. Werk is the owner of Trans Link Motor Express, Inc., a transportation and distribution company located in Albany, Georgia and has owned and operated various operating companies in the printing, warehousing and food manufacturing industries. Prior to his experience with operating companies, Mr. Werk spent 15 years in the Investment Banking and Commercial Banking Industry with various institutions, including SunTrust Bank, Manufacturers Hanover, Mellon Bank, and First Chicago. Mr. Werk received his Bachelor's Degree from The University of Georgia and an MBA Degree in Finance from Georgia State University. Mr. Werk serves on the Board of Trustees of Coastal Georgia Community College and is a member of Wesley United Methodist Church.

  J. Thomas Whelchel (age 66). Mr. Whelchel has been the Chairman and Chief Executive Officer of Golden Isles since October 17, 1996. Prior to that time, Mr. Whelchel was a Vice Chairman of Golden Isles between July 1995 and October 1996. From July 1988 through July 1995, he served as President of Golden Isles. Mr. Whelchel has been a director of Golden Isles since July 1988, and Chairman and a director of The First Bank of Brunswick since February 1990. He is a senior partner in the Brunswick law firm of Whelchel, Brown, Readdick and Bumgartner.

Director Compensation

  The outside directors of Golden Isles receive a fee of $500.00 per month.

                     GOLDEN ISLES' EXECUTIVE COMPENSATION

  The following table is a summary of compensation paid during the past three years to the individual serving as Golden Isles' Chief Executive Officer during 2000 and any other executive officer who during 2000 earned in excess of $100,000 in annual salary and bonus.

                                                                              Securities
                                                                              Underlying
                                             Other Annual Restricted(1)(2)(3)  Options/     LTIP    All Other
Name and Position        Year  Salary  Bonus Compensation    Stock Awards      SARS($)     Payouts Compensation
-----------------        ---- -------- ----- ------------ ------------------- ----------   ------- ------------
J. Thomas Whelchel...... 2000      --    --       --               --          $ 3,000        --      $6,000(4)
 Chief Executive         1999      --    --       --               --          $ 7,825        --      $6,000(4)
 Officer                 1998      --    --       --               --          $14,006(5)     --      $1,500(4)

Michael D. Hodges....... 2000 $130,000   --       --               --              --         --      $3,290(6)
 President, First Bank   1999 $130,000   --       --               --          $ 1,668        --      $3,300(6)
 of Brunswick            1998 $130,000   --       --               --          $10,368(5)     --      $2,995(6)

--------
(1) In the event that Golden Isles declares a dividend on its outstanding shares of common stock, then such dividend will be equally applicable to all restricted stock reported.
(2) The aggregate number of shares of restricted stock held by Mr. Whelchel as of December 31, 2000, is 10,325 shares, and the value of such shares is $44,710 based on the terms of the following vesting schedule: one-seventh of such shares (1,475) vested on each of July 25, 1996, 1997, 1998, 1999 and 2000 and an additional one-seventh of such shares will vest on July 25 of each year thereafter until all such shares have vested. If at any time Mr. Whelchel is neither a director nor an executive officer of Golden Isles or any subsidiary of Golden Isles, then he must forfeit any shares of restricted stock which have not already vested at the time of the event which triggers such forfeiture.
(3) The aggregate number of shares of restricted stock held by Mr. Hodges as of December 31, 2000, is 2,390 shares, and the value of such shares is $11,670, based on the following vesting schedule: 775 shares vested on August 16, 1999; of the remaining 1,615 shares, one-seventh of such shares (230 shares) vested on each of July 25, 1996, 1997, 1998, 1999 and 2000;
    and an additional one-seventh of such shares will vest on July 25 of each year thereafter until all such shares have vested. If at any time Mr. Hodges is neither a director nor an executive officer of Golden Isles or any subsidiary of Golden Isles, then he must forfeit any shares of restricted stock which have not already vested at the time of the event which triggers such forfeiture.
(4) These amounts represent director's fees paid to Mr. Whelchel in 1998, 1999, and 2000.
(5) These options are incentive stock options which have been granted pursuant to the Golden Isles Financial Holdings, Inc. 1995 Stock Option Plan adopted by Golden Isles on July 25, 1995 (the "1995 Plan"). The 1995 Plan provides for the granting of certain options that are intended to qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code, as well as certain nonstatutory stock options that are not intended to qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code. These options may be exercised at any time before the earlier of (i) within ten years from the date of the grant of the option or (ii) the date upon which the optionee ceases to be an employee of Golden Isles; provided, however, that if the Optionee's employment with Golden Isles is terminated for any reason other than (a) the optionee's death or disability, (b) the optionee's voluntary termination of his employment with Golden Isles' consent, or (c) the termination of optionee's employment by Golden Isles for cause, then, in such event, the optionee may exercise his or her incentive stock options for up to three months after termination of his or her employment (but in no event later than ten years from the date of the grant of the option).
(6) These amounts represent Golden Isles' matching contribution to Golden Isles 401(k) plan for Mr. Hodges in 1998, 1999 and 2000.

Golden Isles 401(K) Profit Sharing Plan

  All employees of Golden Isles who meet age, hours and employment tenure requirements are eligible to participate in the Golden Isles 401(k) profit sharing plan. Participants may make voluntary contributions of up to 10% of their salary through payroll deductions or through cash payments. Golden Isles matches voluntary contributions made by participants at the discretion of the Golden Isles board of directors.

Option Grants Table

  The following table sets forth certain information regarding the grant of stock options in the 2000 fiscal year to the persons named in the summary compensation table above.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (Individual Grants)

                          Number of Securities     Percent of Total
                         Underlying Options/SARs     Options/SARs     Exercise or Base Expiration Date
Name                           Granted (#)       Granted to Employees  Price ($/share) in Fiscal Year
----                     ----------------------- -------------------- ---------------- ---------------
J. Thomas Whelchel......          3,000                   50%              $6.54          01/26/10
Michael D. Hodges.......            --                    --                 --                --

Option Exercise and Fiscal Year-End Option Value Table

  The following table sets forth certain information regarding the exercise of stock options in the 2000 fiscal year by the persons named in the summary compensation table above and the value of options held by such persons at the end of such fiscal year. No stock options were exercised by the listed individuals and there were no outstanding SARs during fiscal year 2000. Golden Isles does not have any Long Term Incentive Plans in effect.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               Number of securities       Value of Unexercised in
                                                              underlying Unexercised         the-money options
                         Shares acquired                      Options/SARS at FY-End          SARs at FY-End
Name                     on exercise (#) Value Realized (#) (Exercisable/Unexercisable) (Exercisable/Unexercisable)
----                     --------------- ------------------ --------------------------- ---------------------------
J. Thomas Whelchel......        --               --                   26,221(1)                 $   695/$0(2)
Michael D. Hodges.......        --               --                   42,160(3)                 $50,154/$0(2)

--------
(1) On January 18, 1996, options on 1,390 shares at $6.00 per share were awarded to Mr. Whelchel as compensation with respect to his services as a director. In 1998, Mr. Whelchel was granted options on 3,836 shares at $9.36 per share, 2,500 shares at $9.54 per share, 2,500 shares at $9.71 per share, 2,500 shares at $9.17 per share and 2,620 shares at $9.64 per share. The 3,000 options granted in 2000 are listed in the table above. In 1999, Mr. Whelchel was granted options on 2,500 shares at $9.49 per share, 385 shares at $9.40 per share, 565 shares at $9.23 per share, 300 shares at $9.16 per share, 658 shares at $8.36 per share, and 713 shares at $6.84 per share. In 2000, Mr. Whelchel was granted options on 3,000 shares at $6.54 per share.
(2) Dollar values have been calculated by determining the difference between the estimated fair market value of Golden Isles' common stock at February 16, 2001 ($6.50) and the exercise prices of the options.

(3) On May 20, 2001, Mr. Hodges exercised options to purchase 18,750 shares of Golden Isles common stock at an exercise price of $4.00 per share. Mr. Hodges has the right to acquire 23,410 shares of Golden Isles' common stock pursuant to stock options issued by Golden Isles to Mr. Hodges. Of the 23,410 stock options, 1,003 are exercisable at $4.60 per share, 1,408 are exercisable at $6.25 per share, 6,921 are exercisable at $6.50 per share, 2,042 are exercisable at $6.00 per share, 5,000 are exercisable at $7.60 per share, 3,165 are exercisable at $9.36 per share and 2,203 are exercisable at $9.64 per share, 265 are exercisable at $9.40 per share, 406 are exercisable at $9.23 per share, 449 are exercisable at $8.36 per share, and 548 are exercisable at $6.84 per share. No options were granted to Mr. Hodges in 2000.

Restricted Stock and Stock Options Granted Under Plans

  In August 1994, Golden Isles granted 9,260 shares of restricted stock to four key employees. Of these shares, 8,100 were forfeited in 1997, and the remaining 1,160 shares vested in August 1999. In July 1995, Golden Isles granted 62,570 shares of restricted stock to eight directors. In 1997, 22,558 of these shares were forfeited. In December 1998, Golden Isles granted 4,000 shares of restricted stock to two directors. All of the remaining 44,012 shares will be fully vested by the end of the seventh year from the date of the grant. The cost of the restricted stock is being amortized on the straight-line method over the applicable vesting periods. The amortization expense on restricted stock was $37,164 and $32,466 for the years ended December 31, 1999 and 1998, respectively, and the same amounts were credited to capital surplus.

  Golden Isles has options outstanding under three stock option plans. The 1991 Incentive Stock Option Plan ("Plan A") and the 1991 Nonstatutory Stock Option Plan ("Plan B") were discontinued in 1995 and replaced by the 1995 Stock Option Plan (the "1995 Plan"). Options granted under Plan A and Plan B at the date of replacement by the 1995 Plan remain outstanding and can be exercised during the terms of the option agreements unless such options are forfeited by the optionee. The option price for shares granted under Plan A were at least equal to the fair value of such shares on the date granted unless the optionee was a restricted shareholder, in which case the options price was at least equal to 110% of the fair value of the shares on the date granted. The option price for shares of common stock to be issued under Plan B was determined by the Golden Isles board of directors, but in no event was it less than the fair value of the shares on the date granted.

  Options granted under the 1995 Plan are one of two types: (i) those which qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code (called "Incentive Stock Options"); or (ii) those which do not so qualify (called "Nonqualified Options"). The 1995 Plan provides that not more than 250,000 shares in the aggregate be issued for Incentive Stock Options and Nonqualified Options. The exercise price of an Incentive Stock Option cannot be less than the fair value at the date of grant. The fair value is determined from the trading price on a national securities exchange, NASDAQ, or over-the-counter markets, if so traded. If not so traded, the Golden Isles board or directors determines the fair value based upon recent sales reported to Golden Isles. The exercise price of a Nonqualified Option is determined by the Golden Isles board of directors on the date granted.

Certain Transactions

  Golden Isles' directors and certain business organizations and individuals associated with them are customers and have banking transactions with The First Bank of Brunswick in the ordinary course of business. Such transactions include loans, commitments, lines of credit and letters of credit. All of these transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present any other unfavorable features. Additional transactions with these persons are anticipated in the future.

 COMPARISON OF THE RIGHTS OF HOLDERS OF GOLDEN ISLES STOCK AND ABC STOCK


  Upon consummation of the merger, shareholders of Golden Isles (other than those shareholders exercising dissenters' rights) will automatically become shareholders of ABC. The shareholders of ABC will be governed by and subject to the Articles of Incorporation and Bylaws of ABC rather than the Articles of Incorporation and Bylaws of Golden Isles.

  ABC and Golden Isles are both Georgia corporations organized and existing under the Georgia Business Corporation Code. The following is a summary of the material differences in the rights of holders of ABC and Golden Isles common stock. The summary is necessarily general, and it is not intended to be a complete statement of all differences affecting the rights of shareholders and respective entities. It is qualified in its entirety by reference to the Georgia Business Corporation Code, as well as the Articles of Incorporation and Bylaws of each corporation. Golden Isles shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the proposed merger.

Liquidity and Marketability

  ABC common stock. All of the 8,638,902 issued and outstanding shares of ABC common stock are freely tradeable, except for approximately 879,703 shares held by "affiliates" of ABC, as such term is defined in Rule 144 under the Securities Act of 1933, which shares may only be sold pursuant to an effective registration statement under the Securities Act of 1933 or in compliance with Rule 144 or another applicable exemption from the registration requirements of the Securities Act of 1933.


  Golden Isles common stock. All of the 2,456,300 issued and outstanding shares of Golden Isles common stock are freely tradeable, except for approximately 683,230 shares held by "affiliates" of Golden Isles, which shares may only be sold pursuant to an effective registration statement under the Securities Act of 1933 or in compliance with Rule 144 or another applicable exemption from the registration requirements of the Securities Act of 1933.


Reporting Requirements

  ABC common stock and Golden Isles common stock. ABC and Golden Isles are reporting companies under the Securities Exchange Act of 1934 and file annual and quarterly financial reports with the SEC. ABC and Golden Isles also file certain reports with the Federal Reserve and the Georgia Department of Banking and Finance.

Preemptive, Voting and Liquidation Rights

  ABC common stock and Golden Isles common stock. Neither the ABC common stock nor the Golden Isles common stock has preemptive rights. Each share of ABC common stock and Golden Isles common stock has the right to cast one vote on all matters voted upon by the ABC shareholders and the Golden Isles shareholders, respectively. Under the Georgia Business Corporation Code, a majority of the outstanding shares entitled to vote must approve any dissolution or liquidation of a corporation, unless the articles of incorporation or bylaws require a greater vote. Neither ABC's Articles of Incorporation or its Bylaws nor Golden Isles' Articles of Incorporation or its Bylaws imposes any such requirement.

Mergers, Consolidations and Sales of Assets

  Under the Georgia Business Corporation Code, a merger (other than a merger of a subsidiary in which the parent owns at least 90% of each class of outstanding stock), a disposition of all or substantially all of a corporation's property and a share exchange generally must be approved by a majority of the outstanding shares entitled to vote, unless the articles of incorporation or bylaws requires otherwise.

  ABC common stock and Golden Isles common stock. Neither ABC's Articles of Incorporation or its Bylaws nor Golden Isles' Articles of Incorporation or its Bylaws imposes any such requirement.

Dissenters' Rights

  Under the Georgia Business Corporation Code, a shareholder of a corporation participating in certain transactions may, under certain circumstances, receive the fair value of his or her shares in cash, in lieu of the consideration he or she would otherwise have received in the transaction. The Georgia Business Corporation Code recognizes dissenters' rights in connection with mergers, share exchanges, sales of all or substantially all of the corporation's property and certain amendments to the articles of incorporation that materially and adversely affect a shareholder's rights. Appraisal rights are not available (unless otherwise provided in the corporation's articles of incorporation): (i) if the shares of the corporation are listed on a national securities exchange or held of record by more than 2,000 shareholders, and shareholders by the terms of the merger or consolidation are not required to accept in exchange for their shares anything other than shares of stock of the surviving or resulting corporation, or shares of stock of any other corporation listed on a national securities exchange or held of record by more than 2,000 stockholders, other than cash in lieu of fractional shares of stock; or (ii) in a merger if the corporation is the surviving corporation and no vote of its shareholders thereon is required.

  ABC common stock. Under the Georgia Business Corporation Code, the ABC shareholders are not entitled to dissenters' rights with respect to the proposed merger.

  Golden Isles common stock. Although the Golden Isles common stock is listed on The Nasdaq Small Cap Market, holders of Golden Isles common stock have dissenters' rights because they will be receiving cash in exchange for their shares of Golden Isles common stock in addition to the cash they will receive in lieu of fractional shares. See "Statutory Provisions for Dissenting Shareholders" on page 49.

Taxation

  ABC common stock and Golden Isles common stock. ABC and Golden Isles are both taxable entities under the Internal Revenue Code and are taxed on their respective income and entitled to the deductions allowed under the Internal Revenue Code. A sale of ABC common stock or Golden Isles common stock will normally result in a capital gain or loss for federal income tax purposes. Shareholders of ABC or Golden Isles who receive dividends are expected to receive a copy of Form 1099 filed with the Internal Revenue Service prior to January 31 of the following year.

Distributions

  ABC common stock and Golden Isles common stock. The holders of ABC common stock and Golden Isles common stock are entitled to receive dividends when, as and if declared by ABC's board of directors and Golden Isles' board of directors, respectively, and paid by ABC and Golden Isles, respectively, out of funds legally available therefor. Under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each such bank. Consistent with this policy, the Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless the available net income of the bank holding company is sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with its capital needs, asset quality, and overall financial condition. The ability of ABC and Golden Isles to pay cash dividends is currently influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend on, among other things, future earnings, the financial condition of ABC and Golden Isles and each of their respective subsidiary banks, the amount of cash on hand at the holding company level, outstanding debt obligations, if any, and the requirements imposed by regulatory authorities.

Liability

  ABC common stock and Golden Isles common stock. Neither the ABC shareholders nor the Golden Isles shareholders are personally liable for the obligations of ABC and Golden Isles, respectively.

Assessments

  ABC common stock and Golden Isles common stock. All issued and outstanding shares of ABC common stock and Golden Isles common stock are fully paid and nonassessable.

Fiduciary Duties

  ABC common stock and Golden Isles common stock. ABC's Articles of Incorporation and Golden Isles' Articles of Incorporation, as amended, provide that, with certain exceptions mandated by the Georgia Business Corporation Code, officers and directors are not liable to ABC or Golden Isles, respectively, or their respective shareholders for monetary damages for breach of their fiduciary duty of care.

Indemnification

  The Georgia Business Corporation Code permits a corporation to indemnify a director if the director seeking indemnification acted in a manner he or she believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceedings, that he or she had no reasonable cause to believe his conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

  ABC common stock and Golden Isles common stock. ABC's Articles of Incorporation and Golden Isles' Articles of Incorporation, as amended, provide that no director shall be personally liable to ABC or Golden Isles, respectively, or their respective shareholders for monetary damages for any breach of the duty of care or other duty as a director, except that such liability shall not be eliminated: (i) for any appropriation, in violation of a director's duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Management

  ABC common stock. The business and affairs of ABC are managed by or under the direction of its board of directors. ABC has a provision in its Articles of Incorporation for a staggered board, and each director is elected every third year at the annual meeting of the ABC shareholders and may be removed and replaced, with or without cause, by a majority vote of ABC shareholders at any meeting of such holders.

  Golden Isles common stock. Golden Isles has a provision in its Bylaws that the board of directors shall consist of not fewer than three nor more than twenty-five persons, with the exact number within such minimum and maximum number to be fixed and determined from time to time by resolution of the board of directors or by resolution of the shareholders at any annual or special meeting of the shareholders. Except as provided in the case of a vacancy, the director shall be elected by act of the shareholders at the annual meeting of the shareholders. Each director, except in the case of his or her earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting and thereafter until a successor shall have been elected and qualified. The entire board of directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of two-thirds of the shares entitled to vote an election of directors. In addition, the board of directors may remove a director from office if such director is adjudicated incompetent by a court, if he or she is convicted of a felony, if he or she does not within 60 days of his election, accept the office in writing or by attendance at a meeting of the board of directors and fulfill any other requirements for holding the office of director, or he or she fails to attend regular meetings of the board of directors for six consecutive meetings without having been excused by the board of directors. A vacancy occurring in the board of directors through death, resignation, retirement, disqualification or removal may be filled for the unexpired term and until the shareholders have elected a successor by the affirmative vote of the majority of the directors remaining in the office though less than a quorum of the board of directors.

Special Meetings

  ABC common stock. Special meetings of the ABC shareholders may be called at any time by ABC's Chairman of the Board, Vice Chairman of the Board, President, Secretary or a majority of the directors of ABC. Special meetings of the ABC shareholders also shall be called upon the written request of the holders of 50% or more of all shares of capital stock of ABC entitled to vote in an election of directors.

  Golden Isles common stock. Special meetings of Golden Isles' shareholders or a special meeting in lieu of the annual meeting of Golden Isles' shareholders shall be called upon the written request of the holders of 25% or more of all the shares of capital stock of the corporation entitled to vote in an election of directors. Special meetings of Golden Isles' shareholders or a special meeting in lieu of the annual meeting of Golden Isles' shareholders may be called at any time by the president, chairman of the board, or the board of directors.

Right to Compel Dissolution

  ABC common stock and Golden Isles common stock. Under the Georgia Business Corporation Code, neither the ABC shareholders nor the Golden Isles shareholders may compel the dissolution of ABC or Golden Isles, respectively, without prior action by their respective boards of directors proposing such dissolution.

Continuity of Existence

  ABC common stock and Golden Isles common stock. ABC's Articles of Incorporation and Golden Isles' Articles of Incorporation each provide for perpetual existence, subject to termination or dissolution as provided by the Georgia Business Corporation Code.

Certain Legal Rights

  ABC common stock. The Georgia Business Corporation Code affords ABC shareholders the right to bring a legal action on behalf of ABC (a shareholder derivative action) to recover damages from a third party or an officer or director of ABC if the ABC shareholder was a shareholder of ABC at the time of the act or omission complained of or became a shareholder through transfer by operation of law from one who was a shareholder at that time and fairly and adequately represents the interest of ABC in enforcing its rights. In addition, a shareholder may not commence a derivative proceeding until a written demand has been made upon the corporation to take suitable action and 90 days have expired from the date the demand was made (unless the demand has been rejected by the corporation or irreparable injury to the corporation would result by waiting for the expiration of that 90-day period). In addition, ABC shareholders may bring class actions to recover damages from directors for violations of their fiduciary duties.

  Golden Isles common stock. The Golden Isles shareholders have the same legal rights as the ABC shareholders described immediately above.

Right to List of Holders and Inspection of Books and Records

  ABC common stock and Golden Isles common stock. Under the Georgia Business Corporation Code, ABC shareholders and Golden Isles shareholders are generally entitled to inspect and copy ABC's and Golden Isles' respective Articles of Incorporation, Bylaws, shareholder resolutions, board of directors resolutions, lists of names and addresses of board members, all written communications to shareholders, lists of names and business addresses of current directors and officers, and the Annual Registration filed with the Secretary of State of the State of Georgia. An ABC shareholder or a Golden Isles shareholder must make a written request at least five business days in advance of such inspection, which must occur during regular business hours at ABC's or Golden Isles' (as the case may be) principal office. Other ABC and Golden Isles records are generally available to an ABC shareholder or a Golden Isles shareholder for inspection and copying during regular business hours at a reasonable location specified by ABC or Golden Isles (as the case may be) upon written demand at least five business days in advance if the shareholder makes a demand in good faith and for a proper purpose that is reasonably relevant to his or her legitimate interests as a shareholder, describes with reasonable particularity the purpose and the records desired to be inspected, and the records requested are directly connected with a stated purpose and are to be used only for that stated purpose. A Georgia corporation may limit these latter inspection rights to shareholders owning more than 2% of the outstanding stock of the corporation. ABC's Articles of Incorporation do not contain any such limitation, while Golden Isles' Articles of Incorporation do contain such a limitation.

                                 LEGAL MATTERS

  Certain federal income tax consequences of the proposed merger and the legality of the authorization and issuance under Georgia law of the ABC common stock to be issued in the proposed merger will be passed upon by counsel to ABC, Rogers & Hardin LLP, 2700 International Tower, 229 Peachtree Street, N.E., Atlanta, Georgia 30303.

  Martin, Snow, Grant & Napier, LLP, 240 Third Street, Macon, Georgia 31202-1606, has acted as counsel to Golden Isles in connection with certain legal matters relating to the proposed merger.

                                    EXPERTS

  The consolidated financial statements of ABC as of December 31, 2000 and 1999 incorporated by reference in this proxy statement/prospectus have been audited by Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC, independent auditors, as set forth in their report thereon. Such financial statements are incorporated herein by reference in reliance upon such report given on its authority as an expert in accounting and auditing.

  Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC has also audited Golden Isles' financial statements as of December 31, 2000 and 1999 appearing in this proxy statement/prospectus, as set forth in its report thereon, appearing elsewhere herein. Such financial statements are included in reliance upon such report given on its authority as an expert in accounting and auditing.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

  In order to be eligible for inclusion in Golden Isles' proxy materials for next year's annual meeting of shareholders, if the merger is not consummated, any shareholder proposal to take action at the meeting must be received at Golden Isles' main office at 3811 Frederica Road, St. Simons Island, Georgia 31522, no later than February 1, 2002.

  Any shareholder proposal intended for inclusion in ABC's proxy statement for next year's annual meeting of shareholders must be received at the principal offices of ABC no later than November 16, 2001.

                      WHERE YOU CAN GET MORE INFORMATION

  ABC files annual, quarterly and special reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by ABC with the SEC can be inspected and copied at the offices of the SEC Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from the web site that the SEC maintains at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. ABC's stock is quoted on The Nasdaq National Market. The reports, proxy statements and other information concerning ABC can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

  ABC has filed a registration statement on Form S-4 to register with the SEC the ABC common stock to be issued to shareholders of Golden Isles in the merger. This proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of ABC in addition to being a proxy statement of Golden Isles for its special shareholders' meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Copies of the registration statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or obtained from the SEC web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The SEC allows ABC to incorporate by reference information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that ABC has previously filed with the SEC:

  .  ABC's Annual Report on Form 10-K for the year ended December 31, 2000;


  .  ABC's Quarterly Report on Form 10-Q for the three months ended March 31,
     2001;


  . Proxy Statement in connection with ABC's 2001 Annual Meeting of Shareholders, filed on April 6, 2001;

  .  Current Report on Form 8-K filed by ABC on February 23, 2001; and

  . The description of ABC's securities contained under the caption "Description of Capital Stock" found on pages 55-56 of the Preliminary Prospectus dated as of April 21, 1994 filed as part of ABC's Registration Statement on Form SB-2 (Registration No. 33-77930) filed with the SEC on April 21, 1994, and ABC's Registration Statement on Form 8-A12B (File No. 001-13901) filed with the SEC on February 25, 1998.

  All documents filed by ABC with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and prior to the special shareholders' meeting shall be deemed to be incorporated by reference into this proxy statement/prospectus from the date of filing of such documents.

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this proxy statement/prospectus except as so modified or superseded. The information relating to ABC and Golden Isles contained in this proxy statement/prospectus should be read together with the information in the documents incorporated herein by reference.

  DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM ABC WITHOUT CHARGE, EXCLUDING ALL EXHIBITS UNLESS WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE AN EXHIBIT IN THIS PROXY STATEMENT/PROSPECTUS. GOLDEN ISLES SHAREHOLDERS MAY OBTAIN DOCUMENTS INCORPORATED BY REFERENCE BY ABC IN THIS PROXY STATEMENT/PROSPECTUS BY REQUESTING THEM IN WRITING OR BY TELEPHONE FROM CINDI
H. LEWIS, ABC BANCORP, 24 2ND AVENUE, S.E., MOULTRIE, GEORGIA 31768 (229-890-
1111). IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JULY 16, 2001 TO RECEIVE THEM BEFORE THE SPECIAL SHAREHOLDERS' MEETING.


  All information concerning ABC and its subsidiaries has been furnished by ABC, and all information concerning Golden Isles has been furnished by Golden Isles.

  You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated June 21, 2001. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of ABC stock in the merger shall create any implication to the contrary. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of ABC or Golden Isles since the date hereof or that the information herein is correct as of any time subsequent to its date.

                         INDEX TO FINANCIAL STATEMENTS


Golden Isles Financial Holdings, Inc. Financial Statements...............  F-2
Unaudited Consolidated Balance Sheets as of March 31, 2001 and December
 31, 2000................................................................  F-3
Unaudited Consolidated Statements of Income for the three months ended
 March 31, 2001 and 2000.................................................  F-4
Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2001
 and 2000................................................................  F-5
Notes to Unaudited Consolidated Financial Satatements....................  F-6
Independent Auditor's Report.............................................  F-7
Consolidated Balance Sheets as of December 31, 2000 and 1999.............  F-8
Consolidated Statements of Income for years ended December 31, 2000 and
 1999....................................................................  F-9
Consolidated Statements of Comprehensive Income (Loss) for years ended
 December 31, 2000 and 1999.............................................. F-10
Consolidated Statement of Stockholders' Equity for years ended December
 31, 2000 and 1999....................................................... F-11
Consolidated Statements of Cash Flows for years ended December 31, 2000 and 1999................................................................ F-12
Notes to Financial Statements............................................ F-13

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED FINANCIAL STATEMENTS

                   GOLDEN ISLES FINANCIAL HOLDINGS, INC.


                              AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS


                                                    March 31,    December 31,
                                                      2001           2000
                                                  -------------  ------------
                                                   (Unaudited)     (Audited)
                                                  -------------  ------------
Assets
Cash and due from banks.......................... $   6,104,155  $  4,598,403
Interest-bearing deposits in banks...............       141,542        97,752
Federal funds sold...............................     3,259,000     4,303,000
Securities available for sale, at fair value.....    19,860,909    18,348,224
Other investments, at cost.......................       582,700       582,700

Loans............................................   115,995,099   113,402,556
Less allowance for loan losses...................     2,213,111     2,200,529
                                                  -------------  ------------
   Loans, net....................................   113,781,988   111,202,027
                                                  -------------  ------------
Property and equipment, net......................     4,620,584     4,676,129
Other assets.....................................     2,916,152     2,809,223
                                                  -------------  ------------
   Total assets.................................. $ 151,267,030  $146,617,458
                                                  =============  ============

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing demand...................... $  11,887,996  $ 12,758,007
Interest-bearing demand..........................    10,968,489     9,270,312
Savings..........................................     2,990,988     2,911,097
Time, $100,000 and over..........................    29,731,022    23,642,798
Other time.......................................    69,450,563    72,233,129
                                                  -------------  ------------
  Total deposits.................................   125,029,058   120,815,343
                                                  -------------  ------------
Federal Home Loan Bank borrowings................    11,239,657    11,285,157
Other liabilities................................       716,649       514,526
                                                  -------------  ------------
  Total liabilities..............................   136,985,364   132,615,026
                                                  -------------  ------------
Shareholders' Equity
Common stock, no par value 50 million shares
 authorized, 2,505,500 shares issued and
 outstanding.....................................     1,094,338     1,094,338
Capital surplus..................................    11,739,088    11,730,014
Retained earnings................................     1,880,561     1,685,222
Accumulated other comprehensive income (loss)....        43,154       (31,667)
Less cost of shares acquired for the treasury,
 71,700 shares...................................      (475,475)     (475,475)
                                                  -------------  ------------
   Total shareholders' equity....................    14,281,666    14,002,432
                                                  -------------  ------------
Total liabilities and shareholders' equity....... $ 151,267,030  $146,617,458
                                                  =============  ============

                   GOLDEN ISLES FINANCIAL HOLDINGS, INC.


                              AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND
                                   2000

                                  (Unaudited)


                                                          Three Months Ended
                                                               March 31,
                                                         ---------------------
                                                            2001       2000
                                                         ---------- ----------
Interest income
  Interest and fees on loans............................ $2,686,077 $2,382,073
  Interest and dividends on taxable securities..........    298,562    308,957
  Other interest income.................................     88,240     90,145
                                                         ---------- ----------
    Total interest income...............................  3,072,879  2,781,175
                                                         ---------- ----------

Interest expense
  Interest on deposits..................................  1,582,234  1,361,564
  Interest on other borrowings..........................    166,687     90,147
                                                         ---------- ----------
    Total interest expense..............................  1,748,921  1,451,711
                                                         ---------- ----------
      Net interest income...............................  1,323,958  1,329,464
Provision for possible loan losses......................     75,000     75,000
                                                         ---------- ----------
      Net interest income after provision for loan
       losses...........................................  1,248,958  1,254,464
                                                         ---------- ----------

Other income
  Income from origination of mortgage loans, less
   related expenses.....................................     77,417     40,675
  Service charges on deposit accounts...................    129,165    117,907
  Other.................................................     30,352     32,621
                                                         ---------- ----------
    Total other income..................................    236,934    191,203
                                                         ---------- ----------
Other expense
  Salaries and employee benefits........................    691,939    586,301
  Equipment and occupancy expense.......................    149,405    136,658
  Advertising and business development..................     32,265     37,443
  Legal and professional................................     35,243     53,835
  Supplies and printing.................................     44,110     39,814
  Other operating expenses..............................    236,762    123,548
                                                         ---------- ----------
    Total other expense.................................  1,189,724    977,599
                                                         ---------- ----------
      Income before income tax..........................    296,168    468,068
                                                         ---------- ----------
Applicable income tax...................................    100,828    159,109
                                                         ---------- ----------
      Net income........................................    195,340    308,959
Other comprehensive income (loss), net of tax:
  Net unrealized holding income (losses) arising during
   period...............................................     74,821    (79,460)
                                                         ---------- ----------
Comprehensive income.................................... $  270,161 $  229,499
                                                         ========== ==========
Income per share--Basic................................. $      .08        .12
Income per share--Diluted...............................        .08        .12
Average shares outstanding..............................  2,433,800  2,501,500

                   GOLDEN ISLES FINANCIAL HOLDINGS, INC.


                              AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (Unaudited)



                                                        Three Months Ended
                                                             March 31,
                                                      ------------------------
                                                         2001         2000
                                                      -----------  -----------
OPERATING ACTIVITIES
 Net income.......................................... $   195,340  $   308,959
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization......................      97,951       67,661
  Provision for loan losses..........................      75,000       75,000
  Net change in other prepaids and accruals..........     104,268      163,153
                                                      -----------  -----------
      Net cash provided by operating activities......     472,559      614,773
                                                      -----------  -----------
INVESTING ACTIVITIES
 Increase in interest-bearing deposits in banks......     (43,790)  (1,932,433)
 Decrease in federal funds sold......................   1,044,000    4,825,000
 Available for sale securities:
  Proceeds from maturities and paydowns..............   5,972,014       64,736
  Purchases..........................................  (7,418,953)    (983,750)
  Purchase of FHLB stock.............................         --       (23,600)
  Increase in loans, net.............................  (2,654,961)  (5,018,622)
  Purchases of premises and equipment................     (42,406)    (212,925)
                                                      -----------  -----------
      Net cash used in investing activities..........  (3,144,096)  (3,281,594)
                                                      -----------  -----------
FINANCING ACTIVITIES
 Net increase in deposits............................   4,213,715      182,583
 Net increase (decrease) in FHLB borrowings..........     (45,500)   1,910,500
 Vesting of restricted stock, net....................       9,074        9,072
                                                      -----------  -----------
      Net cash provided by financing activities......   4,177,289    2,102,155
                                                      -----------  -----------
Net increase (decrease) in cash and due from banks...   1,505,752     (564,666)
Cash and due from banks at beginning of period.......   4,598,403    4,017,512
                                                      -----------  -----------
Cash and due from banks at end of period............. $ 6,104,155  $ 3,452,846
                                                      ===========  ===========

                  GOLDEN ISLES FINANCIAL HOLDINGS, INC.


                              AND SUBSIDIARY


                NOTE TO CONSOLIDATED FINANCIAL STATEMENTS


                               (Unaudited)


Note 1. Summary of Significant Accounting Policies


  The accounting and reporting policies of Golden Isles Financial Holdings, Inc. ("the Company") conform to generally accepted accounting principles and to general practices within the banking industry. The interim consolidated financial statements included herein are unaudited, but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the consolidated financial position and results of operations for the interim periods presented. All adjustments reflected in the interim financial statements are of a normal, recurring nature. Such financial statements should be read in conjunction with the financial statements and notes thereto and the report of the independent auditors included in the Company's Form 10-KSB Annual Report for the year ended December 31, 2000. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year.


Note 2. Pending Merger


  The directors of the Company have entered into a definitive merger agreement with ABC Bancorp, a multi-bank holding company with headquarters in Moultrie, Georgia, whereby ABC Bancorp would acquire all of the outstanding common stock of the Company in exchange for a combination of cash and common stock of ABC Bancorp. The merger is subject to approval by the Company's shareholders and certain regulatory authorities.

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Golden Isles Financial Holdings, Inc. and Subsidiary
St. Simons Island, Georgia

  We have audited the accompanying consolidated balance sheets of Golden Isles Financial Holdings, Inc. and Subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of income, comprehensive income (loss), stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Isles Financial Holdings, Inc. and Subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ Mauldin & Jenkins

Albany, Georgia
January 31, 2001, except for Note 14, as to which the date is February 23,
 2001

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                        2000          1999
                                                    ------------  ------------
Assets
Cash and due from banks............................ $  4,598,403  $  4,017,512
Interest-bearing deposits in banks.................       97,752        13,888
Federal funds sold.................................    4,303,000     6,945,000
Securities available for sale, at fair value.......   18,930,924    19,244,799
Loans..............................................  113,402,556    98,246,349
Less allowance for loan losses.....................    2,200,529     2,559,153
                                                    ------------  ------------
    Loans, net.....................................  111,202,027    95,687,196
                                                    ------------  ------------
Premises and equipment, net........................    4,676,129     3,408,237
Other assets.......................................    2,809,223     3,080,575
                                                    ------------  ------------
    Total assets................................... $146,617,458  $132,397,207
                                                    ============  ============
Liabilities and Stockholders' Equity
Deposits
  Noninterest-bearing.............................. $ 12,758,007  $ 10,316,942
  Interest-bearing.................................  108,057,336   102,425,964
                                                    ------------  ------------
    Total deposits.................................  120,815,343   112,742,906
  Federal Home Loan Bank borrowings................   11,285,157     5,888,829
  Other liabilities................................      514,526       550,780
                                                    ------------  ------------
    Total liabilities..............................  132,615,026   119,182,515
                                                    ============  ============
Commitments and Contingencies

Stockholders' equity
  Common stock, no par value; 50,000,000 shares
   authorized; 2,505,500 issued....................    1,094,338     1,094,338
  Capital surplus..................................   11,730,014    11,693,718
  Retained earnings................................    1,685,222       800,904
  Accumulated other comprehensive loss.............      (31,667)     (374,268)
                                                    ------------  ------------
                                                      14,477,907    13,214,692
Less cost of shares acquired for the treasury,
 71,700 shares.....................................     (475,475)          --
                                                    ------------  ------------
  Total stockholders' equity.......................   14,002,432    13,214,692
                                                    ------------  ------------
  Total liabilities and stockholders' equity....... $146,617,458  $132,397,207
                                                    ============  ============

                See Notes to Consolidated Financial Statements.

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                           2000        1999
                                                        ----------- -----------
Interest income
  Interest and fees on loans........................... $10,479,773 $ 8,568,537
  Interest and dividends on taxable securities.........   1,276,407   1,334,074
  Other interest income................................     328,700     335,991
                                                        ----------- -----------
    Total interest income..............................  12,084,880  10,238,602
                                                        ----------- -----------
Interest expense
  Interest on deposits.................................   5,985,497   4,963,675
  Interest on other borrowings.........................     608,542     367,243
                                                        ----------- -----------
    Total interest expense.............................   6,594,039   5,330,918
                                                        ----------- -----------
    Net interest income................................   5,490,841   4,907,684
Provision for loan losses..............................     335,000   1,470,000
                                                        ----------- -----------
      Net interest income after provision for loan
       losses..........................................   5,155,841   3,437,684
                                                        ----------- -----------
Other income
  Income from origination of mortgage loans, less
   related expenses....................................     168,605     169,903
  Service charges on deposit accounts..................     475,288     440,074
  Net realized gain on sales of securities.............         --        8,257
  Other................................................     212,023      79,751
                                                        ----------- -----------
    Total other income.................................     855,916     697,985
                                                        ----------- -----------
Other expense
  Salaries and employee benefits.......................   2,439,504   2,085,017
  Equipment and occupancy expense......................     658,678     559,123
  Advertising and business development.................     176,576     159,802
  Legal and professional...............................     251,789     220,274
  Supplies and printing................................     231,418     154,243
  Other operating expenses.............................     660,831     525,769
                                                        ----------- -----------
    Total other expense................................   4,418,796   3,704,228
                                                        ----------- -----------
    Income before income tax...........................   1,592,961     431,441
Applicable income tax..................................     511,019     156,322
                                                        ----------- -----------
      Net income....................................... $ 1,081,942 $   275,119
                                                        =========== ===========
Basic earnings per common share:
  Net income........................................... $      0.44 $      0.11
                                                        =========== ===========
Diluted earnings per common share:
  Net income........................................... $      0.44 $      0.11
                                                        =========== ===========

                See Notes to Consolidated Financial Statements.

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                                 AND SUBSIDIARY

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                              2000      1999
                                                           ---------- ---------
Net income................................................ $1,081,942 $ 275,119
                                                           ---------- ---------
Other comprehensive income (loss):
  Net unrealized holding gains (losses) on securities
   available for sale arising during period, net of taxes
   (benefits) of $176,491 and $(273,425), respectively....    342,601  (530,228)
  Reclassification adjustment for gains included in net
   income, net of taxes of $2,807.........................        --     (5,450)
                                                           ---------- ---------
Total other comprehensive income (loss)...................    342,601  (535,678)
                                                           ---------- ---------
Comprehensive income (loss)............................... $1,424,543 $(260,559)
                                                           ========== =========



                See Notes to Consolidated Financial Statements.

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                       Accumulated
                             Common Stock                  Retained       Other      Treasury Stock       Total
                         --------------------   Capital    Earnings   Comprehensive ----------------  Stockholders'
                          Shares   Par Value    Surplus   (Deficit)   Income (Loss) Shares   Cost        Equity
                         --------- ---------- ----------- ----------  ------------- ------ ---------  -------------
Balance, December 31,
 1998................... 2,474,377 $1,094,338 $11,482,666 $  724,462    $ 161,410      --  $     --    $13,462,876
 Net income.............       --         --          --     275,119          --       --        --        275,119
 Dividends paid, $0.08
  per share.............       --         --          --    (198,677)         --       --        --       (198,677)
 Vesting of restricted
  stock.................       --         --       37,164        --           --       --        --         37,164
 Issuance of restricted
  stock.................     4,000        --          --         --           --       --        --            --
 Proceeds from exercise
  of stock options......    27,123        --      173,888        --           --       --        --        173,888
 Other comprehensive
  loss..................       --         --          --         --      (535,678)     --        --       (535,678)
                         --------- ---------- ----------- ----------    ---------   ------ ---------   -----------
Balance, December 31,
 1999................... 2,505,500  1,094,338  11,693,718    800,904     (374,268)     --        --     13,214,692
 Net income.............       --         --          --   1,081,942          --       --        --      1,081,942
 Dividends paid, $0.08
  per share.............       --         --          --    (197,624)         --       --        --       (197,624)
 Vesting of restricted
  stock.................       --         --       36,296        --           --       --        --         36,296
 Net treasury stock
  transactions..........       --         --          --         --           --    71,700  (475,475)     (475,475)
 Other comprehensive
  income................       --         --          --         --       342,601      --        --        342,601
                         --------- ---------- ----------- ----------    ---------   ------ ---------   -----------
Balance, December 31,
 2000................... 2,505,500 $1,094,338 $11,730,014 $1,685,222    $ (31,667)  71,700 $(475,475)  $14,002,432
                         ========= ========== =========== ==========    =========   ====== =========   ===========


                 See Notes to Consolidated Financial Statements

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                        2000          1999
                                                    ------------  ------------
OPERATING ACTIVITIES
 Net income........................................ $  1,081,942  $    275,119
 Adjustments to reconcile net income to net cash
  provided by operating activities
  Depreciation.....................................      303,736       292,102
  Provision for loan losses........................      335,000     1,470,000
  Provision for deferred taxes.....................      141,625      (159,224)
  Net gain (loss) on disposal of premises and
   equipment.......................................       (2,000)       21,346
  Net realized gain on securities transactions.....          --         (8,257)
  Decrease (increase) in interest receivable.......     (160,636)       60,181
  Increase in interest payable.....................      117,351        16,728
  Decrease (increase) in taxes receivable..........      126,894      (126,894)
  Decrease in taxes payable........................          --       (445,442)
  Net change in other prepaids and accruals........     (166,628)      (43,563)
                                                    ------------  ------------
   Net cash provided by operating activities.......    1,777,284       352,096
                                                    ------------  ------------
INVESTING ACTIVITIES
 Decrease (increase) in interest-bearing deposits
  in bank..........................................      (83,864)      108,866
 Decrease (increase) in federal funds sold.........    2,642,000    (4,395,000)
 Available for sale securities:
 Proceeds from sales and calls.....................          --     11,015,465
 Proceeds from maturities and paydowns.............    1,500,000     3,281,826
 Proceeds from redemption of Federal Home Loan Bank
  stock............................................          --        186,100
 Purchases.........................................     (667,032)  (11,488,695)
 Increase in loans, net............................  (15,849,831)   (9,217,529)
 Purchase of premises and equipment................   (1,571,628)     (705,988)
 Proceeds from sales of premises and equipment.....        2,000           295
                                                    ------------  ------------
   Net cash used in investing activities...........  (14,028,355)  (11,214,660)
                                                    ------------  ------------
FINANCING ACTIVITIES
 Net increase in deposits.......................... $  8,072,437  $ 11,470,985
 Net (decrease) increase in Federal Home Loan Bank
  borrowings.......................................    5,396,328      (611,671)
 Dividends paid....................................     (197,624)     (198,677)
 Vesting of restricted stock.......................       36,296        37,164
 Proceeds from exercise of stock options...........          --        173,888
 Purchase of treasury shares.......................     (475,475)          --
                                                    ------------  ------------
   Net cash provided by financing activities.......   12,831,962    10,871,689
                                                    ------------  ------------
Net increase in cash and due from banks............      580,891     1,009,125
Cash and due from banks at beginning of year.......    4,017,512     3,008,387
                                                    ------------  ------------
Cash and due from banks at end of year............. $  4,598,403  $  4,017,512
                                                    ============  ============
SUPPLEMENTAL DISCLOSURES
 Cash paid for:
  Interest......................................... $  6,476,688  $  5,314,190
  Income taxes..................................... $    242,500  $    887,882
NONCASH TRANSACTIONS
 Unrealized (gains) losses on securities available
  for sale......................................... $   (519,093) $    811,910
 Principal balances of loans transferred to other
  real estate owned................................ $        --   $  1,009,165

                See Notes to Consolidated Financial Statements.

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary Of Significant Accounting Policies

 Nature of Business

  Golden Isles Financial Holdings, Inc. (the "Company") is a bank holding company whose business is conducted by its wholly-owned subsidiary, The First Bank of Brunswick (the "Bank"). The Bank is a commercial bank located in Brunswick, Glynn County, Georgia with branches located on St. Simons Island, Georgia, Jekyll Island, Georgia and in Brunswick, Georgia. The Bank provides a full range of banking services in its primary market area of Glynn County and surrounding counties.

 Basis of Presentation

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, and deferred taxes.

  The Company's consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany transactions and accounts have been eliminated in consolidation.

 Reclassification of Certain Items

  Certain items in the consolidated financial statements as of and for the year ended December 31, 1999 have been reclassified, with no effect on total assets, total capital or net income, to be consistent with the classifications adopted for the year ended December 31, 2000.

 Cash, Due From Banks and Cash Flows

  For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection and amounts due from banks. Cash flows from loans, federal funds sold and deposits are reported net.

  The Company maintains amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

 Securities

  Debt securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. Securities not classified as held-to-maturity, including equity securities with readily determinable fair values, are classified as available-for-sale and recorded at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Equity securities, including restricted stock, without a readily determinable fair value are classified as available-for-sale and recorded at cost.

  Interest and dividends, including amortization of premiums and accretion of discounts, are recognized in interest income. Gains and losses on the sale of securities are determined using the specific identification method. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 1. Summary of Significant Accounting Policies (Continued)

 Loans

  Loans are reported at their outstanding unpaid principal balances less unearned income, deferred fees or costs on originated loans, and the allowance for loan losses. Interest income is accrued on the unpaid balance.

  Loan origination fees, net of certain direct origination costs of consumer and instalment loans are recognized at the time the loan is placed on the books. Because these loan fees are not significant and the majority of loans have maturities of one year or less, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles. Loan origination fees net of certain direct loan origination costs for all other loans are deferred and recognized as an adjustment of the yield over the life of the loan.

  The accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due, unless the loan is well-secured. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. Interest income on nonaccrual loans is subsequently recognized only to the extent cash payments are received until the loans are returned to accrual status.

  The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance when management believes the collectibility of the principal is unlikely. Subsequent recoveries are credited to the allowance.

  The allowance is an amount that management believes will be adequate to absorb estimated losses in the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

  A loan is considered impaired when it is probable the Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

 Premises and Equipment

  Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed principally by the straight-line method over the estimated useful lives of the assets.

 Other Real Estate Owned

  Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of cost or fair value less estimated costs of disposal. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Revenue and

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 1. Summary of Significant Accounting Policies (Continued)

 Other Real Estate Owned (Continued)

expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets. The carrying amount of other real estate owned at December 31, 2000 and 1999 was $789,307 and $1,047,785, respectively.

 Income Taxes

  Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

 Earnings Per Common Share

  Basic earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income after adjustments for the after-tax income effect of the issuance of potential common shares that are dilutive by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. The weighted-average number of shares outstanding for the years ended December 31, 2000 and 1999 was 2,469,192 and 2,488,236, respectively. The weighted-average number of shares outstanding and potential common shares for the years ended December 31, 2000 and 1999 was 2,478,797 and 2,512,884, respectively.

 Comprehensive Income (Loss)

  Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

 Recent Developments

  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. If certain conditions are met, an entity may elect to designate a derivative as follows: (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of an unrecognized firm commitment, an available-for-sale security, a foreign currency denominated forecasted transaction, or a net investment in a foreign corporation. The Statement generally provides for matching the timing of the recognition of the gain or loss on derivatives designated as hedging instruments with the recognition of the changes in the fair value of the item being hedged. Depending on the type of hedge, such recognition will be in either net income or other comprehensive income. For a derivative not designated as a hedging instrument, changes in fair value will be recognized in net income in the period of change. Management is currently evaluating the impact of adopting this Statement on the financial statements, but does not anticipate that it will have a material impact.

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 2. Securities

  The amortized cost and fair value of securities are summarized as follows:

                                                Gross      Gross
                                   Amortized  Unrealized Unrealized     Fair
                                     Cost       Gains      Losses       Value
                                  ----------- ---------- ----------  -----------
Securities Available for Sale
  December 31, 2000:
  U. S. Government and agency
   securities.................... $15,129,958  $24,250   $ (76,565)  $15,077,643
  Mortgage-backed securities.....   3,266,245   13,296      (8,961)    3,270,581
  Restricted equity securities...     582,700      --          --        582,700
                                  -----------  -------   ---------   -----------
                                  $18,978,903  $37,546   $ (85,526)  $18,930,924
                                  ===========  =======   =========   ===========
  December 31, 1999:
  U. S. Government and agency
   securities.................... $16,645,505  $ 2,963   $(534,368)  $16,114,100
  Mortgage-backed securities.....   2,799,966      --      (35,667)    2,764,299
  Restricted equity securities...     366,400      --          --        366,400
                                  -----------  -------   ---------   -----------
                                  $19,811,871  $ 2,963   $(570,035)  $19,244,799
                                  ===========  =======   =========   ===========

  Securities with a carrying value of $3,110,926 and $3,034,765 at December 31, 2000 and 1999, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

  The amortized cost and fair value of debt securities as of December 31, 2000 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included in the maturity categories in the following maturity summary.


                                                         Amortized     Fair
                                                           Cost        Value
                                                        ----------- -----------
   Due in one year or less............................. $   499,689 $   501,404
   Due from one year to five years.....................   9,142,134   9,144,839
   Due from five to ten years..........................   5,488,135   5,431,400
   Mortgage-backed securities..........................   3,266,245   3,270,581
   Restricted equity securities........................     582,700     582,700
                                                        ----------- -----------
                                                        $18,978,903 $18,930,924
                                                        =========== ===========


  Gains and losses on sales of securities available for sale consist of the following:

                                                                     Years Ended
                                                                      December
                                                                         31,
                                                                     -----------
                                                                     2000  1999
                                                                     ---- ------
   Gross gains on sales of securities............................... $--  $8,257
   Gross losses on sales of securities..............................  --     --
                                                                     ---- ------
     Net realized gain on sales of securities available for sale.... $--  $8,257
                                                                     ==== ======

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 3. Loans And Allowance For Loan Losses

  The composition of loans is summarized as follows:

                                                            December 31,
                                                      -------------------------
                                                          2000         1999
                                                      ------------  -----------
   Commercial and financial.......................... $ 14,066,945  $15,197,054
   Real estate--construction.........................   10,318,960    7,472,027
   Real estate--mortgage.............................   81,455,681   70,302,250
   Consumer installment..............................    7,411,971    5,166,018
   Other.............................................      148,999      109,000
                                                      ------------  -----------
                                                       113,402,556   98,246,349
   Allowance for loan losses.........................   (2,200,529)  (2,559,153)
                                                      ------------  -----------
   Loans, net........................................ $111,202,027  $95,687,196
                                                      ============  ===========

  Changes in the allowance for loan losses are as follows:

                                                         Years Ended December
                                                                  31,
                                                         ----------------------
                                                            2000        1999
                                                         ----------  ----------
   Balance, beginning of year........................... $2,559,153  $1,825,319
     Provision for loan losses..........................    335,000   1,470,000
     Loans charged off..................................   (864,984)   (803,942)
     Recoveries of loans previously charged off.........    171,360      67,776
                                                         ----------  ----------
   Balance, end of year................................. $2,200,529  $2,559,153
                                                         ==========  ==========

  The Bank had no loans which it considered to be impaired other than the loans on which the accrual of interest had been discontinued. The total recorded investment in impaired loans was $2,835,824 and $1,808,864 at December 31, 2000 and 1999, respectively. These loans had related allowances for loan losses of approximately $853,000 and $661,000 at December 31, 2000 and 1999, respectively. The average recorded investment in impaired loans for 2000 and 1999 was approximately $3,069,000 and $1,507,000, respectively. There was no significant amount of interest income recognized on impaired loans in 2000 or 1999.

  In the ordinary course of business, the Bank has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the years ended December 31, 2000 and 1999 are as follows:

                                                           2000         1999
                                                        -----------  ----------
   Balance, beginning of year.......................... $ 2,214,344  $1,736,075
     Advances..........................................   2,417,524     665,881
     Repayments........................................  (1,654,825)   (187,612)
                                                        -----------  ----------
   Balance, end of year................................ $ 2,977,043  $2,214,344
                                                        ===========  ==========

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 4. Premises and Equipment

  Premises and equipment are summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             2000       1998
                                                          ---------- ----------
   Land.................................................. $1,050,428 $  514,235
   Buildings and improvements............................  2,821,352  2,077,578
   Furniture and equipment...............................  2,273,935  1,404,614
   Leasehold improvements................................     14,468         --
   Construction in progress..............................     56,557    661,409
                                                          ---------- ----------
                                                           6,216,740  4,657,836
   Accumulated depreciation..............................  1,540,611  1,249,599
                                                          ---------- ----------
                                                          $4,676,129 $3,408,237
                                                          ========== ==========

Note 5. Lease Commitment

  The Company has leased office space under a noncancellable agreement which expires in September 2005 and requires minimum annual rental payments.

  Total minimum rental payments at December 31, 2000 are due as follows:

   During the year ending December 31,
     2001............................................................. $ 27,660
     2002.............................................................   27,660
     2003.............................................................   27,660
     2004.............................................................   27,660
     2005.............................................................   20,745
                                                                       --------
                                                                       $131,385
                                                                       ========

Note 6. Deposits

  The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2000 and 1999 was $28,103,111 and $20,354,848, respectively.
The scheduled maturities of time deposits at December 31, 2000 are as follows:

   2001............................................................. $72,661,173
   2002.............................................................   4,549,260
   2003.............................................................     623,898
   2004.............................................................     194,968
   2005.............................................................      15,997
   Due after five years.............................................     422,931
                                                                     -----------
                                                                     $78,468,227
                                                                     ===========

  Brokered deposits of $13,851,305 and $3,800,995 are included in time deposits at December 31, 2000 and 1999, respectively.

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 7. Federal Home Loan Bank Borrowings

  During 2000 and 1999, the Bank obtained funding for mortgage loans from the Federal Home Loan Bank of Atlanta ("FHLB"). At December 31, 2000 and 1999, the advances had a weighted average interest rate of 6.20% and 5.81%, respectively. The Bank's advances from the FHLB are collateralized by a blanket floating lien on qualifying first mortgage loans and pledging of the Bank's stock in the FHLB. A summary of the Bank's borrowings from the FHLB for the years ended December 31, 2000 and 1999 follows:

                                                          2000         1999
                                                       -----------  -----------
   Balance, beginning of year......................... $ 5,888,829  $ 6,500,500
     Advances.........................................   7,000,000    1,000,000
     Repayments.......................................  (1,603,672)  (1,611,671)
                                                       -----------  -----------
   Balance, end of year............................... $11,285,157  $ 5,888,829
                                                       ===========  ===========

  At December 31, 2000, scheduled maturities of FHLB borrowings are as follows:

   For the year ending December 31,
   --------------------------------
   2001............................................................ $ 2,490,035
   2002............................................................     147,002
   2003............................................................   3,121,043
   2004............................................................   1,011,014
   2005............................................................      22,000
   Due after five years............................................   4,494,063
                                                                    -----------
                                                                    $11,285,157
                                                                    ===========

Note 8. Employee Benefit Plan

  The Company provides a 401(k) plan for qualified employees to defer up to 10% of their salary with matching contributions from the Company made at the discretion of the Board of Directors. Contributions and administrative expenses charged to expense during 2000 and 1999 amounted to $36,489 and $31,560, respectively.

Note 9. Income Taxes

  The provision for income taxes consists of the following:

                                                       Years Ended December 31,
                                                       ------------------------
                                                          2000         1999
                                                       ------------------------
   Current............................................ $   369,394 $    315,546
   Deferred...........................................     141,625     (159,224)
                                                       ----------- ------------
                                                       $   511,019 $    156,322
                                                       =========== ============

              GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 9. Income Taxes (Continued)

  The Company's provision for income tax differs from the amounts computed by applying the federal income tax statutory rates to income before income tax. A reconciliation of the differences is as follows:

                                                Years Ended December 31,
                                            ----------------------------------
                                                  2000              1999
                                            ----------------- ----------------
                                             Amount   Percent  Amount  Percent
                                            --------  ------- -------- -------
   Income tax at statutory rate............ $541,606     34%  $146,690    34%
     Miscellaneous permanent differences,
      net..................................  (30,587)    (2)     9,632     2
                                            --------    ---   --------   ---
   Provision for income taxes.............. $511,019     32%  $156,322    36%
                                            ========    ===   ========   ===

  The components of deferred income taxes are as follows:

                                                                December 31,
                                                             ------------------
                                                               2000     1999
                                                             -------- ---------
   Deferred tax assets:
     Allowance for loan losses.............................. $574,403 $ 738,733
     Nonaccrual loan interest receivable....................   65,200    38,635
     Securities available for sale..........................   16,313   192,804
                                                             -------- ---------
                                                              655,916   970,172
                                                             -------- ---------
   Deferred tax liabilities:
     Premises and equipment.................................   91,383    87,523
                                                             -------- ---------
   Net deferred tax assets.................................. $564,533 $ 882,649
                                                             ======== =========

Note 10. Earnings Per Common Share

  The following is a reconciliation of net income (the numerator) and the weighted average shares outstanding (the denominator) used in determining basic and diluted earnings per share.

                                                Year Ended December 31, 2000
                                             -----------------------------------
                                               Income       Shares     Per Share
                                             (Numerator) (Denominator)  Amount
                                             ----------- ------------- ---------
   Basic earnings per share
     Net income............................. $1,081,942    2,469,192     $0.44
                                                                         =====
   Effect of Dilutive Securities
     Stock options..........................        --         9,605
                                             ----------    ---------
   Dilutive earnings per share
     Net income............................. $1,081,942    2,478,797     $0.44
                                             ==========    =========     =====

                                                Year Ended December 31, 1999
                                             -----------------------------------
                                               Income       Shares     Per Share
                                             (Numerator) (Denominator)  Amount
                                             ----------- ------------- ---------
   Basic earnings per share
     Net income.............................  $ 275,119    2,488,236    $ 0.11
                                                                        ======
   Effect of Dilutive Securities
     Stock options..........................        --        24,648
                                              ---------    ---------
   Dilutive earnings per share
     Net income.............................  $ 275,119    2,512,884    $ 0.11
                                              =========    =========    ======

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 11. Commitments and Contingencies

  The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments is as follows:

                                                             December 31,
                                                        -----------------------
                                                           2000        1999
                                                        ----------- -----------
   Commitments to extend credit........................ $14,349,504 $12,304,272
   Standby letters of credit...........................     610,455     705,405
                                                        ----------- -----------
                                                        $14,959,959 $13,009,677
                                                        =========== ===========

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

  In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company's financial statements.

Note 12. Concentrations of Credit

  The Company originates primarily commercial, residential, and consumer loans to customers in and around Glynn County, Georgia. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in the Glynn County area.

  Approximately 81% of the Company's loan portfolio is concentrated in real estate loans, of which 9% consists of construction loans. A substantial portion of these loans are secured by real estate in the Company's primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

  The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $1,525,000.

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 13. Restricted Stock, Stock Options and Stock Warrants

 Restricted Stock

  In August 1994, the Company granted 9,260 shares of restricted stock to four key employees. Of the above shares, 8,100 were forfeited in 1997, and the remaining 1,160 shares vested in August 1999. In July 1995, the Company granted 62,570 shares of restricted stock to eight directors. In 1997, 22,558 of these shares were forfeited. In December 1998, the Company granted 4,000 shares of restricted stock to two directors. All of the remaining 44,012 shares will be fully vested by the end of the seventh year from the date of the grant. The cost of the restricted stock is being amortized on the straight-line method over the applicable vesting periods. The amortization expense on restricted stock was $36,296 and $37,164 for the years ended December 31, 2000 and 1999, respectively, and the same amounts were credited to capital surplus.

 Stock Options

  The Company has options outstanding under three stock option plans. The 1991 Incentive Stock Option Plan ("Plan A") and the 1991 Nonstatutory Stock Option Plan ("Plan B") were discontinued in 1995 and replaced by the 1995 Stock Option Plan (the "1995 Plan"). Options granted under the two prior plans at the date of replacement by the 1995 Plan remain outstanding and can be exercised during the terms of the option agreements unless such options are forfeited by the optionee. The option price for shares granted under Plan A were at least equal to the fair value of such shares on the date granted unless the optionee was a restricted shareholder, in which case the options price was at least equal to 110% of the fair value of the shares on the date granted. The option price for shares of common stock to be issued under Plan B was determined by the Board, but under no circumstances could the option price be less than the fair value of the shares on the date granted.


  Options granted under the 1995 Plan are one of two types: (i) those which qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") or (ii) those which do not so qualify ("Nonqualified Options"). The 1995 Plan provides that not more than 250,000 shares in the aggregate be issued for Incentive Stock Options and Nonqualified Options. The exercise price of an Incentive Stock Option shall not be less than the fair value at the date of grant. The fair value shall be determined from the trading price on a national securities exchange, NASDAQ, or over-the-counter markets, if so traded. If not so traded, the Board will determine the fair value based upon recent sales reported to the Company. The exercise price of a Nonqualified Option shall be determined by the Board on the date granted.

  A summary of the status of the three plans at December 31, 2000 and 1999, and changes during the years ended on those dates, is as follows:

                                               2000               1999
                                         ------------------ ------------------
                                                  Weighted-          Weighted-
                                                   Average            Average
                                                  Exercise           Exercise
                                         Number     Price   Number     Price
                                         -------  --------- -------  ---------
Under option, beginning of the year..... 188,775    $7.63   149,805    $6.89
  Granted...............................   6,000     6.27    79,258     8.43
  Exercised.............................     --       --    (27,123)    6.41
  Forfeited.............................  (2,000)    6.84   (13,165)    6.65
                                         -------            -------
Under option, end of year............... 192,775     7.54   188,775     7.63
                                         =======            =======
Exercisable at end of year.............. 164,939            148,275
                                         =======            =======
Weighted-average fair value per option
 of options granted during year......... $  3.44            $  3.60
                                         =======            =======

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 13. Restricted Stock, Stock Options and Stock Warrants (Continued)

 Stock Options (Continued)

  Additional information about options outstanding at December 31, 2000 is as follows:

                    Options Outstanding                    Options Exercisable
   ----------------------------------------------------------------------------
                               Weighted-                              Weighted-
     Range of                   Average      Weighted-                 Average
     Exercise      Number     Contractual     Average       Number    Exercise
      Prices     Outstanding Life in Years Exercise Price Outstanding   Price
   ------------  ----------- ------------- -------------- ----------- ---------
   $4.00--$4.99     24,254       1.51          $4.04         24,254     $4.04
   $6.00--$6.99     67,049       7.71           6.51         50,047      6.45
   $7.00--$7.99     10,000       8.02           7.30         10,000      7.30
   $8.00--$8.99      4,966       9.76           8.36          4,966      8.36
   $9.00--$9.99     86,506       8.79           9.41         75,672      9.44
                   -------                                  -------
                   192,775                                  164,939
                   =======                                  =======

  As permitted under generally accepted accounting principles, grants under the plans are accounted for following the provisions of APB Opinion No. 25 and its related interpretations. Accordingly, no compensation cost has been recognized for grants made to date. Had compensation cost been determined based on the fair value method prescribed in FASB Statement No. 123, reported net income and earnings per share would have been reduced as follows:

                                                 December 31,
                                  --------------------------------------------
                                          2000                   1999
                                  ---------------------- ---------------------
                                                Basic                 Basic
                                     Net      Net Income    Net     Net Income
                                    Income    Per Share   Income    Per Share
                                  ----------  ---------- ---------  ----------
   As reported................... $1,081,942    $0.44    $ 275,119    $ 0.11
   Stock based compensation, net
    of related tax effect........    (37,401)    (.02)    (111,392)    (0.04)
                                  ----------    -----    ---------    ------
   As adjusted................... $1,044,541    $ .42    $ 163,727    $ 0.07
                                  ==========    =====    =========    ======

  The fair value of the options granted in 2000 was based upon the discounted value of future cash flows of the options using the following assumptions:

   Risk-free interest rate.............................................    5.65%
   Expected life of the options........................................ 10 years
   Expected dividend yield.............................................    1.22%
   Expected volatility.................................................   44.28%

Note 14. Regulatory Matters

  The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2000, approximately $600,800 of the Bank's retained earnings were available for dividend declaration without regulatory approval.

  The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 14. Regulatory Matters (Continued)

the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

  Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 2000, the Company and the Bank met all capital adequacy requirements to which it is subject.

  As of December 31, 2000, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

  The Company and Bank's actual capital amounts and ratios are presented in the following table.

                                                                 To Be Well
                                                              Capitalized Under
                                              For Capital     Prompt Corrective
                              Actual       Adequacy Purposes  Action Provisions
                         ----------------- ----------------- ------------------
                           Amount    Ratio   Amount    Ratio    Amount    Ratio
                         ----------- ----- ----------- ----- ------------ -----
As of December 31, 2000
Total Capital to Risk
 Weighted Assets
  Consolidated.......... $15,321,300 15.0% $ 8,164,900  8.0%      N/A      N/A
  Bank.................. $12,690,600 12.4% $ 8,162,000  8.0%  $10,202,500 10.0%
Tier I Capital to Risk
 Weighted Assets
  Consolidated.......... $14,034,100 13.8% $ 4,082,500  4.0%      N/A      N/A
  Bank.................. $11,403,800 11.2% $ 4,081,000  4.0%  $ 6,121,500  6.0%
Tier I Capital to
 Average Assets
  Consolidated.......... $14,034,100 10.0% $ 5,636,200  4.0%      N/A      N/A
  Bank.................. $11,403,800  8.1% $ 5,634,700  4.0%  $ 7,043,400  5.0%

As of December 31, 1999
Total Capital to Risk
 Weighted Assets
  Consolidated.......... $14,767,500 15.9% $ 7,432,000  8.0%      N/A      N/A
  Bank.................. $11,401,300 12.3% $ 7,416,600  8.0%  $ 9,270,800 10.0%
Tier I Capital to Risk
 Weighted Assets
  Consolidated.......... $13,589,000 14.6% $ 3,716,000  4.0%      N/A      N/A
  Bank.................. $10,225,200 11.0% $ 3,708,300  4.0%  $ 5,562,500  6.0%
Tier I Capital to
 Average Assets
  Consolidated.......... $13,589,000 10.8% $ 5,020,200  4.0%      N/A      N/A
  Bank.................. $10,225,200  8.2% $ 5,016,300  4.0%  $ 6,270,400  5.0%

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 15. Pending Merger

  The Company has entered into a definitive merger agreement with ABC Bancorp, Inc., a financial institutions holding company with headquarters in Moultrie, Georgia, whereby ABC would acquire all of the outstanding stock of the Company in exchange for a combination of cash and ABC's common stock. The merger is subject to approval by the Company's shareholders and certain regulatory authorities and the registration of ABC's common stock to be issued in connection with the merger. As a result of the merger, The First Bank of Brunswick, a wholly-owned subsidiary of the Company, will become a wholly-owned subsidiary of ABC. The First Bank of Brunswick will continue to conduct its normal operations as a wholly-owned subsidiary of ABC.

Note 16. Fair Value of Financial Instruments

  The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

 Cash and Due From Banks, Interest-Bearing Deposits in Banks and Federal Funds Sold

  The carrying amounts of cash and due from banks, interest-bearing deposits in banks and federal funds sold approximate fair value.

 Securities

  Fair values for securities available for sale are based on available quoted market prices. The carrying values of other investments with no readily determinable fair value approximate fair values.

 Loans

  For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values.

 Deposits:

  The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

 Federal Home Loan Bank Borrowings

  The fair values of the Company's borrowings from the FHLB are estimated using discounted cash flow models, using current market interest rates offered on similar types of borrowing arrangements.

             GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 16. Fair Value of Financial Instruments (Continued)


 Off-Balance-Sheet Instruments

  Fair values of the Bank's off-balance-sheet financial instruments are based on fees currently charged to enter into similar agreements. Since the majority of the Bank's off-balance-sheet instruments consist of nonfee-producing, variable-rate commitments, the Bank has determined they do not have a distinguishable fair value.

  The estimated fair values and related carrying values of the Company's financial instruments were as follows:

                                December 31, 2000         December 31, 1999
                            ------------------------- -------------------------
                              Carrying       Fair       Carrying       Fair
                               Amount       Value        Amount       Value
                            ------------ ------------ ------------ ------------
Financial assets:
  Cash and due from banks,
   interest-bearing
   deposits in banks, and
   federal funds sold...... $  8,999,155 $  8,999,155 $ 10,976,400 $ 10,976,400
  Securities...............   18,930,924   18,930,924   19,244,799   19,244,799
  Loans....................  111,202,027  111,837,000   95,687,196   94,784,000
Financial liabilities:
  Deposits.................  120,815,343  122,716,000  112,742,906  111,556,000
  FHLB borrowings..........   11,285,157   11,653,000    5,888,829    5,572,000

Note 17. Parent Company Financial Information

The following information presents the condensed balance sheets, statements of income and cash flows for Golden Isles Financial Holdings, Inc. as of and for the years ended December 31, 2000 and 1999.

                           CONDENSED BALANCE SHEETS

                                                           2000        1999
                                                        ----------- -----------
Assets
Cash................................................... $ 2,619,178 $ 3,269,789
Investment in subsidiary...............................  11,372,155   9,850,933
Premises and equipment, net............................         --        3,922
Other assets...........................................      35,836     104,202
                                                        ----------- -----------
  Total assets......................................... $14,027,169 $13,228,846
                                                        =========== ===========
Liabilities and Stockholders' Equity
Liabilities, other..................................... $    24,737 $    14,154
                                                        ----------- -----------
Stockholders' equity...................................  14,002,432  13,214,692
                                                        ----------- -----------
  Total liabilities and stockholders' equity........... $14,027,169 $13,228,846
                                                        =========== ===========

              GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Note 17. Parent Company Financial Information (continued)

                         CONDENSED STATEMENTS OF INCOME

                                                          2000         1999
                                                       -----------  ----------
Income
  Interest............................................ $        61  $   66,866
  Other...............................................      19,635      20,645
                                                       -----------  ----------
    Total income......................................      19,696      87,511
                                                       -----------  ----------
Expense
  General and administrative..........................     225,520     311,597
                                                       -----------  ----------
    Total expense.....................................     225,520     311,597
                                                       -----------  ----------
    Loss before income tax benefits and equity in
     undistributed income of subsidiary...............    (205,824)   (224,086)
Income tax benefits...................................    (109,145)    (73,365)
                                                       -----------  ----------
    Loss before equity in undistributed income of
     subsidiary.......................................     (96,679)   (150,721)
Equity in undistributed income of subsidiary..........   1,178,621     425,840
                                                       -----------  ----------
    Net income........................................ $ 1,081,942  $  275,119
                                                       ===========  ==========

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                          2000         1999
                                                       -----------  ----------
Operating Activities
Net income............................................ $ 1,081,942  $  275,119
Adjustments to reconcile net income to net cash used
 in operating activities:
  Depreciation........................................       1,626       6,752
  Undistributed income of subsidiaries................  (1,178,621)   (425,840)
  Net loss on disposal of premises and equipment......       2,296       4,716
  Change in other prepaids, receivables, deferrals and
   accruals, net......................................      78,949    (328,137)
                                                       -----------  ----------
    Net cash used in operating activities.............     (13,808)   (467,390)
                                                       -----------  ----------
Financing Activities
  Purchase of treasury shares.........................    (475,475)        --
  Dividends paid......................................    (197,624)   (198,677)
  Vesting of restricted stock.........................      36,296      37,164
  Proceeds from exercise of stock options.............         --      173,888
                                                       -----------  ----------
  Net cash provided by (used in) financing
   activities.........................................    (636,803)     12,375
                                                       -----------  ----------
Net decrease in cash..................................    (650,611)   (455,015)
Cash at beginning of year.............................   3,269,789   3,724,804
                                                       -----------  ----------
Cash at end of year................................... $ 2,619,178  $3,269,789
                                                       ===========  ==========

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                 APPENDIX A TO
                           PROXY STATEMENT/PROSPECTUS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                  Execution Copy


                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                  ABC BANCORP

                                      AND

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.




                            As of February 20, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 Article 1. TERMS OF MERGER

 Section 1.1  Merger......................................................   A-5
 Section 1.2  Time and Place of Closing...................................   A-5
 Section 1.3  Effective Time..............................................   A-5

 Article 2. ARTICLES, BYLAWS, MANAGEMENT

 Section 2.1  Articles of Incorporation...................................   A-6
 Section 2.2  Bylaws......................................................   A-6
 Section 2.3  Directors and Officers......................................   A-6

 Article 3. MANNER OF CONVERTING AND EXCHANGING SHARES

 Section 3.1  Conversion of Shares........................................   A-6
 Section 3.2  Exchange of Shares..........................................   A-7
 Section 3.3  Anti-Dilution Provisions....................................   A-7
 Section 3.4  Shares Held by TARGET or PURCHASER..........................   A-7
 Section 3.5  TARGET Bank.................................................   A-7
 Section 3.6  Rights of Former TARGET Shareholders........................   A-7
 Section 3.7  Options.....................................................   A-8

 Article 4. REPRESENTATIONS AND WARRANTIES OF TARGET

 Section 4.1  Organization, Standing and Power............................   A-8
 Section 4.2  Authority; No Breach........................................   A-8
 Section 4.3  Capital Stock...............................................   A-9
 Section 4.4  TARGET Subsidiaries.........................................   A-9
 Section 4.5  Financial Statements........................................  A-10
 Section 4.6  Absence of Undisclosed Liabilities..........................  A-10
 Section 4.7  Absence of Certain Changes or Events........................  A-10
 Section 4.8  Tax Matters.................................................  A-10
 Section 4.9  TARGET Allowance for Possible Loan Losses...................  A-11
 Section 4.10 Assets......................................................  A-11
 Section 4.11 Environmental Matters.......................................  A-11
 Section 4.12 Compliance with Laws........................................  A-12
 Section 4.13 Labor Relations.............................................  A-13
 Section 4.14 Employee Benefit Plans......................................  A-13
 Section 4.15 Material Contracts..........................................  A-14
 Section 4.16 Legal Proceedings...........................................  A-15
 Section 4.17 Reports.....................................................  A-15
 Section 4.18 Statements True and Correct.................................  A-15
 Section 4.19 Accounting, Tax and Regulatory Matters......................  A-16
 Section 4.20 Charter Provisions..........................................  A-16

 Article 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER

 Section 5.1  Organization, Standing and Power............................  A-16
 Section 5.2  Authority; No Breach........................................  A-16
 Section 5.3  Capital Stock...............................................  A-17
 Section 5.4  PURCHASER Subsidiaries......................................  A-17
 Section 5.5  Financial Statements........................................  A-18
 Section 5.6  Absence of Undisclosed Liabilities..........................  A-18

                                                                          Page
                                                                          ----
 Section 5.7  Absence of Certain Changes or Events......................  A-18
 Section 5.8  Tax Matters...............................................  A-18
 Section 5.9  PURCHASER Allowance for Possible Loan Losses..............  A-19
 Section 5.10 Assets....................................................  A-19
 Section 5.11 Environmental Matters.....................................  A-19
 Section 5.12 Compliance with Laws......................................  A-20
 Section 5.13 Labor Relations...........................................  A-21
 Section 5.14 Employee Benefit Plans....................................  A-21
 Section 5.15 Legal Proceedings.........................................  A-22
 Section 5.16 Reports...................................................  A-22
 Section 5.17 Statements True and Correct...............................  A-23
 Section 5.18 Accounting, Tax and Regulatory Matters....................  A-23
 Section 5.19 Charter Provisions........................................  A-23

 Article 6. CONDUCT OF BUSINESS PENDING CONSUMMATION

 Section 6.1  Affirmative Covenants of TARGET...........................  A-23
 Section 6.2  Negative Covenants of TARGET..............................  A-24
 Section 6.3  Cooperation; Steering Committee...........................  A-25
 Section 6.4  Covenants of PURCHASER....................................  A-25
 Section 6.5  Adverse Changes in Condition..............................  A-25
 Section 6.6  Reports...................................................  A-26

 Article 7. ADDITIONAL AGREEMENTS

                    Registration Statement; Proxy Statement; Shareholder
 Section 7.1  Approval..................................................  A-26
 Section 7.2  Listing...................................................  A-26
 Section 7.3  Applications..............................................  A-26
 Section 7.4  Filings with State Offices................................  A-26
 Section 7.5  Agreement as to Efforts to Consummate.....................  A-26
 Section 7.6  Investigation and Confidentiality.........................  A-27
 Section 7.7  Press Releases............................................  A-27
 Section 7.8  No Solicitation...........................................  A-27
 Section 7.9  Tax Treatment.............................................  A-29
 Section 7.10 Agreement of Affiliates...................................  A-29
 Section 7.11 Employee Benefits and Contracts...........................  A-29
 Section 7.12 Large Deposits............................................  A-29
 Section 7.13 Indemnification...........................................  A-30
 Section 7.14 Irrevocable Proxies.......................................  A-30
 Section 7.15 TARGET Options............................................  A-30
 Section 7.16 Adjustment to the TARGET Allowance........................  A-30

 Article 8. CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

 Section 8.1  Conditions to Obligations of Each Party...................  A-30
 Section 8.2  Conditions to Obligations of PURCHASER....................  A-31
 Section 8.3  Conditions to Obligations of TARGET.......................  A-32

 Article 9. TERMINATION

 Section 9.1  Termination...............................................  A-33
 Section 9.2  Effect of Termination.....................................  A-33

 Article 10. MISCELLANEOUS

 Section 10.1 Definitions...............................................  A-34
 Section 10.2 Expenses..................................................  A-40

                                                                            Page
                                                                            ----
 Section 10.3  Brokers and Finders........................................  A-41
 Section 10.4  Entire Agreement...........................................  A-41
 Section 10.5  Amendments.................................................  A-41
 Section 10.6  Waivers....................................................  A-41
 Section 10.7  Assignment.................................................  A-41
 Section 10.8  Notices....................................................  A-42
 Section 10.9  Governing Law..............................................  A-42
 Section 10.10 Counterparts...............................................  A-42
 Section 10.11 Captions...................................................  A-42
 Section 10.12 Enforcement of Agreement...................................  A-42
 Section 10.13 Severability...............................................  A-43
 Section 10.14 Survival...................................................  A-43

                                LIST OF EXHIBITS

 Exhibit
 Number  Description
 ------- -----------
  A      List of Holders of TARGET Options ((S) 3.7).
         Form of Agreement of Affiliates of Golden Isles Financial Holdings,
  B      Inc. ((S) 7.10).
  C      Irrevocable Proxy ((S) 7.14).
  D      Forms of Letters from Holders of TARGET Options ((S) 7.15).
  E      Form of Employment Agreement ((S) 8.2(d)).
         Matters as to which Martin, Snow, Grant & Napier, LLP will opine ((S)
  F      8.2(e)).
  G      Matters as to which Rogers & Hardin LLP will opine ((S) 8.3(d)).

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of February 20, 2001, by and between GOLDEN ISLES FINANCIAL HOLDINGS, INC. ("TARGET"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located on St. Simons Island, Georgia, and ABC BANCORP ("PURCHASER"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Moultrie, Georgia.

                                   Preamble

  Certain terms used in this Agreement are defined in Section 10.1 hereof.

  The Boards of Directors of TARGET and PURCHASER are of the opinion that the transactions described herein are in the best interests of TARGET and PURCHASER and their respective shareholders. This Agreement provides for the combination of TARGET with PURCHASER pursuant to the merger of TARGET with and into PURCHASER, as a result of which the outstanding shares of the capital stock of TARGET shall be converted into the right to receive cash and shares of the common stock of PURCHASER (except as provided herein), and the shareholders of TARGET shall become shareholders of PURCHASER (except as provided herein). The transactions described in this Agreement are subject to the approvals of the shareholders of TARGET, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code.

  Simultaneous with the Closing of the Merger, The First Bank of Brunswick, a wholly-owned Georgia state bank subsidiary of TARGET, will be operated as a separate subsidiary of PURCHASER.

  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                  ARTICLE 1.
                                TERMS OF MERGER

  SECTION 1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, TARGET shall be merged with and into PURCHASER in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). PURCHASER shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of TARGET and PURCHASER.

  SECTION 1.2 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the date that the Effective Time occurs or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at the main office of The First Bank of Brunswick, Brunswick, Georgia, or such other place as may be mutually agreed upon by the Parties.

  SECTION 1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Georgia Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on (a) the last Business Day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and (ii) the date on which the shareholders of TARGET approve this Agreement to the extent such approval is required by applicable Law; or (b) such later date as may be mutually agreed upon in writing by the chief executive officer or chief financial officer of each Party.

                                  ARTICLE 2.
                         ARTICLES, BYLAWS, MANAGEMENT

  SECTION 2.1 Articles of Incorporation. The Articles of Incorporation of PURCHASER in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

  SECTION 2.2 Bylaws. The Bylaws of PURCHASER in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

  SECTION 2.3 Directors and Officers. The directors of PURCHASER in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of PURCHASER in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of PURCHASER from and after the Effective Time in accordance with the Bylaws of PURCHASER. The directors and officers of TARGET Bank immediately prior to the Effective Time shall serve as the initial directors and officers of TARGET Bank from and after the Effective Time in accordance with the Bylaws of TARGET Bank.

                                  ARTICLE 3.
                  MANNER OF CONVERTING AND EXCHANGING SHARES

  SECTION 3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of PURCHASER and TARGET shall be converted as follows:

  (a) Each share of PURCHASER Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

  (b) Each share of TARGET Common Stock (including any shares currently subject to options which are exercised prior to the Effective Time) outstanding immediately prior to the Effective Time, other than shares with respect to which the holders thereof, prior to the Effective Time, met the requirements of, and perfected their dissenters' rights under,
      Article 13 of the GBCC with respect to shareholders dissenting from the Merger (the "Dissenting Shares"), and shares held by TARGET or by PURCHASER or any of the PURCHASER Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted (each an "Outstanding TARGET Share" and, collectively, the "Outstanding TARGET Shares"), shall automatically be converted at the Effective Time into the right to receive its Pro-Rata Share of the Cash Consideration and the Stock Consideration (plus cash in lieu of fractional shares pursuant to subsection (c) below, if applicable), respectively.

  (c) Notwithstanding any other provision of this Agreement, each holder of Outstanding TARGET Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of PURCHASER Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of PURCHASER Common Stock multiplied by $10.00. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

  (d) Each share of the TARGET Common Stock that is not an Outstanding TARGET Share as of the Effective Time shall be cancelled without consideration therefor.

  (e) No Dissenting Shares shall be converted in the Merger. All such shares shall be cancelled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Article 13 of the GBCC; provided, however, that if any such shareholder fails to perfect his or her rights as a dissenting shareholder with respect to his or her Dissenting Shares in accordance with

     Article 13 of the GBCC, such shares held by such shareholder shall, upon the happening of that event, be treated the same as all other holders of TARGET Common Stock who at the Effective Time held Outstanding TARGET Shares.

  SECTION 3.2 Exchange of Shares. Prior to the Effective Time, PURCHASER shall select a bank or trust company reasonably acceptable to TARGET to act as exchange agent (the "Exchange Agent") to effectuate the delivery of the Merger Consideration to holders of TARGET Common Stock. Promptly following the Effective Time, the Exchange Agent shall send to each holder of Outstanding TARGET Shares immediately prior to the Effective Time a form of letter of transmittal (the "Letter of Transmittal") for use in exchanging certificates previously evidencing shares of TARGET Common Stock ("Old Certificates"). The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of any cash and certificates representing PURCHASER Common Stock, which certificates shall be deposited with the Exchange Agent by PURCHASER as of the Effective Time. If any certificates for shares of PURCHASER Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. Unless and until Old Certificates or evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be requested by TARGET) are presented to the Exchange Agent, the holder thereof shall not be entitled to the consideration to be paid in exchange therefor pursuant to the Merger, to any dividends payable on any PURCHASER Common Stock to which he or she is entitled, or to exercise any rights as a shareholder of PURCHASER Common Stock. Subject to applicable law and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, upon surrender of his or her Old Certificates, the holder thereof shall be paid the consideration to which he or she is entitled. All such property, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one
(1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to PURCHASER, and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, look as a general creditor only to PURCHASER for payment or delivery of such property. In no event will any holder of TARGET Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or PURCHASER.

  SECTION 3.3 Anti-Dilution Provisions. In the event PURCHASER changes the number of shares of PURCHASER Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the aggregate number of shares of PURCHASER Common Stock that constitutes the Stock Consideration shall be proportionately adjusted.

  SECTION 3.4 Shares Held by TARGET or PURCHASER. Each of the shares of TARGET Common Stock held by any TARGET Company or by any PURCHASER Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

  SECTION 3.5 TARGET Bank. After consummation of the Merger, TARGET Bank shall be a separate subsidiary of PURCHASER.

  SECTION 3.6 Rights of Former TARGET Shareholders. At the Effective Time, the stock transfer books of TARGET shall be closed as to holders of TARGET Common Stock immediately prior to the Effective Time, and no transfer of TARGET Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.2 of this Agreement, each Old Certificate (other than shares to be canceled pursuant to Section 3.1(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of TARGET shall be entitled to vote after the Effective Time at any meeting of shareholders of PURCHASER the number of whole shares of PURCHASER Common Stock into which their respective shares of TARGET Common Stock are converted, regardless of whether such holders have exchanged their certificates representing TARGET Common Stock for certificates representing PURCHASER Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by PURCHASER on the PURCHASER Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of PURCHASER Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of TARGET Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 3.2 of this Agreement. However, upon surrender of such TARGET Common Stock certificate, the PURCHASER Common Stock certificate (together with all such undelivered dividends or other distributions without interest), the Cash Consideration (without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

  SECTION 3.7 Options. Each option, if any, to purchase shares of TARGET Common Stock issued by TARGET that is outstanding and unexercised immediately prior to the Effective Time ("TARGET Option") shall be cancelled upon consummation of the Merger, and all rights in respect thereof will cease to exist. As consideration for the cancellation of all of the TARGET Options, as of the Effective Time, each holder of TARGET Options (each, a "Holder") shall be entitled to receive a portion of the Aggregate Merger Consideration (plus cash in lieu of fractional shares pursuant to subparagraph 3.1(c) above, if applicable) equal to the aggregate number of Option Shares to which such Holder is entitled hereunder multiplied by a Pro-Rata Share of the Cash Consideration and the Stock Consideration, respectively. The name of each Holder and the number of TARGET Options owned by such Holder is set forth on Exhibit A hereto.

                                  ARTICLE 4.
                   REPRESENTATIONS AND WARRANTIES OF TARGET

  TARGET hereby represents and warrants to PURCHASER as follows:

  SECTION 4.1 Organization, Standing and Power. TARGET is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. TARGET has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. TARGET is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  SECTION 4.2 Authority; No Breach.

  (a) TARGET has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of TARGET, subject to the approval of this Agreement by the holders of the outstanding TARGET Common Stock. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of TARGET, enforceable against TARGET in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

  (b) Neither the execution and delivery of this Agreement by TARGET, nor the consummation by TARGET of the transactions contemplated hereby, nor compliance by TARGET with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of TARGET's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any TARGET Company under, any Contract or Permit of any TARGET Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or (iii) subject to receipt of the requisite approvals referred to in
      Section 8.1(b) of this Agreement, violate any Law or Order applicable to any TARGET Company or any of their respective Assets.

  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by TARGET of the Merger and the other transactions contemplated in this Agreement.

  SECTION 4.3 Capital Stock.

  (a) The authorized capital stock of TARGET consists of 50,000,000 shares of TARGET Common Stock, of which 2,433,800 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of TARGET are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of TARGET has been issued in violation of any preemptive rights of the current or past shareholders of TARGET.

  (b) There are no shares of capital stock or other equity securities of TARGET outstanding and, except as set forth in Exhibit "A" to this Agreement, no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of TARGET or contracts, commitments, understandings or arrangements by which TARGET is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

  SECTION 4.4 TARGET Subsidiaries. TARGET has Previously Disclosed all of the TARGET Subsidiaries as of the date of this Agreement. TARGET owns all of the issued and outstanding shares of capital stock of each TARGET Subsidiary. No equity securities of any TARGET Subsidiary are or may become required to be issued (other than to a TARGET Company) by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any TARGET Subsidiary is bound to issue (other than to a TARGET Company) additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any TARGET Company is or may be bound to transfer any shares of the capital stock of any TARGET Subsidiary (other than to a TARGET Company). There are no Contracts relating to the rights of any TARGET Company to vote or to dispose of any shares of the capital stock of any TARGET Subsidiary. All of the shares of capital stock of each TARGET Subsidiary held by a TARGET Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the TARGET Company free and clear of any Lien. Each TARGET Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each TARGET Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. Each TARGET Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

  SECTION 4.5 Financial Statements. TARGET has Previously Disclosed, and delivered to PURCHASER prior to the execution of this Agreement, copies of all TARGET Financial Statements and will deliver to PURCHASER copies of all financial statements, audited or unaudited, of TARGET prepared subsequent to the date hereof. The TARGET Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the TARGET Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the TARGET Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the TARGET Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

  SECTION 4.6 Absence of Undisclosed Liabilities. Except as Previously Disclosed, no TARGET Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, except Liabilities which are accrued or reserved against in the consolidated balance sheets of TARGET as of December 31, 2000 included in the TARGET Financial Statements or reflected in the notes thereto. Except as Previously Disclosed, no TARGET Company has incurred or paid any Liability since December 31, 2000, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  SECTION 4.7 Absence of Certain Changes or Events. Since December 31, 2000,
(a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, and (b) the TARGET Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of TARGET provided in Article 7 of this Agreement.

  SECTION 4.8 Tax Matters.

  (a) All Tax returns required to be filed by or on behalf of any of the TARGET Companies have been duly filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1999, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on TARGET, and all returns filed are complete and accurate to the Knowledge of TARGET. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on TARGET, except as reserved against in the TARGET Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

  (b) None of the TARGET Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any TARGET Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (c) Adequate provision for any Taxes due or to become due for any of the TARGET Companies for the period or periods through and including the date of the respective TARGET Financial Statements has been made and is reflected on such TARGET Financial Statements.

  (d) Deferred Taxes of the TARGET Companies have been provided for in accordance with GAAP.

  (e) Each of the TARGET Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  SECTION 4.9 TARGET Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "TARGET Allowance") shown on the consolidated balance sheets of TARGET included in the most recent TARGET Financial Statements dated prior to the date of this Agreement was, and the TARGET Allowance shown on the consolidated balance sheets of TARGET included in the financial statements of TARGET as of dates subsequent to the execution of this Agreement will be, maintained in accordance with, and are in the amounts required by, GAAP and applicable regulatory requirements or guidelines as of the dates thereof, except where the failure of such TARGET Allowance to be so maintained is not reasonably likely to have a Material Adverse Effect on TARGET.

  SECTION 4.10 Assets. Except as Previously Disclosed or as disclosed or reserved against in the TARGET Financial Statements, or where the failure to own good and marketable title is not reasonably likely to have a Material Adverse Effect on TARGET, the TARGET Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the TARGET Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with TARGET's past practices. All Assets which are material to TARGET's business on a consolidated basis, held under leases or subleases by any of the TARGET Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the TARGET Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the TARGET Companies is a named insured are reasonably sufficient. The Assets of the TARGET Companies include all assets required to operate the business of the TARGET Companies as presently conducted.

  SECTION 4.11 Environmental Matters.

  (a) Each TARGET Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (b) There is no Litigation pending or, to the Knowledge of TARGET, threatened before any court, governmental agency or authority or other forum in which any TARGET Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any TARGET Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of TARGET, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (c) There is no Litigation pending or, to the Knowledge of TARGET, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any TARGET Company in respect of such Loan Property) has been or, with respect to threatened litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of TARGET, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (d) To the Knowledge of TARGET, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c) above, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (e) During the period of (i) any TARGET Company's ownership or operation of any of their respective current properties, (ii) any TARGET Company's participation in the management of any Participation Facility, or (iii) any TARGET Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, or to the Knowledge of TARGET, Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (f) Prior to the period of (i) any TARGET Company's ownership or operation of any of their respective current properties, (ii) any TARGET Company's participation in the management of any Participation Facility, or (iii) any TARGET Company's holding of a security interest in a Loan Property, to the Knowledge of TARGET, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  SECTION 4.12 Compliance with Laws.

  (a) TARGET is duly registered as a bank holding company under the BHC Act. Each TARGET Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (b) Except as Previously Disclosed, no TARGET Company:

    (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET; and

    (ii) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (A) asserting that any

       TARGET Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or (C) requiring any TARGET Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

  SECTION 4.13 Labor Relations. No TARGET Company is the subject of any Litigation asserting that it or any other TARGET Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other TARGET Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any TARGET Company, pending or, to its Knowledge, threatened nor, to its Knowledge, is there any activity involving any TARGET Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity

  SECTION 4.14 Employee Benefit Plans.

  (a) TARGET has Previously Disclosed, and delivered or made available to PURCHASER prior to the execution of this Agreement, copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any TARGET Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "TARGET Benefit Plans"). Any of the TARGET Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "TARGET ERISA Plan." Each TARGET ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) is referred to herein as a "TARGET Pension Plan." No TARGET Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

  (b) All TARGET Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. Each TARGET ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and TARGET is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of TARGET, no TARGET Company has engaged in a transaction with respect to any TARGET Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any TARGET Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (c) No TARGET ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any TARGET Pension Plan, (ii) no change in the actuarial assumptions with respect to any TARGET Pension Plan, and (iii) no increase in benefits under any TARGET Pension Plan as a result of plan amendments or changes in applicable law, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET or materially adversely affect the funding status of any such plan. Neither any TARGET Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any TARGET Company, or the single-employer plan of any entity which is considered one employer with TARGET under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on TARGET. No TARGET Company has provided, or is required to provide, security to a TARGET Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
     Section 401(a)(29) of the Code.

  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any TARGET Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on TARGET. Except as Previously Disclosed, no TARGET Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on TARGET. No notice of a "reportable event," within the meaning of
      Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any TARGET Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

  (e) No TARGET Company has any obligations for retiree health and life benefits under any of the TARGET Benefit Plans, and there are no restrictions on the rights of such TARGET Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on TARGET.

  (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any TARGET Company from any TARGET Company under any TARGET Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any TARGET Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

  (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement or employment agreement) of employees and former employees of any TARGET Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of
      Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the TARGET Financial Statements to the extent required by and in accordance with GAAP.

  SECTION 4.15 Material Contracts. Except as Previously Disclosed or otherwise reflected in the TARGET Financial Statements, none of the TARGET Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year, (b) any Contract relating to the borrowing of money by any TARGET Company or the guarantee by any TARGET Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any Contracts between or among TARGET Companies (together with all Contracts referred to in Sections 4.10 and 4.14(a) of this Agreement, the "TARGET Contracts"). None of the TARGET Companies is in Default under any TARGET Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. All of the indebtedness of any TARGET Company for money borrowed is prepayable at any time by such TARGET Company without penalty or premium.

  SECTION 4.16 Legal Proceedings. Except for the Lawsuit and otherwise as Previously Disclosed, there is no Litigation instituted or pending or, to the Knowledge of TARGET, threatened (or unasserted but considered probable of assertion and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against any TARGET Company, or against any Asset, interest or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any TARGET Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  SECTION 4.17 Reports. Except as Previously Disclosed, since January 1, 1997, each TARGET Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, without limitation, Forms 10-K, Forms 10-Q and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET). As of their respective dates, each of such reports and documents, including, without limitation, the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, none of such reports or documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  SECTION 4.18 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any TARGET Company or any Affiliate thereof to PURCHASER pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any TARGET Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by PURCHASER with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any TARGET Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to the TARGET shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any TARGET Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of TARGET, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any TARGET Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

  SECTION 4.19 Accounting, Tax and Regulatory Matters. Except as Previously Disclosed, no TARGET Company or any Affiliate thereof has taken any action, or has any Knowledge of any fact or circumstance that is reasonably likely, to
(a) prevent the transactions contemplated hereby, including, without limitation, the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of TARGET, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

  SECTION 4.20 Charter Provisions. Each TARGET Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any TARGET Company or restrict or impair the ability of PURCHASER to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any TARGET Company that may be acquired or controlled by it.

                                  ARTICLE 5.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

  PURCHASER hereby represents and warrants to TARGET as follows:

  SECTION 5.1 Organization, Standing and Power. PURCHASER is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. PURCHASER has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. PURCHASER is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  SECTION 5.2 Authority; No Breach.

  (a) PURCHASER has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PURCHASER. This Agreement represents a legal, valid and binding obligation of PURCHASER, enforceable against PURCHASER in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

  (b) Neither the execution and delivery of this Agreement by PURCHASER, nor the consummation by PURCHASER of the transactions contemplated hereby, nor compliance by PURCHASER with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of PURCHASER's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any PURCHASER Company under, any Contract or Permit of any PURCHASER Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, or, (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any PURCHASER Company or any of their respective Assets.

  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by PURCHASER of the Merger and the other transactions contemplated in this Agreement.

  SECTION 5.3 Capital Stock.

  (a) The authorized capital stock of PURCHASER consists of (i) 15,000,000 shares of PURCHASER Common Stock, of which 8,347,008 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of Preferred Stock, none of which are issued or outstanding as of the date of this Agreement. All of the issued and outstanding shares of PURCHASER Common Stock are, and all of the shares of PURCHASER Common Stock to be issued in exchange for shares of TARGET Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of PURCHASER Common Stock has been, and none of the shares of PURCHASER Common Stock to be issued in exchange for shares of TARGET Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of PURCHASER. PURCHASER has reserved 637,500 shares of PURCHASER Common Stock for issuance under the PURCHASER Stock Plans, pursuant to which options to purchase not more than 270,155 shares of PURCHASER Common Stock are outstanding as of the date of this Agreement.

  (b) Except as set forth in Section 5.3(a) of this Agreement or as Previously Disclosed, and except for the shares of PURCHASER Common Stock to be issued to the shareholders of Tri-County Bank upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger among PURCHASER, Tri-County Bank and Tri-County Merger Sub, Inc. dated as of November 28, 2000, there are no shares of capital stock or other equity securities of PURCHASER outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of PURCHASER or contracts, commitments, understandings or arrangements by which PURCHASER is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

  SECTION 5.4 PURCHASER Subsidiaries. PURCHASER has Previously Disclosed all of the PURCHASER Subsidiaries as of the date of this Agreement. PURCHASER owns all of the issued and outstanding shares of capital stock of each PURCHASER Subsidiary. No equity securities of any PURCHASER Subsidiary are or may become required to be issued (other than to a PURCHASER Company) by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any PURCHASER Subsidiary is bound to issue (other than to a PURCHASER Company) additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any PURCHASER Company is or may be bound to transfer any shares of the capital stock of any PURCHASER Subsidiary (other than to a PURCHASER Company). There are no Contracts relating to the rights of any PURCHASER Company to vote or to dispose of any shares of the capital stock of any PURCHASER Subsidiary. All of the shares of capital stock of each PURCHASER Subsidiary held by a PURCHASER Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the PURCHASER Company free and clear of any Lien. Each PURCHASER Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each PURCHASER Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. Each PURCHASER Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

  SECTION 5.5 Financial Statements. PURCHASER has Previously Disclosed and delivered to TARGET prior to the execution of this Agreement copies of all PURCHASER Financial Statements and will deliver to TARGET copies of all financial statements, audited and unaudited, of PURCHASER prepared subsequent to the date hereof. The PURCHASER Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the PURCHASER Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the PURCHASER Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the PURCHASER Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

  SECTION 5.6 Absence of Undisclosed Liabilities. No PURCHASER Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, except Liabilities which are accrued or reserved against in the consolidated balance sheets of PURCHASER as of December 31, 2000 included in the PURCHASER Financial Statements or reflected in the notes thereto. No PURCHASER Company has incurred or paid any Liability since December 31, 2000, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  SECTION 5.7 Absence of Certain Changes or Events. Since December 31, 2000, except as disclosed in SEC Documents filed by PURCHASER prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, and (b) the PURCHASER Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of PURCHASER provided in Article 7 of this Agreement.

  SECTION 5.8 Tax Matters.

  (a) All Tax returns required to be filed by or on behalf of any of the PURCHASER Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1999, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on PURCHASER, and all returns filed are complete and accurate to the Knowledge of PURCHASER. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, except as reserved against in the PURCHASER Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

  (b) None of the PURCHASER Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any PURCHASER Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (c) Adequate provision for any Taxes due or to become due for any of the PURCHASER Companies for the period or periods through and including the date of the respective PURCHASER Financial Statements has been made and is reflected on such PURCHASER Financial Statements.

  (d) Deferred Taxes of the PURCHASER Companies have been provided for in accordance with GAAP.

  SECTION 5.9 PURCHASER Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "PURCHASER Allowance") shown on the consolidated balance sheets of PURCHASER included in the most recent PURCHASER Financial Statements dated prior to the date of this Agreement was, and the PURCHASER Allowance shown on the consolidated balance sheets of PURCHASER included in the financial statements of PURCHASER as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the PURCHASER Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the PURCHASER Companies as of the dates thereof except where the failure of such PURCHASER Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on PURCHASER.

  SECTION 5.10 Assets. Except as Previously Disclosed or as disclosed or reserved against in the PURCHASER Financial Statements, the PURCHASER Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the PURCHASER Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with PURCHASER's past practices. All Assets which are material to PURCHASER's business on a consolidated basis, held under leases or subleases by any of the PURCHASER Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the PURCHASER Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the PURCHASER Companies is a named insured are reasonably sufficient. The Assets of the PURCHASER Companies include all assets required to operate the business of the PURCHASER Companies as presently conducted.

  SECTION 5.11 Environmental Matters.

  (a) Each PURCHASER Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (b) There is no Litigation pending or, to the Knowledge of PURCHASER, threatened before any court, governmental agency or authority or other forum in which any PURCHASER Company or any of its

     Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
     (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any PURCHASER Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (c) There is no Litigation pending or, to the Knowledge of Purchaser, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any PURCHASER Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (d) To the Knowledge of PURCHASER, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c) above, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (e) During the period of (i) any PURCHASER Company's ownership or operation of any of their respective current properties, (ii) any PURCHASER Company's participation in the management of any Participation Facility, or (iii) any PURCHASER Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (f) Prior to the period of (i) any PURCHASER Company's ownership or operation of any of their respective current properties, (ii) any PURCHASER Company's participation in the management of any Participation Facility, or (iii) any PURCHASER Company's holding of a security interest in a Loan Property, to the Knowledge of PURCHASER, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  SECTION 5.12 Compliance with Laws. PURCHASER is duly registered as a bank holding company under the BHC Act. Each PURCHASER Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. No PURCHASER Company: (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER; or (b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof
(i) asserting that any PURCHASER Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, or
(iii) requiring any PURCHASER Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

  SECTION 5.13 Labor Relations. No PURCHASER Company is the subject of any Litigation asserting that it or any other PURCHASER Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other PURCHASER Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any PURCHASER Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any PURCHASER Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

  SECTION 5.14 Employee Benefit Plans.

  (a) PURCHASER has Previously Disclosed and delivered or made available to TARGET prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any PURCHASER Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "PURCHASER Benefit Plans"). Any of the PURCHASER Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "PURCHASER ERISA Plan." Each PURCHASER ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) is referred to herein as a "PURCHASER Pension Plan." No PURCHASER Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

  (b) All PURCHASER Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. Each PURCHASER ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and PURCHASER is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of PURCHASER, no PURCHASER Company has engaged in a transaction with respect to any PURCHASER Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any PURCHASER Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (c) No PURCHASER ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any PURCHASER Pension Plan, (ii) no change in the actuarial assumptions with respect to any PURCHASER Pension Plan, and (iii) no increase in benefits under any PURCHASER Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER or materially adversely affect the funding status of any such plan. Neither any PURCHASER Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any PURCHASER Company, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on PURCHASER. No PURCHASER Company has provided, or is required to provide, security to a PURCHASER Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
     Section 401(a)(29) of the Code.

  (d) No Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any PURCHASER Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER. No PURCHASER Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER. No notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any PURCHASER Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

  (e) Except as Previously Disclosed, (i) no PURCHASER Company has any obligations for retiree health and life benefits under any of the PURCHASER Benefit Plans and (ii) there are no restrictions on the rights of such PURCHASER Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER.

  (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any PURCHASER Company from any PURCHASER Company under any PURCHASER Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any PURCHASER Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

  (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement or employment agreement) of employees and former employees of any PURCHASER Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of
      Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the PURCHASER Financial Statements to the extent required by and in accordance with GAAP.

  SECTION 5.15 Legal Proceedings. There is no Litigation instituted or pending or, to the Knowledge of PURCHASER, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any PURCHASER Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any PURCHASER Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  SECTION 5.16 Reports. Since January 1, 1997, each PURCHASER Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, without limitation, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER). As of their respective dates, each of such reports and documents, including, without limitation, the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, none of such reports and documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  SECTION 5.17 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any PURCHASER Company or any Affiliate thereof to TARGET pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any PURCHASER Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by PURCHASER with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any PURCHASER Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TARGET's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any PURCHASER Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of TARGET, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any PURCHASER Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

  SECTION 5.18 Accounting, Tax and Regulatory Matters. No PURCHASER Company or any Affiliate thereof has taken any action, or has any Knowledge of any fact or circumstance that is reasonably likely, to (a) prevent the transactions contemplated hereby, including, without limitation, the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of PURCHASER, there exists no fact, circumstance or reason why the requisite Consents referred to in Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

  SECTION 5.19 Charter Provisions. Each PURCHASER Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any PURCHASER Company or restrict or impair the ability of any TARGET shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of PURCHASER Common Stock that may be acquired or controlled by it.

                                  ARTICLE 6.
                   CONDUCT OF BUSINESS PENDING CONSUMMATION

  SECTION 6.1 Affirmative Covenants of TARGET. Unless the prior written consent of PURCHASER shall have been obtained, and except as otherwise contemplated herein, TARGET shall and shall cause each TARGET Subsidiary to:
(a) operate its business in the usual, regular, and ordinary course; (b) preserve intact its business organization and Assets and maintain its rights and franchises; (c) use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of Section 8.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

  SECTION 6.2 Negative Covenants of TARGET. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, TARGET covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of PURCHASER, which consent shall not be unreasonably withheld or delayed:

  (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any TARGET Company; or

  (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a TARGET Company to another TARGET Company) (for the TARGET Companies on a consolidated basis) except in the ordinary course of the business of TARGET Companies consistent with past practices (which shall include, for TARGET Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, receipt of Federal Home Loan Bank advances, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any TARGET Company of any Lien or permit any such Lien to exist; or

  (c) repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any TARGET Company, or declare or pay any dividend or make any other distribution in respect of TARGET's capital stock; provided, however, that TARGET may declare and pay a dividend in cash to the TARGET shareholders during the second calendar quarter of 2001 in an amount in the aggregate equal to the lesser of
      (i) the net income of TARGET for the first calendar quarter of 2001, and (ii) the aggregate dividend paid to the TARGET shareholders during calendar year 2000; or

  (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as Previously Disclosed, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber or authorize the issuance of or otherwise permit to become outstanding, any additional shares of TARGET Common Stock or any other capital stock of any TARGET Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any such stock; or

  (e) adjust, split, combine or reclassify any capital stock of any TARGET Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of TARGET Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any TARGET Subsidiary (unless any such shares of stock are sold or otherwise transferred to another TARGET Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

  (f) acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, or (iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

  (g) grant any increase in compensation or benefits to the employees or officers of any TARGET Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except to employees in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any TARGET Company; or pay any bonus to, or grant any increase in fees or other increases in compensation or other benefits to, directors of any TARGET Company; or

  (h) enter into or amend any employment Contract between any TARGET Company and any Person (unless such amendment is required by Law) that the TARGET Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

  (i) adopt any new employee benefit plan of any TARGET Company or make any material change in or to any existing employee benefit plans of any TARGET Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

  (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

  (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any TARGET Company for money damages in excess of $50,000 or which involves material restrictions upon the operations of any TARGET Company; or

  (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

  SECTION 6.3 Cooperation; Steering Committee. Upon the execution and delivery of this Agreement, PURCHASER and TARGET shall establish a committee (the "Steering Committee") for the purpose of facilitating the full exchange of information concerning the business, operations, capital spending, budgets and financial results of TARGET between such date and the Closing Date and otherwise facilitating the Merger and the combination of the respective businesses of PURCHASER and TARGET as promptly as practicable following the Effective Time. The Steering Committee shall consist of three (3) individuals to be designated by the Chairman of the Board of Directors of PURCHASER (provided, that PURCHASER's designated members may be substituted and re-substituted from the time to time) and three (3) individuals to be designated by the Chairman of the Board of Directors of TARGET and shall be chaired by PURCHASER. All material decisions of the Steering Committee, which shall be dissolved as of the Effective Time, shall be approved by PURCHASER and TARGET.

  SECTION 6.4 Covenants of PURCHASER. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, PURCHASER covenants and agrees that it shall continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the PURCHASER Common Stock and the business prospects of the PURCHASER Companies and, to the extent consistent therewith, to use all reasonable efforts to preserve intact the PURCHASER Companies' core businesses and goodwill with their respective employees and the communities they serve.

  SECTION 6.5 Adverse Changes in Condition. Each Party agrees (a) to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and (b) to use its reasonable efforts to prevent or promptly to remedy the same.

  SECTION 6.6 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                  ARTICLE 7.
                             ADDITIONAL AGREEMENTS

  SECTION 7.1 Registration Statement; Proxy Statement; Shareholder
Approval. As soon as practicable after execution of this Agreement, PURCHASER shall file the Registration Statement with the SEC, and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under applicable Securities Laws in connection with the issuance of the shares of PURCHASER Common Stock upon consummation of the Merger. TARGET shall furnish all information concerning it and the holders of its capital stock as PURCHASER may reasonably request in connection with such action. TARGET shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the Merger and this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (a) PURCHASER shall prepare and file on TARGET's behalf a Proxy Statement (which shall be included in the Registration Statement and which shall include an explanation of the restrictions on resale with respect to the shares of PURCHASER Common Stock received by the holders of TARGET Common Stock in the Merger) with the SEC and mail it to its shareholders, (b) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of TARGET shall recommend to its shareholders that they approve this Agreement, and (d) the Board of Directors and officers of TARGET shall use their reasonable efforts to obtain such shareholders' approval.

  SECTION 7.2 Listing. PURCHASER shall use its best efforts to list, prior to the Effective Time, on the NASDAQ/NMS, the shares of PURCHASER Common Stock to be issued to the holders of TARGET Common Stock pursuant to the Merger.

  SECTION 7.3 Applications. PURCHASER shall promptly prepare and file, and TARGET shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

  SECTION 7.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, PURCHASER shall execute and file the Georgia Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

  SECTION 7.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by

PURCHASER in connection with the PURCHASER Common Stock to be issued in the Merger or a resolicitation of proxies as a consequence of an acquisition agreement by PURCHASER or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

  SECTION 7.6 Investigation and Confidentiality.

  (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to the consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations.

  (b) Except as may be required by applicable Law or legal process, and except for such disclosure to those of its directors, officers, employees and representatives as may be appropriate or required in connection with the transactions contemplated hereby, each Party shall hold in confidence all nonpublic information obtained from the other Party (including work papers and other material derived therefrom) as a result of this Agreement or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof) until such time as the Party providing such information consents to its disclosure or such information becomes otherwise publicly available. Promptly following any termination of this Agreement, each of the Parties agrees to use its best efforts to cause its respective directors, officers, employees and representatives to destroy or return to the providing party all such nonpublic information (including work papers and other material retrieved therefrom), including all copies thereof. Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations and financial position and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party.

  (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

  SECTION 7.7 Press Releases. Prior to the Effective Time, TARGET and PURCHASER shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

  SECTION 7.8 No Solicitation.

  (a) TARGET shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director of employee of, or any investment banker, attorney or other advisor or representative of, TARGET or any of its Subsidiaries to, (i) solicit or initiate, or encourage the submission of, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal;

     provided, however, that, subject to compliance with subsection (c) below and after receiving the written opinion of independent outside legal counsel to the effect that the failure to do so would constitute a breach by the TARGET Board of Directors of its fiduciary duties to TARGET shareholders under applicable law, TARGET may, in response to an unsolicited Takeover Proposal that (i) was not received in violation of this Section 7.8, (ii) is not subject to financing and (iii) the TARGET Board of Directors determines in good faith, after receipt of a written opinion of a financial advisor of nationally recognized reputation to such effect, would result in a transaction more favorable to TARGET shareholders than the Merger, (A) furnish information with respect to TARGET to any Person pursuant to a confidentiality agreement and (B) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the immediately preceding sentence by any executive officer of TARGET or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of TARGET or any of its Subsidiaries, whether or not such person is purporting to act on behalf of TARGET or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 7.8 by TARGET. For purposes of this Agreement, "Takeover Proposal" means an inquiry, proposal or acquisition or purchase of a substantial amount of assets of TARGET or any of its Subsidiaries (other than investors in the ordinary course of business) or of over 15% of any class of equity securities of TARGET or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of TARGET or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving TARGET or any of its Subsidiaries other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to PURCHASER of the transactions contemplated hereby.

  (b) Except as set forth herein, neither the Board of Directors of TARGET nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to PURCHASER, the approval or recommendation of such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, upon receipt of the written opinion of independent outside legal counsel to the effect that failure to do so would constitute a breach of its fiduciary duties to TARGET shareholders under applicable law, then, prior to the Shareholders' Meeting, the TARGET Board of Directors may (subject to the terms of this and the following sentences) approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the second Business Day following PURCHASER's receipt of written notice (a "Notice of Superior Proposal") advising PURCHASER that the TARGET Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; provided that TARGET shall not enter into an agreement with respect to a Superior Proposal unless TARGET shall have furnished PURCHASER with written notice no later than 12:00 noon one (1) day in advance of any date that it intends to enter into such agreement. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (not subject to financing) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of TARGET Common Stock or TARGET Bank then outstanding or all or substantially all of the assets of TARGET or TARGET Bank and otherwise on terms that the TARGET Board of Directors determines in its good faith judgment (after receipt of a written opinion of a financial advisor of nationally recognized reputation to such effect) to be more favorable to TARGET shareholders than the Merger.

  (c) In addition to the obligations of TARGET set forth in subsection (b) above, TARGET shall immediately advise PURCHASER orally and in writing of any request for information or of any

     Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any Takeover Proposal or inquiry. TARGET shall keep PURCHASER fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

  (d) Nothing contained in this Section 7.8 shall prohibit TARGET from making any disclosure to TARGET's shareholders if the TARGET Board of Directors determines in good faith, after receipt of the written advice of outside counsel to such effect, that it is required to do so in order to discharge properly its fiduciary duties to shareholders under applicable law; provided that TARGET does not, except as permitted by subsection (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

  SECTION 7.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

  SECTION 7.10 Agreement of Affiliates. TARGET has Previously Disclosed all Persons whom it reasonably believes are "affiliates" of TARGET for purposes of Rule 145 under the 1933 Act. TARGET shall use its best efforts to cause each such Person to deliver to PURCHASER not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit B hereto, providing that such Person will not sell, pledge, transfer or otherwise dispose of the shares of TARGET Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of PURCHASER Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Regardless of whether each such affiliate has provided the written agreement referred to in this Section, PURCHASER shall be entitled to place restrictive legends upon certificates for shares of PURCHASER Common Stock issued to affiliates of TARGET pursuant to this Agreement to enforce the provisions of this Section.

  SECTION 7.11 Employee Benefits and Contracts. Following the Effective Time, PURCHASER shall provide generally to officers and employees of the TARGET Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of PURCHASER Common Stock) on terms and conditions which when taken as a whole are substantially similar to those currently provided by the PURCHASER Companies to their similarly situated officers and employees, provided that for a period of twelve (12) months after the Effective Time, PURCHASER shall provide generally to officers and employees of TARGET Companies severance benefits in accordance with the policies of either (i) TARGET as Previously Disclosed, or (ii) PURCHASER, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. For purposes of participation and vesting under such employee benefit plans, the service of the employees of the TARGET Companies prior to the Effective Time shall be treated as service with a PURCHASER Company participating in such employee benefit plans. PURCHASER also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to PURCHASER between any TARGET Company and any current or former director, officer or employee thereof and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the TARGET Benefit Plans.

  SECTION 7.12 Large Deposits. Prior to the Closing, TARGET will provide PURCHASER with a list of all certificates of deposit or checking, savings or other deposits owned by persons who, to the Knowledge of TARGET, had deposits aggregating more than $100,000 and a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of TARGET and the TARGET Bank and their affiliates in an amount aggregating more than $100,000 as of the last day of the calendar month immediately prior to the Closing.

  SECTION 7.13 Indemnification. PURCHASER agrees that all rights to indemnification and all limitations of liability existing in favor of the officers and directors of TARGET and TARGET Bank ("Indemnified Parties") as provided in their respective articles of incorporation and bylaws as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to any indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

  SECTION 7.14 Irrevocable Proxies. Concurrent with the execution hereof, TARGET shall obtain and deliver to PURCHASER irrevocable proxies in substantially the form of Exhibit C hereto from each member of TARGET's Board of Directors and from certain other affiliates of TARGET, which proxies shall represent not less than 25% of the outstanding shares of TARGET Common Stock.

  SECTION 7.15 TARGET Options. No later than five (5) calendar days after the date of this Agreement, TARGET shall obtain from each Holder of TARGET Options listed on Exhibit A hereto a fully executed letter in the form of Exhibit D-1 hereto or Exhibit D-2 hereto, as the context requires, signed by such Holder and shall deliver such executed letters to PURCHASER.

  SECTION 7.16 Adjustment to the TARGET Allowance. Immediately prior to the Effective Time, TARGET shall adjust the TARGET Allowance in accordance with PURCHASER's instructions if PURCHASER, in its sole discretion, determines that the TARGET Allowance has not been calculated in accordance with PURCHASER's policies, procedures and guidelines with respect to the calculation of the allowance for possible loan and credit losses for its Subsidiaries.

                                  ARTICLE 8.
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

  SECTION 8.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
10.6 of this Agreement:

  (a) Shareholder Approval. The shareholders of TARGET shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

  (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect, and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which, in the reasonable judgment of the Board of Directors of either Party, would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; provided, however, that no such condition or restriction shall be deemed to be materially adverse unless it materially differs from terms and conditions customarily imposed by any Regulatory Authority in connection with similar transactions.

  (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

  (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, materially restricts or makes illegal consummation of the transactions contemplated by this Agreement.

  (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under all Securities Laws relating to the issuance or trading of the shares of PURCHASER Common Stock issuable pursuant to the Merger shall have been received.

  (f) NASD Listing. The shares of PURCHASER Common Stock issuable pursuant to the Merger shall have been approved for listing (subject to issuance) on the NASDAQ/NMS.

  (g) Tax Matters. TARGET shall have received a written opinion of counsel from Rogers & Hardin LLP, in form reasonably satisfactory to it, substantially to the effect that for federal income tax purposes
      (a) the Merger will constitute a reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code, and (b) the exchange in the Merger of TARGET Common Stock for PURCHASER Common Stock will not give rise to gain or loss to the shareholders of TARGET with respect to such exchange (except to the extent of any cash received).

  SECTION 8.2 Conditions to Obligations of PURCHASER. The obligations of PURCHASER to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PURCHASER pursuant to Section 10.6(a) of this Agreement:

  (a) Representations and Warranties. The representations and warranties of TARGET set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 4.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of TARGET to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

  (c) Certificates. TARGET shall have delivered to PURCHASER (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by TARGET's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PURCHASER and its counsel shall reasonably request.

  (d) Executive Employment Agreement. Michael D. Hodges shall have executed and delivered an Executive Employment Agreement substantially in the form of the agreement attached hereto as Exhibit E.

  (e) Opinion of Counsel. TARGET shall have delivered to PURCHASER an opinion of Martin, Snow, Grant & Napier, LLP, counsel to TARGET, dated as of the Closing Date, covering those matters set forth in Exhibit F hereto, which opinion may be rendered in accordance with the Interpretive Standards on Legal Opinions to Third Parties in Corporate Transactions promulgated by the Corporate and Banking Law Section of the State Bar of Georgia (January 1, 1992) (the "Interpretive Standards").

  (f) Accountant's Letters. PURCHASER shall have received from Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC, letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding TARGET, in form and substance reasonably satisfactory to PURCHASER, which letters shall be based upon customary specified procedures undertaken by such firm.

  (g) Dissenting Shareholders. Holders of not more than 5% of the issued and outstanding shares of TARGET Common Stock shall have perfected their rights as dissenting shareholders pursuant to Article 13 of the GBCC.

  SECTION 8.3 Conditions to Obligations of TARGET. The obligations of TARGET to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by TARGET pursuant to Section 10.6(b) of this
Agreement:

  (a) Representations and Warranties. The representations and warranties of PURCHASER set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of PURCHASER to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

  (c) Certificates. PURCHASER shall have delivered to TARGET (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by PURCHASER's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as TARGET and its counsel shall reasonably request.

  (d) Opinion of Counsel. PURCHASER shall have delivered to TARGET an opinion of Rogers & Hardin LLP, counsel to PURCHASER, dated as of the Closing Date, covering those matters set forth in Exhibit G hereto, which opinion may be rendered in accordance with the Interpretive Standards.

  (e) Delivery of Cash Consideration. PURCHASER shall have delivered the Cash Consideration to the Exchange Agent.

                                  ARTICLE 9.
                                  TERMINATION

  SECTION 9.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of TARGET, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

  (a) By mutual consent of the Board of Directors of PURCHASER and the Board of Directors of TARGET; or

  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 8.2(a) of this Agreement in the case of PURCHASER and Section 8.3(a) of this Agreement in the case of TARGET; or

  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within (30) days after the giving of written notice to the breaching Party of such breach; or

  (d) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of TARGET fail to approve this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon (assuming, for this purpose, that PURCHASER votes the proxies granted to it pursuant to Section 7.14 hereof in favor thereof); or

  (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by September 1, 2001, provided the failure to consummate the Merger on or before such date was not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(e); or

  (f) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 9.1(e) of this Agreement; or

  (g) By the Board of Directors of TARGET in connection with entering into a definitive agreement in accordance with Section 7.8(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee; or

  (h) By the Board of Directors of TARGET if the Average Stock Price on the Closing Date is (x) less than $8.00, or (y) greater than $14.00.

  SECTION 9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement shall become void and have no effect, except (i) as provided in Sections 10.2 and 10.14, and (ii) a termination pursuant to Section 9.1(b) or
(c) of this Agreement shall entitle the non-breaching Party to the sum of $300,000 to be paid by the breaching Party, as and for liquidated damages, which shall be sole remedy of either Party against the other under this Agreement pursuant to O.C.G.A. (S)13-6-7. The Parties agree that the amount specified as liquidated damages hereunder represents a good faith and reasonable estimate by the Parties of the amount of damages that the non-breaching Party would expect to incur in the event of a default under this Agreement and is not intended as a penalty.

                                  ARTICLE 10.
                                 MISCELLANEOUS

  SECTION 10.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

  "Affiliate" of a Person shall mean (a) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or (b) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

  "Agreement" shall mean this Agreement and Plan of Merger and the Exhibits delivered pursuant hereto and incorporated herein by reference.

  "Aggregate Merger Consideration" shall mean the Cash Consideration and the Stock Consideration together.

  "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

  "Average Stock Price" shall mean the arithmetic average closing price per share of the PURCHASER Common Stock for the thirty (30) highest-volume trading days (as reported on the internet website, http://www.nasdaq.com/) during the sixty (60) consecutive calendar day period immediately preceding the date that is five (5) calendar days prior to the Closing Date.

  "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

  "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Georgia generally are authorized or required by law or other government actions to close.

  "Cash Consideration" shall mean TEN MILLION TWO HUNDRED THIRTY-SEVEN THOUSAND NINE HUNDRED SIXTY DOLLARS ($10,237,960.00), subject to adjustment pursuant to Section 10.2 of this Agreement; provided, however, that if the Average Stock Price is greater than $12.00, then the foregoing amount shall be reduced at the Effective Time by an amount equal to one-half (1/2) of the product obtained by multiplying 1,241,204 by the difference between the Average Stock Price and $12.00.

  "Change of Control" shall mean any of the following events: (a) all or substantially all of PURCHASER's assets are sold as an entirety to any Person or related group of Persons; (b) there shall be consummated any consolidation or merger of PURCHASER (1) in which PURCHASER is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned Subsidiary of PURCHASER in which all PURCHASER Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (2) pursuant to which the PURCHASER Common Stock is converted into cash, securities or other property, in each case other than a consolidation or merger of

PURCHASER in which it is contemplated at the time of signing an agreement with respect to such consolidation or merger that (x) the holders of the PURCHASER Common Stock immediately prior to such consolidation or merger have, directly or indirectly, at least a majority of the common shares of the continuing or surviving corporation immediately after such consolidation or merger, or (y) the members of the Board of Directors of PURCHASER immediately prior to such consolidation or merger continue to constitute at least a majority of the Board of Directors of the continuing or surviving corporation immediately after such consolidation or merger; or (c) any Person, or any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, together with any Affiliates thereof, shall acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of at least 50% of the total voting power of all classes of capital shares of PURCHASER entitled to vote generally in the election of directors of PURCHASER; provided, however, that a Change in Control shall not be deemed to have occurred under this clause (c) solely by virtue of a recapitalization or a leveraged buyout or similar transaction involving members of the current management of PURCHASER or their Affiliates.

  "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

  "Closing Date" shall have the meaning provided in Section 1.2 of this Agreement.

  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

  "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

  "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

  "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

  "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliate" shall have the meaning provided in Section 4.14(c) of this Agreement.

  "ERISA Plan" shall have the meaning provided in Section 4.14 of this Agreement.

  "Exchange Agent" shall have the meaning provided in Section 3.2 of this Agreement.

  "Exhibits" A through G, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

  "Georgia Articles of Merger" shall mean the Articles of Merger or Certificate of Merger, if applicable, to be executed by PURCHASER and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.3 of this Agreement.

  "GBCC" shall mean the Georgia Business Corporation Code.

  "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq., or any similar federal, state or local Law.

  "Holder" shall have the meaning provided in Section 3.7 of this Agreement.

  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

  "Interpretive Standards" shall have the meaning provided in Section 8.2(d) of this Agreement.

  "IRS" shall mean the United States Internal Revenue Service.

  "Knowledge" as used with respect to a Person shall mean the Knowledge after reasonable due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer or any Senior or Executive Vice President of such Person.

  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

  "Lawsuit" shall mean the action pending in the Court of Common Pleas, Fifth Judicial Circuit, State of South Carolina, County of Richland, styled Fleet Mortgage Corp., Plaintiff, vs. First Bank Mortgage Corporation and Golden Isles Financial Holdings, Inc., Defendant, Civil Action No.: 00-CP-40-4033.

  "Letter of Transmittal" shall have the meaning provided in Section 3.2 of this Agreement.

  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

  "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

  "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

  "Material" or "Materially" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question, provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

  "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

  "Merger" shall mean the merger of TARGET with and into PURCHASER referred to in Section 1.1 of this Agreement.

  "NASD" shall mean the National Association of Securities Dealers, Inc.

  "NASDAQ/NMS" shall mean The National Market System of the National Association of Securities Dealers Automated Quotations System.

  "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

  "Old Certificates" shall have the meaning provided in Section 3.2 of this Agreement.

  "Option Shares" shall mean, with respect to each Holder, the number of shares of TARGET Common Stock determined by dividing (a) the total number of shares of TARGET Common Stock that such Holder would be entitled to receive upon the exercise of all of such Holder's outstanding TARGET Options (whether or not such options are then exercisable) multiplied by the difference between $10.00 and the Weighted Average Strike Price for such Holder's TARGET Options, by (b) $10.00.

  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

  "Outstanding TARGET Shares" shall mean all shares of TARGET outstanding immediately prior to the Effective Time, other than shares held in TARGET's treasury which shall be cancelled without consideration at the Effective Time.

  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, without limitation, any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

  "Party" shall mean either TARGET or PURCHASER, and "Parties" shall mean both TARGET and PURCHASER.

  "Permit" shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities or business.

  "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

  "Previously Disclosed" shall mean information (a) delivered in writing prior to the date of this Agreement in the manner and to the Party and counsel described in Section 10.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, (b) disclosed prior to the date of this Agreement by one Party to the other Party in an SEC Document delivered to such other Party in which the specific information has been identified by the delivering Party, or
(c) disclosed in writing during PURCHASER's due diligence investigation pursuant to Sections 7.6(a) by TARGET to PURCHASER in the manner described in
Section 10.8 of this Agreement and describing in reasonable detail the matters contained therein.

  "Pro-Rata Share" shall mean the quotient obtained by dividing (a) the number one (1), by (b) the sum of (i) the total number of Outstanding TARGET Shares as of the Effective Time plus (ii) the aggregate number of Option Shares into which all of the TARGET Options outstanding as of the Effective Time could have been converted immediately prior to the Effective Time (whether or not such TARGET Options are then exercisable).

  "Proxy Statement" shall mean the proxy statement used by TARGET to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of PURCHASER relating to shares of PURCHASER Common Stock to be issued to the shareholders of TARGET.

  "PURCHASER Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

  "PURCHASER Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

  "PURCHASER Common Stock" shall mean the $1.00 par value common stock of PURCHASER.

  "PURCHASER Companies" shall mean, collectively, PURCHASER and all PURCHASER Subsidiaries.

  "PURCHASER Financial Statements" shall mean (a) the unaudited consolidated statements of condition (including related notes and schedules, if any) of PURCHASER as of December 31, 2000, and as of December 31, 1999 and 1998, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the year ended December 31, 2000, and for each of the three years ended December 31, 1999, 1998 and 1997, as filed by PURCHASER in its SEC Documents and (b) the consolidated statements of condition of PURCHASER (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 2000.

  "PURCHASER Stock Plans" shall mean the existing stock option and other stock-based compensation plans.

  "PURCHASER Subsidiaries" shall mean the Subsidiaries of PURCHASER.

  "Record Date" shall have the meaning provided in Section 3.1(e) of this Agreement.

  "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by PURCHASER under the 1933 Act in connection with the transactions contemplated by this Agreement.

  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state banking and other regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

  "SEC" shall mean the United States Securities and Exchange Commission.

  "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, state blue sky laws, and the rules and regulations of any Regulatory Authority promulgated thereunder.

  "Shareholders' Meeting" shall mean the meeting of the shareholders of TARGET to be held pursuant to Section 7.1 of this Agreement, including any adjournment or postponement thereof.

  "Steering Committee" shall have the meaning provided in Section 6.3 of this Agreement.

  "Stock Consideration" shall mean 1,241,204 shares of PURCHASER Common Stock (subject to adjustment pursuant to Sections 3.3 and 10.2 of this Agreement); provided, however, that (a) if the Average Stock Price is greater than $12.00, then the foregoing number of shares shall be reduced at the Effective Time by an amount equal to one-half ( 1/2) of the product obtained by multiplying 1,241,204 times the quotient obtained by dividing (x) the difference between the Average Stock Price and $12.00 by (y) the Average Stock Price; and (b) in the event that PURCHASER executes and delivers a definitive agreement prior to the Effective Time pursuant to which a Change of Control will result upon the consummation of the transactions contemplated by such definitive agreement, then the foregoing number of shares shall be fixed at 1,241,204 without adjustment other than as provided in Section 3.3 hereof.

  "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

  "Superior Proposal" shall have the meaning provided in Section 7.8(b) of this Agreement.

  "Surviving Corporation" shall mean PURCHASER as the surviving corporation resulting from the Merger.

  "Takeover Proposal" shall have the meaning provided in Section 7.8(a) of this Agreement.

  "TARGET Allowance" shall have the meaning provided in Section 4.9 of this Agreement.

  "TARGET Bank" shall mean The First Bank of Brunswick, a Georgia state-chartered bank and a TARGET Subsidiary.

  "TARGET Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

  "TARGET Common Stock" shall mean the no par value Common Stock of TARGET.

  "TARGET Companies" shall mean, collectively, TARGET and all TARGET
Subsidiaries.

  "TARGET Financial Statements" shall mean (a) the consolidated statements of condition (including related notes and schedules, if any) of TARGET as of December 31, 2000, and as of December 31, 1999 and 1998, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the year ended December 31, 2000, and for each of the three years ended December 31, 1999, 1998 and 1997, as filed by TARGET in its SEC Documents and (b) the consolidated statements of condition of TARGET (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 2000.

  "TARGET Options" shall have the meaning provided in Section 3.7 of this Agreement.

  "TARGET Stock Plans" shall mean the existing stock option and other stock-based compensation plans of TARGET.

  "TARGET Subsidiaries" shall mean the Subsidiaries of TARGET, which shall include the TARGET Subsidiaries described in Section 4.4 of this Agreement and any Person acquired as a Subsidiary of TARGET in the future and owned by TARGET at the Effective Time.

  "Taxes" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

  "Termination Fee" shall have the meaning provided in Section 10.2 of this Agreement.

  "Weighted Average Strike Price" shall mean, with respect to all of the TARGET Options held by any Holder, the number obtained by dividing (a) the total amount that would be received by TARGET upon the exercise of such TARGET Options, by (b) the total number of shares of TARGET Common Stock issuable upon the exercise of such TARGET Options, in each case whether or not such TARGET Options are then exercisable.

  SECTION 10.2 Expenses.

  (a) Except as otherwise provided in this Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel; provided, however, that (i) the Aggregate Merger Consideration shall be reduced by an amount equal to
      (A) all fees paid to J. Thomas Whelchel, Esq.; (B) all of the fees in excess of $40,000.00 and all of the costs and expenses in excess of $2,500.00 of The Carson Medlin Company, TARGET's financial adviser; (C) all of the fees, costs and expenses of Martin, Snow, Grant & Napier, LLP, TARGET's legal counsel, in excess of $30,000.00; and (D) either
      (x) all payments to Fleet Mortgage Corp. in respect of the Lawsuit and all fees, costs and expenses associated therewith in excess of the total of (1) $25,000.00 and (2) all cash received by TARGET prior to the Effective Time from the sale or collection of that certain Promissory Note dated April 1, 1997, delivered by Eddie Gillon and Muriel Gillon in favor of First Bank Mortgage Corporation in the event that the Lawsuit is dismissed with prejudice or fully and finally discharged by non-appealable judgment prior to the Effective Time, or
      (y) in the event that the Lawsuit has not been so dismissed or discharged by the Effective Time, $150,000.00; and (ii) each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

  (b) TARGET shall pay, or cause to be paid, in same day funds to PURCHASER, cash in the amount of $400,000.00 (the "Termination Fee") upon demand if (A) TARGET terminates this Agreement pursuant to Section 9.1(g), or
      (B) prior to the termination of this Agreement (other than by TARGET pursuant to Section 9.1(c)), a Takeover Proposal shall have been made and within one (1) year of such termination, TARGET enters into an agreement with respect to, or approves or recommends or takes any action to facilitate, such Takeover Proposal. If TARGET terminates this Agreement pursuant to Section 9.1(d)(2) under circumstances where clause (B) of the immediately preceding sentence is not applicable, TARGET shall pay, or cause to be paid, in same day funds to PURCHASER, cash in the amount of $100,000.00, but shall not be obligated to pay the Termination Fee.

  SECTION 10.3 Brokers and Finders. Except for The Carson Medlin Company and as otherwise Previously Disclosed, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon its representing or being retained by or allegedly representing or being retained by TARGET or PURCHASER, each of TARGET and PURCHASER, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

  SECTION 10.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than as provided in Section 7.13 of this Agreement.

  SECTION 10.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of TARGET Common Stock, there shall be made no amendment decreasing the consideration to be received by TARGET shareholders without the further approval of such shareholders.

  SECTION 10.6 Waivers.

  (a) Prior to or at the Effective Time, PURCHASER, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by TARGET, to waive or extend the time for the compliance or fulfillment by TARGET of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PURCHASER under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PURCHASER.

  (b) Prior to or at the Effective Time, TARGET, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PURCHASER, to waive or extend the time for the compliance or fulfillment by PURCHASER of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of TARGET under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of TARGET.

  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

  SECTION 10.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, that if PURCHASER is acquired before the Closing, this Agreement may be assigned by PURCHASER and assumed by the acquiring Person without TARGET's consent. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

  SECTION 10.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

PURCHASER:  ABC Bancorp
            24 2nd Avenue, S.E.
            Moultrie, Georgia 31768
            Telecopy Number: (912) 890-2235
            Attention: President

Copy to (which copy will not constitute notice to PURCHASER):

            Rogers & Hardin LLP
            2700 International Tower, Peachtree Center
            229 Peachtree Street, N.E.
            Atlanta, Georgia 30303
            Telecopy Number: (404) 525-2224
            Attention: Steven E. Fox, Esq.

TARGET:     Golden Isles Financial Holdings, Inc.
            3811 Frederica Road
            St. Simons Island, Georgia 31522
            Telecopy Number: (912) 638-3395
            Attention: President

Copy to (which copy will not constitute notice to TARGET):

            Martin, Snow, Grant & Napier, LLP
            240 Third Street
            P.O. Box 1606
            Macon, Georgia 31202
            Telecopy Number: (912) 743-4204
            Attention: Edward J. Harrell, Esq.

  SECTION 10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

  SECTION 10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Executed counterparts of this Agreement may be delivered by the Parties via facsimile transmission.

  SECTION 10.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

  SECTION 10.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  SECTION 10.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  SECTION 10.14 Survival. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time or the termination and abandonment of this Agreement, except that (i) Articles Two, Three and Ten and Sections 7.6(b), 7.9, 7.11 and 7.13 of this Agreement shall survive the Effective Time; and (ii) Sections 7.6(b), 7.8(b), 9.2, 10.2 and 10.14 shall survive the termination and abandonment of this Agreement.

  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers as of the day and year first above written.

ATTEST:                                        ABC BANCORP

         /s/ Cindi H. Lewis                               /s/ Kenneth J. Hunnicutt
___________________________________              By: _________________________________________
             Secretary
                                                             President and CEO
                                                 Its: ________________________________________

[CORPORATE SEAL]

ATTEST:                                        GOLDEN ISLES FINANCIAL HOLDINGS, INC.

       /s/ Michael D. Hodges                               /s/ J. Thomas Whelchel
___________________________________              By: _________________________________________
             President
                                                                  Chairman
                                                 Its: ________________________________________

[CORPORATE SEAL]

                                                                       EXHIBIT A

                       LIST OF HOLDERS OF TARGET OPTIONS

                                                      Equivalent
                                        Ex    Total   Options @   Pur  Total by
Holder                         Granted Price  Price       10     Price 10 Holder
------                         ------- ----- -------- ---------- ----- ---------
HODGES........................  18750     4     75000    11250
                                 1003   4.6    4613.8   541.62
                                 1408  6.25      8800      528
                                 6921   6.5   44986.5  2422.35
                                 1042     6      6252    416.8
                                 1000     6      6000      400
                                 5000   7.6     38000     1200
                                 3165  9.36   29624.4   202.56
                                 2203  9.64  21236.92   79.308
                                  265   9.4      2491     15.9
                                  406  9.23   3747.38   31.262
                                  449  8.36   3753.64   73.636
                                  548  6.84   3748.32  173.168         17334.604
GOWEN.........................   3750     4     15000     2250
                                  751   4.6    3454.6   405.54
                                  732  6.25      4575    274.5
                                 4614   6.5     29991   1614.9
                                  167     6      1002     66.8
                                 1050     6      6300      420
                                 3000     7     21000      900
                                 5000  6.84     34200     1580           7511.74
MORAN.........................   1000  6.25      6250      375
                                 4614   6.5     29991   1614.9
                                  585     6      3510      234
                                 1000     7      7000      300            2523.9
HICKEY........................   2769   6.5   17998.5   969.15
                                  415     6      2490      166           1135.15
POGUE.........................   1000   6.5      6500      350
                                  500     6      3000      200               550
ALDRIDGE......................   1000     7      7000      300               300
CABLE.........................   7500  9.53     71475    352.5
                                 5000  9.11     45550      445
                                 5000  6.84     34200     1580            2377.5
HARDEN........................   1385     6      8310      554
                                 3966  9.36  37121.76  253.824
                                 2735  9.64   26365.4    98.46
                                  372   9.4    3496.8    22.32
                                  406  9.23   3747.38   31.262
                                  314  8.36   2625.04   51.496
                                  567  6.84   3878.28  179.172          1190.534
JACOBS........................   1263     6      7578    505.2
                                 3526  9.36  33003.36  225.664
                                 2748  9.64  26490.72   98.928
                                  319  9.42     998.6    19.14
                                  487  9.23    4495.0  137.499
                                  359  8.36   3001.24   58.876
                                  567  6.84   3878.28  179.172          1124.479

                                          Total     Equivalent   Pur  Total by
Holder                 Granted Ex Price   Price    Options @ 10 Price 10 Holder
------                 ------- -------- ---------- ------------ ----- ---------
KEENUM................   1045         6       6270        418
                         3152      9.36   29502.72    201.728
                         2268      9.64   21863.52     81.648
                          265       9.4       2491       15.9
                          460      9.23     4245.8      35.42
                          449      8.36    3753.64     73.636
                          548      6.84    3748.32    173.168             999.5
VEAL..................   1958         6      11748      783.2
                         4514      9.36   42251.04    288.896
                         3176      9.64   30616.64    114.336
                          372       9.4     3496.8      22.32
                          731      9.23    6747.13     56.287
                          853      8.36    7131.08    139.892
                          914      6.84    6251.76    288.824          1693.755
WHELCHEL..............   1390         6       8340        556
                         3836      9.36   35904.96    245.504
                         2500      9.54      23850        115
                         2500      9.71      24275       72.5
                         2500      9.17      22925      207.5
                         2670      9.64    25738.8      96.12
                         2500      9.49      23725      127.5
                          385       9.4       3619       23.1
                          569      9.23    5251.87     43.813
                         3000      9.16      27480        252
                          658      8.36    5500.88    107.912
                          713      6.84    4876.92    225.308
                         3000      6.54      19620       1038          3110.257
ACOSTA................   1536      9.36   14376.96     98.304
                         2203      9.64   21236.92     79.308
                          345       9.4       3243       20.7
                          528      9.23    4873.44     40.656
                          643      8.36    5375.48    105.452
                          292      6.84    1997.28     92.272           436.692
FIVEASH...............   1710      9.36    16005.6     109.44
                         3059      9.64   29488.76    110.124
                          398       9.4     3741.2      23.88
                          555      9.23    5122.65     42.735
                          628      8.36    5250.08    102.992
                          567      6.84    3878.28    179.172           568.343
WERK..................    176      9.23    1624.48     13.552
                          613      8.36    5124.68    100.532
                          475      6.84       3249      150.1           264.184
HUNDLEY...............   7500      9.16      68700        630
                         5000      6.84      34200       1580              2210
BLALOCK...............   3000      6.84      20520        948               948
STRICKLAND............   3000      6.84      20520        948               948
GALLAGHER.............   3000         6      18000       1200              1200
THOMAS................   5000    6.0625   30312.50    1968.75           1968.75
GRAND TOTALS.......... 197775  7.553008 1493796.12  48395.388         48395.388

                                                                      EXHIBIT B

                              AFFILIATE AGREEMENT

ABC Bancorp
24 2nd Avenue, S.E.
Moultrie, Georgia 31768
Attention: President

Ladies and Gentlemen:

  The undersigned is a shareholder of Golden Isles Financial Holdings, Inc. ("Target"), a corporation organized under the laws of the State of Georgia and located on St. Simons Island, Georgia, and will become a shareholder of ABC Bancorp ("Purchaser") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of February 20, 2001 (the "Agreement"), by and between Target and Purchaser. Under the terms of the Agreement, Target will be merged into and with Purchaser (the "Merger"), and the shares of the no par value common stock of Target ("Target Common Stock") will be converted into and exchanged for cash and shares of the $1.00 par value common stock of Purchaser ("Purchaser Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Purchaser regarding certain rights and obligations of the undersigned in connection with the shares of Purchaser Common Stock to be received by the undersigned as a result of the Merger.

  In consideration of the Merger and the mutual covenants contained herein, the undersigned and Purchaser hereby agree as follows:

  1. Affiliate Status. The undersigned understands and agrees that as to Target the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

  2. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

  (a) The Purchaser Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

  (b) Purchaser has informed the undersigned that any distribution by the undersigned of Purchaser Common Stock has not been registered under the 1933 Act and that shares of Purchaser Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Purchaser is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Purchaser Common Stock.

  3. Restrictions on Transfer.

  (a) The undersigned understands and agrees that stop transfer instructions with respect to the shares of Purchaser Common Stock received by the undersigned pursuant to the Merger will be given to Purchaser's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

     "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (i) covered by an effective registration statement under the Securities Act of 1933, as amended,
     (ii) in accordance with (x) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Purchaser) or (y) Rule 144 (in the case of shares issued to an individual who is an affiliate of Purchaser) of the Rules and Regulations of such Act, or (iii) in accordance with a legal opinion satisfactory to counsel for Purchaser that such sale or transfer is otherwise exempt from the registration requirements of such Act."

  (b) Such legend will also be placed on any certificate representing Purchaser securities issued subsequent to the original issuance of the Purchaser Common Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as the Purchaser Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Purchaser Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Purchaser, upon the request of the undersigned, will cause the certificates representing the shares of Purchaser Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Purchaser of an opinion of its counsel to the effect that such legend may be removed.

  4. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of Purchaser Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Target.

  5. Filing of Reports by Purchaser. Purchaser agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Purchaser Common Stock issued to the undersigned pursuant to the Merger.

  6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of Purchaser Common Stock received by him or her in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for Purchaser Common Stock, together with such additional information as the Transfer Agent may reasonably request. If Purchaser's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Purchaser shall cause such counsel, at Purchaser's expense, to provide such opinions as may be necessary to Purchaser's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

  7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply with respect to Target Common Stock held by, and Purchaser Common Stock issued in connection with the Merger to, (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and
(d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or executive officer of Purchaser or becomes a director or executive officer of Purchaser upon consummation of the Merger, among other things, any sale of Purchaser Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the 1934 Act.

  8. Miscellaneous. This Affiliate Agreement is the complete agreement between Purchaser and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

  This Affiliate Agreement is executed as of the    day of    , 2001.

                                          Very truly yours,

                                          -------------------------------------
                                          Signature

                                          -------------------------------------
                                          Print Name

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                          Address

                                          -------------------------------------
                                          Telephone No.

AGREED TO AND ACCEPTED as of

      , 2001

ABC BANCORP

By:
Its:

                                                                      EXHIBIT C

                               IRREVOCABLE PROXY

  This Irrevocable Proxy is given by the undersigned,     ("Shareholder"), in
favor of ABC Bancorp, a Georgia corporation ("ABC"), as of the   day of   ,
2001.

  WHEREAS, ABC and Golden Isles Financial Holdings, Inc., a Georgia corporation ("Target"), have entered into an Agreement and Plan of Merger dated as of February 20, 2001 (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which ABC proposes to acquire the entire equity interest in Target by means of a merger (the "Merger") of Target with and into ABC;

  WHEREAS, Shareholder owns, as of the date hereof,    shares of Target Common
Stock (the "Existing Shares", together with any shares of Target Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

  WHEREAS, ABC has entered into the Merger Agreement in reliance on Shareholder's agreement to support the Merger, including the granting of Shareholder's Irrevocable Proxy hereunder.

  NOW, THEREFORE, with respect to the Merger Agreement and the transactions contemplated thereby and in accordance with the GBCC, Shareholder hereby irrevocably makes, constitutes and appoints ABC to act as Shareholder's true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder, solely for the limited purpose set forth herein, with full power to appoint a substitute or substitutes solely for the limited purpose set forth herein. Shareholder further directs ABC, and ABC hereby agrees, to vote all of the Shares which are entitled to vote at any meeting of the shareholders of Target (whether annual or special and whether or not an adjourned meeting), or by written consent in the place and stead of Shareholder, in favor of the Merger and the Merger Agreement. ABC shall have no right to vote the shares with respect to any other matter. By giving this proxy, Shareholder hereby revokes any other proxy granted by Shareholder at any time with respect to the Shares, and no subsequent proxies will be given with respect thereto by Shareholder. THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The proxy granted hereby shall not be terminated by any act of Shareholder or by operation of law, by lack of appropriate power of authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Shareholder. Shareholder agrees to use all good faith efforts to cause any record owner of the Shares of which Shareholder is the beneficial owner to grant to ABC a proxy of the same effect as that contained herein. Shareholder shall perform such further acts and execute such further documents as may be required to vest in ABC the sole power to vote the Shares during the term of the proxy granted herein. The proxy granted herein shall expire on the earlier of (i) the date on which ABC and Shareholder mutually consent in writing to terminate this Irrevocable Proxy, (ii) the date of the Closing, or (iii) the termination of the Merger Agreement in accordance with the terms thereof. Notwithstanding anything herein to the contrary, the proxy granted hereby and power herein conferred upon ABC (or any substitute or substitutes) may not be exercised prior to the receipt by ABC and Target of the Consents of the Regulatory Authorities (as contemplated by the Merger Agreement).

  IN WITNESS WHEREOF, Shareholder has executed and delivered this Irrevocable Proxy as of the date first set forth above.

                                          _______________________________
                                          (Name)

                                          _______________________________
                                          (Witness)

                                          _______________________________
                                          (Signature)

                                                                    EXHIBIT D-1

             [LETTERHEAD OF GOLDEN ISLES FINANCIAL HOLDINGS, INC.]

                                      , 2001






     RE: Options for Shares of Common Stock of
           Golden Isles Financial Holdings, Inc.

Dear      :

  As you know, Golden Isles Financial Holdings, Inc. ("Golden Isles") has entered into an Agreement and Plan of Merger dated as of February 20, 2001 (the "Merger Agreement") with ABC Bancorp ("ABC") which provides for the merger of Golden Isles with and into ABC (the "Merger"). In connection with the Merger, shareholders of Golden Isles will receive in exchange for each share of common stock of Golden Isles ("Golden Isles Common Stock") cash and shares of common stock of ABC ("ABC Common Stock"). Pursuant to the terms of a Stock Option Agreement between you and Golden Isles, granted under the Golden Isles Financial Holdings, Inc. 1991 Incentive Stock Option Plan, you have
options to purchase           shares of Golden Isles Common Stock. This letter
will clarify the status of your options in connection with the Merger.

  The option price set forth in your Stock Option Agreement is $         per
share ("Option Price"). If you were to exercise your options prior to the closing date of the Merger, you would receive in exchange for each share of Golden Isles Common Stock your Pro-Rata Share (as defined in the Merger Agreement) of the Cash Consideration and the Stock Consideration (each as defined in the Merger Agreement).

  Paragraph 9(a) of your Stock Option Agreement provides as follows:

     "9. (a) In the event that the shares of stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the corporation or of another kind of shares of stock or other securities of the corporation or of another corporation (whether by reason of the merger, consolidation, recapitalization, reclassification, split up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of stock of the Company which was theretofore appropriated, or which thereafter may be subject to an option under the plan, the number and kind of shares of stock or other securities into which each outstanding share of the Company shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended by the Committee, as defined in the Plan, as to price and other terms, as may be necessary to reflect the foregoing events."

  In lieu of giving effect to the provisions of Paragraph 9(a) of your Stock Option Agreement, ABC has agreed that it will pay cash and issue ABC Common Stock to you, plus cash in lieu of fractional shares, pursuant to Section 3.7 of the Merger Agreement, for each share of Golden Isles Common Stock which you have an option to purchase, provided you have not previously exercised your options. The payment of cash and issuance of ABC Common Stock as described herein and in the Merger Agreement will be in lieu of your rights pursuant to Paragraph 9(a) of your Stock Option Agreement and may be taxable to you as ordinary compensation. You may wish to consult with your tax advisor on the tax treatment of this transaction.

  Please acknowledge your agreement with the terms of this letter by signing where indicated below and returning the signed copy to us no later than February 25, 2001. By signing hereunder, you agree not to exercise any of your options prior to the effective date of the Merger and acknowledge that, upon the consummation of the Merger, your options shall be cancelled, and all rights thereunder shall cease to exist.

  If you have any questions, please let me know.

                                          Sincerely,

                                          -------------------------------------
                                          Michael D. Hodges, President
Acknowledged and agreed to this
  day of    , 2001.

-------------------------------------
(Signature of Option Holder)

-------------------------------------
(Print Name of Option Holder)

                                                                    EXHIBIT D-2

             [LETTERHEAD OF GOLDEN ISLES FINANCIAL HOLDINGS, INC.]

                                      , 2001







     RE: Options for Shares of Common Stock of
           Golden Isles Financial Holdings, Inc.

Dear      :

  As you know, Golden Isles Financial Holdings, Inc. ("Golden Isles") has entered into an Agreement and Plan of Merger dated as of February 20, 2001 (the "Merger Agreement") with ABC Bancorp ("ABC") which provides for the merger of Golden Isles with and into ABC (the "Merger"). In connection with the Merger, shareholders of Golden Isles will receive in exchange for each share of common stock of Golden Isles ("Golden Isles Common Stock") cash and shares of common stock of ABC ("ABC Common Stock"). Pursuant to the terms of a Stock Option Agreement between you and Golden Isles, granted under Golden Isles' 1995 Stock Option Plan (the "Plan"), you have options to purchase shares of Golden Isles Common Stock. This letter will clarify the status of your options in connection with the Merger.

  The option price set forth in your Stock Option Agreement is $ per share ("Option Price"). If you were to exercise your options prior to the closing date of the Merger, you would receive in exchange for each share of Golden Isles Common Stock your Pro-Rata Share (as defined in the Merger Agreement) of the Cash Consideration and the Stock Consideration (each as defined in the Merger Agreement).

  Paragraph 1.12 of the Plan, which is incorporated into your Stock Option Agreement, provides as follows:

     "In the event of any merger, consolidation, reorganization, division or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property of the Company or of any other entity (an "Ownership Change"), the Company shall have the right, at its discretion, to provide for the assumption or substitution of comparable stock options in place of the options theretofore granted hereunder. In the event such an Ownership Change takes place and provision is not made for such assumption or substitution, or in the event that the Company sells all or substantially all of its assets, or engages in a liquidation of all or substantially all of its assets (a "Termination Event"), the Committee may, in its discretion, accelerate the exercisability of any one or more options in accordance with Section 1.7. It is the policy of the Company that the decision whether to accelerate the exercisability of outstanding options take into account such factors as the profitability of the transaction giving rise to the Termination Event to the shareholders of the Company, the likelihood that the business of the Company will substantially continue under the same, different or changed ownership following such transaction, the tenure and performance of individual Participants, the possibility that some or all of the Participants receive or are invited to participate in benefits or benefit plans if they continue as employees of the successor to the Company's business or other consideration in connection with such transaction, and any other factors that may be appropriate within the scope of their business judgment. Whether or not such an acceleration occurs, all outstanding exercisable and non-exercisable options shall be cancelled to the extent they remain unexercised at the time such transaction is consummated. The determination of the Committee in its sole discretion with respect to all such matters shall be final and binding."

  In lieu of giving effect to the provisions of Paragraph 1.12 of the Plan and your Stock Option Agreement, ABC has agreed that it will pay cash and issue ABC Common Stock to you, plus cash in lieu of fractional shares, pursuant to Section 3.7 of the Merger Agreement, for each share of Golden Isles Common Stock which you have an option to purchase, provided you have not previously exercised your options. The payment of cash and issuance of ABC Common Stock as described herein and in the Merger Agreement will be in lieu of your rights pursuant to Paragraph 1.12 of the Plan and your Stock Option Agreement and may be taxable to you as ordinary compensation. You may wish to consult with your tax advisor on the tax treatment of this transaction.

  Please acknowledge your agreement with the terms of this letter by signing where indicated below and returning the signed copy to us no later than February 25, 2001. By signing hereunder, you agree not to exercise any of your options prior to the effective date of the Merger and acknowledge that, upon the consummation of the Merger, your options shall be cancelled, and all rights thereunder shall cease to exist.

  If you have any questions, please let me know.

                                          Sincerely,

                                          _______________________________
                                          Michael D. Hodges, President

Acknowledged and agreed to this
  day of    , 2001.

_______________________________
(Signature of Option Holder)

_______________________________
(Print Name of Option Holder)

                                                                      EXHIBIT E

                    FORM OF EXECUTIVE EMPLOYMENT AGREEMENT

  THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), is entered into as of
the   day of    , 2001, by and between THE FIRST BANK OF BRUNSWICK, a Georgia state-chartered bank (the "Bank"), and MICHAEL D. HODGES, an individual resident of the State of Georgia ("Executive").

                                  WITNESSETH:

  WHEREAS, ABC Bancorp ("ABC") has acquired all of the equity interest of the Bank by means of a merger pursuant to an Agreement and Plan of Merger dated as of February 20, 2001 (the "Merger Agreement");

  WHEREAS, the Bank is now a wholly-owned subsidiary of ABC;

  WHEREAS, Executive is the President and Chief Executive Officer of the Bank and desires to continue his employment with the Bank in such capacity;

  WHEREAS, ABC desires that Executive continue to serve in the capacity of President and Chief Executive Officer of the Bank;

  WHEREAS, the Bank desires to provide fair and reasonable benefits to Executive on the terms and subject to the conditions set forth in this Agreement;

  WHEREAS, the Bank desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Executive will not compete with the Bank for a reasonable period of time after termination of his employment with the Bank, except as otherwise provided herein; and

  WHEREAS, the Bank and Executive, in conjunction with and pursuant to the terms of the Merger Agreement, desire to set forth in writing the terms and conditions of Executive's continued employment with the Bank;

  NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, the Bank and Executive, each intending to be legally bound, covenant and agree as follows:

  1. Employment. Upon the terms and subject to the conditions set forth in this Agreement, the Bank agrees to continue to employ Executive as its President and Chief Executive Officer, and Executive hereby agrees to continue employment with the Bank in such capacity.

  2. Position and Duties. Executive agrees to continue to serve as the President and Chief Executive Officer of the Bank and to perform such duties in that office as may reasonably be assigned to him by the Board of Directors of the Bank (the "Bank Board") or by the Chief Executive Officer or the Chief Operating Officer of ABC; provided, however, that such duties shall be performed in or from the offices of the Bank currently located at Brunswick, Georgia, and shall be of the same character as those generally associated with the office held by Executive. The Bank shall not, without the written consent of Executive, relocate or transfer Executive to a location other than a location within the boundaries of Glynn County, Georgia. During the term of this Agreement, Executive agrees that he will serve the Bank faithfully and to the best of his ability and that he will devote his full business time, attention and skills to the Bank's business; provided, however, that the foregoing shall not be deemed to restrict Executive from devoting a reasonable amount of time and attention to the management of his personal affairs and investments, so long as such activities do not interfere with the responsible performance of Executive's duties hereunder. The Bank shall nominate Employee as a director of the Bank during the term hereof consistent with the Bank's Bylaws. In the event of a voluntary termination pursuant to Subsection 8(C) hereof, Executive shall, unless otherwise requested by the Bank, immediately resign as a director of the Bank.

  3. Term. The term of this Agreement shall begin on the date hereof (the "Effective Date") and, unless otherwise earlier terminated pursuant to Section 8 hereof, shall end on the date which is one (1) year following the Effective Date (hereinafter referred to as the "Initial Term"). The Initial Term shall be extended automatically for an additional one (1) year (each an "Additional Term") on the last day of the Initial Term or each Additional Term hereof unless either party hereto gives written notice to the other party not to so extend within ninety (90) days prior to the expiration of the Initial Term or any subsequent Additional Term, as the case may be, in which case no further extension shall occur and the term of this Agreement shall end one (1) year subsequent to the end of such Initial Term or Additional Term; provided, however, that, notwithstanding any notice by the Bank not to extend, the term of this Agreement shall not expire prior to the expiration of twelve (12) months after the occurrence of a Change of Control (as hereinafter defined). Notwithstanding the foregoing, this Agreement shall automatically terminate (and the Initial Term or any Additional Term shall thereupon end) without notice when Executive attains 65 years of age.

  4. Compensation.

  (A) Executive shall receive an annual salary of One Hundred Thirty Thousand and No/100 Dollars ($130,000.00) ("Base Compensation") payable at regular intervals in accordance with the Bank's normal payroll practices now or hereafter in effect. The Bank may consider and declare from time to time increases in the salary it pays Executive and thereby increase the Base Compensation. Prior to (but not after) a Change of Control, the Bank may also declare decreases in the salary it pays Executive if the operating results of the Bank are significantly less favorable than those for its immediately preceding fiscal year, and the Bank makes similar decreases in the salary it pays to other executive officers of the Bank; provided, however, that the Bank shall not be permitted to decrease Executive's annual salary below $130,000.00 during the Initial Term hereof. After a Change of Control, the Bank shall consider and declare salary increases based upon the following standards:
(i) Inflation; (ii) adjustments to the salaries of other senior management personnel; and (iii) past performance of Executive and the contribution which Executive makes to the business and profits of the Bank. Any and all increases or decreases in Executive's salary pursuant to this Section 4(A) shall cause the level of Base Compensation to be increased or decreased by the amount of each such increase or decrease for purposes of this Agreement. The increased or decreased level of Base Compensation as provided in this Section 4(A) shall become the level of Base Compensation for the remainder of the Initial Term or any Additional Term until there is a further increase or decrease in Base Compensation as provided herein; provided, however, that there shall be no decrease in Executive's annual salary below $130,000.00 during the Initial Term.

  (B) In addition to his Base Compensation, Executive shall be awarded, (i) on a pro-rata basis for Executive's employment during calendar years 2001 and 2002 if this Agreement is terminated at the end of the Initial Term pursuant to Section 3 hereof, or (ii) on a pro-rata basis for Executive's employment during calendar year 2001 and for each calendar year thereafter during the Initial Term and any Additional Term hereunder if the Initial Term (and any Additional Term) is extended as provided in Section 3 hereof, as the case may be, an annual bonus (an "Annual Bonus") either pursuant to a bonus or incentive plan of the Bank or otherwise on terms no less favorable than those awarded to other executive officers of the Bank.

  5. Other Benefits. So long as Executive is employed by the Bank pursuant to this Agreement, he shall be included as a participant in all present and future employee benefit, retirement and compensation plans of ABC generally available to employees of its banking subsidiaries, consistent with his Base Compensation and his position as President and Chief Executive Officer of the Bank, including, without limitation, ABC's Money Purchase Pension Plan and ABC's 401(k) Profit Sharing Plan, and Executive and his dependents shall be included in ABC's hospitalization, major medical, disability and group life insurance plans. Each of the above benefits shall continue in effect on terms no less favorable than those for other executive officers of ABC's banking subsidiaries in effect as of the date hereof (as permitted by law) during the Initial Term or any Additional Term hereof (i) unless prior to a Change of Control, the operating results of the Bank are significantly less favorable than those for its immediately preceding fiscal year, or (ii) unless (either before or after a Change of Control) (a) changes in the accounting or tax treatment of such plans would materially adversely affect the Bank's operating results or financial condition, and (b) the Board of Directors of ABC (the "ABC Board") concludes that modifications to such plans need to be made to avoid such adverse effects.

  6. Expenses. So long as Executive is employed by the Bank pursuant to this Agreement, Executive shall receive reimbursement from the Bank for all reasonable business expenses incurred in the course of his employment by the Bank, upon proper submission to the Bank of written vouchers and statements for reimbursement. In addition, the Bank shall provide to Executive an automobile during the Initial Term and any Additional Term hereof and shall reimburse Executive for all expenses incurred in connection with the operation of such automobile. The Bank shall also use its best efforts to provide to Executive a country club membership for business and personal use and shall pay for all initiation fees and monthly dues related thereto; provided, however, that, if such membership is not already owned by Executive as of the date hereof, then such membership shall be and remain the sole property of the Bank.

  7. Vacation. Executive shall be entitled to three (3) weeks paid vacation during the Initial Term and during each Additional Term, if any, thereafter, provided that the foregoing vacation shall be adjusted from time to time so that Executive receives paid vacation comparable to that given to the other Presidents of ABC's bank subsidiaries.

  8. Termination. Subject to the respective continuing obligations of the parties, including, but not limited to, those set forth in Subsections 10(A), 10(B), 10(C) and 10(D) hereof, Executive's employment by the Bank hereunder may be terminated prior to the expiration of the Initial Term or any Additional Term hereof as follows:

  (A) The Bank, by action of the Bank Board and upon written notice to Executive, may terminate Executive's employment with the Bank immediately for cause. For purposes of this Subsection 8(A), "cause" for termination of Executive's employment shall exist (i) if Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (ii) if, in the determination of the Bank Board, Executive has engaged in gross or willful misconduct materially damaging to the business of the Bank (it being understood, however, that neither conduct pursuant to Executive's exercise of his good faith business judgment nor unintentional physical damage to any property of the Bank by Executive shall be a ground for such a determination by the Bank Board), or (iii) if Executive has failed, without reasonable cause, to follow written instructions of the Bank Board consistent with Executive's position as President and Chief Executive Officer of the Bank and, after written notice from the Bank of such failure, Executive at any time thereafter again so fails.

  (B) Executive, by written notice to the Bank, may terminate his employment with the Bank immediately for good reason. For purposes of this Subsection 8(B), "good reason" shall mean a good faith determination by Executive, in Executive's sole and absolute judgment, that any one or more of the following events has occurred, without Executive's express written consent, after a Change of Control:

    (i) a change in Executive's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of the Executive from, or any failure to re-elect the Executive to, any of Executive's positions that Executive held immediately prior to the Change of Control, which has the effect of diminishing Executive's responsibility or authority;

    (ii) a reduction by the Bank in Executive's Base Compensation as in effect immediately prior to the Change of Control or as the same may be increased from time to time or a change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement under which Executive is covered immediately prior to the Change of Control which adversely affects Executive;

    (iii) the Bank requires Executive to be based anywhere other than a job location within the boundaries of Glynn County, Georgia, at the time of the Change of Control;

    (iv) without replacement by a plan providing benefits to Executive equal to or greater than those discontinued, the failure by the Bank to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident disability, or any other employee benefit plan, program or arrangement in which Executive is participating at the time of the Change of Control, or the taking of any action by the Bank that would adversely affect Executive's participation or materially reduce Executive's benefits under any of such plans;

      (v) the taking of any action by the Bank that would materially adversely affect the physical conditions existing at the time of the Change of Control in or under which Executive performs his employment duties, provided that the Bank may take action with respect to such conditions after a Change of Control so long as such conditions are at least commensurate with the conditions in or under which an officer of Executive's status would customarily perform his employment duties; or

       (vi) a material change in the fundamental business philosophy, direction and precepts of the Bank and its subsidiaries, considered as a whole, as the same existed prior to the Change of Control.

  Any event described in this Subsection 8(B)(i) through (vi) which occurs prior to a Change of Control but which Executive reasonably demonstrates (x) was at the request of a third party who has indicated an intention, or taken steps reasonably calculated, to effect a Change of Control or (y) otherwise arose in connection with, or in anticipation of, a Change of Control which actually occurs, shall constitute good reason for purposes hereof, notwithstanding that it occurred prior to a Change of Control.

  (C) Executive, upon thirty (30) days written notice to the Bank, may terminate his employment with the Bank without good reason.

  (D) Executive's employment with the Bank shall terminate in the event of Executive's death or disability. For purposes of this Agreement, "disability" shall be defined as Executive's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive one hundred eighty (180) day period.

  (E) A "Change of Control" shall mean any of the following events:

      (i) the merger or consolidation of ABC with, or the sale of all or substantially all of the assets of ABC to, any person or entity or group of associated persons or entities;

       (ii) the direct or indirect beneficial ownership, in the aggregate, of securities of ABC representing twenty-five percent (25%) or more of the total combined voting power of ABC's then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert, not affiliated (within the meaning of the Securities Act of 1933, as amended) with ABC as of the date hereof; provided, however, that the ABC Board may, at any time and in its sole discretion, increase the ownership percentage threshold of this item (ii) to an amount not exceeding forty percent (40%);

        (iii) the shareholders of ABC approve any plan or proposal for the liquidation or dissolution of ABC; or

       (iv) a change in the composition of the ABC Board at any time during any consecutive twelve (12) month period such that the "Continuity Directors" cease for any reason to constitute at least a seventy percent (70%) majority of the ABC Board. For purposes of this Agreement, "Continuity Directors" means those members of the ABC Board who either:

    a. were directors at the beginning of such consecutive twenty-four (24) month period; or

    b. were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the ABC Board.

  9. Compensation Upon Termination. In the event of the termination of Executive's employment with the Bank pursuant to Section 8 hereof, compensation shall continue to be paid by the Bank to Executive as follows:

  (A) In the event of a termination pursuant to Subsection 8(A) or Subsection 8(C) hereof, compensation provided for herein (including Base Compensation and any Annual Bonus) shall continue to be paid, and Executive shall continue to participate in the employee benefit, retirement and compensation plans and other perquisites as provided in Section 5 hereof, through and including the Date of Termination (as hereinafter defined) specified in the Notice of Termination (as hereinafter defined). Any benefits payable under insurance, health, retirement and bonus plans as a result of Executive's participation in such plans through such date shall be paid when due under such plans.

  (B) In the event of a termination pursuant to Subsection 8(B) hereof, compensation provided for herein (including Base Compensation and any Annual Bonus) shall continue to be paid, and Executive shall continue to participate in the employee benefit, retirement and compensation plans and other perquisites as provided in Section 5 hereof, through the Date of Termination specified in the Notice of Termination, and any benefits payable under insurance, health, retirement and bonus plans as a result of Executive's participation in such plans through such date shall be paid when due under those plans. In addition, if the event of termination pursuant to Subsection 8(B) occurs within twelve (12) months after the date of a Change of Control, then (a) Executive shall be entitled to continue to receive from the Bank for three (3) additional 12-month periods his Base Compensation at the rates in effect at the time of termination plus an Annual Bonus in an amount equal to at least forty percent (40%) of such Base Compensation as of the date of the event of termination, payable in accordance with the Bank's standard payment practices then existing; (b) for three (3) additional 12-month periods, ABC shall maintain in full force and effect for the continued benefit of Executive each employee welfare benefit plan (as such term is defined in the Employment Retirement Income Security Act of 1974, as amended) in which Executive was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Executive, provided that if the terms of any such employee welfare benefit plan or applicable laws do not permit continued participation by Executive, the Bank will arrange to provide to Executive a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage;
(c) ABC shall also contribute the maximum contributions allowable under ABC's Money Purchase Pension Plan and ABC's 401(k) Profit Sharing Plan, or any successor plans thereto, for the benefit of Executive; and (d) Executive shall also be entitled to receive payment from the Bank for reasonable relocation expenses if Executive relocates within five hundred (500) miles of St. Simons Island, Georgia if such relocation occurs within one hundred eighty (180) days after the Date of Termination specified in the Notice of Termination.

  (C) In the event of a termination pursuant to Subsection 8(D) hereof, compensation provided for herein (including Base Compensation and any Annual Bonus) shall continue to be paid, and Executive shall continue to participate in the employee benefit, retirement and compensation plans and other perquisites as provided in Section 5 hereof, (i) in the event of Executive's death, through the date of death, or (ii) in the event of Executive's disability, through the Date of Termination specified in the Notice of Termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Executive's participation in such plans through such date shall be paid when due under those plans.

  (D) The Bank will permit Executive or his personal representative(s) or heirs, during a period of ninety (90) days following the Date of Termination (as set forth in the Notice of Termination) of Executive's employment by the Bank for the reasons set forth in Subsection 8(B) hereof, to purchase all of the stock of ABC that would be issuable under the outstanding stock options, if any, previously granted by ABC to Executive under any ABC stock option plan then in effect, whether or not such options are then exercisable, at a cash purchase price equal to the purchase price as set forth in such outstanding stock options.

  10. Restrictive Covenants.

  (A) Executive acknowledges that (i) the Bank has separately bargained and paid additional consideration for the restrictive covenants set forth herein; and (ii) the Bank will provide certain benefits to Executive hereunder in reliance upon such covenants in view of the unique and essential nature of the services Executive will perform on behalf of the Bank and the irreparable injury that would befall the Bank should Executive breach such covenants.

  (B) Executive further acknowledges that his services are of a special, unique and extraordinary character and that his position with the Bank will place him in a position of confidence and trust with employees of the

Bank and its subsidiaries and affiliates and with the Bank's other constituencies and will allow him access to confidential information concerning the Bank and its subsidiaries and affiliates.

  (C) Executive further acknowledges that the type and periods of restrictions imposed by the covenants in this Section 10 are fair and reasonable and that such restrictions will not prevent Executive from earning a livelihood.

  (D) Having acknowledged the foregoing, Executive covenants and agrees with the Bank as follows:

      (i) While Executive is employed by the Bank and for a period of two (2) years after termination of such employment for reasons other than those set forth in Subsection 8(B) of this Agreement, Executive shall not divulge or furnish any trade secrets (as defined in (S)10-1-761 of the Official Code of Georgia Annotated) of the Bank or any confidential information acquired by him while employed by the Bank concerning the policies, plans, procedures or customers of the Bank to any person, firm or corporation, other than the Bank or upon its written request, or use any such trade secret or confidential information (which shall at all times remain the property of the Bank) directly or indirectly for Executive's own benefit or for the benefit of any person, firm or corporation other than the Bank.

       (ii) For a period of two (2) years after termination of Executive's employment pursuant to Subsections 8(A) or 8(C) of this Agreement, Executive shall not directly or indirectly provide banking or bank-related services to, or solicit the banking or bank-related business of, any customer of the Bank or any of its subsidiaries at the time of such provision of services or solicitation which Executive served either alone or with others while employed by the Bank in any city, town, borough, township, village or other place in which Executive performed services for the Bank while employed by it, or assist any actual or potential competitor of the Bank or any of its subsidiaries to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place.

        (iii) While Executive is employed by the Bank and for a period of two
  (2) years after termination of Executive's employment pursuant to Subsections 8(A) or 8(C) of this Agreement, Executive shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business or venture which competes with the business of the Bank as conducted during Executive's employment by the Bank within a radius of fifty (50) miles of the Bank's main office.

       (iv) If Executive's employment by the Bank is terminated for any reason other than those set forth in Subsection 8(B) of this Agreement, and Executive subsequently (1) provides banking or bank-related services to, or solicits the banking or bank-related business of, any customer of the Bank or any of its subsidiaries at the time of such provision of services or solicitation which Executive served either alone or with others while employed by the Bank in any city, town, borough, township, village or other place in which Executive performed services for the Bank while employed by it, or assists any actual or potential competitor of the Bank or any of its subsidiaries to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place, or (2) engages, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, with any banking or bank-related business or venture which competes with the business of the Bank as conducted during Executive's employment by the Bank within a radius of fifty (50) miles of the Bank's main office, then the Bank may immediately terminate and shall not be required to continue on behalf of the Employee or his dependents and beneficiaries any compensation provided for herein (including Base Compensation and any Annual Bonus) and any employee benefit, retirement and compensation plans and other prerequisites provided in Section 5 hereof (other than those benefits that the Bank may be required to maintain for Executive under applicable federal or state law).

      (v) If Executive's employment by the Bank is terminated for any of the reasons set forth in Subsection 8(B) of this Agreement, Executive may thereafter (1) provide banking or bank-related services to, or solicit the banking or bank-related business of, any customer of the Bank or any of its subsidiaries at the time of such provision of services or solicitation which Executive served either alone or with others while employed by the Bank in any location within a radius of fifty (50) miles of the Bank's main office, or assist any actual or potential competitor of the Bank or any of its subsidiaries to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place, or (2) engage, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, with any banking or bank-related business or venture which competes with the business of the Bank as conducted during Executive's employment by the Bank within a radius of fifty (50) miles of the Bank's main office; provided, however, that, if Executive engages in any such activities after a termination under Subsection 8(B) hereof, then the Bank may immediately terminate and shall not be required to continue on behalf of the Employee or his dependents and beneficiaries any compensation provided for herein (including Base Compensation and any Annual Bonus) and any employee benefit, retirement and compensation plans and other perquisites provided in Section 5 hereof (other than those benefits that the Bank may be required to maintain for Executive under applicable federal or state law).

       (vi) If Executive's employment by the Bank is terminated for any reason other than those set forth in Subsection 8(B) of this Agreement, Executive will turn over immediately thereafter to the Bank all business correspondence, letters, papers, reports, customers' lists, financial statements, credit reports or other confidential information or documents of the Bank or its affiliates in the possession or control of Executive, all of which writings are and will continue to be the sole and exclusive property of the Bank or its affiliates, as the case may be.

        (vii) If Executive's employment by the Bank is terminated for the reasons set forth in Subsection 8(B) of this Agreement, Executive shall have no obligations to the Bank with respect to trade secrets, confidential information or non-competition under this Section 10.

Executive acknowledges that irreparable loss and injury would result to the Bank upon the breach of any of the covenants contained in this Section 10 and that damages arising out of such breach would be difficult to ascertain. Executive hereby agrees that, in addition to all other remedies provided at law or at equity, the Bank may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting bond or other security, both temporary and permanent injunctive relief to prevent a breach by Executive of any covenant contained in this Section 10, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. In the event that the provisions of this Section 10 should ever be deemed to exceed the time, geographic or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum extent permitted thereby.

  11. Notice of Termination and Date of Termination. Any termination of Executive's employment with the Bank as contemplated by Section 8 hereof, except in the circumstances of Executive's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to Subsections 8(A), 8(B) or 8(D) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. For purposes of this Agreement, "Date of Termination" shall mean: (i) if Executive's employment is terminated because of disability, then thirty (30) days after Notice of Termination is given (unless Executive shall have returned to the performance of Executive's duties on a full-time basis during such thirty (30) day period); or (ii) if Executive's employment is terminated for cause, retirement, good reason or pursuant to Subsection 8(C) hereof, then the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any such Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved in good faith, either by mutual agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

  12. Excess Parachute Payments and One Million Dollar Deduction Limit.

  (A) Notwithstanding anything contained herein to the contrary, if any portion of the payments and benefits provided hereunder and benefits provided to, or for the benefit of, Executive under any other plan or agreement of the Bank (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or would be nondeductible by the Bank pursuant to Section 280G of the Code, the Payments shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to Executive shall be subject to the Excise Tax or shall be nondeductible by the Bank pursuant to Section 280G of the Code (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless Executive shall have given prior written notice specifying a different order to the Bank to effectuate the Limited Payment Amount, the Bank shall reduce or eliminate the Payments by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Executive's rights and entitlements to any benefits or compensation.

  (B) An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount pursuant to the Code and the amount of such Limited Payment Amount shall be made by an accounting firm at the Bank's expense selected by the Bank which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Bank and Executive within thirty (30) days of the Termination Date, if applicable, and if the Accounting Firm determines that no Excise Tax is payable by Executive with respect to a Payment or Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to Executive, Executive shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Bank and Executive subject to the application of Subsection 12(C) below.

  (C) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, Executive either have been made or will not be made by the Bank which, in either case, will be inconsistent with the limitations provided in Section 12(A) (hereinafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to Executive made on the date Executive received the Excess Payment, and Executive shall repay the Excess Payment to the Bank on demand (but not less than ten (10) days after written notice is received by Executive), together with interest on the Excess Payment at the "Applicable Federal Rate" (as defined in Section 1274(d) of the Code) from the date of Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined (i) by the Accounting Firm, the Bank (which shall include the position taken by the Bank, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution of the Dispute to Executive's satisfaction, that an Underpayment has occurred, the Bank shall pay an amount equal to the Underpayment to Executive within ten (10) days of such determination or resolution, together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to Executive until the date of payment.

  (D) Notwithstanding anything contained herein to the contrary, if any portion of the Payments would be nondeductible by the Bank pursuant to Section 162(m) of the Code, the Payments to be made to Executive in any taxable year of the Bank shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to Executive in such taxable year of the Bank shall be nondeductible by the Bank pursuant to Section 162(m) of the Code. The amount by which any Payment is reduced pursuant to the immediately preceding sentence, together with interest thereon at the Applicable Federal Rate, shall be paid by the Bank to Executive on or before the fifth business day of the immediately succeeding taxable year of the Bank, subject to the application of the limitations of the immediately preceding sentence and this Section 12. Unless Executive shall have given prior written notice specifying a different order to the Bank to effectuate this Section 12, the Bank shall reduce or eliminate the Payments in any one taxable year of the Bank by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the
Section 162(m) Determination (as hereinafter defined). Any notice given by Executive pursuant to the immediately preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Executive's rights and entitlements to any benefits or compensation.

  (E) The determination as to whether the Payments shall be reduced pursuant to Section 12(D) hereof and the amount of the Payments to be made in each taxable year after the application of Section 12(D) hereof shall be made by the Accounting Firm at the Bank's expense. The Accounting Firm shall provide its determination (the "Section 162(m) Determination"), together with detailed supporting calculations and documentation to the Bank and Executive within thirty (30) days of the termination date specified in the Notice of Termination. The Section 162(m) Determination shall be binding, final and conclusive upon the Bank and Executive.

  13. Payments After Death. Should Executive die after termination of his employment with the Bank while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Executive's executors, administrators, heirs, distributees, devisees and legatees, and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

  14. Full Settlement and Legal Expenses. The respective obligations of the parties hereto to make payments or otherwise to perform hereunder shall not be affected by any rights of set-off, counterclaim, recoupment, defense or other claim, right or action which one party hereto may have against the other party hereto. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts which may be payable to Executive by the Bank hereunder. If any legal action, proceeding in arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses incurred in that action or proceeding, even if not taxable as court costs, plus in each case interest at the Applicable Federal Rate, in addition to any other relief to which such party or parties may be entitled.

  15. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

  If to Executive:             Michael D. Hodges
                               207 Dunbarton Drive
                               St. Simons Island, Georgia 31522

  If to the Bank:              The First Bank of Brunswick
                               c/o ABC Bancorp
                               24 2nd Avenue, S.E.
                               Moultrie, Georgia 31768
                               Attention: President

or to such address as either party hereto furnishes to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

  16. Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the conflicts of laws principles thereof.

  17. Successors. The Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Executive to terminate his employment with the Bank for good reason pursuant to Subsection 8(B) hereof. As used in this Agreement, "the Bank" shall mean the Bank as hereinbefore defined and any successor to its business or assets as aforesaid.

  18. Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.

  19. Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

  20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile transmission.

  21. Assignment. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Sections 13 and 17 above. Without limiting the foregoing, Executive's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 13 hereof, and in the event of any attempted assignment or transfer contrary to this Section 21, the Bank shall have no liability to pay any amounts so attempted to be assigned or transferred.

  22. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

  IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and delivered by its duly authorized officer, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.

                                          THE FIRST BANK OF BRUNSWICK

                                          By:  __________________________
                                          Its:  _________________________

                                          _______________________  (SEAL)
                                              MICHAEL D. HODGES

                                                                      EXHIBIT F

                              MATTERS AS TO WHICH
                 MARTIN, SNOW, GRANT & NAPIER, LLP WILL OPINE

  1. Target is a corporation duly organized and validly existing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

  2. Target Bank is a Georgia chartered state bank duly organized and validly existing under the laws of the State of Georgia with all requisite power and authority to conduct its business as described in the Proxy Statement, and to own and use its Assets. The deposits of Target Bank are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

  3. Target's authorized shares consist of 50,000,000 shares of Common Stock,
no par value per share, of which     shares were outstanding as of     , 2001.
The outstanding shares of Target Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Target to issue equity securities or acquire its equity securities.

  4. Target owns directly or indirectly all the issued and outstanding shares of the capital stock of Target Bank. To our Knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Target Bank to issue equity securities or acquire its equity securities.

  5. The execution and delivery by Target of the Agreement do not, and if Target were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Target or the Articles of Incorporation or Bylaws of Target Bank or, to our Knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Target or Target Bank is a party or by which Target or Target Bank is bound.

  6. Target has duly authorized the execution and delivery of the Agreement and all performance by Target thereunder and has duly executed and delivered the Agreement.

  7. The Agreement is enforceable against Target.

                                                                      EXHIBIT G

                              MATTERS AS TO WHICH
                          ROGERS & HARDIN WILL OPINE

  1. Purchaser is a corporation duly organized and validly existing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

  2. Purchaser's authorized shares consist of 15,000,000 shares of Common
Stock, $1.00 par value per share, of which       shares were outstanding as of
          , 2001, and 5,000,000 shares of Preferred Stock, none of which were
outstanding as of          , 2001. The outstanding shares of Purchaser Common
Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Purchaser to issue equity securities or acquire its equity securities. The shares of Purchaser Common Stock to be issued to the shareholders of Target upon consummation of the Merger have been registered under the 1933 Act, and when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

  3. The execution and delivery by Purchaser of the Agreement do not, and if Purchaser were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Purchaser or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Purchaser is a party or by which Purchaser is bound.

  4. Purchaser has duly authorized the execution and delivery of the Agreement and all performance by Purchaser thereunder and has duly executed and delivered the Agreement.

  5. The Agreement is enforceable against Purchaser.

                                 APPENDIX B TO
                          PROXY STATEMENT/PROSPECTUS

                      GEORGIA DISSENTERS' RIGHTS STATUTE
                      GEORGIA FINANCIAL INSTITUTIONS CODE

7-1-537. RIGHTS OF DISSENTING SHAREHOLDERS; SURRENDER OF CERTIFICATES.

 (a) A shareholder of a bank or trust company which is a party to a plan of proposed merger or consolidation under this part who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder as determined under Chapter 2 of Title 14, known as the "Georgia Business Corporation Code."

 (b) The bank or trust company into which the other or others have been merged or consolidated, as the case may be, shall have the right to require the return of the original certificates of stock held by each shareholder in each or either of the institutions and in lieu thereof;

    (1) To issue to each shareholder new certificates for such number of shares of the institution into which the others shall have been merged or consolidated; or

    (2) To cause to be paid or delivered to each shareholder the amount of cash or securities of any other corporation or combination of cash and such securities as, under the plan of merger or consolidation, the said sharer may be entitled to receive.

                       GEORGIA BUSINESS CORPORATION CODE

14-2-1301. DEFINITIONS.

    As used in this article, the term:

    (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

    (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

    (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

    (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302. RIGHT TO DISSENT.

 (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

    (1) Consummation of a plan of merger to which the corporation is a party:

      (A) If approval of the shareholder of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

      (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

    (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

    (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

    (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

      (A) Alters or abolishes a preferential right of the shares;

      (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

      (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

      (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

      (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

      (F) Cancels, redeems or repurchases all or part of the shares of the class; or


    (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

 (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

 (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

    (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

    (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

14-2-1320. NOTICE OF DISSENTERS' RIGHTS.

 (a) If proposed corporate action creating dissenters' rights under Code
    Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

 (b) If corporate action creating dissenters rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

 (a) If proposed corporate action creating dissenters' rights under Code
    Section 14-2-1302 is submitted to a vote at a shareholders meeting, a record shareholder who wishes to assert dissenters' rights:

    (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

    (2) Must not vote his or her shares in favor of the proposed action.

 (b) A record shareholder who does not satisfy the requirements of subsection
    (a) of this Code section is not entitled to payment for his or her shares under this article.

14-2-1322. DISSENTERS' NOTICE.

 (a) If proposed corporate action creating dissenters' rights under Code
    Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

 (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

    (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

    (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

    (4) Be accompanied by a copy of this article.

14-2-1323. DUTY TO DEMAND PAYMENT.

 (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

 (b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code Section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

 (c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.

14-2-1324. SHARE RESTRICTIONS.

 (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

 (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325. OFFER OF PAYMENT.

 (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

 (b) The offer of payment must be accompanied by:

    (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

    (2) A statement of the corporation's estimate of the fair value of the shares;

    (3) An explanation of how the interest was calculated;

    (4) A statement of the dissenter's right to demand payment under Code
    Section 14-2-1327; and

    (5) A copy of this article.

 (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. FAILURE TO TAKE ACTION.

 (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

 (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

 (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

    (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

    (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

 (b) A dissenter waives his or her right to demand payment under this Code Section unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code Section within 30 days after the corporation made or offered payment for his or her shares, as provided in Code Section 14-2-1325.

 (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325;

    (1) The shareholder may demand the information required under subsection
    (b) of Code Section 14-2-1325, and the corporation shall provide information to the shareholder within ten days after receipt of a written demand for the information; and

    (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330. COURT ACTION.

 (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

 (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

 (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other matter permitted by law.

 (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

 (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

14-2-1331. COURT COSTS AND COUNSEL FEES.

 (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, an amount the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

 (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

    (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

    (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

 (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332. LIMITATION OF ACTIONS.

  No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporation action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                     *****

                                 APPENDIX C TO
                           PROXY STATEMENT/PROSPECTUS
                       [CARSON MEDLIN COMPANY LETTERHEAD]

June 19, 2001


Board of Directors
Golden Isles Financial Holdings, Inc.
2812 Cypress Mill Road
Brunswick, GA 31521

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the unaffiliated shareholders of Golden Isles Financial Holdings, Inc. (the "Company") under the terms of a certain Agreement and Plan of Merger dated February 20, 2001 (the "Agreement") pursuant to which the Company will be merged with and into ABC Bancorp ("ABC") (the "Merger"). Under the terms of the Agreement, ABC will pay up to $10,159,349 in cash and issue up to 1,241,204 shares of ABC common stock in exchange for each of the outstanding shares and equivalent stock options of the Company subject to certain adjustments. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.


  The Carson Medlin Company is a National Association of Securities Dealers, Inc. (NASD) member investment banking firm, which specializes in the securities of southeastern United States financial institutions. As part of our investment banking activities, we are regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in Georgia and the major commercial banks operating in that market. We have been retained by the Company in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

  In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of ABC and the Company. We have reviewed: (i) the Agreement; (ii) drafts of this proxy statement/prospectus; (iii) the annual reports to shareholders of ABC, including audited financial statements for the five years ended December 31, 2000; (iv) unaudited interim financial statements of ABC for the three months ended March 31, 2001; (v) audited financial statements of the Company for the five years ended December 31, 2000;
(vi) unaudited interim financial statements of the Company for the three months ended March 31, 2001; and (vii) certain financial and operating information with respect to the business, operations and prospects of ABC and the Company. We also: (a) held discussions with members of management of ABC and the Company regarding historical and current business operations, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the common stock of ABC and the Company and compared it with those of certain publicly traded companies which we deemed to be relevant; (c) compared the results of operations of ABC and the Company with those of certain banking companies which we deemed to be relevant; (d) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations; and (e) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.


  We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of ABC or the Company. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

  Based upon the foregoing, it is our opinion that the consideration provided for in the Agreement is fair, from a financial point of view, to the shareholders of Golden Isles Financial Holdings, Inc.

                                        Very truly yours,

                                        /s/ The Carson Medlin Company
                                        THE CARSON MEDLIN COMPANY

                                 APPENDIX D TO
                           PROXY STATEMENT/PROSPECTUS

                       [STERNE, AGEE & LEACH LETTERHEAD]



                               June 19, 2001


Board of Directors
ABC Bancorp
24 2nd Avenue, S.E.
Moultrie, Georgia 31768

Members of the Board:

  You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of ABC Bancorp ("ABC"), of the consideration to be paid by ABC to Golden Isles Financial Holdings, Inc. ("Golden Isles") (the "Merger") pursuant to the Merger Agreement by and among ABC and Golden Isles dated as of February 20, 2001 (the "Merger Agreement"). Under the terms of the Merger, ABC will exchange 0.5 of its common shares, subject to adjustment, and $4.13 in cash for each common share of Golden Isles (the "Exchange Ratio"), as provided for in the Merger Agreement. It is our understanding the Merger will be accounted for as a purchase under generally accepted accounting principles.

  Sterne, Agee & Leach, Inc. as part of its investment banking business, is regularly involved in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, securities trading, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to ABC and Golden Isles. We may trade the equity securities of ABC and Golden Isles for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Sterne Agee, and its officers, employees, consultants and agents may have long or short positions in the securities of ABC and Golden Isles. Sterne Agee has regularly followed and provided research concerning ABC to its clients. We have acted exclusively for the board of directors of ABC in rendering this fairness opinion, and for our services, including the rendering of this opinion, ABC has paid us a non-refundable retainer fee and will pay us further fees upon the issuance of this opinion. In addition, ABC has agreed to reimburse us for out-of-pocket expenses and indemnify us against certain liabilities, including liabilities under federal and state securities laws.

  In connection with this opinion, we have reviewed, analyzed and relied upon certain materials relating to the financial and operating condition of ABC and Golden Isles, including, among other things, the Merger Agreement; the annual reports to shareholders for the three years ended December 31, 1999, certain interim reports to shareholders of ABC and Golden Isles, including quarterly reports on Form 10-Q, and certain other communications; other financial information concerning the businesses and operations of ABC and Golden Isles furnished to us by the respective companies for the purposes of our analysis, including certain internal financial analyses and forecasts for ABC and Golden Isles prepared by the senior managements of the respective companies; certain publicly available information concerning the historical price, price/earnings and price/book multiples, as well as the trading activity, for the common stocks of ABC and Golden Isles; certain publicly available information with respect to the banking companies; and the types of terms of other transactions that we considered relevant to our analysis. We further held discussions with the senior managements of ABC and Golden Isles regarding their past, current and prospective operations, financial condition, regulatory examinations, audits and other matters.

Board of Directors

June 19, 2001

Page 2

  In conducting our review and arriving at our opinion, we relied upon and assumed the accuracy and completeness of all the financial and other information provided to us or publicly available, and we did not attempt to verify such information independently. We relied upon the managements of ABC and of Golden Isles as to the reasonableness and achievability of the financial and operating budgets and forecasts and related assumptions provided to us and assumed that such budgets and forecasts reflected the best available estimates and judgments of such managements and that such budgets and forecasts will be realized in the amounts and in the time periods estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses for ABC and Golden Isles are adequate to cover such losses. We did not make or obtain any evaluations or appraisals of the property of ABC or Golden Isles, nor did we examine any loan credit files.

  We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: the historical and current financial position and results of operations of ABC and Golden Isles; the assets and liabilities of ABC and Golden Isles; and the nature and terms of certain other merger transactions involving financial institutions. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

  The opinion expressed herein is provided for the benefit of the board of directors of ABC. We express no opinion as to the underlying business decision of ABC to effect the Merger, the availability or advisability of any alternatives to the Merger or the price at which the common stock will trade subsequent to the Merger. This opinion, and any supporting analysis or other material supplied by us, may not be quoted, referred to or used in any public filing or in any written document other than the proxy statement/prospectus and the related registration statement or for any other purposes without the prior written approval of Sterne, Agee & Leach, Inc.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid, as proposed in the Merger Agreement dated February 20, 2001, in the Merger is fair, from a financial point of view, to the common shareholders of ABC.

                                       Very truly yours,

                                         /s/ Sterne, Agee & Leach, Inc.

                                       STERNE, AGEE & LEACH, INC.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code set forth provisions pertaining to the indemnification of and insurance for directors and officers of a corporation. The Georgia Business Corporation Code provides for the mandatory indemnification of a director, against reasonable expenses incurred by the director in connection with a proceeding, where a director is wholly successful in the defense of the proceeding and where the proceeding is one to which he or she was a party because he or she was a director of the corporation. The Georgia Business Corporation Code grants the Registrant the power to indemnify its directors and officers against liability for certain of their acts.

  Article XI of the Articles of Incorporation of the Registrant provides that, except as may be limited by the Georgia Business Corporation Code or any successor law, no director shall be personally liable to the Registrant or any of its shareholders for monetary damages for breach of his or her duty of care or other duty as a director.

  Article VII of the Bylaws of the Registrant provides that every person (and the heirs and legal representatives of such person) who is or was a director or officer of the Registrant or any other corporation of which he or she served as such at the request of the Registrant and of which the Registrant directly or indirectly is a shareholder or creditor, or in which or in the stocks, bonds, securities or other obligations of which the Registrant is in any way interested, may be indemnified for any liability and expense resulting from any threatened, pending or completed action, suit or proceeding, civil, criminal, administrative or investigative or derivative or otherwise, or in connection with any appeal relating thereto, in which he or she may become involved, as a party or prospective party or otherwise, by reason of any action taken or not taken in his or her capacity as a director or officer or as a member of any committee appointed by the board of directors of the Registrant to act for, in the interest of, or on behalf of the Registrant, whether or not he or she continues to be a director or officer at the time such liability or expense is incurred; provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The termination of any claim, action, suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, does not create a presumption that a director or officer did not meet the standards of conduct set forth in the Bylaws. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in
Article VII of the Bylaws of the Registrant may be advanced by the Registrant prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount, unless it is ultimately determined that he or she is entitled to indemnification under the Bylaws.

  Notwithstanding the foregoing, Article VII of the Registrant's Bylaws provides that no officer or director who was or is a party to any action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was an officer or director of the Registrant or such other corporation can be indemnified in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, unless the court in which such action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

  Article VII of the Registrant's Bylaws further provides that every person (and the heirs and legal representatives of such person) referred to above who has been wholly successful, on the merits or otherwise, with the respect to such claim, action, suit or proceeding is entitled to indemnification as of right without any further action or approval by the board of directors of the Registrant, and any indemnification pursuant to the Bylaws of the Registrant will be made at the discretion of the Registrant only if (a) the board of directors, acting by majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or proceeding, present or voting, finds that the director or officer met the standard of conduct set forth in the Bylaws, or (b) if no such quorum of the board of directors exists, independent legal counsel at the request of either the Registrant or the person seeking indemnification, delivers to the Registrant such counsel's written opinion that such director or officer met such standards, or (c) the holders of a majority of stock then entitled to vote for the election of directors determines by affirmative vote that such director or officer met such standards.

  The rights of indemnification provided in Article VII of the Registrant's Bylaws are in addition to any rights to which any director or officer may otherwise be entitled under any bylaw, agreement, vote of shareholders, or otherwise, and are in addition to the power of the Registrant to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, regardless of whether the Registrant would have the power to indemnify against such liability under the Bylaws or otherwise.

  The Registrant's Bylaws further provide that any repeal or modification of the Bylaws by the shareholders of the Registrant cannot adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules.


 Exhibit
   No.                                 Description
 -------                               -----------
  2.1*   Agreement and Plan of Merger dated February 20, 2001 between the
         Registrant and Golden Isles Financial Holdings, Inc., included as
         APPENDIX A to the Proxy Statement/Prospectus set forth in Part I of the Registration Statement
  3.1    Articles of Incorporation of ABC, as amended (incorporated by reference to Exhibit 2.1 to ABC's Regulation A Offering Statement on
         Form 1-A (File No. 24A-2630) filed August 14, 1987).
  3.2    Amendment to Amended Articles of Incorporation dated May 26, 1995
         (incorporated by reference to Exhibit 3.1.1 to ABC's Form 10-K filed
         March 28, 1996).
  3.3    Amendment to Amended Articles of Incorporation (filed as Exhibit 4.3 to ABC's Registration on Form S-4 (Registration No. 333-08301), filed with the Commission on July 17, 1996 and incorporated herein by reference).
  3.4    Bylaws of ABC, as amended (incorporated by reference to Exhibit 2.2 to
         ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630)
         filed August 14, 1987.
  3.5    Form of Articles of Amendment to the Articles of Incorporation
         (incorporated by reference to Exhibit 3.5 to ABC's Annual Report on
         Form 10-K (File No. 001-13901), filed with the Commission on March 25,
         1998).
  3.6    Form of Amendment to Bylaws (incorporated by reference to Exhibit 3.6 to ABC's Annual Report on Form 10-K (File No. 001-13901), filed with the Commission on March 25, 1998).
  3.7    Form of Articles of Amendment to the Articles of Incorporation
         (incorporated by reference to Exhibit 3.7 to ABC'S Annual Report on
         Form 10-K (File No. 001-13901), filed with the Commission on March 26,
         1999).
  3.8    Form of Amendment to Bylaws (incorporated by reference to Exhibit 3.8 to ABC'S Annual Report on Form 10-K (File No. 001-13901), filed with the Commission on March 26, 1999).

 Exhibit
   No.                                 Description
 -------                               -----------
  5.1    Opinion of Rogers & Hardin LLP regarding legality of securities being registered (including their consent).
  8.1    Opinion of Rogers & Hardin LLP regarding certain tax matters
         (including their consent).
 10.1    1985 Incentive Stock Option Plan (filed as Exhibit 5.1 to ABC's
         Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).
 10.2    Incentive Stock Option Agreement with Kenneth J. Hunnicutt dated
         October 17, 1985 (filed as Exhibit 5.2 to ABC's Regulation A Offering
         Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).
 10.3    Deferred Compensation Agreement for Kenneth J. Hunnicutt dated
         December 16, 1986 (filed as Exhibit 5.3 to ABC's Regulation A Offering
         Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).
 10.4    Security Deed in favor of M.I.A., Co. dated December 31, 1984 (filed as Exhibit 5.4 to ABC's Regulation A Offering Statement on Form 1-A
         (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).
 10.5    Loan Agreement and Master Term Note dated December 30, 1986 (filed as
         Exhibit 5.5 to ABC's Regulation A Offering Statement on Form 1-A (File
         No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).
 10.6    Executive Salary Continuation Agreement dated February 14, 1984 (filed as Exhibit 10.6 to ABC's Annual Report on Form 10-KSB (File Number 2-
         71257), filed herewith with the Commission on March 27, 1989 and incorporated herein by reference.
 10.7    1992 Incentive Stock Option Plan and Option Agreement for K. J.
         Hunnicutt (filed as Exhibit 10.7 to ABC's Annual Report on Form 10-KSB
         (File Number 0-16181), filed with the Commission on March 30, 1993 and incorporated herein by reference).
 10.8    Executive Employment Agreement with Kenneth J. Hunnicutt dated
         September 20, 1994 (filed as Exhibit 10.8 to ABC's Annual Report on
         Form 10-KSB (File Number 0-016181), filed with the Commission on March
         30, 1995 and incorporated herein by reference).
 10.9    Form of Omnibus Stock Ownership and Long-Term Incentive Plan
         (incorporated by reference to Exhibit 10.17 to ABC's Annual Report on
         Form 10-K (File No. 001-13901), filed with the Commission on March 25,
         1998).
 10.10   Form of Rights Agreement between ABC Bancorp and SunTrust Bank dated as of February 17, 1998 (incorporated by reference to Exhibit 10.18 to
         ABC's Annual Report on Form 10-K (File No. 001-13901), filed with the
         Commission on March 25, 1998).
 10.11   ABC Bancorp 2000 Officer/Director Stock Bonus Plan (incorporated by reference to Exhibit 10.19 to ABC's Annual Report of Form 10-K (File
         No. 001-13901), filed with the Commission on March 29, 2000).
 10.12   Executive Employment Agreement with Mark D. Thomas dated as of July
         12, 1999 (incorporated by reference to Exhibit 10.19 to ABC's Annual
         Report on Form 10-K (File No. 001-13901), filed with the Commission on
         March 29, 2001).
 10.13   Severance Protection Agreement with W. Edwin Lane, Jr. dated as of
         November 1, 1998 (incorporated by reference to Exhibit 10.20 to ABC's
         Annual Report on Form 10-K (File No. 001-13901), filed with the
         Commission on March 29, 2001).

 Exhibit
   No.                                 Description
 -------                               -----------
 10.14   Agreement and Plan of Merger by and among ABC, Tri-County Bank and
         Tri-County Merger Sub, Inc. dated as of November 28, 2000, Amendment
         No.1 thereto dated as of January 26, 2001, and Amendment No.2 thereto dated as of February 20, 2001 (incorporated by reference to Exhibit
         2.2 to ABC's Annual Report on Form 10-K (File No. 001-13901), filed with the Commission on March 29, 2001).
 10.15*  Proposed Employment Agreement between The First Bank of Brunswick and
         Michael D. Hodges to be entered into upon consummation of the merger of Golden Isles and ABC, included in Exhibit E to the merger agreement included as APPENDIX A to the Proxy Statement/Prospectus set forth in
         Part I of the Registration Statement.
 10.16*  Form of Purchase and Assumption Agreement by and among ABC Bancorp,
         Tri-County Bank and Republic Security Bank dated as of April 13, 2001.
 13.1    Registrant's Annual Report on Form 10-K for the year ended December
         31, 2000 (incorporated by reference).
 13.2    Registrant's Quarterly Report on Form 10-Q for the quarter ended March
         31, 2001 (incorporated by reference).
 21.1*   Schedule of subsidiaries of ABC Bancorp.
 23.1    Consents of Rogers & Hardin LLP are contained in its opinions filed as
         Exhibits 5.1 and 8.1 hereto.
 23.2    Consent of Mauldin & Jenkins, Certified Public Accountants and
         Consultants, LLC concerning the financial statements of ABC.

 23.3    Consent of Mauldin & Jenkins, Certified Public Accountants and
         Consultants, LLC concerning the financial statements of Golden Isles.
 23.4    Consent of The Carson Medlin Company.
 23.5    Consent of Sterne, Agee & Leach, Inc.
 24      A Power of Attorney relating to this Registration Statement is set forth on the signature pages to this Registration Statement.
 99.1*   Opinion of The Carson Medlin Company dated as of February 20, 2001
         (included as APPENDIX C to the Proxy Statement/Prospectus set forth in
         Part I of the Registration Statement).
 99.2    Opinion of Sterne, Agee & Leach, Inc. dated as of June 19, 2001
         (included as APPENDIX D to the Proxy Statement/Prospectus set forth in
         Part I of the Registration Statement).
 99.3*   Form of Letter of Transmittal and Instructions.
 99.4    Exchange Agreement dated as of June 19, 2001 among SunTrust Bank, ABC and Golden Isles.
 99.5*   Form of Proxy Card for the Special Meeting of Shareholders of Golden
         Isles.

--------

*  Previously filed with the Securities and Exchange Commission.


Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Golden Isles being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moultrie, State of Georgia, on the 19th day of June, 2001.


                                          ABC BANCORP

                                                /s/ Kenneth J. Hunnicutt
                                          By: _________________________________
                                                 Kenneth J. Hunnicutt

                                              Chairman and Chief Executive
                                                      Officer


  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Kenneth J. Hunnicutt and Mark D. Thomas his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including pre- and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Name                           Title                   Date
                 ----                           -----                   ----


     /s/ Kenneth J. Hunnicutt         Chairman and Chief            June 19, 2001
 ------------------------------------ Executive Officer
                                      (Principal Executive
                                      Officer)
         Kenneth J. Hunnicutt


      /s/ W. Edwin Lane, Jr.          Executive Vice President      June 19, 2001
 ------------------------------------ and Chief Financial
                                      Officer (Principal
                                      Financial and Accounting
                                      Officer)
          W. Edwin Lane, Jr.


        /s/ Mark D. Thomas            President, Chief              June 19, 2001
 ------------------------------------ Operating Officer and
                                      Director
            Mark D. Thomas


                  *                   Director                      June 19, 2001
 ------------------------------------
            John G. Briggs


                  *                   Director                      June 19, 2001
 ------------------------------------
           Johnny W. Floyd


                                      Director                            , 2001
 ------------------------------------
           J. Raymond Fulp


                  *                   Director                      June 19, 2001
 ------------------------------------
           Daniel B. Jeter

                 Name                   Title           Date
                 ----                   -----           ----


                                      Director           , 2001
 ------------------------------------
           Robert P. Lynch


                  *                   Director      June 19, 2001
 ------------------------------------
        Eugene M. Vereen, Jr.


                                      Chairman           , 2001
 ------------------------------------
          Doyle Weltzbarker


                  *                   Director      June 19, 2001
 ------------------------------------
            Henry Wortman


      /s/ Kenneth J. Hunnicutt

*By: ________________________________


         Attorney-in-Fact

                                 EXHIBIT INDEX


 Exhibit
   No.                                 Description
 -------                               -----------
  2.1*   Agreement and Plan of Merger dated February 20, 2001 between the
         Registrant and Golden Isles Financial Holdings, Inc., included as
         APPENDIX A to the Proxy Statement/Prospectus set forth in Part I of the Registration Statement
  3.1    Articles of Incorporation of ABC, as amended (incorporated by reference to Exhibit 2.1 to ABC's Regulation A Offering Statement on
         Form 1-A (File No. 24A-2630) filed August 14, 1987).
  3.2    Amendment to Amended Articles of Incorporation dated May 26, 1995
         (incorporated by reference to Exhibit 3.1.1 to ABC's Form 10-K filed
         March 28, 1996).
  3.3    Amendment to Amended Articles of Incorporation (filed as Exhibit 4.3 to ABC's Registration on Form S-4 (Registration No. 333-08301), filed with the Commission on July 17, 1996 and incorporated herein by reference).
  3.4    Bylaws of ABC, as amended (incorporated by reference to Exhibit 2.2 to
         ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630)
         filed August 14, 1987.
  3.5    Form of Articles of Amendment to the Articles of Incorporation
         (incorporated by reference to Exhibit 3.5 to ABC's Annual Report on
         Form 10-K (File No. 001-13901), filed with the Commission on March 25,
         1998).
  3.6    Form of Amendment to Bylaws (incorporated by reference to Exhibit 3.6 to ABC's Annual Report on Form 10-K (File No. 001-13901), filed with the Commission on March 25, 1998).
  3.7    Form of Articles of Amendment to the Articles of Incorporation
         (incorporated by reference to Exhibit 3.7 to ABC'S Annual Report on
         Form 10-K (File No. 001-13901), filed with the Commission on March 26,
         1999).
  3.8    Form of Amendment to Bylaws (incorporated by reference to Exhibit 3.8 to ABC'S Annual Report on Form 10-K (File No. 001-13901), filed with the Commission on March 26, 1999).
  5.1    Opinion of Rogers & Hardin LLP regarding legality of securities being registered (including their consent).
  8.1    Opinion of Rogers & Hardin LLP regarding certain tax matters
         (including their consent).
 10.1    1985 Incentive Stock Option Plan (filed as Exhibit 5.1 to ABC's
         Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).
 10.2    Incentive Stock Option Agreement with Kenneth J. Hunnicutt dated
         October 17, 1985 (filed as Exhibit 5.2 to ABC's Regulation A Offering
         Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).
 10.3    Deferred Compensation Agreement for Kenneth J. Hunnicutt dated
         December 16, 1986 (filed as Exhibit 5.3 to ABC's Regulation A Offering
         Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).
 10.4    Security Deed in favor of M.I.A., Co. dated December 31, 1984 (filed as Exhibit 5.4 to ABC's Regulation A Offering Statement on Form 1-A
         (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).
 10.5    Loan Agreement and Master Term Note dated December 30, 1986 (filed as
         Exhibit 5.5 to ABC's Regulation A Offering Statement on Form 1-A (File
         No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

 Exhibit
   No.                                 Description
 -------                               -----------
 10.6    Executive Salary Continuation Agreement dated February 14, 1984 (filed as Exhibit 10.6 to ABC's Annual Report on Form 10-KSB (File Number 2-
         71257), filed herewith with the Commission on March 27, 1989 and incorporated herein by reference.
 10.7    1992 Incentive Stock Option Plan and Option Agreement for K. J.
         Hunnicutt (filed as Exhibit 10.7 to ABC's Annual Report on Form 10-KSB
         (File Number 0-16181), filed with the Commission on March 30, 1993 and incorporated herein by reference).
 10.8    Executive Employment Agreement with Kenneth J. Hunnicutt dated
         September 20, 1994 (filed as Exhibit 10.8 to ABC's Annual Report on
         Form 10-KSB (File Number 0-016181), filed with the Commission on March
         30, 1995 and incorporated herein by reference).
 10.9    Form of Omnibus Stock Ownership and Long-Term Incentive Plan
         (incorporated by reference to Exhibit 10.17 to ABC's Annual Report on
         Form 10-K (File No. 001-13901), filed with the Commission on March 25,
         1998).
 10.10   Form of Rights Agreement between ABC Bancorp and SunTrust Bank dated as of February 17, 1998 (incorporated by reference to Exhibit 10.18 to
         ABC's Annual Report on Form 10-K (File No. 001-13901), filed with the
         Commission on March 25, 1998).
 10.11   ABC Bancorp 2000 Officer/Director Stock Bonus Plan (incorporated by reference to Exhibit 10.19 to ABC's Annual Report of Form 10-K (File
         No. 001-13901), filed with the Commission on March 29, 2000).
 10.12   Executive Employment Agreement with Mark D. Thomas dated as of July
         12, 1999 (incorporated by reference to Exhibit 10.19 to ABC's Annual
         Report on Form 10-K (File No. 001-13901), filed with the Commission on
         March 29, 2001).
 10.13   Severance Protection Agreement with W. Edwin Lane, Jr. dated as of
         November 1, 1998 (incorporated by reference to Exhibit 10.20 to ABC's
         Annual Report on Form 10-K (File No. 001-13901), filed with the
         Commission on March 29, 2001).
 10.14   Agreement and Plan of Merger by and among ABC, Tri-County Bank and
         Tri-County Merger Sub, Inc. dated as of November 28, 2000, Amendment
         No.1 thereto dated as of January 26, 2001, and Amendment No.2 thereto dated as of February 20, 2001 (incorporated by reference to Exhibit
         2.2 to ABC's Annual Report on Form 10-K (File No. 001-13901), filed with the Commission on March 29, 2001).
 10.15*  Proposed Employment Agreement between The First Bank of Brunswick and
         Michael D. Hodges to be entered into upon consummation of the merger of Golden Isles and ABC, included in Exhibit E to the merger agreement included as APPENDIX A to the Proxy Statement/Prospectus set forth in
         Part I of the Registration Statement.
 10.16*  Form of Purchase and Assumption Agreement by and among ABC Bancorp,
         Tri-County Bank and Republic Security Bank dated as of April 13, 2001.
 13.1    Registrant's Annual Report on Form 10-K for the year ended December
         31, 2000 (incorporated by reference).
 13.2    Registrant's Quarterly Report on Form 10-Q for the quarter ended March
         31, 2001 (incorporated by reference).
 21.1*   Schedule of subsidiaries of ABC Bancorp.
 23.1    Consents of Rogers & Hardin LLP are contained in its opinions filed as
         Exhibits 5.1 and 8.1 hereto.

 Exhibit
   No.                                 Description
 -------                               -----------
 23.2    Consent of Mauldin & Jenkins, Certified Public Accountants and
         Consultants, LLC concerning the financial statements of ABC.

 23.3    Consent of Mauldin & Jenkins, Certified Public Accountants and
         Consultants, LLC concerning the financial statements of Golden Isles.
 23.4    Consent of The Carson Medlin Company.
 23.5    Consent of Sterne, Agee & Leach, Inc.
 24      A Power of Attorney relating to this Registration Statement is set forth on the signature pages to this Registration Statement.
 99.1*   Opinion of The Carson Medlin Company dated as of February 20, 2001
         (included as APPENDIX C to the Proxy Statement/Prospectus set forth in
         Part I of the Registration Statement).
 99.2    Opinion of Sterne, Agee & Leach, Inc. dated as of June 19, 2001
         (included as APPENDIX D to the Proxy Statement/Prospectus set forth in
         Part I of the Registration Statement).
 99.3*   Form of Letter of Transmittal and Instructions.
 99.4    Exchange Agreement dated as of June 19, 2001 among SunTrust Bank, ABC and Golden Isles.
 99.5*   Form of Proxy Card for the Special Meeting of Shareholders of Golden
         Isles.

--------

*  Previously filed with the Securities and Exchange Commission.